Exhibit (d)(7)

Mezzanine facility agreement

Project Frankfort

Aus Bidco Pty Limited

Each party listed in schedule 1

National Australia Bank Limited

and

Each party listed in schedule 2

101 Collins Street Melbourne Victoria 3000 Australia

Telephone +61 3 9288 1234  Facsimile +61 3 9288 1567

www.freehills.com DX 240 Melbourne

SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE

Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

Reference WAG:JW:80929581

Table of contents

Clause

1	Definitions and interpretation
	1.1	Definitions
	1.2	Interpretation
	1.3	Inclusive expressions
	1.4	Business Day
	1.5	Accounting Standards
	1.6	Security Trustee’s limitation of liability protection
	1.7	AMP’s limitation of liability protection
	1.8	Shareholder ratification
	1.9	US Repayment Date
	1.10	Permitted Asian Sale Completion Date
	1.11	Pat & Oscars

2	Conditions precedent and conditions subsequent
	2.1	Conditions precedent to initial Funding Portion
	2.2	Conditions precedent to all Funding Portions
	2.3	Certified copies
	2.4	Cancellation of Commitments
	2.5	Merger conditions – US Target Company Security and Merger
	2.6	Condition subsequent - Australian Target Company Security
	2.7	Corporate Restructure
	2.8	Benefit of conditions

3	Commitment, purpose and availability of Facility
	3.1	Provision of Commitments
	3.2	Several obligations and rights of Financiers
	3.3	Purpose
	3.4	Cancellation of Commitment during Availability Period
	3.5	Cancellation at end of Availability Period

4	Funding and rate setting procedures
	4.1	Delivery of Funding Notice
	4.2	Requirements for a Funding Notice
	4.3	Irrevocability of Funding Notice
	4.4	Number of Funding Portions
	4.5	Amount of Funding Portions
	4.6	Selection of Interest Periods
	4.7	Selection Notice
	4.8	Determination of Funding Rate
	4.9	Provision of Funding Portions
	4.10	Payment to Borrower

5	Interest
	5.1	Payment of Interest
	5.2	Deferred Interest

6	Liquidity Bills

7	Repayment and prepayment
	7.1	Repayment
	7.2	Voluntary prepayment
	7.3	Mandatory prepayment
	7.4	Prepayments generally

8	Payments
	8.1	Manner of payment
	8.2	Payments on a Business Day
	8.3	Payments in gross
	8.4	Additional payments
	8.5	Taxation deduction procedures
	8.6	Conduct of business by the Mezzanine Finance Parties
	8.7	Amounts payable on demand
	8.8	Appropriation of payments
	8.9	Distribution by Mezzanine Agent
	8.10	Non-receipt of funds by the Mezzanine Agent
	8.11	Redistribution of payments
	8.12	Rounding
	8.13	Currency exchanges
	8.14	Right to refinance on a tax or other event
	8.15	Payments

9	Representations and warranties
	9.1	Representations and warranties
	9.2	Survival and repetition of representations and warranties
	9.3	Reliance by Mezzanine Finance Parties

10	Undertakings
	10.1	Provision of information and reports
	10.2	Proper accounts
	10.3	Notices to the Mezzanine Agent
	10.4	Compliance
	10.5	Maintenance of capital
	10.6	Corporate existence
	10.7	Compliance with Authorisations
	10.8	Payment of Taxes and outgoings
	10.9	Material Documents and Other Material Contracts
	10.10	Amendments to constitution
	10.11	Negative pledge
	10.12	Disposal of assets
	10.13	Acquisition of assets and investments
	10.14	Financial Indebtedness
	10.15	Senior Debt
	10.16	No change to business
	10.17	Off Balance Sheet Items and Leases
	10.18	No sale and leaseback

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	10.19	Financial accommodation
	10.20	Restrictions on dealings
	10.21	Change in ownership
	10.22	Restrictions on Distributions and fees
	10.23	USHoldco, AusHoldco and AsiaHoldco
	10.24	Undertakings regarding Secured Property
	10.25	Insurance
	10.26	Hedging
	10.27	Australian WC Facility Documents
	10.28	Anti-Terrorism Law
	10.29	Embargoed Person
	10.30	Tax Losses and tax consolidation
	10.31	Ecoli Litigation
	10.32	Employee Trust Funds
	10.33	Intercompany Loans
	10.34	[NOT USED]
	10.35	Financial undertakings
	10.36	Term of undertakings

11	Events of Default
	11.1	Events of Default
	11.2	Effect of Event of Default
	11.3	Automatic acceleration
	11.4	Transaction Parties to continue to perform
	11.5	Enforcement
	11.6	Investigation of Event of Default
	11.7	Administrator appointed to a Transaction Party

12	Increased costs and illegality
	12.1	Increased costs
	12.2	Illegality
	12.3	Mitigation

13	Guarantee and indemnity
	13.1	Guarantee and Related US Guarantee
	13.2	Payment
	13.3	Securities for other money
	13.4	Amount of Secured Moneys
	13.5	Proof by Mezzanine Finance Parties
	13.6	Avoidance of payments
	13.7	Indemnity for avoidance of Secured Moneys
	13.8	No obligation to marshal
	13.9	Non-exercise of Guarantors’ rights
	13.10	Principal and independent obligation
	13.11	Suspense account
	13.12	Unconditional nature of obligations
	13.13	No competition
	13.14	Extent of Guarantor’s obligations
	13.15	Continuing guarantee
	13.16	Variation

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	13.17	Judgments
	13.18	Additional Guarantors
	13.19	Release of Guarantor

14	Indemnities and Break Costs
	14.1	General indemnity
	14.2	Break Costs
	14.3	Foreign currency indemnity
	14.4	Conversion of currencies
	14.5	Continuing indemnities and evidence of loss

15	Fees, Tax, costs and expenses
	15.1	Agent’s fees
	15.2	Security Trustee’s Fees
	15.3	Commitment Fee
	15.4	Underwriting fee
	15.5	Tax
	15.6	Costs and expenses
	15.7	GST

16	Interest on overdue amounts
	16.1	Payment of interest
	16.2	Accrual of interest
	16.3	Rate of interest

17	Relations between Mezzanine Agent and Financier
	17.1	Appointment of Mezzanine Agent
	17.2	Duties of the Mezzanine Agent
	17.3	Mezzanine Agent’s capacity
	17.4	Mezzanine Agent’s obligations
	17.5	Mezzanine Agent’s powers
	17.6	Instructions to Mezzanine Agent
	17.7	Assumptions as to authority
	17.8	Mezzanine Agent’s liability
	17.9	Delegation
	17.10	Mezzanine Agent entitled to rely
	17.11	Provision of information
	17.12	Indemnity by Financiers
	17.13	Independent appraisal by Financiers
	17.14	Acknowledgements and role of Mezzanine Agent
	17.15	Resignation and removal of Mezzanine Agent
	17.16	Institution of actions by Financiers
	17.17	Identity of Financiers
	17.18	Instructions
	17.19	Electronic transmission of notices

18	Assignment and substitution
	18.1	Assignment by Transaction Party
	18.2	Assignment by Financiers

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	18.3	Substitution certificate
	18.4	Assist
	18.5	Securitisation Permitted
	18.6	Participation permitted
	18.7	Facility Office
	18.8	No increase in costs or illegality

19	Saving provisions
	19.1	No merger of security
	19.2	Exclusion of moratorium
	19.3	Conflict
	19.4	Consents
	19.5	Principal obligations
	19.6	Non-avoidance
	19.7	Set-off authorised
	19.8	Agent’s certificates and approvals
	19.9	No reliance or other obligations and risk assumption
	19.10	Power of attorney

20	General
	20.1	Confidential information
	20.2	Transaction Party to bear cost
	20.3	Notices
	20.4	Governing law and jurisdiction
	20.5	Prohibition and enforceability
	20.6	Waivers
	20.7	Variation
	20.8	Cumulative rights
	20.9	Attorneys
	20.10	Counterparts
	20.11	Code of Banking Practice 2003
	20.12	Patriot Act
	20.13	Waiver of Jury Trial

Schedule 1 – Initial Guarantors

Schedule 2 – Financiers

Schedule 3 – Notice details

Schedule 4 – Officer’s certificate

Schedule 5 – Funding Notice

Schedule 6 – Selection Notice

Schedule 7 – Group Structure Diagram

Schedule 8 – Compliance Certificate

Schedule 9 – Existing Finance Leases and Existing Bank Guarantees

Schedule 10 – Target Companies

Schedule 11 – Corporate Restructure

Schedule 12 – Trading Cycles

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Annexure A – Guarantee Assumption Agreement

Annexure B – Substitution certificate

Appendix A- Base Case Financial Model

6

This mezzanine facility agreement

is made on          September 2005 between the following parties:

1             Aus Bidco Pty Ltd
ACN 113 833 391
of Level 36, The Chifley Tower, 2 Chifley Square, Sydney NSW 2000
(Borrower)

2             Each party listed in schedule 1
(each an Initial Guarantor)

3             Each party listed in schedule 2
(each a Financier)

4             National Australia Bank Limited
ABN 12 004 044 937
of Level 25, 225 George Street, Sydney NSW 2000
(Mezzanine Agent)

5             Westpac Banking Corporation
ABN 33 007 457 141
of Level 1, 255 Elizabeth Street, Sydney NSW 2000
(Security Trustee)

Recital

The Financiers have agreed, subject to this agreement, to provide the Facility to the Borrower on the terms of this agreement.

The parties agree

in consideration of, among other things, the mutual promises contained in this agreement:

1             Definitions and interpretation

1.1          Definitions

In this agreement:

Account Bank Deed means an agreement or other instrument executed by a Transactional Bank or other bank or financial institution with which a Transaction Party operates deposit accounts in favour of the Security Trustee and which contains certain acknowledgements and undertakings with respect to the Security over the relevant deposit accounts with that Transactional Bank or other bank or financial institution and includes, in relation to a US Transaction Party, a “Deposit Account Control Agreement” under and as defined in the US Security Agreement in relation to those deposit accounts;

Accounting Standards means accounting principles and practices applying by law, or otherwise generally accepted accounting principles, in Australia;

Acquisition Agreement Claim means any claim for breach of contract or warranty by, misrepresentation by, indemnity or other similar claim against, any person (including any employee, officer or adviser of a Transaction Party or any of its Subsidiaries) in relation to the Merger Agreement or the CFG Share Sale Agreement (but does not include any claim under the CFG Share Sale Agreement which is satisfied by a transfer of shares in AusHoldco, USHoldco or AsiaHoldco from, or on behalf of CFG Management, to the Sponsor or Entities exclusively managed and advised by the Sponsor);

Acquisition Costs means:

(a)           amounts payable to:

(1)           holders of certificates representing WRC Common Stock issued and outstanding immediately prior to the Effective Time; and

(2)           holders of WRC Options at the Effective Time,

pursuant to the Merger Agreement and any other amounts payable by the Borrower or a Target Company under or in connection with the Merger Agreement (but not including any payments between Transaction Parties or a payment from the Borrower to a Target Company under the Merger Agreement);

(b)           amounts payable to CFG Management for the acquisition of shares and other equity interests in CFG under the CFG Share Sale Agreement;

(c)           any dividends or other distributions of WRC, CFG or any Target Group Member which have been declared, but remain unpaid immediately prior to Financial Close;

(d)           any special one time bonuses, retention bonuses and other amounts payable to executives and employees of WRC or Target Companies which are payable in connection with the Merger or are otherwise accrued but remain unpaid immediately prior to Financial Close;

(e)           liabilities of WRC under or in connection with the Existing Pat & Oscars Lease Guarantees;

(f)            amounts required to repay any Financial Indebtedness of the Target Companies outstanding immediately prior to Financial Close in accordance with clause 2.1(v);

(g)           amounts required to be paid by a Transaction Party at or about Financial Close under any Merger Agreement Hedging;

(h)           costs and expenses (including Taxes) incurred in connection with the cancellation of the Corporate-Owned Life Insurance Policies issued on 1 June 1985 by Manufacturers Life Insurance Company as contemplated in section 7.3(j) of the Merger Agreement;

(i)            the YUM Transfer Fee,

and all other costs and transaction expenses (including costs of the advisors of the Borrower, US Bidco, the Sponsor, WRC, the Senior Finance Parties and the Mezzanine Finance Parties) and other amounts incurred or to be incurred by a Consolidated Group Member in connection with the Merger, a Shareholders’ Agreements, the Corporate Restructure and the Establishment of Groups contemplated in the Funds Flow Statement;

Additional Guarantor means a person who has executed a Guarantee Assumption Agreement;

Anti-Terrorism Law means any requirement of law relating to terrorism or money laundering;

AsiaHoldco means SingCo Trading Pte. Ltd., a Singaporean Company;

Asian Business means the businesses to be operated by the Asian Group after Financial Close, including:

(a)           the ownership, operation, development and franchising (as franchisor, franchisee or licensee) of the “Sizzler” concept outside Australia, North America, South America and the Caribbean;

(b)           the ownership (whether under licence or otherwise) of all “Sizzler” related trademarks and service marks and other Intellectual Property Rights related to the “Sizzler” business other than to the extent they relate to Australia, North America, South America or the Caribbean; and

(c)           the ownership of the Existing Joint Venture Interests;

Asian Group means AsiaHoldco and its Subsidiaries and, prior to the completion of Corporate Restructure Step Number 6, SIM and each of its Subsidiaries (other than a Subsidiary of SIM which is to be transferred to the US Borrower or another US Group Member pursuant to the Corporate Restructure (being Restaurant Concepts of Australia Pty Ltd, Furnace Concepts International, Inc. and Furnace Concepts Australia Corp));

Asian Group Member means an Entity which forms part of the Asian Group;

Asian Group Subordinated Intercompany Loan Agreement means the agreement entitled “Asian Group Subordinated Intercompany Loan Agreement” dated on or before Financial Close between the Borrower (as borrower) and AsiaHoldco (as lender);

Asian Sale means a sale of all or substantially all of the assets and undertaking of the Asian Group or a sale of all the Marketable Securities in SIM or AsiaHoldco;

ASIC means the Australian Securities and Investments Commission;

Associate means an associate as defined in section 318 of the Income Tax Assessment Act 1936 (Cth);

Attorney means an attorney appointed under a Mezzanine Finance Document;

AUD Facility has the meaning given to that term in the Senior Facilities Agreement;

AusHoldco means Collins Foods Holding Pty Limited ACN 113 801 648;

Australian Business means the businesses to be operated by the Australian Group after Financial Close, including:

(a)           the operation under franchise of “KFC” restaurants in Australia;

(b)           the ownership, operation, development and franchising (as franchisor, franchisee or licensee) of the “Sizzler” concept in Australia;

(c)           the ownership (whether under licence or otherwise) of all “Sizzler” related trademarks and service marks and other Intellectual Property Rights related to the “Sizzler” business in Australia; and

(d)           prior to the Permitted Asian Sale Completion Date, the Asian Business;

Australian Dollars, AUD and A$ means the lawful currency of the Commonwealth of Australia;

Australian Group means:

(a)           AusHoldco;

(b)           the Borrower;

(c)           CFG and each of its Subsidiaries; and

(d)           prior to the completion of any Permitted Asian Sale, each Asian Group Member;

Australian Group Member means any Entity which forms part of the Australian Group;

Australian Group Tax Sharing Agreement means a tax sharing agreement or tax contribution agreement in relation to any Consolidated Group Member which is part of a consolidated group for Australian tax purposes;

Australian Target Company means each Entity listed in part 1 of schedule 10;

Australian Target Security means a Security required to be executed by an Australian Target Company on the Whitewash Completion Date being:

(a)           a Property Mortgage referred to in paragraph (a) to (e) of the definition of “Property Mortgage”; or

(b)           a Deed of Charge referred to in paragraph (e) of the definition of “Deed of Charge”;

Australian Transaction Party means a Transaction Party incorporated or registered under the laws of Australia;

Authorisation means:

(a)           any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption; or

(b)           in relation to anything which a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action;

Authorised Officer means:

(a)           in relation to a Transaction Party, a director or a secretary of that Transaction Party, or a person notified to the Mezzanine Agent to be an authorised officer of that Transaction Party for the purposes of a Mezzanine Finance Document and whose specimen signature is provided with such notification to the Mezzanine Agent and in respect of which the Mezzanine Agent has not received written notification of the revocation of that appointment; and

(b)           in relation to a Mezzanine Finance Party, any person whose title includes the word “Director”, “Managing Director”, “Manager” or “Vice President”, and, provided notification of authorisation is given to the Borrower on request by the Borrower, any other person appointed by the

Mezzanine Finance Party to act as its authorised officer for the purposes of this agreement;

Availability Period means the period commencing on the date of this agreement and ending on the earlier of:

(a)           Financial Close; and

(b)           the date on which the Total Commitments for the Facility are cancelled in full under this agreement;

Base Rate means, in respect of an Interest Period for a Funding Portion:

(a)           the average bid rate displayed at or about 10.30am (Sydney time) on the Rate Set Date on the Reuters screen BBSY page for a term equivalent to, or if not equivalent to, most closely approximating, the Interest Period, provided, in the case where the term is not equivalent to that Interest Period, the term is not more than 3 days longer or shorter than the Interest Period; or

(b)           if:

(1)           for any reason that rate is not displayed (or is not displayed for the relevant period); or

(2)           the basis on which that rate is displayed is changed and in the opinion of the Mezzanine Agent it ceases to reflect the Financiers’ cost of funding to the same extent as at the date of this agreement, then the Base Rate will be the rate determined by the Mezzanine Agent to be the average of the buying rates quoted to the Mezzanine Agent by 3 Reference Banks at or about 10.30am (Sydney time) on the Rate Set Date; the buying rates must be for bills of exchange accepted by a leading Australian bank and which have a term equivalent to, or, if not equivalent to, most closely approximating, the Interest Period provided, in the case where the term is not equivalent to that Interest Period, the term is not more than 3 days longer or shorter than the Interest Period; if there are less than 3 Reference Banks quoting buying rates for that period, then the Base Rate for each Financier will be the rate notified by that Financier to the Mezzanine Agent to be that Financier’s cost of funding its Pro Rata Share of the Funding Portion for the Interest Period.

All calculations of rates for the purposes of this definition will be expressed as a yield percent per annum to maturity;

Bill means a bill of exchange as defined in the Bills of Exchange Act 1909 (Cth);

Blocked Account means an Australian Prepayment Suspense Account referred to in clause 8.6(b) of the Senior Facilities Agreement or, prior to the US Repayment Date, a US Prepayment Suspense Account referred to in clause 8.7(b) of the Senior Facilities Agreement;

Break Benefits means, for any repayment or prepayment, the amount (if any) by which:

(a)           the interest (excluding any Margin) on the amount repaid or prepaid which a Financier should have received under this agreement (had the repayment or prepayment not occurred),

is less than:

(b)           the return which that Financier certifies that it would otherwise be able to obtain in respect of the amount repaid or prepaid,

in each case for the period from the date of repayment or prepayment until the last day of the then current Interest Period applicable to the repaid or prepaid amount;

Break Costs means, for any repayment or prepayment, the amount (if any) by which:

(a)           the interest (excluding any Margin) on the amount repaid or prepaid which a Financier should have received under this agreement (had the repayment or prepayment not occurred),

exceeds:

(b)           the return which that Financier would be able to obtain by placing the amount repaid or prepaid to it on deposit with a Reference Bank,

in each case for the period from the date of repayment or prepayment until the last day of the then current Interest Period applicable to the repaid or prepaid amount;

Business Day means:

(a)           for the purposes of clause 20.3, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday;

(b)           in relation to the determination of the Base Rate for an Interest Period, a day on which banks are open for business in Sydney (excluding a Saturday, Sunday or public holiday); and

(c)           for all other purposes, a day on which banks are open for business in Sydney and Melbourne (excluding a Saturday, Sunday or public holiday);

Business Plan means the Consolidated Group’s proposed budget and updated financial model projections, including a detailed capital expenditure budget for the period prior to the Termination Date (such plan to be in the form approved by the Mezzanine Agent in writing prior to Financial Close or in such other form as may be agreed by the Mezzanine Agent (in each case acting on the instructions of the Majority Financiers));

Calculation Date means the last day of the third, sixth or ninth Trading Cycle in any Financial Year or the last day of any Financial Year, in each case, occurring on or after 1 January 2006 and on or before the Termination Date. Details of each Calculation Date are highlighted in schedule 12;

Calculation Period means, in relation to a Calculation Date, a period of 13 Trading Cycles ending on the Calculation Date;

Capital Expenditure means expenditure on equipment, machinery, fixed assets, real property improvements or any other capital assets which under Accounting Standards is regarded as capital expenditure;

Cash Equivalent means:

(a)           bank deposits expressly permitted under this agreement; or

(b)           debt instruments which mature within 6 months or are readily tradeable in a liquid market,

in each case which are deposits with, or debts obligations of or which are unconditionally guaranteed by, an entity which has a short term credit rating of at least A1 from Standard & Poor’s or P1 from Moody’s Investors Service or, in the case of bank deposits only, deposits with a Financier or a Senior Finance Party;

CFG means Collins Foods Group Pty Limited ABN 52 009 937 900;

CFG Management means each shareholder of CFG immediately prior to Financial Close, other than WRC;

CFG Share Sale Agreement means the agreement entitled “Share Sale and Subscription Agreement” dated on or before Financial Close between, among others, CFG Management (as vendors) and the Borrower (as purchaser) under which CFG Management agree to sell and the Borrower agrees to purchase the shares owned by CFG Management in CFG;

CFI means Collins Foods International Pty Limited, a Nevada corporation;

Change of Control means, in relation to an Entity, where funds exclusively managed and advised by the Sponsor do not, or cease to, Control that Entity;

Change in Law means any present or future law, regulation, treaty, order or official directive or official request (which, if not having the force of law, would be complied with by a responsible financial institution) which:

(a)           commences, is introduced, or changes, after the date of this agreement; and

(b)           does not relate to a change in the effective rate at which Tax is imposed on the overall net income of a Mezzanine Finance Party;

Code means the United States Internal Revenue Code of 1986;

Collateral Security means any present or future Encumbrance, Guarantee or other document or agreement created or entered into by a Transaction Party or any other person as security for, or to credit enhance, the payment of any of the Secured Moneys;

Commitment means, in respect of a Financier, the amount specified opposite its name in schedule 2, as adjusted under this agreement;

Compliance Certificate means a certificate in the form of schedule 8;

Consolidated Group means at any time:

(a)           each Australian Group Member at that time; and

(b)           if that time is prior to the US Repayment Date, each US Group Member at that time;

Consolidated Group Member means any Entity which forms part of the Consolidated Group;

Contested Tax means a Tax payable by a Transaction Party that is being contested in good faith on reasonable grounds;

Continuing Intercompany Loan Agreement means:

(a)           the Asian Group Subordinated Intercompany Loan Agreement;

(b)           the SIM Long Term Loan Agreement; or

(c)           the Subordinated Intercompany Loan Agreement;

Continuing SERP Guarantee means the guarantees given or assumed by CFI or CRQ in respect of the obligations of WRC to 11 former employees in connection with the SERP;

Control means, in respect of an Entity:

(a)           power or control over the management of the Entity, and the identity of the persons responsible for managing the Entity, whether through ownership of voting securities or interests, contract or otherwise including control of the board of directors and the appointment of the majority of directors. It does not matter whether the power or control is direct or (in the reasonable opinion of the Mezzanine Agent) indirect or is, or can be exercised as a result of, by means of or by the revocation or breach of a trust, an agreement, a practice, or a combination of them, whether or not they are enforceable. It does not matter whether the power or control is expressed or implied, formal or informal, exercisable alone or jointly with someone else; and

(b)           the practical ability to determine the outcome of decisions about the Entity’s financial and operating policies;

Controller means a controller as defined in section 9 of the Corporations Act;

Core Australian Group means the Australian Group other than the Asian Group and Core Australian Group Member means each Australian Group Member other than an Asian Group Member;

Core Australian Business means the Australian Business, but excludes the Asian Business;

Corporate Restructure means the corporate restructure contemplated in clause 2.7;

Corporate Restructure Loan means:

(a)           the advance to be made by the US Borrower to the Borrower on Financial Close of approximately A$62,000,000 (or its equivalent in US Dollars), the proceeds of which are to be used by the Borrower to pay Acquisition Costs;

(b)           the promissory note for approximately A$12 million dated the date of completion of Corporate Restructure Step Number 4 made by CFG in favour of SIM, which is to be distributed by way of dividend to WRC on or simultaneously with its issue, as referred to in Corporate Restructure Step Number 4;

(c)           the agreement between the Borrower and WRC to defer payment by the Borrower of the purchase price for the acquisition by the Borrower of all of the issued share capital in CFG held by WRC (that purchase price being approximately A$182,000,000), as referred to in Corporate Restructure Step Number 5;

(d)           the agreement between the Borrower and WRC to defer payment by the Borrower of the purchase price for the acquisition by the Borrower of the rights of WRC under the SIM Long Term Loan Agreement from WRC as referred to in Corporate Restructure Step Number 6;

(e)           on and from completion of Corporate Restructure Step Number 2, the loan existing from WRC to the Borrower as a consequence of the assignment or novation by P&O Holding Corp of its rights under the Pat & Oscars Loan Agreement to WRC at the time of completion of Corporate Restructure Step Number 2;

Corporate Restructure Loan Borrower means the borrower of a Corporate Restructure Loan or, in the case of a promissory note that has been indorsed in favour of another person (as payee), the person to whom that promissory note has been indorsed;

Corporate Restructure Loan Lender means the provider of a Corporate Restructure Loan (and includes the issuer of any promissory note);

Corporate Restructure Step means a step to be undertaken as part of the Corporate Restructure and a reference to the Number of a Corporate Restructure Step is the step corresponding to that number in the table set out in schedule 11;

Corporations Act means the Corporations Act 2001 (Cth);

CRM means Collins Restaurants Management Pty Limited ACN 093 912 979;

CRQ means Collins Restaurants Queensland Pty Limited ABN 97 009 988 381;

Current LC means any Letter of Credit which has not been discharged in full or in respect of which the obligations of US Bidco remain unsatisfied;

Debt Service Cover Ratio means, as at any Calculation Date, the ratio of A to B, where:

(a)           “A” is EBITDA of the Consolidated Group for the Calculation Period ending on that Calculation Date,

less:

(1)           the amount of corporate Tax and other Tax on income and gains (other than Taxes incurred prior to Financial Close and Taxes incurred in connection with the Merger or Corporate Restructure) paid in cash by the Consolidated Group on a consolidated basis during the Calculation Period ending on that Calculation Date (net of cash Tax amounts, including refunds of Tax, received by Consolidated Group Members during the Calculation Period ending on that Calculation Date); and

(2)           Net Capital Expenditure incurred by the Consolidated Group on a consolidated basis during the Calculation Period ending on that Calculation Date; and

(b)           “B” is the repayments of Facility A required be made under clause 8.2 of the Senior Facilities Agreement plus Net Interest Expense for the Consolidated Group in each case during the Calculation Period ending on that Calculation Date;

Deed of Charge means:

(a)           the deed of charge and share mortgage dated on or about the date of this agreement between the Borrower, AusHoldco and the Security Trustee;

(b)           the share pledge dated on or about the date of this agreement between the Borrower and the Security Trustee;

(c)           the share pledge dated on or about the date of completion of Corporate Restructure Step Number 6 between AsiaHoldco and the Security Trustee;

(d)           the Security Agreement ;

(e)           any deed of charge, deed of charge and share mortgage, security agreement or other Encumbrance entered into by an Australian Target Company and the Security Trustee;

(f)            any security agreement, deed of charge, deed of charge and mortgage, share mortgage or other Encumbrance between any one or more US Target Companies or WRC and the Security Trustee (including any joinder agreement to the US Security Agreement);

(g)           the deed of fixed and floating charge dated on or about the date of this agreement between AsiaHoldco and the Security Trustee; or

(h)           the share mortgage dated on or about Financial Close between WRC and the Security Trustee;

Default means:

(a)           an Event of Default; or

(b)           a Potential Event of Default;

Deferred Equity Contribution means equity contributions to be made by CFG Management (or Entities Controlled by CFG Management) contemplated in the Funds Flow Statement which are not actually made on or before Financial Close as contemplated in clause 2.1(q);

Deferred Interest is any interest, the payment of which is deferred under clause 5.2(a);

DGCL means the General Corporation Law of the State of Delaware;

Disposal means, in respect of any thing, a sale, assignment, transfer or other disposal of that thing or parting with possession of or creating an interest in that thing (or agreeing to do any of those things) and Dispose has a corresponding meaning (with necessary modifications);

Distribution means:

(a)           any dividend, distribution or other amount declared or paid by a Transaction Party on any Marketable Securities issued by it, including any payment in respect of a redeemable or preference share; or

(b)           any payment of interest, principal or other amounts in respect of any Financial Indebtedness of a Transaction Party to an Associate or Related Body Corporate;

Dormant Subsidiary means:

(a)           each of the following companies:

(1)           Collins Foods International Pty, Ltd, a company incorporated in Nevada, USA;

(2)           Collins International, Inc., a company incorporated in Delaware, USA;

(3)           Restaurant Concepts International, Inc., a company incorporated in Nevada, USA;

(4)           Furnace Concepts International, Inc., a company incorporated in Nevada, USA;

(5)           Restaurant Concepts of Australia Pty Ltd, a company incorporated in Nevada, USA;

(6)           Furnace Concepts Australia Corp., a company incorporated in Nevada, USA;

(7)           Sizzler Holdings of Canada, Inc., a company incorporated in Canada;

(8)           Sizzler of NY., Inc., a company incorporated in New York, USA;

(9)           Josephina’s Inc., a company incorporated in California, USA;

(10)         Sizzler Australia Pty Limited, a company incorporated in Australia;

(11)         Curly’s of Springfield P.A. Inc., a company incorporated in Pennsylvania, USA;

(12)         Collins Foods Superannuation Pty Ltd ACN 067 252 635, a company incorporated in, Australia;

(13)         Collins Properties Inc., a company incorporated in New York, USA;

(14)         Scott & Sizzler’s Ltd, a company incorporated in Canada; and

(15)         CFI Insurers, Ltd., a Bermudan corporation; and

(b)           any other Subsidiary of a Transaction Party which the Mezzanine Agent (acting on the instructions of the Majority Financiers) agrees in writing to be a “Dormant Subsidiary” for the purposes of this agreement, but only for so long as that company does not carry on any business, undertake any activity or own any assets (including rights under contracts or Intellectual Property Rights) with aggregate book or market values (whichever is higher) in excess of A$50,000 (or equivalent amount in any other currency);

EBITDA means in respect of any period the consolidated profit of the Consolidated Group (or a Consolidated Group Member, or a Group, depending on the context) for that period after adjustment to exclude (to the extent included):

(a)           any deduction or contribution in respect of corporate Tax or other Taxes on income or gains during that period;

(b)           any deduction in respect of Interest Expense during that period;

(c)           any contribution in respect of Interest Income during that period;

(d)           any contribution in respect of individually significant or abnormal items during that period;

(e)           any deduction in respect of individually significant or abnormal items during that period;

(f)            any deduction in respect of any loss against book value incurred on the disposal of any asset (not being disposals made in the ordinary course of trading) during that period and any loss on any revaluation or impairment of any asset (including intangibles) during that period;

(g)           any contribution in respect of any profit against book value incurred on the disposal of any asset (not being disposals made in the ordinary course of trading) during that period and any profit on any revaluation or impairment of any asset (including intangibles) during that period;

(h)           net profits or losses of any entity which have been consolidated within consolidated profit during that period but are attributable to outside equity interests (not being a Consolidated Group Member, member of the US Group or Australian Group (as applicable));

(i)            amortisation of any goodwill and any intangible assets during that period;

(j)            any deduction for Acquisition Costs or Restructuring Costs (whether amortised or not) (provided that the maximum amount of Acquisition Costs or Restructuring Costs that can be excluded from EBITDA for all Consolidated Group Members or the Consolidated Group under this paragraph (j) during any period is the aggregate amount of all Acquisition Costs and Restructuring Costs contemplated in the Funds Flow Statement less than any deduction made under this paragraph (j) in any previous period (as such maximum amount may be adjusted in accordance with clause 10.12(b)(10) and clause 10.12(c)(6), as applicable));

(k)           any depreciation on fixed assets during that period;

(l)            any unrealised gains or losses during that period;

(m)          any deduction in respect of any management fees paid or payable to PEP Advisory pursuant to the Management Agreement permitted to be paid under clause 10.22(a)(6)(A) or clause 10.22(a)(6)(B) during that period; and

(n)           any other non cash items that are required to be expensed in the profit and loss statement under Accounting Standards;

Effective Time has the meaning given to that term in the Merger Agreement;

Embargoed Person means any person subject to sanctions or trade restrictions under United States law;

Encumbrance means an interest or power, lien or security interest:

(a)           reserved in or over an interest in any asset, including any retention of title; or

(b)           created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes any agreement to grant or create any of the above;

Entity means a person, corporation, partnership, trust or any other entity or organisation;

Environmental Law means any law or provision of a law (whether statute or common law) concerning environmental matters, health or planning, including law regulating Pollutants in connection with the protection of the environment, any law or provision of a law concerning land use, development pollution, waste disposal, toxic or hazardous substances, conservation of natural or cultural resources and resource allocation or health and safety;

Equity Document means:

(a)           the constitution of AusHoldco;

(b)           the Certificate of Incorporation and By-laws of USHoldco;

(c)           each Shareholders’ Agreement;

(d)           the Umbrella Deed;

(e)           prior to the Permitted Asian Sale Completion Date only, the Articles of Association of AsiaHoldco;

ERISA means the Employee Retirement Income Security Act of 1974, as amended;

ERISA Entity means any member of an ERISA Group;

ERISA Event means:

(a)           any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a US Pension Plan (other than an event for which the 30-day notice period is waived by regulation);

(b)           the existence with respect to any US Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived;

(c)           the failure to make by its due date a required instalment under Section 412(m) of the Code with respect to any US Pension Plan or the failure to make any required contribution to a US Multiemployer Plan;

(d)           the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any US Pension Plan;

(e)           the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any US Pension Plan;

(f)            the receipt by any ERISA Entity from the US Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any US Pension Plan or to appoint a trustee to administer any US Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer any US Pension Plan;

(g)           the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any US Pension Plan or US Multiemployer Plan;

(h)           the receipt by an ERISA Entity of any notice concerning the imposition of Withdrawal Liability or a determination that a US Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA;

(i)            the making of any amendment to any US Pension Plan which could result in the imposition of a lien or the posting of a bond or other security;

(j)            the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Transaction Party or any of the Subsidiaries; or

(k)           the “substantial cessation of operations” within the meaning of Section 4062(e) of the ERISA with respect to any US Multiemployer Plan;

ERISA Group means any Transaction Party, any Subsidiary of a Transaction Party, any member of a controlled group of corporations and any trade or business (whether or not incorporated) that, together with any Transaction Party or any such Subsidiary, is treated as a single employer under Section 414 of the Code;

Establishment of Groups means the establishment of the US Group, Australian Group and Asian Group as contemplated in clause 2.1(p);

Event of Default means any event specified in clause 11.1;

Exceptions to the Establishment of Groups means:

(a)           at any time:

(1)           obligations and liabilities of the Transaction Parties under the Senior Finance Documents and the Mezzanine Finance Documents; and

(2)           obligations and liabilities of a member of any Group (the Payor) to reimburse, on an arm’s length basis, a member of another Group (that other Group being the Payee Group) for a reasonable and commensurate share of all salaries, bonuses and associated salary costs paid to or in respect of executives and employees of the Payee Group to the extent those executives or employees provide services to the Group of which the Payor is a member (whether in common with the Payee Group or any other Group or otherwise);

(3)           obligations and liabilities of a member of the US Group or the Asian Group to reimburse, on an arm’s length basis, the Borrower for a reasonable and commensurate share of the fees payable by Borrower to the Security Trustee and the Senior Agent under the Fee Letters (as defined in the Senior Facility Agreement);

(4)           obligations and liabilities of a member of the Asian Group to reimburse, on an arm’s length basis, the Borrower for a reasonable and commensurate share of the fees payable by the Borrower to the Mezzanine Agent under any Fee Letters;

(b)           at any time prior to the US Repayment Date:

(1)           obligations and liabilities of WRC under or in connection with the Existing Pat & Oscars Lease Guarantees;

(2)           obligations and liabilities of CFI or CRQ under the Continuing SERP Guarantees;

(3)           obligations and liabilities of the parties under the Subordinated Intercompany Loan Agreement;

(4)           obligations and liabilities of WRC to pay any premiums in respect of any insurance policy taken out by WRC on behalf of and at the request of a Core Australian Group Member or, prior to the Permitted Asian Sale Completion Date, an Asian Group Member and obligations liabilities of any Core Australian Group Member or, prior to the Permitted Asian Completion Date, any Asian Group Member to reimburse WRC for any payment of premiums for any such insurance policy taken out on its behalf and its request;

(5)           obligations and liabilities of WRC to pay any premiums in respect of any umbrella insurance coverage taken out by WRC for which a Core Australian Group Member or, prior to the Permitted Asian Sale Completion Date, an Asian Group Member is named as an insured at the request of that Australian Group Member and obligations and liabilities of any Core Australian Group Member or, prior to the Permitted Asian Completion Date, any Asian Group Member to reimburse WRC for a reasonable and commensurate share of the premium paid in respect of any such umbrella insurance coverage (calculated by reference to the proportionate share of that Australian Group Member in that insurance cover;

(c)           at any time prior to the Permitted Asian Sale Completion Date;

(1)           obligations and liabilities of the parties under the Asian Group Subordinated Loan Agreement and the SIM Long Term Loan Agreement; and

(2)           investments of Core Australian Group Members in Asian Group Members where the investment is expressly permitted under the terms of clause 10.13(e);

Excess Cashflow, for any period for the Australian Group or US Group, means EBITDA of the Australian Group or US Group (as applicable) for that period minus (without double counting the same amount twice):

(a)           any amounts paid in cash in respect of scheduled principal repayment of Senior Secured Moneys made during that period by Australian Group Members or US Group Members, as applicable;

(b)           any amounts paid in cash by Australian Group Members or US Group Members, as applicable, in respect of unscheduled principal repayment or prepayment of Senior Secured Moneys made during that period (but only to the extent such repayment or prepayment permanently reduces the Total Commitments (as defined in the Senior Facilities Agreement)) provided that in the case of unscheduled principal prepayments under clause 8.6 of the Senior Facilities Agreement (in the case of Excess Cashflow of the Australian Group) or clause 8.7 of the Senior Facilities Agreement (in the case of Excess Cashflow of the US Group), only to the extent the proceeds from which that prepayment was sourced were included in EBITDA;

(c)           the amount of any proceeds of insurance claims, Disposals (other than Disposals referred to in paragraph (a) of the definition of Permitted Disposal) or Acquisition Agreement Claims of the Australian Group or US Group, as applicable, which are not required to be applied to make mandatory prepayments under clause 8.6 of the Senior Facilities Agreement (in the case of Excess Cashflow of the Australian Group) or clause 8.7 of the Senior Facilities Agreement (in the case of Excess Cashflow of the US Group), but only to the extent those proceeds were included in EBITDA;

(d)           Interest Expense paid in cash during that period by Australian Group Members or US Group Members, as applicable;

(e)           Net Capital Expenditure for that period by the Australian Group Members or US Group Members, as applicable;

(f)            any corporate Tax or other Taxes on income or gain:

(1)           paid by an Australian Group Member or US Group Member, as applicable, in cash during that period (net of cash Tax amounts, including refunds of Tax, received by Australian Group Members or US Group Members, as applicable, during that period); and

(2)           estimated to be payable by an Australian Group Member or US Group Member, as applicable, in cash during the 6 month period immediately following that period (net of cash Tax amounts, including refunds of Tax, estimated to be receivable by the Australian Group Members or US Group Members, as applicable, during that 6 month period); and

(g)           any realised losses or individually significant costs incurred in cash (i.e. not including unrealised costs) by Australian Group Members, or US Group Members, as applicable, to the extent not already deducted from EBITDA;

plus:

(h)           any realised gains or individually significant earnings received in cash (i.e. not including unrealised earnings) during that period by Australian Group Members, or US Group Members, as applicable to the extent not already included in earnings in EBITDA, except for any realised gains or individually significant earnings which form part of any proceeds of insurance claims, Disposals (other than Disposals referred to in paragraph (a) of the definition of Permitted Disposal) or Acquisition Agreement Claims;

(i)            any amounts deducted from Excess Cashflow by Australian Group Members, or US Group Members, as applicable pursuant to paragraph (f)(2) of this definition during a previous period for which Excess Cashflow was calculated but not paid during that period;

(j)            the amount of dividends or other profit distributions received in cash by any Australian Group Member or US Group Member, as applicable, during that period from companies that are not members of the Australian Group or US Group (as applicable) (and excluding, for the avoidance of doubt, any equity contribution from a company that is not a member of the

Australian Group or US Group (as applicable) to the extent that dividend or profit distribution is already included in EBITDA); and

(k)           Interest Income received in cash during that period by Australian Group Members or US Group Members, as applicable;

Exchange Agent has the meaning given to that term in the Merger Agreement;

Exchange Fund has the meaning given to that term in the Merger Agreement;

Excluded Interest means Interest Expense in respect of the Mezzanine Debt which:

(a)           is capitalised or deferred; or

(b)           is interest (which is itself capitalised or deferred) on such capitalised or deferred interest; or

(c)           is any other capitalised or deferred interest in respect of the Mezzanine Debt if and to the extent that it is payable based on a margin of greater than 5.50% per annum,

in each case in accordance with the Mezzanine Finance Documents. For the avoidance of doubt, if and to the extent that any Interest Expense referred to above ceases to be deferred or capitalised, it will no longer be Excluded Interest;

Excluded Tax means a Tax imposed by a jurisdiction on the net income of a Mezzanine Finance Party but not a Tax:

(a)           calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by a Mezzanine Finance Party under a Mezzanine Finance Document; or

(b)           imposed as a result of a Mezzanine Finance Party being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to a Mezzanine Finance Document or any transaction contemplated by a Mezzanine Finance Document;

Executive Order means United States Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001;

Existing Australian Tax Consolidation means the consolidation for Australian tax purposes existing between CFG and its Subsidiaries (other than Subsidiaries incorporated or organised under the laws of, or any state (including the District of Columbia) of, the USA) immediately prior to Financial Close, including the tax sharing agreement dated 30 September 2004 between CFG and each of the parties listed in schedule 1 to that agreement as a “TSA Contribution Member”;

Existing Bank Guarantee means each bank guarantee referred to in part 2 of schedule 9;

Existing Finance Leases means each finance lease referred to in part 1 of schedule 9;

Existing Joint Venture Interest means:

(a)           the interest of Sizzler Asia Holdings, Inc. in Sizzler China Pte Ltd, a joint venture established with International Franchise Holding (LaBaun) Ltd to provide support and services for “Sizzler” franchises in China; or

(b)           the interest of Sizzler Asia Holdings, Inc., in Sizzler Steak Seafood Salad(s) Pte Ltd, a joint venture established with Kwang Sai Food Pte Ltd to develop “Sizzler” restaurants in Singapore;

Existing Other Material Contract means:

(a)           the distribution agreement dated 31 July 1995 between CFI (as transferred to CFG) and P&O Logistics;

(b)           the exclusive supply contract between PepsiCo and CRM in place as at Financial Close;

(c)           the exclusive supply contract between Coca-Cola and CFG in place as at Financial Close; or

(d)           the Fountain Beverage Sales Agreement dated 21 March 2005 between Pepsi-Cola and WRC,

or any replacement of any of those contracts;

Existing Pat & Oscars Lease Guarantees means each of the following guarantees:

(a)           Guaranty dated January 18 1996, of the January 25 1996 Carmel Mountain Ranch Lease Agreement between Sudberry-Pardee/CMR #31, Ltd. and S&C Company by Oscar and Martha Sarkisian and George and Tamara Celmo in respect of which WRC has granted an indemnity;

(b)           Guaranty dated August 22 2000 of the June 18 1993 Encinitas Lease Agreement between Karl H. Keller and S&C Co., Inc. by WRC (then known as Sizzler International, Inc.) and FFPE Holding Company, Inc.;

(c)           Guaranty dated before the date of this agreement of the June 18, 1993 Encinitas Lease Agreement between Karl H. Keller and S&C Co., Inc. by Oscar and Martha Sarkisian and George and Tamara Celmo in respect of which WRC has granted an indemnity;

(d)           Guaranty dated September 19 1996, of the September 10 1996 Phoenix Lease Agreement between Vestar Arizona XIII, L.L.C. and Oscar’s of Arizona, L.L.C. by Oscar, Martha, Bernadette and John Sarkisian, George and Tamara Celmo and Tom and Shauna Mattix in respect of which WRC has granted an indemnity;

(e)           Guaranty dated November 13 1997 of the November 13, 1997 Parkway Plaza Lease Agreement between H and H-EL Cajon and S&C Company, Inc. by Oscar and Martha Sarkisian and George and Tamara Celmo in respect of which WRC has granted an indemnity;

(f)            Guaranty dated April 25 2001, of the April 25, 2001 Carmel Valley Lease Agreement between CDM Reta.);

(g)           Guaranty dated October 19 2001 of the October 19 2001 Ontario Lease Agreement between Pacific Oscar’s Ontario and FFPE, LLC by WRC;

(h)           Guaranty dated November 20 2000, of the insurance deductibles related to the November 21 2002 Glendale Lease Agreement between Asset Acquisition, LLC and FFPE, LLC by WRC;

(i)            Guaranty dated November 12 2002, of the November 12 2002 Torrance Lease Agreement between The Torrance Company and FFPE, LLC by WRC;

(j)            Guaranty dated December 23 2002, of the December 23 2002 Buena Park Lease Agreement between Sunrise Buena Park, L.P. and FFPE, LLC by WRC;

(k)           Guaranty dated December 2004 of the December 2004 Moreno Valley Lease Agreement between Gateway Company, L.C. and FFPE, LLC by WRC; and

(l)            Guaranty dated before the date of this agreement of the Mission Valley Lease Agreement between Rio Vista Station and S&C Co., Inc. by Oscar and Martha Sarkisian and George and Tamara Celmo which expires on 30 September 2005 in respect of which WRC has granted an indemnity;

Existing Sizzler Franchisee Debt means amounts owing by US Group Members to Sizzler franchisees (or to any person who was, as at the date the Financial Indebtedness was incurred, a Sizzler franchisee) as at Financial Close, provided that the aggregate principal amount of all such Financial Indebtedness as at Financial Close does not exceed US$1,000,000;

Existing US Tax Consolidation the consolidation for US tax purposes existing between certain Consolidated Group Members and Pat & Oscars Group Members which are incorporated or organised under the laws of, or any state (including the District of Columbia) of, the USA in place immediately prior to Financial Close;

Existing Westpac Charge means the deed entitled “Fixed and Floating Charge” dated 21 August 2000 between CRM and Westpac Banking Corporation;

Existing Westpac Lease Consent means each agreement entered into on or before Financial Close under which the lessor of a Leasehold Interest has, among other things, consented to the existence of a mortgage over the relevant lessee’s interest in that Leasehold Interest to Westpac Banking Corporation;

Existing Westpac Lease Mortgage means each leasehold mortgage entered into on or before Financial Close under which a lessee of a Leasehold Interest has mortgaged its interest in that Leasehold Interest to Westpac Banking Corporation;

Face Value Amount means, in respect of a Letter of Credit at any time, the amount shown on a Letter of Credit as the maximum amount payable under it or if one or more drawings have been made under that Letter of Credit, the maximum amount capable of being drawn under that Letter of Credit at that time following such drawing or drawings;

Facility means the Australian Dollar term cash advance facility made available under this agreement, as described in clause 3.1;

Facility A has the meaning given to that term in the Senior Facilities Agreement;

Facility B has the meaning given to that term in the Senior Facilities Agreement;

Facility C has the meaning given to that term in the Senior Facilities Agreement;

Facility D has the meaning given to that term in the Senior Facilities Agreement;

Facility E has the meaning given to that term in the Senior Facilities Agreement;

Facility Office means, in relation to a Financier:

(a)           the office of the Financier set out opposite its name in schedule 2; or

(b)           the office of the Financier notified to the Mezzanine Agent and the Borrower by the Financier under clause 18.7(b);

Fee Letter means:

(a)           the “Project Frankfort – Subordinated Note Facility Arrangement and Underwriting Fee Letter” dated 18 April 2005 between the initial Financiers, UBS AG, Australian Branch and the Sponsor;

(b)           the fee letter dated on or before Financial Close between the Mezzanine Agent and the Borrower; or

(c)           the fee letter dated on or before Financial Close between the Borrower and the Security Trustee;

Financial Close means the time at which all the conditions precedent set out in clause 2.1 have been satisfied or waived in writing by the Mezzanine Agent and the first Funding Portion is provided;

Financial Indebtedness means any debt or other monetary liability (including contingent liabilities) in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:

(a)           Bill, bond, debenture, note or similar instrument;

(b)           acceptance, endorsement or discounting arrangement;

(c)           Guarantee in respect of moneys borrowed or raised or any financial accommodation;

(d)           finance or capital Lease (the amount of such Financial Indebtedness being determined in accordance with Accounting Standards);

(e)           agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service for more than 120 days;

(f)            obligation to deliver goods or provide services paid for in advance by any person where the deferral exceeds 120 days;

(g)           agreement for the payment of capital or premium on the redemption of any preference or redeemable shares other than where the shares are redeemable solely at the option of the issuer; or

(h)           a swap, option, hedge, forward, futures or similar transaction (the amount of such Financial Indebtedness being the mark to market value of the relevant transaction);

and irrespective of whether the debt or liability:

(i)            is present or future;

(j)            is actual, prospective, contingent or otherwise;

(k)           is at any time ascertained or unascertained;

(l)            is owed or incurred alone or severally or jointly or both with any other person; or

(m)          comprises any combination of the above;

Financial Market Contract means an interest rate, foreign exchange transaction, equity or equity index option, bond option, commodity swap, commodity option, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement, including any master agreement and any transaction or confirmation under it;

Financial Report means, in relation to an entity or a group, the following financial statements and information in relation to the entity or group (as applicable), prepared for each of its Trading Cycles or a Financial Year:

(a)           a statement of financial performance;

(b)           a statement of financial position; and

(c)           a statement of cash flows,

and, in relation to the Consolidated Group, means an Australian Dollar special purpose combination of the Financial Reports of the Core Australian Group, the Asian Group (if the Permitted Asian Sale Completion Date has not occurred at that time) and the US Group (if the US Repayment Date has not occurred at that time) for a corresponding period;

Financial Undertakings means the undertakings set out in clause 10.35;

Financial Year means any of the following periods:

(a)           2 May 2005 to 30 April 2006 inclusive;

(b)           1 May 2006 to 29 April 2007 inclusive;

(c)           30 April 2007 to 27 April 2008 inclusive;

(d)           28 April 2008 to 3 May 2009 inclusive;

(e)           4 May 2009 to 2 May 2010 inclusive;

(f)            3 May 2010 to 1 May 2011 inclusive; and

(g)           2 May 2011 to 29 April 2012 inclusive;

Financier means:

(a)           a party listed in schedule 2; or

(b)           any person who is a Substitute Financier;

Franchise Expense means all amounts payable by a Consolidated Group Member as a franchisee under any franchise arrangement including any payments under any franchise agreement with KFC, any Related Body Corporate of KFC or other person in connection with the franchise of any KFC outlet (including the franchise agreements referred to in paragraphs (a), (b) and (c) of the definition of “KFC Agreement” in this clause 1.1), but not including any payments required to be made as an “Advertising Contribution” or similar payments; the YUM Transfer Fee or any payments under franchise agreements between Australian Group Members or between US Group Members;

Franchisee Shareholder Deed means the deed entitled “Franchisee Shareholder Deed (KFC Outlets)” dated on or about Financial Close between, among others, KFC, CFG, the Borrower and AusHoldco;

Funding Date means the date on which a Funding Portion is provided or issued, or is to be provided or issued, to or for the account or request of the Borrower under this agreement;

Funding Notice means a notice given under clause 4.1;

Funding Portion means each portion of the Total Commitments provided under this agreement by way of a cash advance;

Funding Rate means, in respect of an Interest Period, the aggregate of:

(a)           the applicable Base Rate on the Rate Set Date for that Interest Period; and

(b)           the Margin;

Funds Flow Statement means the funds flow statement provided under clause 2.1(t);

Gearing Ratio means, as at a Calculation Date, the ratio of A:B, where:

(a)           “A” is all outstanding Financial Indebtedness of the Consolidated Group as at that Calculation Date (without double counting Financial Indebtedness of a Consolidated Group Member which is also Guaranteed by another Consolidated Group Member) other than:

(1)           Financial Indebtedness under a Hedge Agreement entered into to hedge against interest rates in relation to the Facility or the Senior Secured Moneys with a Senior Financier which complies with clause 10.26;

(2)           Financial Indebtedness constituting contingent exposures under or in respect of any Letter of Credit issued under Facility D to a Transactional Bank in respect of a Transactional Secured Financing;

(3)           Permitted Financial Indebtedness between Consolidated Group Members;

(4)           Financial Indebtedness of a Joint Venture Subsidiary provided that there is no recourse to or liability of any other member of the Consolidated Group in connection with that Financial Indebtedness; and

(5)           Financial Indebtedness constituting contingent exposures of WRC or a US Group Member in respect of the UBOC Letter of Credit;

less the aggregate balance of each Blocked Account as at that Calculation Date and plus the Face Value Amount of each Australian WC Letter of Credit (to the extent it does not otherwise constitute Financial Indebtedness of the Consolidated Group).

For the avoidance of doubt, Financial Indebtedness under a Transactional Secured Financing and amounts drawn under Letters of Credit or the UBOC Letter of Credit and not repaid will be included in “A”; and

(b)           “B” is EBITDA of the Consolidated Group for the Calculation Period ending on that Calculation Date;

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

Group means:

(a)           the Core Australian Group;

(b)           the US Group; or

(c)           the Asian Group;

Group Structure Diagram means the group structure diagram in schedule 7, as amended or updated by the delivery of a new diagram to the Mezzanine Agent under clause 10.1(f);

GST means the goods and services tax levied under the GST Act;

GST Act means A New Tax System (Goods and Services Tax) Act 1999;

Guarantee means any guarantee, indemnity, suretyship, letter of credit, letter of comfort or any other obligation:

(a)           to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)           to indemnify any person against the consequences of default in the payment of; or

(c)           to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person;

Guarantee Assumption Agreement means a deed poll in the form of annexure A;

Guarantor means:

(a)           an Initial Guarantor; or

(b)           a person who has executed a Guarantee Assumption Agreement,

unless it has ceased to be a Guarantor in accordance with clause 1.9, 1.10 or 13.19 or has otherwise been released in writing by the Mezzanine Agent (acting on the instructions of all Financiers other than a Retired Financier) in full from its obligations as a “Guarantor” under this agreement;

Hedge Agreement means a swap or other agreement to hedge against interest rate exposure entered into by the Borrower or US Bidco in relation to the Facility or the Senior Secured Moneys with a Senior Finance Party which complies with clause 10.26;

IFRS means international financial reporting standards;

Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature;

Insurance Policy means, in respect of a Transaction Party or a Subsidiary of a Transaction Party, an insurance policy required to be held by it under clause 10.25;

Intellectual Property Rights includes any patent, design, trade mark, copyright, trade secret, confidential information and any right to use, or to grant the use of, or to be registered owner or user of, any of them;

Intercompany Loan means:

(a)           a Corporate Restructure Loan;

(b)           the loan made pursuant to the Pat & Oscars Loan Agreement;

(c)           any loan made pursuant to the Asian Group Subordinated Intercompany Loan Agreement;

(d)           amounts outstanding under the SIM Long Term Loan Agreement; or

(e)           any loan made pursuant to the Subordinated Intercompany Loan Agreement;

Intercreditor Deed means the deed entitled “Intercreditor Deed – Project Frankfort” dated on or about the date of this agreement between the Borrower, US Bidco, each Initial Guarantor, the Senior Agent, the Security Trustee and the Mezzanine Agent;

Interest Expense for a period means all interest and amounts in the nature of interest or of similar effect to interest payable in cash in that period by any Consolidated Group Member including:

(a)           any dividend or distribution payable on any Marketable Security included as Financial Indebtedness;

(b)           any interest expense portion of rentals in respect of capitalised finance lease obligations;

(c)           the face amount of bills of exchange or other financial instruments (but not reliquification bills drawn under this agreement) drawn, issued, endorsed or accepted by a Consolidated Group Member less their net proceeds after discount or issue and payment of any acceptance, endorsement, underwriting or similar fee;

(d)           all line, facility, letter of credit, guarantee, unused line or commitment fees and similar fees of a recurring nature payable in relation to Financial Indebtedness (but not agency, establishment, arrangement or similar fees payable in relation to Financial Indebtedness);

(but not including Interest Expense incurred on transactions between Transaction Parties or Excluded Interest), and adjusted for the net amount of any difference payments by or to a Consolidated Group Member under any interest rate Hedge Agreement, net payments by a Consolidated Group Member under an interest rate Hedge Agreement being added to Interest Expense and net payments to a Consolidated Group Member under an interest rate Hedge Agreement being subtracted from Interest Expense;

Interest Income, for a period, means all interest and amounts in the nature of interest or of similar effect to interest received in cash in that period by any Consolidated Group Member (but not including Interest Income earned on transactions between Consolidated Group Members and not including any adjustment for difference payments by or to a Consolidated Group Member under an interest rate Hedge Agreement);

Interest Payment Date means, in respect of a Funding Portion, the last day of each Interest Period applying to that Funding Portion and, if such an Interest Period is longer than 3 months, each date during that Interest Period falling at 3 monthly intervals after the first day of that Interest Period;

Interest Period means, in respect of a Funding Portion, a period selected or determined under clause 4.6 in relation to that Funding Portion;

Joint Venture Subsidiary means a Subsidiary of a Transaction Party:

(a)           which is not a Material Subsidiary;

(b)           where Transaction Parties own less than 50.1% of the Marketable Securities (by value and voting rights) in that Subsidiary; and

(c)           where one or more third parties (not being a Related Body Corporate or Associate of a Consolidated Group Member or the Sponsor) (the Joint Venturer) own in aggregate not less than 49.9% of the Marketable Securities (by value and voting rights) in that Subsidiary; and

(d)           the Subsidiary was established for the purpose of undertaking a joint venture with the Joint Venturer;

Key Manager means:

(a)           Kevin Perkins;

(b)           Simon Perkins,

or any replacement Key Manager notified in accordance with clause 10.1(j);

KFC means Kentucky Fried Chicken Pty Limited ABN 79 000 587 780;

KFC Agreement means:

(a)           the Master Franchise Agreement;

(b)           a franchise agreement entered into pursuant to the Master Franchise Agreement;

(c)           a franchise agreement between CRQ or Collins Restaurants NSW Pty Ltd and KFC in relation to KFC restaurants at the following locations:

(1)           Atherton;

(2)           Gatton;

(3)           Royal Harbour (Cairns);

(4)           Tannum Sands;

(5)           Garden City Foodcourt;

(6)           Airlie Beach;

(7)           Strathpine Foodcourt;

(8)           Carindale Foodcourt;

(9)           Albany Creek;

(10)         Chermside Foodcourt;

(11)         Carindale;

(12)         Loganholme;

(13)         Grand Plaza Foodcourt;

(14)         Tweed Heads;

(15)         Annandale;

(16)         BP Caboolture North;

(17)         Cairns Central;

(18)         BP Caboolture South;

(19)         Kawana;

(20)         Sunshine Plaza;

(21)         Inala;

(22)         Everton Park;

(23)         Miami;

(24)         Biloela;

(25)         Hervey Bay; or

(26)         Southport;

(d)           the agreement entitled “Development Agreement” dated 1 October 1996 between CFI and KFC as assigned from CFI to CRQ on 21 August 2000;

(e)           the deed entitled “KFC Facility Actions Deed” dated 31 March 2005 between CRQ, CFG and KFC;

(f)            the “Franchisee Shareholder Deed;

(g)           the deed entitled “Marketing Fund Participation Deed” dated 4 August 1998 between KFC, KFC Adco Limited and CFI, as assigned by CFI to CRQ on 21 August 2000, as extended by agreement between the parties;

(h)           any other undertaking or agreement between KFC, or any Related Body Corporate of KFC, and a Consolidated Group Member (whether or not any other Entity is also a party to that undertaking or agreement) (including any other franchise agreement); or

(i)            any undertaking or agreement entered into or given under any of the above;

but does not include any such undertaking or agreement determined by performance or terminated in accordance with this agreement or in circumstances which would not otherwise give rise to a Default;

Land means any estate or interest in land owned or occupied by or under the control of a Transaction Party;

Lease means a lease, charter, hire purchase, hiring agreement or any other agreement under which any property is or may be used or operated by a person other than the owner;

Lease Adjusted Interest Cover Ratio means, as at a Calculation Date, the ratio of A:B, where:

(a)           “A” is EBITDA of the Consolidated Group for the Calculation Period ending on that Calculation Date plus all Franchise Expense and Rental Expense for that Calculation Period:

(b)           “B” is the aggregate of:

(1)           Net Interest Expense for that Calculation Period; and

(2)           Franchise Expense for that Calculation Period; and

(3)           Rental Expense during that Calculation Period;

Leasehold Interest means any Lease of any real property or Land to a Consolidated Group Member;

Letter of Credit means any letter of credit or bank guarantee issued under Facility D in accordance with the Senior Facilities Agreement;

Litigation Report means:

(a)           the sections entitled “Litigation” in the Australian legal due diligence report prepared by Clayton Utz entitled “Legal Due Diligence Report Pacific Equity Partners: Project Frankfort Review of the Australian businesses of Worldwide Restaurant Concepts, Inc.” dated 21 April 2005;

(b)           the sections entitled “Litigation” in the US legal due diligence report prepared by Ropes & Gray entitled “Pacific Equity Partners: Project Frankfort Review of Worldwide Restaurant Concepts, Inc.” dated 17 April 2005; and

(c)           the document entitled “Update of Litigation provided by Worldwide Restaurant Concepts, Inc.” provided to the Financiers’ Australian Counsel prior to the date of this agreement;

Liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, reorganisation, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

Liquidity Bill means a Bill drawn under clause 6;

Loss means any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment;

Majority Financiers means:

(a)           if there is only one Financier, that Financier; and

(b)           otherwise, two or more Financiers, whose Commitments aggregate at least 66.67% of the Total Commitments or, if the Commitments are cancelled, Financiers to whom at least 66.67% of the Principal Outstanding is owing;

Management Agreement means the agreement entitled “Investment Services Agreement” dated on or about Financial Close between AusHoldco, the Borrower and PEP Advisory;

Margin means the “Margin” referred to in the Pricing Letter;

Marketable Securities means marketable securities as defined in section 9 of the Corporations Act and includes and share capital or other equity or quasi equity interest;

Master Franchise Agreement means the agreement entitled “Master Franchise Agreement” dated in or about October 1996 between KFC and CFI and the deed entitled “Deed of Assignment and Guarantee” dated 21 August 2000 between KFC, CFI (as assignor), CRQ (as assignee) and CFG (as guarantor);

Material Adverse Effect means a material adverse effect on:

(a)           any Transaction Party’s ability to perform any of its material obligations under any Mezzanine Finance Document;

(b)           the enforceability or priority of a Mezzanine Finance Document;

(c)           the rights of a Mezzanine Finance Party under a Mezzanine Finance Document; or

(d)           the assets, business or financial condition of the Consolidated Group (taken as a whole);

Material Document means

(a)           the Merger Agreement;

(b)           a KFC Agreement;

(c)           an Equity Document;

(d)           the Management Agreement;

(e)           a Senior Finance Document;

(f)            an Australian Group Tax Sharing Agreement;

(g)           a Continuing Intercompany Loan Agreement;

(h)           the Pat & Oscars Sale Agreement (but only for the period from the date of this agreement to the date that WRC ceases to have any liability for any breach of Warranty under and as defined in that agreement, following which time it will no longer be a “Material Document”);

(i)            the Agreement for Sale between the Borrower and P&O Holding Corp dated 5 August 2005 (but only for the period the Pat & Oscars Sale Agreement is a “Material Document”);

(j)            the CFG Share Sale Agreement (but only for the period from the date of this agreement to the date of completion of Corporate Restructure Step Number 1), or any other document which the Borrower and the Mezzanine Agent agree is a Material Document for the purposes of this document. The Borrower may not withhold its agreement if the document is a document which, if terminated, would have or be reasonably likely to have a Material Adverse Effect and the Borrower will be deemed to have given their agreement if they do not respond to the Mezzanine Agent’s written request within 10 Business Days of receipt thereof. It does not include any such undertaking or agreement that has been determined by performance or terminated in accordance with this agreement or in circumstance which would not otherwise give rise to a Default;

Material Subsidiary means each Subsidiary of the Borrower, US Bidco or AsiaHoldco or other member of the Consolidated Group which at any time has total gross assets in excess of 5% of total gross assets of the Consolidated Group or earns more than 5% of EBITDA of the Consolidated Group for any twelve month period;

Merger has the meaning given to that term in the Merger Agreement;

Merger Agreement means the agreement entitled “Agreement and Plan of Merger” dated 28 April 2005 between WRC, the Borrower and USMergeco, as amended on 9 June 2005;

Merger Agreement Hedging means any foreign currency hedging arrangement entered into by AusHoldco to hedge against foreign exchange risk under or in relation to the Merger Agreement;

Merger Consideration has the meaning given to that term in the Merger Agreement;

Mezzanine Debt has the same meaning as in the Intercreditor Deed;

Mezzanine Finance Document means:

(a)           this agreement;

(b)           a Fee Letter;

(c)           a Security;

(d)           the Intercreditor Deed;

(e)           the Security Trust Deed;

(f)            a Guarantee Assumption Agreement;

(g)           a US Guarantee;

(h)           a Substitution Certificate;

(i)            a Tripartite Deed;

(j)            the Pricing Letter;

(k)           the Subordination Deed dated on or about the date of this agreement between P&O Holding Corp, the Borrower and the Security Trustee;

(l)            any other document designated as such by the Mezzanine Agent and the Borrower, or

(m)          any undertaking or agreement entered into or given under any of the above. It includes a written undertaking by the Borrower or a Guarantor to a Mezzanine Finance Party under or in relation to any of the above documents;

Mezzanine Finance Party means:

(a)           the Mezzanine Agent;

(b)           the Security Trustee; or

(c)           a Financier;

Net Capital Expenditure means, for any period, the aggregate amount of Capital Expenditure of all Consolidated Group Members during that period, other than Capital Expenditure that is funded from (but only to the extent funded from):

(a)           drawings under Facility E;

(b)           an equity contribution made to AusHoldco, USHoldco or AsiaHoldco after Financial Close and not contemplated in the Funds Flow Statement (but not including any equity contribution or subscription for shares contemplated in clause 5.6 of the Franchisee Shareholder Deed;

(c)           any Excess Cashflow of the Australian Group (in the case of Capital Expenditure of the Australian Group) or Excess Cashflow of the US Group (in the case of Capital Expenditure of the US Group), from a previous Financial Year which is not required to be applied in prepayment of the Senior Secured Moneys under clause 8.4 or clause 8.5 of the Senior Facilities Agreement (as certified by a director of the Borrower or US Bidco, as applicable) and that has not otherwise been applied to make payments contemplated in clause 10.22(a)(5) or clause 10.12(b)(8); or

(d)           net cash proceeds from:

(1)           an insurance claim in respect of an asset;

(2)           a Permitted Disposal of any asset other than a Permitted Disposal referred to in paragraph (a) of the definition of Permitted Disposal; or

(3)           an Acquisition Agreement Claim in respect of an asset,

not required to be applied in prepayment of the Senior Secured Moneys under clause 8.6 or 8.7 of the Senior Facilities Agreement;

Net Interest Expense means, in respect of a period, the Interest Expense of the Consolidated Group for that period less the Interest Income of the Consolidated Group for that period;

Non-US Plan means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Transaction Party or any Subsidiary thereof with respect to employees employed outside the United States;

OFAC means US Treasury Department Office of Foreign Assets Control;

Other Material Contract means:

(a)           an Existing Other Material Contract; or

(b)           any other document or agreement to which a Transaction Party is expressed to be a party and which:

(1)           in the case of a document or agreement to which a Core Australian Group Member is expressed to be a party, is material in the context of the Core Australian Business (taken as a whole);

(2)           in the case of a document or agreement to which an Asian Group Member is expressed to be a party, is material in the context of the Asian Business (taken as a whole);

(3)           in the case of a document or agreement to which a US Group Member is expressed to be a party, is material in the context of the US Business (taken as a whole);

Overdue Rate means the aggregate of:

(a)           2% per annum (but only if and for so long as the Margin is at the lower of the two rates referred to in the Pricing Letter);

(b)           the Margin; and

(c)           the applicable Base Rate on the relevant date on which the Overdue Rate is calculated under clause 16, as determined by the Mezzanine Agent in accordance with the definition of Base Rate in this clause 1.1 except that in making the determination all references in that definition (or definitions referred to in the definition of Base Rate) to:

(1)           “Interest Period” are references to a period of 30 days (unless another Interest Period is applicable to that amount under this agreement);

(2)           “Rate Set Date” are to the relevant date on which the Overdue Rate is calculated under clause 16; and

(3)           “Funding Portion” are to the relevant overdue amount;

Party means a party to this agreement and includes its successors in title, permitted assigns and permitted transferees;

Pat & Oscars Group Member means FFPE, LLC or any of its Subsidiaries (including any Entity which is a Subsidiary of FFPE, LLC. as at the date of this agreement but which ceases to be a Subsidiary of FFPE, LLC. at any time thereafter);

Pat & Oscars Loan Agreement means the loan agreement dated on or before Financial Close between P&O Holding Corp and the Borrower (and includes any assignment or novation of that agreement by P&O Holding Corp to WRC at the time of Completion of Corporate Restructure Step Number 2);

Pat & Oscars Sale Agreement means the Membership Interest Sale Agreement to be entered into between WRC and P&O Holding Corp in accordance with the Agreement for Sale between Borrower and P&O Holding Corp dated 5 August 2005;

Patriot Act means USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001));

Payment Currency means the currency in which any payment is actually made;

PEP Advisory means PEP Advisory Pty Limited ABN 86 086 327 522;

Perfection Certificate has the meaning given to that term in the US Security Agreement;

Permitted Asian Sale means an Asian Sale permitted under clause 10.12(c);

Permitted Asian Sale Completion Date means the date the Mezzanine Agent confirms in writing to the AsiaHoldco that it is satisfied that a Permitted Asian Sale has been completed;

Permitted Capital Expenditure means, in respect of a Transaction Party, Capital Expenditure permitted to be made by that Transaction Party under this agreement;

Permitted Disposal means:

(a)           Disposals of stock-in-trade for arm’s length cash consideration, made by Consolidated Group Members in the ordinary course of day to day trading of the Disposing entity and the expenditure of cash by Consolidated Group Members (provided that the transaction in respect of which the expenditure is made is not otherwise prohibited under this agreement or any other Mezzanine Finance Document);

(b)           a Disposal as part of the Corporate Restructure contemplated in clause 2.7 or any transfer of the shares in WRC from the Borrower to US Bidco or any other US Group Member;

(c)           a Permitted US Sale;

(d)           a Permitted Asian Sale;

(e)           a Disposal from:

(1)           a Core Australian Group Member to another Core Australian Group Member (other than a Disposal from a Core Australian Group Member which is a Security Provider to a Core Australian Group Member which is not a Security Provider);

(2)           any Asian Group Member to another Australian Group Member (other than a Disposal from an Asian Group Member which is a Security Provider to an Australian Group Member which is not a Security Provider); or

(3)           any US Group Member to another US Group Member (other than a Disposal from a US Group Member which is a Security Provider to a US Group Member which is not a Security Provider);

(f)            a Disposal of an asset (other than real property or Marketable Securities in any Consolidated Group Member) on arm’s length terms which is replaced by one or more assets having a similar function and of comparable or superior type, value and quality;

(g)           the Disposal of Cash Equivalents in return for cash or other Cash Equivalents;

(h)           a Disposal by a US Group Member of assets used solely in connection with Sizzler Restaurants at the following locations currently operated by US Group Members for arm’s length cash consideration where the Disposal occurs in connection with the closure or franchising of the restaurant at that location:

(1)           Cathedral City;

(2)           Marin County;

(3)           Rohnert Park;

(4)           White Plains;

(5)           Secaucus; and

(6)           Yonkers,

and where the net proceeds of Disposal are retained with the US Group and used for corporate purposes of the US Group;

(i)            Disposals of freehold Land not used in the Australian Business (in the case of a Disposal by a Core Australian Group Member) or the US Business (in the case of a Disposal by a US Group Member) for arm’s length cash consideration provided that the net proceeds of the Disposal are retained with the Core Australian Group or US Group (as applicable) and used for corporate purposes of the relevant group;

(j)            Disposals of property not otherwise referred to in this definition of “Permitted Disposal” (but not including any Asian Sale) for arm’s length cash consideration where the net proceeds received, when aggregated with the net proceeds received in respect of any other property Disposed of by Consolidated Group Members under this sub-clause (j) does not exceed A$10,000,000 (or the equivalent amount in any other currency) in aggregate in any 12 month period and provided that the net proceeds of those Disposals are either:

(1)           reinvested within 180 days of receipt in income generating assets for use in the business of:

(A)          the Core Australian Group (where the net proceeds are received by a Core Australian Group Member);

(B)          the US Group (where the net proceeds are received by a US Group Member);

(C)          the Asian Group (where the proceeds are received by an Asian Group Member); or

(2)           applied within 180 days of receipt:

(A)          by the Core Australian Group (where the net proceeds are received by a Core Australian Group Member);

(B)          by the US Group (where the net proceeds are received by a US Group Member); or

(C)          the Asian Group (where the net proceeds are received by an Asian Group Member);or to fund Permitted Capital Expenditure of the relevant Group; or

(3)           applied within 180 days of receipt to permanently prepay the Senior Secured Moneys:

(A)          by the Australian Group (where the net proceeds are received by a Core Australian Group Member or Asian Group Member ); or

(B)          by the US Group (where the net proceeds are received by a US Group Member),

in accordance with clause 8.3 of the Senior Facility Agreement; or

(4)           otherwise retained by and used for corporate purposes of:

(A)          the Core Australian Group (where the net proceeds are received by a Core Australian Group Member);

(B)          the US Group (where the net proceeds are received by a US Group Member); or

(C)          the Asian Group (where the net proceeds are received by an Asian Group Member); or

(k)           any other Disposal approved by the Mezzanine Agent in writing (acting on the instructions of the Majority Financiers),

provided, in each case, that the Guarantee Criteria in clause 13.18(a) would not be breached as a result of the Disposal;

Permitted Encumbrance means:

(a)           every lien created by operation of law in the ordinary course of day to day trading securing an obligation that is not yet due (or is being contested by appropriate means in good faith on reasonable grounds) and which does not constitute Financial Indebtedness;

(b)           a lien or charge arising in favour of a Government Agency by operation of statute unless there is a default in the performance of the obligations secured by the lien or charge which is not being contested in good faith on reasonable grounds by appropriate means;

(c)           a lien created by operation of law arising in the ordinary course of ordinary business for unpaid balance of moneys owing for repairs or otherwise in respect of performance of obligations (not including any retention of title and not including any lien which secures Financial Indebtedness) where the money or obligations it secures is paid or performed when due or contested in good faith on reasonable grounds by appropriate means;

(d)           a lien or charge constituted under a finance Lease permitted under paragraph (m) of the definition of “Permitted Financial Indebtedness” but only to the extent that it affects the asset the subject of the finance Lease (and not any other asset);

(e)           any Security or Collateral Security;

(f)            any retention of title arrangement in favour of any supplier in connection with the acquisition of goods from that supplier provided the goods are acquired in the ordinary course of ordinary business on the normal commercial terms of the supplier (which terms must require a payment within 120 days of purchase), title may not be retained by the supplier in respect of goods that have been paid for in full and the retention of title only affects the assets acquired;

(g)           any right of set-off or combination or amalgamation of accounts of a Financier or a Senior Finance Party in respect of deposit accounts maintained by a Transaction Party with that Financier or Senior Finance Party;

(h)           the UBOC Security Agreement in respect of the UBOC Security Account (but only if and to the extent that such Encumbrance solely secures liabilities of any US Group Member in respect of the UBOC Letter of Credit and the UBOC Letter of Credit constitutes Permitted Financial Indebtedness under paragraph (i) of the definition of that term); or

(i)            any other Encumbrance approved by the Mezzanine Agent in writing (acting on the instructions of all Financiers (other than any Retired Financier)),

which affects or relates to any of the assets of any Transaction Party or any Subsidiary of a Transaction Party;

Permitted Existing Tax Consolidation means:

(a)           the Existing Australian Tax Consolidation; or

(b)           the Existing US Tax Consolidation;

Permitted Financial Accommodation means:

(a)           any financial accommodation, or any Guarantee provided by a Transaction Party in respect of financial accommodation, under the Senior Finance Documents or the Mezzanine Finance Documents;

(b)           any financial accommodation, or any Guarantee in respect of financial accommodation, provided by:

(1)           a US Group Member:

(A)          which is a Transaction Party to or on account of another US Group Member which is also Transaction Party; or

(B)          which is not a Transaction Party to or for the account of another US Group Member which is not a Transaction Party;

(2)           a Core Australian Group Member:

(A)          which is a Transaction Party to or on account of another Core Australian Group Member which is a Transaction Party; or

(B)          which is not a Transaction Party to or on account of another Core Australian Group Member which is not a Transaction Party; or

(3)           an Asian Group Member:

(A)          which is a Transaction Party to or on account of another Asian Group Member which is a Transaction Party; or

(B)          which is not a Transaction Party to or on account of another Asian Group Member which is not a Transaction Party;

(c)           at any time prior to the US Repayment Date, any financial accommodation, or any Guarantee in respect of financial accommodation, provided by a US Group Member to Sizzler franchisees provided that the maximum aggregate amount of any such financial accommodation or Guarantees outstanding at any time does not exceed US$3,000,000;

(d)           at any time prior to the US Repayment Date, any financial accommodation provided under the Subordinated Intercompany Loan Agreement;

(e)           at any time prior to the Permitted Asian Sale Completion Date, any financial accommodation provided under the Asian Group Subordinated Intercompany Loan Agreement or the SIM Long Term Loan Agreement;

(f)            deposits into a bank account where either:

(1)           the relevant bank has entered into an Account Bank Deed on terms satisfactory to the Mezzanine Agent (acting on the instructions of the Majority Financiers) in relation to the account; or

(2)           the account is with a Financier or a Senior Finance Party,

or, during the 30 day period starting on Financial Close, any deposit into a bank account expressly permitted under clause 10.11(f);

(g)           under or in respect of Cash Equivalents;

(h)           an investment in a joint venture, partnership or subsidiary where the investment is made by way of provision of financial accommodation and the investment is permitted under the terms of clause 10.13(e);

(i)            in the case of a US Group Member only, a deposit of an amount in the UBOC Secured Account provided and for so long as that deposit only secures the obligations of a US Group Member under the UBOC Letter of Credit and the UBOC Letter of Credit constitutes Permitted Financial Indebtedness under paragraph (i) of the definition of that term; or

(j)            with the Mezzanine Agent’s prior written consent;

Permitted Financial Indebtedness means:

(a)           Financial Indebtedness incurred under any Senior Finance Document, provided that the maximum aggregate principal amount of Financial Indebtedness permitted to be outstanding under the Senior Finance Documents is A$192 million plus US$36.2 million together with any other Financial Indebtedness of the kind referred to in clause 6.2 or clause 8.5 of the Intercreditor Deed if and to the extent expressly allowed by that clause);

(b)           Financial Indebtedness incurred under any Mezzanine Finance Document;

(c)           Financial Indebtedness advanced from:

(1)           a Core Australian Group Member which is a Transaction Party to another Core Australian Group Member which is a Transaction Party;

(2)           a Core Australian Group Member which is not a Transaction Party to another Core Australian Group Member which is not a Transaction Party;

(3)           a US Group Member which is a Transaction Party to another US Group Member which is a Transaction Party;

(4)           a US Group Member which is not a Transaction Party to another US Group Member which is not a Transaction Party;

(5)           an Asian Group Member which is a Transaction Party to another Asian Group Member which is a Transaction Party; or

(6)           an Asian Group Member which is not a Transaction Party to another Asian Group Member which is not a Transaction Party;

(d)           prior to the US Repayment Date, Financial Indebtedness under the Subordinated Intercompany Loan Agreement;

(e)           prior to the Permitted Asian Sale Completion Date, Financial Indebtedness under the Asian Group Subordinated Intercompany Loan Agreement or the SIM Long Term Loan Agreement;

(f)            Financial Indebtedness of a Transaction Party under a Transactional Secured Financing provided that the amount of such Financial Indebtedness is not greater than the Face Value Amount of the Letter of Credit issued under Facility D securing that Financial Indebtedness;

(g)           in the case of:

(1)           a Core Australian Group Member, Financial Indebtedness incurred under a Guarantee of other Permitted Financial Indebtedness of another Core Australian Group Member (other than a Guarantee by a Security Provider of Financial Indebtedness of an Entity which is not a Security Provider);

(2)           in the case of a US Group Member, Financial Indebtedness incurred under a Guarantee of other Permitted Financial Indebtedness of another US Group Member (other than a Guarantee by a Security Provider of Financial Indebtedness of an Entity which is not a Security Provider); or

(3)           an Asian Group Member, Financial Indebtedness incurred under a Guarantee of other Permitted Financial Indebtedness of another Asian Group Member (other than a Guarantee by a Security Provider of Financial Indebtedness of an Entity which is not a Security Provider);

(h)           Financial Indebtedness under foreign exchange hedging entered into in accordance with clause 10.26(b)(1)(B);

(i)            prior to the US Repayment Date, Financial Indebtedness of a US Group Member in respect of the UBOC Letter of Credit provided that:

(1)           the amount of that Financial Indebtedness is not greater than the balance of the UBOC Secured Account at that time;

(2)           the UBOC Secured Account is secured to Union Bank of California in accordance with the UBOC Security Agreement; and

(3)           the UBOC Letter of Credit only secures the payment of deductible losses in respect of a workers’ compensation insurance program of WRC or any US Group Member (and not any other amount);

(j)            Financial Indebtedness under the Merger Agreement Hedging provided that such Indebtedness is repaid on or about Financial Close;

(k)           Financial Indebtedness incurred by a US Group Member provided that the proceeds will be used to complete a Permitted US Financing and all conditions to the Permitted US Financing will be satisfied at the time of, or contemporaneously, with the incurring of that Financial Indebtedness;

(l)            prior to the Completion of the Corporate Restructure, Financial Indebtedness under the Pat & Oscars Loan Agreement;

(m)          any other Financial Indebtedness (excluding for the avoidance of doubt Financial Indebtedness referred to in paragraphs (a) to (l) and (n) of this definition but including for the avoidance of doubt, Financial Indebtedness under any Existing Finance Lease or any Existing Sizzler Franchisee Debt) incurred by a Transaction Party for the purpose of its business as then conducted up to a maximum of A$10,000,000 (or the equivalent amount in any other currency) for all Consolidated Group Members at any time; or

(n)           any other Financial Indebtedness approved by the Mezzanine Agent in writing (acting on the instructions of the Majority Financiers);

Permitted US Refinancing has the meaning given to that term in clause 10.12(b);

Permitted US Sale means a US Sale permitted under clause 10.12(b);

Pollutant means a pollutant, contaminant, dangerous, toxic or hazardous substance, petroleum or petroleum product, chemical, solid, special liquid, industrial or other waste;

Potential Event of Default means any thing which would, or would be reasonably likely to, become an Event of Default on the giving of notice (whether or not notice is actually given), or the expiry of time, or both;

Power means any right, power, authority, discretion or remedy conferred on a Mezzanine Finance Party, a Receiver or an Attorney by any Mezzanine Finance Document or any applicable law;

Pricing Letter means the pricing letter dated on or about the date of this agreement between the Borrower and the Mezzanine Agent;

Principal Outstanding means, at any time, the aggregate principal amount of all outstanding Funding Portions at that time;

Property Mortgage means:

(a)           the real property mortgage to be granted by Collins Property Development Pty Limited in favour of the Security Trustee over Lot 1 on RP 76793 County of Ward; Parish of Beaudesert; Beaudesert Shire; Title Ref: 14124134; Cnr Brisbane and William Streets, Beaudesert;

(b)           the real property mortgage to be granted by Collins Property Development Pty Limited in favour of the Security Trustee over Lot 1 on RP 888300 County of Stanley; Parish of Redcliffe: City of Redcliffe; Title Ref: 50077719; 76 Anzac Ave, Redcliffe;

(c)           the real property mortgage to be granted by Collins Property Development Pty Limited in favour of the Security Trustee over Lot 3 GTP 101608 County of Stanley; Parish of Mackenzie; City of Logan; Title Reference 50050161, 3/92 Chambers Flate Road, Waterford West;

(d)           the real property mortgage to be granted by Collins Property Development Pty Limited in favour of the Security Trustee over Lots 74 and 75 in DP 36137, Lot 2 in DP 503290, Lot A in DP 365500 and Lot C in DP 398008 known as Sizzler Carramar at 559 Hume Highway, Carramar; City of Fairfield: Parish of Bankstown; County of Cumberland; and

(e)           the real property mortgage to be granted by Sizzler Restaurants Group Pty Limited in favour of the Security Trustee over Lot 2 DP 814106 at Carlton; Municipality of Kogarah, Parish of St. George, County of Cumberland; Address 110 Princes Highway, Kogarah;

(f)            an Existing Westpac Lease Mortgage,

or any real property mortgage provided in accordance with clause 10.24(b)(2);

Pro Rata Share means, in respect of a Financier, the Commitment of that Financier expressed as a percentage of the Total Commitments;

Rate Set Date means in relation to a Funding Portion and an Interest Period, the first day of the Interest Period;

Receiver means a receiver or receiver and manager appointed under a Security;

Reference Bank means:

(a)           Australia and New Zealand Banking Group Limited;

(b)           Commonwealth Bank of Australia;

(c)           National Australia Bank Limited; or

(d)           Westpac Banking Corporation;

or such other person as the Mezzanine Agent and the Borrower may agree;

Related Body Corporate means a related body corporate as defined in section 50 of the Corporations Act but as if “Subsidiary” had the meaning given in this agreement and “body corporate” included any Entity;

Relevant Currency means the currency in which a payment is required to be made under the Mezzanine Finance Documents and in respect of any Funding Portion or other payment obligation denominated in a currency, that currency, or in any other case, if not expressly stated to be another currency, is Australian Dollars;

Rental Expense means, for a period, all amounts payable during that period by a Consolidated Group Member as rent (not including outgoings) under any real property Lease (but not including rent payable by a Consolidated Group Member to another Consolidated Group Member);

Repeating Representation means each of the representations and warranties which are repeated from time to time pursuant to clause 9.2(b) or the representations and warranties under any other Mezzanine Finance Document which are repeated from time to time under the terms of the relevant Mezzanine Finance Document;

Restructuring Costs means any “one-time costs” referred to in section 3.2 (headed “Head Office Cost Savings”) of the report prepared by PricewaterhouseCoopers entitled “Project Frankfort – Agreed Upon Procedures” dated 18 April 2005;

Retiring Financier means a Financier which substitutes a Substitute Financier under clause 18 for any of its Commitment;

Retired Financier means a Financier whose Commitments are zero or, if the Commitments are cancelled, Financiers to whom none of the Principal Outstanding is owing (contingently or otherwise);

Ring Fencing Principles means:

(a)           no Core Australian Group Member will or may become liable (whether directly or otherwise) for any obligation or any other liability of any US Group Member, any Pat & Oscars Group Member or any Asian Group Member;

(b)           there are no Guarantees or Encumbrances in place granted by any Core Australian Group Member in connection with, an obligation or liability of a US Group Member, an Asian Group Member or a Pat & Oscars Group Member;

(c)           no Core Australian Group Member is under any obligation, or may be obliged to, contribute any money or asset (including by management or other fee, interest, loan or other financial accommodation, investment or capital or equity contribution or advance or make available financial accommodation) to or for the benefit of any US Group Member, any Pat & Oscars Group Member or an Asian Group Member;

(d)           no Asian Group Member will or may become:

(1)           liable (whether directly or otherwise) for any obligation or any other liability of any US Group Member or any Pat & Oscars Group Member; or

(2)           entitled to any asset of any Core Australian Group Member;

(e)           there are no Guarantees or Encumbrances in place granted by any Asian Group Member in connection with, an obligation or liability of a US Group Member or Pat & Oscars Group Member;

(f)            no Asian Group Member is under any obligation, or may be obliged to, contribute any money or asset (including by management or other fee, interest, loan or other financial accommodation, investment or capital or equity contribution or advance or make available financial accommodation) to or for the benefit of any US Group Member or any Pat & Oscars Group Member;

(g)           no US Group Member will or may become liable (whether directly or otherwise) for any obligation or any other liability of any Australian Group Member or any Pat & Oscars Group Member or will or may become entitled to any asset of any Australian Group Member or any Pat & Oscars Group Member;

(h)           there are no Guarantees or Encumbrances in place granted by any US Group Member in connection with, an obligation or liability of an Australian Group Member or a Pat & Oscars Group Member;

(i)            no US Group Member is under any obligation, or may be obliged to, contribute any money or asset (including by management or other fee, interest, loan or other financial accommodation, investment or capital or equity contribution or advance or make available financial accommodation) to or for the benefit of any Australian Group Member or a Pat & Oscars Group Member;

(j)            there is no Financial Indebtedness between Australian Group Members, US Group Members and Pat & Oscars Group Members; and

(k)           there is no Financial Indebtedness between Core Australian Group Members and Asian Group Members;

Same Day Funds means immediately available and freely transferable funds;

Secured Moneys means all debts and monetary liabilities of each Transaction Party to the Mezzanine Finance Parties under or in relation to any Mezzanine

Finance Document and in any capacity, irrespective of whether the debts or liabilities:

(a)           are present or future;

(b)           are actual, prospective, contingent or otherwise;

(c)           are at any time ascertained or unascertained;

(d)           are owed or incurred by or on account of any Transaction Party alone, or severally or jointly with any other person;

(e)           are owed to or incurred for the account of any Mezzanine Finance Party alone, or severally or jointly with any other person;

(f)            are owed to any other person as agent (whether disclosed or not) for or on behalf of any Mezzanine Finance Party;

(g)           are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(h)           are owed to or incurred for the account of any Mezzanine Finance Party directly or as a result of:

(1)           the assignment or transfer to any Mezzanine Finance Party of any debt or liability of any Transaction Party (whether by way of assignment, transfer or otherwise); or

(2)           any other dealing with any such debt or liability;

(i)            are owed to or incurred for the account of a Mezzanine Finance Party before the date of this agreement or before the date of any assignment of this agreement to any Mezzanine Finance Party by any other person or otherwise; or

(j)            comprise any combination of the above;

Secured Property means the property subject to a Security;

Security means:

(a)           a Deed of Charge;

(b)           a Property Mortgage;

(c)           an Existing Westpac Charge;

(d)           a US Security Document (other than a US Guarantee);

(e)           each US Security Document;

(f)            an Encumbrance granted by an Additional Guarantor under clause 13.18; or

(g)           a Collateral Security;

Security Provider means a person who has granted a Security;

Security Trust means the Project Frankfort security trust established pursuant to the Security Trust Deed;

Security Trust Deed means the deed entitled “Security Trust Deed – Project Frankfort” dated on or before the date of this agreement between the Borrower US

Bidco, each Initial Guarantor, the Senior Agent, the Mezzanine Agent and the Security Trustee;

Selection Date means the last day of an Interest Period;

Selection Notice means a notice given under clause 4.7;

Senior Agent has the meaning given to that term in the Intercreditor Deed;

Senior Debt means Financial Indebtedness in a principal amount of up to A$192 million under the AUD Facilities and US$36.2 million under the USD Facilities which is incurred under the Senior Finance Documents and which ranks ahead of the Secured Moneys on the terms of the Intercreditor Deed;

Senior Facilities Agreement has the meaning given to that term in the Intercreditor Deed;

Senior Finance Document has the meaning given to that term in the Intercreditor Deed;

Senior Finance Party has the meaning given to that term in the Senior Facilities Agreement;

Senior Financier has the meaning given to that term in the Security Trust Deed;

Senior Secured Moneys means the “Secured Moneys” (as defined in the Senior Facilities Agreement);

SERP means Supplemental Executive Retirement Plan referred to in the section entitled “Supplemental Executive Retirement Plan (SERP)” of the US legal due diligence report prepared by Ropes & Gray entitled “Pacific Equity Partners: Project Frankfort Review of Worldwide Restaurant Concepts, Inc.” dated 17 April 2005;

Shareholders’ Agreement means:

(a)           the Shareholders Agreement dated on or about Financial Close between AusHoldco, Pacific Equity Partners Fund II L.P., Pacific Equity Partners Supplementary Fund II L.P., Pacific Equity Partners Fund II (NQP) L.P., Pacific Equity Partners Fund II (Australasia) Pty Limited as trustee for the Pacific Equity Partners Fund II Australasia Unit Trust, Pacific Equity Partners Fund II (Australasia) Pty Limited as trustee for the Pacific Equity Partners Supplementary Fund II (Australasia) Unit Trust, PEP Investment Pty Limited, PEP Co-Investment Pty Limited, Kevin Perkins and Simon Perkins and each “Manager” whose names and addresses are noted in Schedule 1 of that agreement, in relation to AusHoldco;

(b)           the shareholders agreement dated on or about Financial Close between USHoldco, Pacific Equity Partners Fund II L.P., Pacific Equity Partners Supplementary Fund II L.P., Pacific Equity Partners Fund II (NQP) L.P., Pacific Equity Partners Fund II (Australasia) Pty Limited as trustee for the Pacific Equity Partners Fund II Australasia Unit Trust, Pacific Equity Partners Fund II (Australasia) Pty Limited as trustee for the Pacific Equity Partners Supplementary Fund II (Australasia) Unit Trust, PEP Investment Pty Limited, PEP Co-Investment Pty Limited, Kevin Perkins and Simon Perkins and each “Manager” whose names and addresses are noted in Schedule 1 of that agreement in relation to USHoldco; or

(c)           prior to the Permitted Asian Sale Completion Date, the shareholders agreement dated on or about Financial Close between AsiaHoldco, Pacific Equity Partners Fund II L.P., Pacific Equity Partners Supplementary Fund II L.P., Pacific Equity Partners Fund II (NQP) L.P., Pacific Equity Partners Fund II (Australasia) Pty Limited as trustee for the Pacific Equity Partners Fund II (Australasia) Unit Trust, PEP Investment Pty Limited, PEP Co-Investment Pty Ltd, Kevin Perkins and Simon Perkins and each “Manager” whose names and addresses are noted in Schedule 1 of that agreement, in relation to AsiaHoldco;

SIM means Sizzler International Marks, Inc., a company incorporated in Delaware;

SIM Long Term Loan Agreement means the agreement entitled “Singco Loan Agreement” between WRC (as lender) and AsiaHoldco (as borrower) dated the date of completion of Corporate Restructure Step Number 6 (and includes any assignment or novation of that agreement by WRC to the Borrower at the time of Completion of Corporate Restructure Step Number 6);

Singapore Dollars, SGD and S$ means the lawful currency of Singapore;

Sizzler Franchise Agreement means an agreement between a Transaction Party or any Subsidiary of a Transaction Party and any other person for the franchise of one or more “Sizzler” restaurants (wherever located);

Sponsor means Pacific Equity Partners Pty Limited ABN 60 082 283 949;

Standard Form Existing Westpac Lease Consent means a lessor’s consent and permit to enter in the form of the agreement of that name entered into in 1999 between CFI, Avis Marketing Consultants Pty Limited and Westpac Banking Corporation in relation to the KFC outlet at Acacia Ridge;

Subordinated Intercompany Loan Agreement means the agreement entitled “Subordinated Intercompany Loan Agreement” dated on or about Financial Close between the US Borrower and the Borrower under which each of the Borrower and US Bidco have agreed to make loans available to the other from time to time in order to support the other’s debt service obligations under this agreement and the Senior Facilities Agreement (as applicable and other obligations);

Subsidiary means:

(a)           a subsidiary as defined in section 46 of the Corporations Act, but an entity will also be taken to be a Subsidiary of another entity if it is controlled by that other entity (as defined in Chapter 2M of the Corporations Act) and, without limiting the foregoing:

(1)           a trust may be a Subsidiary, for the purpose of which a unit or other beneficial interest will be regarded as a share;

(2)           an Entity may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation; and

(b)           in relation to an Entity that is incorporated or organised under the laws of, or any state (including the District of Columbia) of, the USA includes:

(1)           any person the accounts of which would be consolidated with those of that Entity in that Entity’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principals in the USA as of such date;

(2)           any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof are, as of such date, owned, controlled or held by the Entity and/or one or more Subsidiaries of that Entity;

(3)           any partnership:

(A)          the sole partner or the managing general partner of which is that Entity and/or one or more Subsidiaries of that Entity; or

(B)          the only general partners of which are that Entity and/or one or more Subsidiaries of that Entity; and

(c)           in relation to AsiaHoldco or any other Entity that is incorporated or organised under the laws of Singapore, includes a subsidiary within the meaning of Section 5 of the Companies Act, Chapter 50 of Singapore; and

any other person that is otherwise Controlled by that Entity and/or one or more Subsidiaries of that Entity;

Substitution Certificate means a certificate in the form of annexure B which is executed pursuant to clause 18;

Substitute Financier means a person substituted by a Financier under clause 18 for any of the Financier’s Commitment;

Target Company means WRC or any of its Subsidiaries:

Tax means:

(a)           any present or future tax including the GST, levy, charge, impost, assessment, duty, fee, deduction, compulsory loan or withholding; or

(b)           any present or future income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above; or

(c)           any transferee, successor, joint and several, contractual or other liability (including liability to US Treas. Reg. § 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in paragraphs (a) and (b) above;

Tax Invoice includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit;

Termination Date means the date 6 years from (and including) the date of Financial Close;

Title Document means any original, duplicate or counterpart certificate or document of title;

Total Commitments means, at any time, the aggregate of the Commitments of the Financiers at that time, being A$70,000,000 at the date of this agreement;

Total Undrawn Commitments means, at any time, the aggregate of the Undrawn Commitments of the Financiers at that time;

Trading Cycle means a period of 4 calendar weeks (starting on a Monday and ending on a Sunday). The first Trading Cycle of a Financial Year will commence on the first day of the Financial Year and each subsequent Trading Cycle of that Financial Year will commence on the day after the end of the immediately preceding Trading Cycle. Details of each Trading Cycle for the period from the date of this agreement to 30 April 2012 are set out in schedule 12;

Transaction Document means:

(a)           a Material Document; or

(b)           a Mezzanine Finance Document;

Transaction Party means:

(a)           the Borrower; or

(b)           a Guarantor;

Transactional Bank means the provider of any Transactional Secured Financing to a US Group Member which is a Security Provider;

Transactional Secured Financing means transactional or working capital banking facilities provided to a US Group Member which is a Security Provider on the security of a Letter of Credit;

Tripartite Deed means:

(a)           an Existing Westpac Lease Consent;

(b)           a consent or consent and acknowledgement provided pursuant to clause 10.9(e)(1);

(c)           an Account Bank Deed;

(d)           the Deposit Account Control Agreement dated on or about Financial Close between the Security Trustee, WRC and Union Bank of California; or

(e)           any other document designated as such by the Mezzanine Agent and the Borrower;

UBOC Letter of Credit means an irrevocable standby letter of credit issued by Union Bank of California in favour of Federal Insurance Company as security for the payment of deductible losses in respect of a workers compensation insurance program of any US Group Member;

UBOC Secured Account means WRC’s saving account 3350193595 with Union Bank of California;

UBOC Security Agreement means the security agreement dated July 1, 2004 between WRC and Union Bank of California in relation to the UBOC Secured Account;

Umbrella Deed means the deed so entitled dated on or about Financial Close between AusHoldco, USHoldco, Pacific Equity Partners Fund II L.P., Pacific Equity Partners Supplementary Fund II L.P., Pacific Equity Partners Fund II

(NQP) L.P., Pacific Equity Partners Fund II (Australasia) Pty Limited as trustee for the Pacific Equity Partners Fund II Australasia Unit Trust, Pacific Equity Partners Fund II (Australasia) Pty Limited as trustee for the Pacific Equity Partners Supplementary Fund II (Australasia) Unit Trust, PEP Investment Pty Limited, PEP Co-Investment Pty Limited, Kevin Perkins and Simon Perkins and each “Manager” whose names and addresses are noted in Schedule 1 of that agreement;

Undrawn Commitment means, in respect of a Financier at any time, the Commitment of that Financier at that time less the Principal Outstanding provided by that Financier at that time;

USA means the United States of America;

US Bidco means US Bidco, Inc., a company incorporated in Delaware, USA;

US Business means the businesses to be operated by the US Group from Financial Close, including:

(a)           the ownership, operation, development and franchising of the “Sizzler” concept in North America, South America and the Caribbean;

(b)           the ownership of all “Sizzler” related trademarks and service marks and other Intellectual Property Rights for North America, South America and the Caribbean; and

(c)           the ownership and leasing of real property where certain “Sizzler” restaurants are located and leasing and subleasing real property to certain franchisees of “Sizzler” restaurants in North America, South America and the Caribbean;

US$, USD and US Dollars means the lawful currency of the USA;

USD Facility has the meaning given to that term in the Senior Facilities Agreement;

US Group means:

(a)           USHoldco;

(b)           US Bidco;

(c)           WRC;

(d)           Sizzler USA. Inc,. and its Subsidiaries;

(e)           Josephina’s. Inc.;

(f)            CFI Insurers. Ltd.;

(g)           Affiliated Restaurant Corp;

(h)           Collins Properties, Inc.; and

(i)            each Subsidiary of SIM which is to be transferred to US Bidco pursuant to the Corporate Restructure (being Restaurant Concepts of Australia Pty Limited, Furnace Concepts International, Inc. and Furnace Concepts Australia Corp);

US Group Member means any entity which forms part of the US Group;

US Guarantee means:

(a)           the US Guarantee executed by the Initial Guarantors which are US Guarantors (being US Holdco, the US Borrower and USMergeco) and delivered to the Security Trustee on or about Financial Close (and includes any joinder agreement under that document); and

(b)           any other guaranty executed by any US Guarantors, in either case, guaranteeing the payment of any of Secured Moneys;

US Guarantors means those Guarantors which are organized under the laws of any jurisdiction within the United States of America.

USHoldco means US Holdco, Inc., a company incorporated in Delaware, USA;

USMergeco means US Mergeco Inc., a Delaware Corporation;

US Multiemployer Plan means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or Section 3(37) of ERISA:

(a)           to which any ERISA Entity is then making or accruing an obligation to make contributions;

(b)           to which any ERISA Entity has within the preceding five plan years made contributions, including any person which ceased to be an ERISA Entity during such five year period, or

(c)           with respect to which any Transaction Party or a Subsidiary of a Transaction Party could incur liability;

US Pension Plan means an employee pension benefit plan (other than a US Multiemployer Plan or a Non-US Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which any Transaction Party or a Subsidiary of a Transaction Party could incur liability (including under Section 4069 of ERISA);

US Repayment Date means the date the Mezzanine Agent confirms in writing to US Bidco that it is satisfied that either:

(a)           a Permitted US Sale; or

(b)           a Permitted US Refinancing,

has been completed;

US Sale means a sale of all or substantially all the assets and undertaking of the US Group or a sale of all the Marketable Securities in Sizzler USA, Inc., or any of its holding companies (including US Bidco or USHoldco);

US Security Agreement means the US Security Agreement dated on or about the date of this agreement made by USHoldco, the US Borrower and USMergeco in favour of the Security Trustee (and includes all joinder agreements to the US Security Agreement).

US Pledge Agreement means:

(a)           the US Pledge Agreement dated on or about the date of this agreement made by the Borrower and the Security Trustee; or

(b)           the US Pledge Agreement dated on or about the date of this agreement made by AsiaHoldco and the Security Trustee;

US Security Documents means:

(a)           a US Guarantee;

(b)           the US Security Agreement;

(c)           a US Pledge Agreement;

(d)           a leasehold mortgage granted by any US Transaction Party;

(e)           any securities pledge amendment entered into pursuant to a US Security Agreement;

(f)            any control agreement concerning securities accounts entered into pursuant to a US Security Agreement;

(g)           any control agreement concerning deposit accounts entered into pursuant to a US Security Agreement;

(h)           any copyright security agreement entered into pursuant to a US Security Agreement;

(i)            any patent security agreement entered into pursuant to a US Security Agreement;

(j)            any trademark security agreement entered into pursuant to a US Security Agreement; or

(k)           any other security documentation or Encumbrances executed and delivered by a US Guarantor or a US Transaction Party to secure a US Guarantee or any of the “Secured Moneys” under and as defined in the Security Trust Deed;

US Target Company means each Entity listed in part 2 of schedule 10;

US Transaction Party means a Transaction Party that is incorporated or organised under the laws of, or any state (including the District of Columbia) of, the USA;

Whitewash Completion Date means, in relation to an Australian Target Company, the date which is 14 clear days after the date on which the Whitewash Documents for that Australian Target Company are lodged with ASIC;

Whitewash Documents means, in relation to an Australian Target Company, the documents required to be lodged by or on behalf of that Australian Target Company with ASIC in accordance with section 260B(6) of the Corporations Act in connection with the entering into and performance of the Mezzanine Finance Documents by the Australian Target Company;

Withdrawal Liability shall mean liability to a US Multiemployer Plan as a result of a complete or partial withdrawal from such US Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA;

WRC means Worldwide Restaurant Concepts, Inc., a Delaware corporation (and including the “Surviving Corporation” under and as defined in the Merger Agreement);

WRC Common Stock means shares of common stock, par value US$0.01 per share, of WRC prior to the Merger;

WRC Head Office Costs means the costs contemplated to be saved as part of the potential closure of the corporate head office of WRC referred to in section 3.2 of the report prepared by PriceWaterhouseCoopers entitled “Project Frankfort – Agreed Upon Procedures” dated 18 April 2005;

WRC Option means a “Company Option” under and as defined in the Merger Agreement;

WRC Stockholder means a holder of WRC Common Stock, immediately prior to the Merger; and

YUM Transfer Fee means the transfer fees payable by CRQ to KFC under clause 2(a) of the Franchisee Shareholder Deed.

1.2          Interpretation

In this agreement headings and bold type are for convenience only and do not affect the interpretation of this agreement and, unless the context requires otherwise:

(a)           words importing the singular include the plural and vice versa;

(b)           words importing a gender include any gender;

(c)           other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(d)           an expression suggesting or referring to a natural person or an entity includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)           a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)            a reference to a clause, party, annexure, appendix or schedule is a reference to a clause of, and a party, annexure, appendix and schedule to, this agreement and a reference to this agreement includes any annexure, appendix and schedule;

(g)           a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)           a reference to a document includes all amendments or supplements to, or replacements or novations of, that document except, in the case of the Senior Facilities Agreement, to the extent that such an amendment or supplement to, or replacement or novation of, the Senior Facilities Agreement requires the consent of any Financier or the Mezzanine Agent and that consent has not been obtained;

(i)            a reference to a party to any document includes that party’s successors and permitted assigns;

(j)            a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(k)           a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(l)            a reference to a document includes any agreement in writing, or any certificate, notice, deed, instrument or other document of any kind;

(m)          no provision of this agreement may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(n)           a reference to drawing, accepting, endorsing or other dealing with a Bill refers to drawing, accepting, endorsing or dealing within the meaning of the Bills of Exchange Act 1909 (Cth);

(o)           a reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:

(1)           which ceases to exist; or

(2)           whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(p)           references to time are to Sydney time unless expressly stated otherwise;

(q)           a Default is “continuing” or “subsisting” if it has not been remedied to the satisfaction of the Mezzanine Agent (acting on the instructions of the Majority Financiers) or waived in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers); and

(r)            a capitalised term that is used in this agreement and that is defined in the Senior Facilities Agreement but not in this agreement shall have the same meaning in this agreement as in the Senior Facilities Agreement as in effect on the date of this agreement (or as amended with the express written consent of the Mezzanine Agent).

1.3          Inclusive expressions

Specifying anything in this agreement after the words “include” or “for example” or similar expressions does not limit what else is included unless there is express wording to the contrary.

1.4          Business Day

Except where clause 8.2 applies, where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day in the same calendar month, or if none, the preceding Business Day.

1.5          Accounting Standards

(a)           Any accounting practice or concept relevant to this agreement is to be construed or determined in accordance with the Accounting Standards.

(b)           The parties acknowledge that the Financial Undertakings were determined using accounting principles and practices applying by law, or otherwise generally accepted accounting principles, in the USA as at 1 May 2005 (the Base Standards). If a Transaction Party or the Mezzanine Agent (acting on the instructions of the Majority Financiers) determines that application of the Accounting Standards rather than the Base Standards directly or indirectly affects, or will affect, any of the Financial Undertakings or related definitions in this agreement and it so notifies the other, then the Borrower and the Mezzanine Agent (acting on the instructions of the Majority Financiers) agree to negotiate in good faith those amendments which they determine are necessary to ensure that the relevant Financial Undertakings and related definitions (as applicable) continue to have the effect intended under the Base Standards.

(c)           If amendments are not agreed in accordance with clause 1.5(b) within 30 days (or such longer period as the Mezzanine Agent may agree), then the Borrower will provide to the Mezzanine Agent with the Financial Reports to be provided under this agreement, any reconciliation statements (audited, where applicable) necessary to enable calculations based on the Base Standards, and the Base Standards will be applied for the purposes of compliance with the relevant Financial Undertakings and related definitions in this agreement.

(d)           The Transaction Parties must consider the impact of the application of the Accounting Standards (including the impact of the introduction of IFRS) on the operation of the Financial Undertakings within 12 months of the full implementation of IFRS in Australia. The Borrower will not be entitled to give a notice under clause 1.5(b) at any time thereafter.

1.6          Security Trustee’s limitation of liability protection

(a)           Limitation of liability

(1)           The Security Trustee enters into this agreement only in its capacity as security trustee of the Security Trust and in no other capacity.

(2)           A liability arising under or in connection with this agreement (whether that liability arises under a specific provision of this agreement, for breach of contract or otherwise) can be enforced against the Security Trustee only to the extent to which it can be satisfied out of property of the Security Trust out of which the Security Trustee is actually indemnified for the liability. Payment by the Security Trustee of an amount equal to the amount it actually receives under its right of indemnity in respect of an obligation under this agreement constitutes a complete discharge of the Security Trustee’s liability in respect of that obligation.

(3)           The limitation of the Security Trustee’s liability under this clause 1.6:

(A)          applies despite any other provision of this agreement (other than clause 1.6(c)); and

(B)          extends to all liabilities and obligations of the Security Trustee in relation to any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

(b)           No action against the Security Trustee personally

No party may:

(1)           sue the Security Trustee personally;

(2)           seek the appointment of a liquidator, administrator, receiver or similar person to the Security Trustee; or

(3)           prove in any Liquidation, administration or arrangement of or affecting the Security Trustee.

(c)           Exception

The provisions of this clause 1.6 will not apply to any obligation or liability of the Security Trustee to the extent that it is not satisfied because there is a reduction in the extent, or an extinguishment, of the Security Trustee’s indemnification out of the assets of the Security Trust, as a result of the Security Trustee’s fraud, gross negligence or breach of trust.

1.7          AMP’s limitation of liability protection

(a)           Any liability of AMP Capital arising in connection with this agreement as a party is limited to the extent that AMP Capital is indemnified for that liability out of the assets of the Trust under the Constitution.  Each party to this agreement acknowledges and agrees that it may enforce its rights against AMP Capital as a party with respect to the non-observance of AMP Capital’s obligations as a party under this agreement only to the extent necessary to enforce its rights, powers and remedies in respect of the assets of the Trust, whether by subrogation or otherwise.

(b)           Notwithstanding anything in paragraph (a) of this clause 1.7, AMP Capital as a party is liable and is not released to the extent that its liability under this agreement as a party arises out of its own fraud, gross negligence, wilful default, breach of trust or breach of duty which disentitles it from an indemnity out of the assets of the Trust in relation to the relevant liability.

(c)           For the purposes of this clause 1.7:

AMP Capital means AMP Capital Investors Limited in its capacity as responsible entity for the AMP Capital Structured High Yield Fund and trustee of the assets of the AMP Capital Structured High Yield Fund;

Constitution means the umbrella trust deed dated 12 May 1995, supplemented pursuant to a deed dated 18 June 1997 and as further amended; and

Trust means the trust constituted by the Constitution.

1.8          Shareholder ratification

Each Transaction Party which is a shareholder of another company (a Relevant Company) which is, or is to become, a Transaction Party, ratifies and approves in its capacity as a shareholder or stockholder of that Relevant Company, the execution and performance by each such Relevant Company of each Mezzanine Finance Document to which it is expressed to be a party.

1.9          US Repayment Date

(a)           On and from the US Repayment Date:

(1)           each US Group Member which is a Transaction Party will cease to be a “Guarantor” and a “Transaction Party” under and for the purposes of this agreement and will cease to have any liabilities under this agreement; and

(2)           the following provisions will be terminated:

(A)          clause 10.9(e)(1)(B), 10.31, 10.33 and 10.35(a)(4)(B); and

(B)          all definitions in clause 1.1 which are only used in the clauses referred to in clause 1.9(a)(2)(A).

(each a Terminated US Provision).

(b)           The Security Trustee must (without being required to obtain instructions from the Mezzanine Agent or any Transaction Party or any other “Beneficiary” under and as defined in the Security Trust Deed) release each US Group Member from:

(1)           each Security to which it is expressed to be a party and all property of a US Group Member secured under that Security from that Security; and

(2)           the Intercreditor Deed and the Security Trust Deed and each other Mezzanine Finance Document to which it is expressed to be a party,

on the US Repayment Date.

(c)           If, after the US Repayment Date, a clause of this agreement which is not a Terminated US Provision (in this clause 1.9, an Operative Provision) refers to a Terminated US Provision, the Operative Provision will be read:

(1)           where the Operative Provision is expressed to be subject to the Terminated US Provision, the Operative Provision will be read as not being subject to the Terminated US Provision;

(2)           where the Operative Provision expressly or impliedly requires compliance with the Terminated US Provision, there will be no obligation to comply with the Terminated US Provision; and

(3)           in other situations, the Operative Provision will be read as if it does not refer to the Terminated US Provision.

(d)           The Mezzanine Agent must confirm to US Bidco the occurrence of the US Repayment Date promptly after being satisfied that each of the conditions to the occurrence of the US Repayment Date has been satisfied.

(e)           The Mezzanine Agent and Security Trustee will, on or after the US Repayment Date, upon the request and at the expense of US Bidco, take all action and execute any documents reasonably necessary to effectuate the releases contemplated by clauses 1.9(a) and (b).

1.10        Permitted Asian Sale Completion Date

(a)           On and from the Permitted Asian Sale Completion Date, each Asian Group Member which is a Transaction Party will cease to be a “Guarantor” and a “Transaction Party” under and for the purposes of this agreement and will cease to have any liabilities under this agreement.

(b)           The Security Trustee must (without being required to obtain instructions from the Mezzanine Agent or any Transaction Party or any other “Beneficiary” under and as defined in the Security Trust Deed) release each Asian Group Member from:

(1)           each Security to which it is expressed to be a party and all property of any Asian Group Member secured under that Security from that Security; and

(2)           the Intercreditor Deed and the Security Trust Deed and each other Mezzanine Finance Document to which it is expressed to be a party,

on the Permitted Asian Sale Completion Date.

(c)           The Mezzanine Agent must confirm to the Borrower the occurrence of the Permitted Asian Sale Completion Date promptly after being satisfied that each of the conditions to the occurrence of the Permitted Asian Sale Completion Date has been satisfied.

(d)           The Security Trustee and the Mezzanine Agent will, on or after the Permitted Asian Sale Completion Date, upon the request, and at the expense of, AsiaHoldco, take all action and execute any documents reasonably necessary to effectuate the releases contemplated by clauses 1.10(a) and (b).

1.11        Pat & Oscars

Notwithstanding any other provision of any Mezzanine Finance Document, for the period from the date of Financial Close to the date 90 days after Financial Close, each reference to a Subsidiary of a Transaction Party specifically excludes each Pat & Oscars Group Member notwithstanding that, but for this clause 1.11, any Pat & Oscars Group Member would be such a Subsidiary during that period.

2             Conditions precedent and conditions subsequent

2.1          Conditions precedent to initial Funding Portion

A Financier is not obliged to provide its Commitment or its Pro Rata Share of the first Funding Portion until the Mezzanine Agent has received all of the following in form and of substance satisfactory to the Mezzanine Agent:

(a)           officer’s certificate: an officer’s certificate in the form of part A of schedule 4 (in the case of an Australian Transaction Party) or in the form of part B of schedule 4 (in the case of a US Transaction Party) or in the form of part C of schedule 4 (in the case of AsiaHoldco) given by the Borrower and each Initial Guarantor and dated no more than 5 Business Days before the first Funding Date;

(b)           Mezzanine Finance Documents: originals of each of the following Mezzanine Finance Documents:

(1)           this agreement;

(2)           each Fee Letter;

(3)           the Deeds of Charge referred to in paragraphs (a), (b) and (g) of the definition that term;

(4)           the US Security Agreement (but not any joinder agreement to it);

(5)           each Existing Westpac Lease Mortgage and the Existing Westpac Charge (in each case, to the extent not already held by the Security Trustee) (or if there are not sufficient originals available, copies (which are not required to be certified));

(6)           the Intercreditor Deed;

(7)           the Security Trust Deed;

(8)           each Existing Westpac Lease Consent (to the extent not already held by the Security Trustee) (or if there are not sufficient originals available, copies (which are not required to be certified));

(9)           the US Guarantee referred to in paragraph (a) of the definitions of that term (but not any joinder agreement to it);

(10)         the Pricing Letter;

(11)         the Subordination Deed Poll between P&O Holding Corp, the Borrower and the Security Trustee;

duly executed by all parties to them and, where applicable duly stamped or, if not duly stamped, evidence satisfactory to the Mezzanine Agent that they will be duly stamped (including cheques or other means of payment satisfactory to the Mezzanine Agent for the appropriate stamp duties payable in amount and number to allow the Senior Agent, the Mezzanine Agent or their counsel to attend to stamping of those documents) and in registrable form together with all executed documents necessary to register them;

(c)           Shareholder ratification: shareholder ratification in respect of AusHoldco, AsiaHoldco and USHoldco and the obligations being undertaken by them under the Senior Finance Documents and the Mezzanine Finance Documents;

(d)           Material Documents, Senior Finance Documents and others:

(1)           certified copies of each of the following Material Documents:

(A)          the Merger Agreement;

(B)          each KFC Agreement referred to in paragraphs (a) to (e) and (g) of the definition of that term;

(C)          each Equity Document;

(D)          the Management Agreement;

(E)           the Subordinated Intercompany Loan Agreement;

(F)           the Senior Facilities Agreement;

(G)          the Asian Group Subordinated Intercompany Loan Agreement;

(H)          the Agreement for Sale between the Borrower and P&O Holding Corp dated 5 August 2005;

(I)            the CFG Share Sale Agreement

duly executed by all parties to them and duly stamped or, if not duly stamped, evidence satisfactory to the Mezzanine Agent that they will be duly stamped;

(2)           evidence that consent has been obtained (on terms satisfactory to the Mezzanine Agent) from KFC in respect of:

(A)          any change of control or other act, matter or thing which will occur as a consequence of or in connection with the Merger, the Establishment of Groups or the Corporate Restructure which requires the consent of KFC under a KFC Agreement; and

(B)          entry into any of the financing arrangements evidenced in the Senior Finance Documents and the Mezzanine Finance Documents (including the grant of any of the Securities) by any Transaction Party or Target Company ;

(3)           copy of the Paying Agent Agreement between American Stock Transfer & Trust Company, WRC and the Borrower;

(4)           certified copy of the Franchisee Shareholder Deed duly executed by all parties to it other than any Target Company (it being acknowledged that at Financial Close that document will be subject to an escrow arrangement and will only be released from escrow following confirmation of payment of the YUM Transfer Fee);

(e)           Title Documents: evidence that:

(1)           each Title Document required to be lodged with the Security Trustee under any Mezzanine Finance Document referred to in clause 2.1(b) has been lodged with the Security Trustee; and

(2)           blank transfers of any Marketable Securities forming part of the Secured Property under any Security granted by the Borrower or an Initial Guarantor have been lodged with the Security Trustee;

(f)            enquiries: results of searches, enquiries and requisitions in respect of each Transaction Party and each Target Company and the Secured Property and property of the Consolidated Group, including that each Target Company which is incorporated or organised under the laws of, or any state (including the District of Columbia) of the USA, is in good standing under the laws of its state of incorporation and under the laws of each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary or advisable;

(g)           insurance: evidence that each Transaction Party and each other Consolidated Group Member (other than any Dormant Subsidiary) has complied with clause 10.25 (as if it were bound under that clause at that time) (except that Consolidated Group Members which are not Transactions Parties at Financial Close will not be required to comply with any obligation under clause 10.25(c) as a condition precedent under this clause 2.1(g));

(h)           opinions:

(1)           an opinion from Freehills, Australian legal counsel to the Mezzanine Finance Parties, in respect of each Australian Transaction Party and the Mezzanine Finance Documents;

(2)           an opinion from Ropes & Gray, US legal counsel to the Borrower and US Bidco, in respect of each US Transaction Party, P&O Holding Corp and the Mezzanine Finance Documents;

(3)           an opinion from Allen & Overy Shook Lin & Bok, Singaporean legal counsel to the Senior Finance Parties in respect of AsiaHoldco and the Mezzanine Finance Documents;

(4)           a tax opinion from PricewaterhouseCoopers confirming that the agreed tax assumptions are reasonable;

(5)           a stamp duty opinion from Clayton Utz;

(i)            fees and expenses: payment of all fees and expenses payable to the Mezzanine Finance Parties and any of their advisors on or before the first Funding Date or evidence that they will be paid out of the first Funding Portion;

(j)            know your client information: such documentation and other evidence requested by any Financier to satisfy the “know your customer” or “know your client” or “client vetting” procedures of that Financier;

(k)           constitutions: evidence that the constitution of each Australian Transaction Party other than AusHoldco contains (or in a case of a Australian Target Company, will as at the Whitewash Completion Date for that Australian Target Company contain):

(1)           a provision of the type referred to in section 187 of the Corporations Act; and

(2)           a provision which provides that the directors may not refuse to register a share transfer effected by a security holder on enforcement of a security over those shares;

(l)            Merger: evidence that:

(1)           the “Closing Date” under and as defined in the Merger Agreement will occur on Financial Close immediately on the provision of financial accommodation under the Senior Finance Documents and the Mezzanine Finance Documents;

(2)           the Borrower and WRC have agreed that the “Effective Time” for the purposes of the Merger Agreement is the time that a properly executed and certified copy of the Merger Certificate is duly filed with the Secretary of State of the State of Delaware and the Mezzanine Agent is satisfied that such filing will occur immediately following Financial Close and the Merger will be completed at that time;

(3)           no amendment or variation has been made to the Merger Agreement without the prior written consent of the Mezzanine Agent; and

(4)           all conditions to the obligations of any party to the Merger Agreement to effect the merger under the Merger Agreement have been satisfied (and that no provision of or condition or condition precedent under the Merger Agreement (including those set out section 7 of the Merger Agreement) has been waived by any party (whether or not that party is also a party to this agreement) without the written consent of the Mezzanine Agent);

(m)          Key Manager: evidence that the Consolidated Group has entered into contracts with the Key Managers on terms and conditions acceptable to the Financiers;

(n)           Authorisations: evidence that all Authorisations necessary for the Merger to be completed and the conduct of the business of the Consolidated Group after Financial Close have been obtained and are in full force and effect and all applicable waiting periods have expired, including WRC Stockholder approval and expiration of Hart-Scott- Rodino Antitrust waiting period (and any extension of that period) and relevant US approvals as contemplated in section 7.1(c) of the Merger Agreement;

(o)           appraisal rights:

(1)           evidence that no WRC Stockholders will have satisfied all conditions necessary as of Financial Close to cause them to be entitled to an appraisal by the Delaware Court of Chancery of the fair value of that stockholders’ WRC Common Stock in connection with the Merger in accordance with section 262 of the DGCL (including:

(A)          the delivery of written demand for appraisal to WRC prior to the taking of any vote of WRC stockholders on the Merger; and

(B)          not voting in favour of the Merger (nor consenting thereto in writing)),

with respect to more than 10% in the aggregate of the outstanding WRC Common Stock immediately prior to Financial Close; or

(2)           if prior to Financial Close, any one or more WRC Stockholders have satisfied all conditions necessary as of such time to cause them to be entitled to an appraisal by the Delaware Court of Chancery of the fair value the stockholder’s shares of Common Stock in connection with the Merger in accordance with section 262 of the DGCL, including:

(A)          the delivery of written demand for appraisal to WRC prior to the taking of any vote of WRC stockholders on the Merger; and

(B)          not voting in favour of the Merger (nor consenting thereto in writing),

then the Mezzanine Agent must receive satisfactory evidence on terms acceptable to all Financiers (other than any Retired Financier) (acting reasonably and in good faith) that the Sponsor has unconditionally committed to make available Sufficient Additional Equity Funding.

For the purposes of this clause 2.1(o), Sufficient Additional Equity Funding means that the Financiers are satisfied that at the time of payment mandated in accordance with section 262 of the DGCL in connection with any appraisal rights (or such other time as the liabilities in connection with any appraisal rights become due and payable), an amount of additional equity funding will be available to WRC (on terms acceptable to all Financiers (other than any Retired Financier) (acting reasonably and in good faith) (and satisfactory legal opinions are provided in connection with that equity commitment) to ensure that all potential liabilities of the Consolidated Group in relation to any such appraisal rights will be met from that committed equity amount (such amounts to be determined reasonably and in good faith). Under the terms of that equity commitment the Sponsor will not be required to actually contribute that equity amount to meet liabilities in relation to appraisal rights to the extent drawings are available at the time of payment mandated in accordance with section 262 of the DGCL (or such other time as the liabilities become due and payable) under the Senior Facilities Agreement to meet those liabilities;

(p)           Establishment of Groups: evidence that, except in connection with liabilities and obligations expressly contemplated in the definition of “Exceptions to Establishment of Groups”:

(1)           Core Australian Group:

(A)          the assets and liabilities of the Core Australian Business are held solely by Core Australian Group Members; and

(B)          the Core Australian Group Members have good title to all material Intellectual Property Rights necessary for the Core Australian Group Members to carry on the Core Australian Business and have exclusive ownership of all “Sizzler” related trade marks and service marks and other Intellectual Property Rights relating to the “Sizzler” business in Australia, in each case on terms acceptable to the Mezzanine Agent, or that such conditions will be met following completion of the Corporate Restructure as contemplated in clause 2.7;

(2)           Asian Group:

(A)          the assets and liabilities of the Asian Business are held solely by Asian Group Members; and

(B)          the Asian Group Members have good title to all material Intellectual Property Rights necessary for the Asian Group Members to carry on the Asian Business and have exclusive ownership of all “Sizzler” related trademarks and service marks and other Intellectual Property Rights relating to the “Sizzler” business other than to the extent they relate to

Australia, North America, South America or the Caribbean, in each case on terms acceptable to the Mezzanine Agent,

or that such conditions will be met following completion of the Corporate Restructure as contemplated in clause 2.7;

(3)           US Group:

(A)          the assets and liabilities of the US Business (including liabilities in connection with the WRC Head Office Costs) are held solely by members of the US Group; and

(B)          the US Group Members have good title to all material Intellectual Property Rights necessary for the US Group Members to carry on the US Business and has exclusive ownership of all “Sizzler” related trademarks and service marks and other Intellectual Property Rights relating to the “Sizzler” business in North America, South America or the Caribbean, in each case on terms acceptable to the Mezzanine Agent, or that such conditions will be met following completion of the Corporate Restructure as contemplated in clause 2.7;

(4)           ring fencing: arrangements have been put in place (or arrangements will be in place following completion of the Corporate Restructure as contemplated in clause 2.7) to “ring fence” the Australian Group from the US Group, the US Group from the Australian Group, the Core Australian Group from the Asian Group and both the Australian Group and US Group from the Pat & Oscars Group Members on terms acceptable to the Mezzanine Agent, including compliance with all Ring Fencing Principles on an ongoing basis; and

(5)           transfer of value: there has been no transfer of value (excluding for the avoidance of doubt any transfer for arm’s length consideration expressly permitted under this agreement) by any means from the Australian Group to the US Group or from the US Group to the Australian Group or to the Asian Group except any transfer of value expressly contemplated as a consequence of completion of the Corporate Restructure contemplated in clause 2.7 or the Exceptions to the Establishment of Groups;

(q)           Equity: evidence that funds exclusively advised and managed by the Sponsor and CFG Management (or Entities Controlled by CFG Management) have contributed by way of equity contribution, on terms acceptable to the Mezzanine Agent, the equity amounts contemplated in the Funds Flow Statement, subject to an allowance for up to A$4.5 million of Deferred Equity Contributions which will not be required to be contributed as a condition precedent to Financial Close (but which must be contributed within 6 weeks of Financial Close);

i

(r)            Ownership: evidence that the Borrower, US Bidco and AsiaHoldco are, and will be, following completion of the transactions contemplated by the

Shareholders’ Agreements and the CFG Share Sale Agreement, Controlled by funds exclusively managed and advised by the Sponsor:

(s)           Senior Debt: evidence that all initial conditions precedent to the availability of the AUD Facilities in an amount of not less than A$192 million and the USD Facilities in an amount of not less than US$36.2 million under the Senior Finance Documents (other than any such condition requiring satisfaction of the conditions precedent under this document) have been or will be satisfied on Financial Close and evidence that Facilities A, B and C will be provided to the Borrower or US Bidco on Financial Close simultaneously with drawdown under the Facility;

(t)            Funds Flow Statement: a statement signed by two directors of each of the Borrower and US Bidco setting out the payments to be made under and in connection with the Transaction Documents and in connection with the transactions contemplated by the Merger Agreement, the Shareholders’ Agreements and the Establishment of Groups and the Corporate Restructure (including equity subscriptions and payment of Acquisition Costs) and the payers and the recipients of such payments and evidence that sufficient amounts are available to meet all Acquisition Costs;

(u)           Total Debt: evidence that immediately following Financial Close the aggregate Financial Indebtedness of the Consolidated Group (without double counting Financial Indebtedness of a Consolidated Group Member which is also Guaranteed by any other Consolidated Group Member and without taking into account Financial Indebtedness between Consolidated Group Members) other than :

(1)           Financial Indebtedness under the Existing Finance Leases;

(2)           Financial Indebtedness under arrangements with Westpac Banking Corporation in connection with the issue of the Existing Bank Guarantees;

(3)           Financial Indebtedness under the Merger Agreement Hedging;

(4)           Financial Indebtedness under any Hedge Agreement entered into on or about Financial Close in accordance with clause 10.26(a);

(5)           Financial Indebtedness under any Letter of Credit issued on or about Financial Close to secure Financial Indebtedness made available by way of transactional or working capital facilities to US Group Members;

(6)           the Permitted Financial Indebtedness referred to in paragraph (i) or (1) of the definition of that term;

(7)           Financial Indebtedness under foreign exchange transactions entered into by the Borrower for settlement on the anticipated Financial Close; and

(8)           Financial Indebtedness under Existing Sizzler Franchisee Debt;

(Total Debt) Total Debt will not exceed A$260,000,000.

For the purposes of calculating Total Debt under this clause 2.1(u):

(1)           Financial Indebtedness denominated in US Dollars will be converted into Australian Dollars using an exchange rate of USD0.78/AUD 1.00; and

(2)           Financial Indebtedness denominated in a currency other than Australian Dollars or US Dollars will be included as the amount in that other currency notionally converted into Australian Dollars using the rate of exchange determined by the Mezzanine Agent as that rate of exchange at or about Financial Close which the Mezzanine Agent could have, on that date, purchased from another person in the normal course of business in dealing with currencies, that amount of currency with Australian Dollars;

(v)           Financial Indebtedness: evidence that all Financial Indebtedness of the Target Companies other than Financial Indebtedness :

(1)           owed to another Target Company or Transaction Party which is Permitted Financial Indebtedness;

(2)           under the Existing Finance Leases;

(3)           under the arrangements referred to in clause 2.1(u)(2); and

(4)           under the Permitted Financial Indebtedness referred to in paragraph (i) of the definition of that term; and

(5)           under the Existing Sizzler Franchisee Debt,

has been or will be repaid immediately following Financial Close and that all Encumbrances and Guarantees securing such Financial Indebtedness have been released or will be released and all related documentation has been or will be terminated contemporaneously with or immediately following the first drawdown under the Facility;

(w)          Material Adverse Change: evidence (or the Mezzanine Agent is otherwise satisfied) that no material adverse change has occurred in the financial condition, results, business, business activities or current or future credit standing or prospects of the Australian Business or US Business (or a business forming part of the Australian Business or US Business), a Target Company, the Borrower, US Bidco, AsiaHoldco or any of the Borrower or US Bidco’s Subsidiaries or Consolidated Group Members;

(x)            solvency certificate: a solvency certificate in respect of PartyUSHoldco, USMergeco and the US Borrower ;

(y)           Target Companies and AsiaHoldco US Pledge: evidence that:

(1)           the form of all documentation to be provided to the Mezzanine Agent or the Security Trustee under clauses 2.5, 2.6 and 2.7(c) has been agreed between the Borrower and the Mezzanine Agent including:

(A)          the Deeds of Charge referred to in paragraphs (c), (e), (f) and (h) of the definition of that term in clause 1.1;

(B)          the Financial Assistance Documents referred to in clause 2.6(b);

(C)          the form of the articles of association and constitutions of the Australian Target Companies and the by-laws of the US Target Companies;

(D)          the solvency certificates to be given by the US Target Companies; and

(E)           any legal opinions to be provided to the Mezzanine Agent,

and that copies of such documentation initialled by the Borrower and US Bidco has been provided to the Mezzanine Agent; and

(2)           the conditions in clause 2.5 will be satisfied immediately following Financial Close; and

(z)            Corporate Restructure: evidence that the steps contemplated in schedule 11 will be completed in accordance with, and within the time frames and in order contemplated by, schedule 11 (including the form of all documentation in relation to the Corporate Restructure has been agreed between the Mezzanine Agent and the Borrower); and

(aa)         Whitewash Documents: a certificate signed by two directors of each of AusHoldco and AusBidco on behalf of the relevant company:

(1)           confirming that all approvals which must be obtained, and all procedures, if any, which must be complied with, under section 260B of the Corporations Act to allow it to enter into and perform each of the Mezzanine Finance Documents, the Shareholders’ Agreement referred to in paragraph (a) of the definition of that term and the CFG Share Sale Agreement have been obtained or complied with; and

(2)           attaching all documents required to be lodged with the Australian Securities and Investments Commission under section 260B of the Corporations Act for the purposes of approving any financial assistance being given it in connection with the Mezzanine Finance Documents, the Shareholders’ Agreement referred to in paragraph (a) of the definition of that term or the CFG Share Sale Agreement and evidence that the Financial Assistance Documents have been lodged with ASIC within the time periods required by the Corporations Act.

2.2          Conditions precedent to all Funding Portions

A Financier is not obliged to provide its Pro Rata Share of any Funding Portion until the following conditions are fulfilled to the Mezzanine Agent’s satisfaction:

(a)           Funding Notice: the Borrower has delivered a Funding Notice to the Mezzanine Agent requesting the Funding Portion;

(b)           Funding Date: the Funding Date for the Funding Portion is a Business Day within the Availability Period;

(c)           Commitment: the Commitment of that Financier will not be exceeded by providing it Pro Rata Share of the Funding Portion;

(d)           no Default: no Default has occurred which is continuing and no Default (other than a Default which has been waived in writing by the Mezzanine

Agent (acting on the instructions of the Majority Financiers)) will result from the Funding Portion being provided; and

(e)           Repeating Representation: the Repeating Representations and the representations and warranties and the statements in the relevant Funding Notice are correct and not misleading at the date of the Funding Notice and the Funding Date (except to the extent waived in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers)).

2.3          Certified copies

An Authorised Officer of the relevant Transaction Party must certify a copy of a document given to a Mezzanine Finance Party under this clause 2 to be a true copy of the original document. The certification must be made no more than 5 Business Days before the date on which it is provided.

2.4          Cancellation of Commitments

All of the parties agree that each Financier’s Commitments will be cancelled and the Facility will terminate if the first Funding Date has not occurred on or before 12 noon (Sydney time) on 30 September 2005, (or such later date or time as the Mezzanine Agent (acting on the instructions of all Financiers (other than any Retired Financier)) may agree in writing).

2.5          Merger conditions – US Target Company Security and Merger

(a)           Subject to clause 2.5(b), US Bidco must ensure that, immediately upon consummating the Merger, WRC and each US Target Company becomes a “Guarantor” for the purposes of this agreement in accordance with clause 13.18 and that the Deposit Account Control Agreement referred to in paragraph (d) of the definition of “Tripartite Deed” and that the Deed of Charge referred to in paragraph (h) of the definition of that term is duly executed by all parties to it in a form satisfactory to the Mezzanine Agent.

(b)           US Bidco must ensure that WRC and the US Target Companies have met the requirements of clause 10.25(c)(1) within 10 Business Days of Financial Close.

(c)           The Borrower and US Bidco must, immediately upon consummating the Merger, cause WRC and each of its Subsidiaries which are formed under the laws of the United States or any state thereof (other than a Dormant Company) to execute and deliver to the Security Trustee:

(1)           a joinder agreement in the form attached to the US Security Agreement together with all documents and certificates required pursuant to section 3.5 of the US Security Agreement;

(2)           a joinder agreement in the form attached to the US Guaranty together with all documents and certificates required pursuant to section 4.1 of the US Guaranty,

(d)           The Borrower must ensure that, as soon as practicable after Financial Close (and in any case within 1 Business Day of Financial Close):

(1)           the “Certificate of Merger” (as defined in the Merger Agreement) is filed with the Secretary of State of the State of Delaware and the Merger is consummated; and

(2)           all other filings required to be made in connection with the Merger with authorities in other jurisdiction in which WRC is qualified to do business are made;

(3)           the Borrower provides to the Security Trustee share certificates with respect to the shares held by it in WRC and stock powers in connection with those shares;

(4)           the YUM Transfer Fee is paid and the Franchisee Shareholder Deed is duly executed by all parties to it and released from any escrow arrangement to which it may have been subject. The Borrower must provide evidence satisfactory to the Mezzanine Agent that such release from escrow has occurred and that the YUM Transfer Fee has been paid.

2.6          Condition subsequent - Australian Target Company Security

The Borrower must ensure that:

(a)           Shareholder resolutions: all shareholder resolutions and other approvals which are required under section 260B of the Corporations Act for each Australian Target Company in connection with entering into and performance of each of the Mezzanine Finance Documents by each Australian Target Company (including in connection with the Australian Target Companies becoming “Guarantors” for the purposes of this agreement in accordance with this clause 2.6 and the procedure set out in clause 13.18, and entering into the Australian Target Security) are passed within 5 Business Days of Financial Close;

(b)           Lodgement of financial assistance documentation with ASIC: all documents required to be lodged with ASIC under section 260B of the Corporations Act for the purposes of approving any financial assistance being given by an Australian Target Company (including in connection with the Australian Target Companies becoming “Guarantors” for the purposes of this agreement in accordance with this clause 2.6 and the procedure set out in clause 13.18, and entry into the Australian Target Security) (the Financial Assistance Documents) are lodged with ASIC within 5 Business Days of Financial Close in the manner and order prescribed by section 260B of the Corporations Act;

(c)           other financial assistance procedures: all other procedures, if any, which must be followed under section 260B of the Corporations Act for each Australian Target Company in connection with entering into and performance of each of the Mezzanine Finance Documents by each Australian Target Company (including in connection with the Australian Target Companies becoming “Guarantors” for the purposes of this agreement in accordance with this clause 2.6 and the procedure set out in clause 13.18, and entry into the Australian Target Security) are passed, obtained or complied with as soon as possible after Financial Close so as to ensure that the Whitewash Completion Date occurs within 5 Business Days after the date of Financial Close;

(d)           Whitewash Completion Date: on the Whitewash Completion Date (which must occur not later than the date 17 Business Days after the date of Financial Close):

(1)           each Australian Target Company provides to the Mezzanine Agent a certificate signed by two directors of the Australian Target Company on behalf of the Australian Target Company:

(A)          confirming that all approvals which must be obtained, and all procedures, if any, which must be complied with, under section 260B of the Corporations Act to allow each Australian Target Company to enter into and perform each of the Mezzanine Finance Documents to be entered into by the Australian Target Company (including in connection with the Australian Target Company becoming a “Guarantor” for the purposes of this agreement in accordance with this clause 2.6 and the procedure set out in clause 13.18, and entry into its Australian Target Security) have been obtained or complied with; and

(B)          attaching the Financial Assistance Documents and evidence that the Financial Assistance Documents have been lodged with ASIC within the time periods required by the Corporations Act (which documents and evidence must be in form and substance satisfactory to the Mezzanine Agent, acting reasonably);

(2)           each Australian Target Company becomes a “Guarantor” for the purposes of this agreement in accordance with clause 13.18;

(3)           each Existing Westpac Lease Mortgage and the Existing Westpac Charge is amended in the manner agreed between the Borrower and the Mezzanine Agent prior to Financial Close and becomes part of the “Trust Fund” under and as defined in the Security Trust Deed;

(4)           the constitution of each Australian Target Company includes:

(A)          a provision of the type referred to in section 187 of the Corporations Act; and

(B)          a provision which provides that the directors may not refuse to register a share transfer effected by a Security holder on enforcement of a Security over those shares.

2.7          Corporate Restructure

(a)           The Borrower and US Bidco must ensure that each of the steps contemplated in schedule 11 is completed in accordance with and within the time frames contemplated by schedule 11 to effect the Corporate Restructure contemplated in that schedule and in accordance with documentation the form and terms of which have been approved by the Mezzanine Agent (it being acknowledged that documentation approved in satisfaction of the condition precedent pursuant to clause 2.1(aa) is sufficient for these purposes and that in any case, that approval will not be unreasonably withheld and the Financiers must respond promptly to any such request for approval). Without limitation, the Borrower and US Bidco must ensure that all consents required in relation to the Corporate Restructure or to effect the Corporate Restructure, including any consents required in connection with any Existing Joint Venture Interests, any KFC Agreement, any Material Document or any consents required as a condition precedent to completion under the Pat & Oscars Sale Agreement (but not including any such consents required in relation to any Leasehold Interest), are obtained prior to the relevant Corporate Restructure Step to which they relate taking place, but within sufficient time to ensure that such Corporate Restructure Steps are completed within the time frames contemplated by schedule 11.

(b)           The Borrower must promptly notify the Mezzanine Agent of the completion of any Corporate Restructure Step.

(c)           AsiaHoldco must at the time it becomes the owner of any equity securities in SIM or any other Entity formed under the laws of the United States or any state thereof, deliver to Security Trustee a US Pledge Agreement in respect of such equity securities in a form and of a substance satisfactory to the Senior Agent together with duly executed instruments of transfer or assignments in blank therefor and a legal opinion from Ropes & Gray, US legal counsel to the Borrower, in respect of the US Pledge Agreement and the security interest in those equity securities and such other matters as the Mezzanine Finance Parties may reasonably require in a form reasonably acceptable to the Mezzanine Agent.

(d)           The US Bidco must, within five days after becoming the owner of any equity securities in WRC, Sizzler USA, Inc., a Delaware corporation, or any other entity formed under the laws of the United States or any state thereof, deliver to Security Trustee all certificates evidencing such equity securities together with duly executed instruments of transfer or assignments in blank therefor and a duly executed and completed pledge amendment in the form attached to the US Security Agreement together with such other items as may be required pursuant to the terms of section 5.1 of such US Security Agreement and a legal opinion from US legal counsel to the Borrowers in respect of those documents and the security interest in those equity securities and such other matters as the Mezzanine Finance Parties may reasonably require in a form reasonably acceptable to the Mezzanine Agent.

(e)           The Transaction Parties must ensure that at the time of conversion of SIM or any of its Subsidiaries into limited liability companies, Ropes & Gray, US legal counsel to the Borrowers provide to the Mezzanine Agent a legal opinion in respect of each Mezzanine Finance Document to which the Transaction Party the subject of the conversion is expressed to be a party and such other matters as the Mezzanine Finance Parties may reasonably require in a form reasonably acceptable to the Mezzanine Agent.

(f)            A Transaction Party must not make or receive (and must not permit any Subsidiary of it to make or receive) any Corporate Restructure Loan unless and until the Mezzanine Agent has approved the form and terms of that Corporate Restructure Loan, it being acknowledged that the approval of the form and terms of a Corporate Restructure Loan as a condition precedent pursuant to clause 2.1(z) is sufficient for these purposes.

(g)           All Financial Indebtedness under or in connection with each Corporate Restructure Loan must be fully and finally repaid and cancelled in full upon that repayment as follows, at the time of completion of Corporate Restructure Step Number 7:

(1)           in the case of the Corporate Restructure Loan referred to in paragraph (a) of the definition of that term, by way of set off against the consideration payable by the US Borrower in respect of the acquisition contemplated as part of Corporate Restructure Step Number 7;

(2)           in the case of the Corporate Restructure Loan referred to in paragraph (b) of the definition of that term, by way of set off against liabilities of WRC to the Borrower or any of its Subsidiaries existing as at the date of completion of Corporate Restructure Step Number 7;

(3)           in the case of the Corporate Restructure Loan referred to in paragraph (c) of the definition of that term, by way of set off against liabilities of WRC to the Borrower or any of its Subsidiaries existing as at the date of completion of Corporate Restructure Step Number 7;

(4)           in the case of the Corporate Restructure Loan referred to in paragraph (d) of the definition of that term, by way of set off against liabilities of WRC to the Borrower or any of its Subsidiaries existing as at the date of completion of Corporate Restructure Step Number 7;

(5)           in the case of the Corporate Restructure Loan referred to in paragraph (e) of the definition of that term, by way of set off against liabilities of WRC to the Borrower or any of its Subsidiaries existing as at the date of completion of Corporate Restructure Step Number 7, and a Corporate Restructure Loan must not (without the prior written consent of the Mezzanine Agent) be otherwise paid or repaid and a Corporate Restructure Loan Lender may not otherwise receive, and a Corporate Restructure Loan Borrower must not otherwise pay or repay any amounts owing under or in connection with a Corporate Restructure Loan to, or at the direction of, the Corporate Restructure Loan Lender or any person acting or purporting to act, on behalf of the Corporate Restructure Loan Lender.

(h)           The Borrower must not pay or repay any amounts owing to P&O Holding Corp under or in connection with the Pat & Oscars Loan Agreement to, or at the direction of, P&O Holding Corp or any person acting or purporting to act, on behalf of P&O Holding Corp provided that, notwithstanding any provision of a Mezzanine Finance Document, P&O Holding Corp may transfer or novate all of its rights and interests under and in respect of the Pat & Oscars Loan Agreement to WRC at the time of completion of Corporate Restructure Step Number 2 and the Borrower may consent to P&O Holding Corp making such transfer or novation.

(i)            A Transaction Party must not

(1)           amend or vary, or agree to an amendment or variation of;

(2)           terminate, rescind or discharge;

(3)           grant any waiver, time or indulgence in respect of any obligation under;

(4)           do or omit to do anything which may adversely affect the provisions or operation of; or

(5)           do or omit to do anything which would give any other person legal or equitable grounds to do anything in clause 2.7(i)(1) to 2.7(i)(4)(inclusive) in respect of,

any Corporate Restructure Loan or the Pat & Oscars Loan Agreement to which it is expressed to be a party except as expressly permitted or contemplated in clauses 2.7(g) or 2.7(h) without the prior written consent of the Mezzanine Agent.

2.8          Benefit of conditions

A condition in this clause 2 is for the benefit only of the Mezzanine Finance Parties and:

(a)           only the Mezzanine Agent acting on the instructions of all Financiers (other than any Retired Financier) may waive a condition in clause 2.1; and

(b)           only the Mezzanine Agent acting on the instructions of the Majority Financiers may waive any other condition in this clause 2.

3             Commitment, purpose and availability of Facility

3.1          Provision of Commitments

Subject to the terms of this agreement, the Financiers make available (rateably accordingly to their respective Commitments) an Australian Dollar term cash advance facility in an aggregate amount equal to the Total Commitments (Facility).

3.2          Several obligations and rights of Financiers

(a)           The obligations and rights of the Financiers under each Mezzanine Finance Document are several.

(b)           Failure of a Financier to perform its obligations under a Mezzanine Finance Document does not relieve any other Financier from any of its obligations under a Mezzanine Finance Document.

(c)           No Financier is responsible for the obligations of any other Financier under a Mezzanine Finance Document.

(d)           Each Financier may separately enforce its rights under any Mezzanine Finance Document, unless a Mezzanine Finance Document provides otherwise.

3.3          Purpose

The Borrower must use the net proceeds of a Funding Portion only in or towards, on Financial Close, payment of Acquisition Costs (including in the case of payment of the Merger Consideration, to fund the making of a deposit to the Exchange Fund with the Exchange Agent in an amount of cash sufficient to pay the Merger Consideration).

No Mezzanine Finance Party is bound to monitor or verify the application of any amount borrowed under this agreement.

3.4          Cancellation of Commitment during Availability Period

(a)           The Borrower may cancel any of the Total Undrawn Commitments by giving the Mezzanine Agent at least 3 Business Days’ notice.

(b)           A partial cancellation of the Total Undrawn Commitments may only be made in a minimum amount of A$2,000,000 and in an integral multiple of A$1,000,000.

(c)           The Commitment of a Financier is cancelled to the extent of its Pro Rata Share of the Total Undrawn Commitments cancelled under this clause 3.4.

(d)           A notice given under clause 3.4(a) is irrevocable.

3.5          Cancellation at end of Availability Period

On the last day of the Availability Period, the Commitment of each Financier is cancelled to the extent of its Undrawn Commitment.

4             Funding and rate setting procedures

4.1          Delivery of Funding Notice

(a)           If the Borrower requires the provision of a Funding Portion it must deliver to the Mezzanine Agent a Funding Notice.

(b)           The Mezzanine Agent must notify each Financier of:

(1)           the contents of each Funding Notice; and

(2)           the Financier’s Pro Rata Share of each Funding Portion requested,

as soon as reasonably practicable and in any event within 1 Business Day after the Mezzanine Agent receives the Funding Notice.

4.2          Requirements for a Funding Notice

A Funding Notice to be effective must:

(a)           be in writing in the form of, and specifying the matters required in, schedule 5; and

(b)           be received by the Mezzanine Agent before 11.00am (Sydney time) on a Business Day at least 2 Business Days before the proposed Funding Date (or any shorter period that the Mezzanine Agent agrees in writing (acting on the instructions of all Financiers (other than a Retired Financier)).

4.3          Irrevocability of Funding Notice

The Borrower is irrevocably committed to draw Funding Portions from the Financiers in accordance with each Funding Notice given by it to the Mezzanine Agent.

4.4          Number of Funding Portions

(a)           The Borrower must ensure that no more than 1 Funding Portion is outstanding at any time.

(b)           The single Funding Portion will only be available on Financial Close to meet Acquisition Costs. For the avoidance of doubt, no Funding Portion will be permitted after Financial Close to meet Acquisition Costs.

4.5          Amount of Funding Portions

The Borrower must ensure that the amount each Funding Portion is not less than A$2,000,000 and in an integral multiple of A$1,000,000.

4.6          Selection of Interest Periods

(a)           The Borrower must select the initial Interest Period which is to apply to a Funding Portion in the Funding Notice delivered for that Funding Portion.

(b)           The Borrower may select a subsequent Interest Period which is to apply to a Funding Portion in a Selection Notice delivered for that Funding Portion.

(c)           Each Interest Period must be of 1, 2, 3 or 6 months or any other period agreed between the Borrower and the Mezzanine Agent (acting on the instructions of the Majority Financiers if less than 6 months, or all Financiers (other than a Retired Financier), if more) for the relevant Funding Portion.

(d)           If an Interest Period ends on a day which is not a Business Day, it is regarded as ending on the next Business Day in the same calendar month or, if none, the preceding Business Day.

(e)           An Interest Period for a Funding Portion commences either on the first Funding Date for that Funding Portion or on the last day of the immediately preceding Interest Period for that Funding Portion.

(f)            No Interest Period may end after the Termination Date.

(g)           If the Borrower:

(1)           fails to select an Interest Period for a Funding Portion under clause 4.6(a) or clause 4.6(b); or

(2)           selects an Interest Period in a manner which does not comply with this clause 4.6,

then that Interest Period will be, subject to clauses 4.6(d), (e) and (f), 1 month.

4.7          Selection Notice

A Selection Notice to be effective must be:

(a)           in writing in the form of schedule 6; and

(b)           received by the Mezzanine Agent before 11.00am (Sydney time) on a Business Day at least 2 Business Days before the Selection Date for the relevant Funding Portion (or any shorter period that the Mezzanine Agent agrees in writing).

4.8          Determination of Funding Rate

(a)           The Mezzanine Agent must notify each Financier (other than any Retired Financier) and the Borrower of the Funding Rate for an Interest Period as soon as reasonably practicable, and in any event within 1 Business Day, after it has made its determination of the applicable Base Rate.

(b)           In the absence of manifest error, each determination of the Base Rate by the Mezzanine Agent is conclusive evidence of that rate against the Borrower.

4.9          Provision of Funding Portions

If the Borrower gives a Funding Notice, each Financier must provide to the Mezzanine Agent its Pro Rata Share of the Funding Portion in Same Day Funds, in Australian Dollars, no later than 12 noon (Sydney time) on the specified Funding Date and in accordance with that Funding Notice.

4.10        Payment to Borrower

On receipt of the amounts paid to it by the Financiers under clause 4.9, the Mezzanine Agent must pay those amounts in Same Day Funds to the Borrower or as directed by the Borrower in the relevant Funding Notice.

5             Interest

5.1          Payment of Interest

(a)           The Borrower must pay interest on the principal amount of each Funding Portion provided to it, plus the amount of any Deferred Interest at that time, for each Interest Period applying to that Funding Portion at the Funding Rate for the Interest Period.

(b)           Interest is calculated on daily balances on the basis of a 365 day year and for the actual number of days elapsed from and including the first day of each Interest Period to, but excluding, the last day of the Interest Period or, if earlier, the date of prepayment or repayment of the Funding Portion under this agreement. Interest accrues on Deferred Interest on and from the date on which the interest the subject of the Deferred Interest would otherwise have been due and payable under this clause 5.1 to, but excluding, the date of actual payment.

(c)           The Borrower must pay accrued interest on each Funding Portion provided to it in arrears to the Mezzanine Agent on each Interest Payment Date for the relevant Funding Portion or, if earlier, the date of prepayment or repayment of the Funding Portion under this agreement.

(d)           The Borrower must pay accrued interest on Deferred Interest on the first to occur of the dates listed in subparagraphs (1), (2), (3) and (4) of clause 5.2(a).

If it is not paid then that interest will on and from each Interest Payment Date be added to, and form part of, the Deferred Interest.

5.2          Deferred Interest

(a)           Subject to clause 5.2(e), payment of any interest which is otherwise due and payable under clause 5.1 on any Interest Payment Date (other than on the Termination Date or a date referred to in subparagraph (3) or (4) below), including any Deferred Interest as a result of prior operation of this clause 5.2(a), may be deferred in whole or in part by the Borrower (but only if and to the extent that the Borrower is not permitted to pay that interest under the Intercreditor Deed) and will fall due for payment on the first to occur of the following dates:

(1)           the next Interest Payment Date (subject to the further operation of this clause 5.2);

(2)           the Termination Date;

(3)           the date on which the Secured Moneys are declared immediately due and payable under clause 11.2 or otherwise become due and payable under this agreement (such as under clause 7.3); and

(4)           the date on which the Principal Outstanding in respect of which the interest accrued becomes due and payable (such as under clause 7.2).

(b)           The Borrower will give notice to the Mezzanine Agent that payment of interest will be deferred under clause 5.2(a) as soon as practicable after it becomes aware that the deferral will occur.

(c)           The deferral of any interest under, and as permitted by, clause 5.2(a) will not constitute a default by the Borrower for any purpose.

(d)           The Borrower may not voluntarily defer interest under this clause 5.2 and must pay all interest when due if permitted to do so under the Intercreditor Deed.

(e)           Interest may not under any circumstances be deferred beyond the Termination Date or any of the other dates referred to in subparagraphs (3) and (4) of clause 5.2(a).

(f)            If the Borrower is permitted by the Intercreditor Deed to pay interest in respect of the Mezzanine Debt then that interest shall be paid in the following order:

(1)           interest under clause 5.1(a) on the principal amount of each Funding Portion;

(2)           Deferred Interest;

(3)           interest on Deferred Interest; and

(4)           any other interest.

6             Liquidity Bills

(a)           The Borrower irrevocably and for value authorises each Financier, at its option, to prepare Liquidity Bills in respect of a Funding Portion provided to the Borrower, so that:

(1)           their total face value amount does not exceed the outstanding principal amount of the Financier’s Pro Rata Share of the Funding Portion and total interest payable to the Financier in respect of the Funding Portion;

(2)           their maturity date is not later than the last day of the Interest Period for that Funding Portion,

and to sign them as drawer or endorser in the name of and on behalf of the Borrower.

(b)           A Financier may negotiate or deal with any Liquidity Bill prepared by it as it sees fit and for its own benefit.

(c)           A Financier must pay any Tax on or in respect of the Liquidity Bills and any dealing with the Liquidity Bills in respect of that Financier.

(d)           Each Financier indemnifies the Borrower against any Loss which the Borrower suffers, incurs or is liable for in respect of the Borrower being a party to a Liquidity Bill in respect of that Financier.

(e)           Nothing in clause 6(d) affects the Borrower’s obligations under this agreement (including its obligations in relation to the payment of the Secured Moneys) which are absolute and unconditional obligations and not affected by any actual or contingent liability of any Financier to the Borrower under clause 6(d).

(f)            If the Borrower discharges any Liquidity Bill by payment, the amount of that payment is regarded as applied on the date of payment against the money owing by the Borrower to the Financier who prepared that Liquidity Bill.

7             Repayment and prepayment

7.1          Repayment

The Borrower must repay to the Mezzanine Agent for the account of the Financiers each Funding Portion and all other Secured Moneys:

(a)           in full on the Termination Date; and

(b)           otherwise as required under this agreement (including under this clause 7).

7.2          Voluntary prepayment

(a)           Subject to this clause 7.2, the Borrower may prepay to the Mezzanine Agent all, but not part, of the Principal Outstanding by giving the Mezzanine Agent at least 5 Business Days’ prior notice specifying the prepayment date.

(b)           The Borrower must prepay the Principal Outstanding in full on the prepayment date specified in the prepayment notice together with all other Secured Moneys (including any fee payable under clause 7.4(c)).

(c)           A notice given under clause 7.2(a) is irrevocable.

(d)           The Borrower may make a prepayment under clause 7.2 on any Business Day.

7.3          Mandatory prepayment

(a)           The Borrower must immediately prepay all of the Principal Outstanding and all other Secured Moneys (including any fee payable under clause 7.4(c)) if:

(1)           a Change of Control occurs in relation to the Australian Group or an Australian Group Member (not being a Change of Control of a Subsidiary of the Borrower which occurs as part of a Permitted Disposal);

(2)           if any shares (or similar equity securities or Marketable Securities) in any Australian Group Member are listed on any stock exchange or are sold or issued by way of flotation or other public offering and a Change of Control occurs in relation to any Australian Group Member as a result;

(3)           all or substantially all of the business or assets of the Australian Group are sold; or

(4)           in the reasonable opinion of the Mezzanine Agent, the Australian Group materially changes its core business, being the Australian Business immediately following Financial Close,

provided that a mandatory prepayment obligation will not be triggered under this clause solely by virtue of the occurrence of the Corporate Restructure or a Permitted Asian Sale.

7.4          Prepayments generally

(a)           The Commitment of a Financier is cancelled in full on the date of any prepayment under this clause 7 and accordingly a prepaid amount may not be redrawn.

(b)           The Borrower may be liable to pay Break Costs (and a Financier may be liable to pay Break Benefits) in accordance with clause 14.2 if all or any part of a Funding Portion is prepaid by the Borrower (including under any provision of this clause 7) on a day other than the last day of the Interest Period for that Funding Portion.

(c)           If any prepayment or repayment of the Principal Outstanding (whether voluntary or mandatory, other than pursuant to clause 12.2) is made on or before the third anniversary of Financial Close, on the date of that prepayment or repayment the Borrower must pay to the Mezzanine Agent (for the account of the Financiers) a prepayment fee equal to 5% of the Principal Outstanding.

(d)           On any date on which the Borrower is required to prepay or repay all or any part of the Principal Outstanding the Borrower must also pay all accrued and unpaid interest (including Deferred Interest and interest on that Deferred Interest) in respect of that Principal Outstanding.

8             Payments

8.1          Manner of payment

All payments by a Transaction Party under the Mezzanine Finance Documents must be made:

(a)           in Same Day Funds;

(b)           in the Relevant Currency;

(c)           no later than 11.00am (Sydney time) on the due date to the Mezzanine Agent’s account as specified by the Mezzanine Agent to the Borrower,

or in any other manner the Mezzanine Agent or the Security Trustee directs from time to time.

8.2          Payments on a Business Day

If a payment is due on a day which is not a Business Day, the due date for that payment is the next Business Day in the same calendar month or, if none, the preceding Business Day, and interest must be adjusted accordingly.

8.3          Payments in gross

All payments which a Transaction Party is required to make under any Mezzanine Finance Document must be without:

(a)           any set-off, counterclaim or condition; or

(b)           any deduction or withholding for any Tax or any other reason unless the Transaction Party is required to make a deduction or withholding by applicable law.

8.4          Additional payments

(a)           If:

(1)           any Transaction Party, the Mezzanine Agent or the Security Trustee is required to make a deduction or withholding in respect of Tax (other than Excluded Tax) (including any interest, penalties or addition to Tax) from any payment to be made to a Mezzanine Finance Party under any Mezzanine Finance Document; or

(2)           a Mezzanine Finance Party is required to pay any Tax (other than Excluded Tax) (including any interest, penalties or addition to Tax) in respect of any payment it receives from a Transaction Party or the Mezzanine Agent or the Security Trustee under any Mezzanine Finance Document, the Transaction Party:

(3)           indemnifies each Mezzanine Finance Party against that Tax (including a Tax (other than an Excluded Tax) imposed or asserted on or attributable to amounts payable under this clause or any interest, penalties or addition to Tax) whether or not such Tax was correctly or legally imposed or asserted by the relevant Government Agency); and

(4)           must pay to each Mezzanine Finance Party an additional amount to ensure that each Mezzanine Finance Party receives when due a net amount (after payment of any Tax (other than Excluded Tax) in respect of each additional amount) that is equal to the full amount it would have received if a deduction or withholding or payment of Tax (other than Excluded Tax) (including any interest, penalties or addition to Tax) had not been made.

(b)           If a Transaction Party:

(1)           makes an indemnity payment under clause 8.4(a)(3) to a Mezzanine Finance Party; or

(2)           pays an additional amount to a Mezzanine Finance Party under clause 8.4(a)(4),

(a Tax Payment) and the Mezzanine Finance Party to whom that Tax Payment was made determines that:

(1)           a credit again, relief or remission for, or repayment of any Tax (other than an Excluded Tax) is attributable to that Tax Payment (a Tax Credit); and

(2)           that Mezzanine Finance Party has obtained, utilised and retained that Tax Credit,

then, subject to clause 8.6, the Mezzanine Finance Party shall pay an amount to the Transaction Party which that Mezzanine Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen under which the Tax Payment was required to be made by the Transaction Party.

8.5          Taxation deduction procedures

If clause 8.4(a)(1) applies:

(a)           the Transaction Party (or Mezzanine Agent or Security Trustee, as applicable) must timely pay the amount deducted or withheld to the appropriate Government Agency as required by law; and

(b)           the Transaction Party must:

(1)           use reasonable endeavours to obtain a payment receipt from the Government Agency (and any other documentation ordinarily provided by the Government Agency in connection with the payment); and

(2)           within 2 Business Days after receipt of the documents referred to in clause 8.5(b)(1), deliver copies of them to the Mezzanine Agent.

8.6          Conduct of business by the Mezzanine Finance Parties

No provision of this agreement will:

(a)           interfere with the right of any Mezzanine Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)           oblige any Mezzanine Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)           oblige any Mezzanine Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

8.7          Amounts payable on demand

If any amount payable by a Transaction Party under any Mezzanine Finance Document is not expressed to be payable on a specified date, that amount is payable by the Transaction Party on demand by the Mezzanine Agent.

8.8          Appropriation of payments

(a)           Except where clause 8.8(b) applies and otherwise subject to the Intercreditor Deed, all payments made by a Transaction Party under a Mezzanine Finance Document may be appropriated as between principal, interest and other amounts as the Mezzanine Agent determines or, failing any determination, in the following order:

(1)           first, towards reimbursement of all fees, costs, expenses, charges, damages and indemnity payments due and payable by the Transaction Parties under the Mezzanine Finance Documents;

(2)           second, towards payment of any Deferred Interest at that time;

(3)           third, towards payment of any interest due and payable under the Mezzanine Finance Documents; and

(4)           fourth, towards repayment or prepayment of the Principal Outstanding.

(b)           Any money recovered by a Mezzanine Finance Party as a result of the exercise of a Power under a Security must be appropriated in the manner provided in that Security.

(c)           Any appropriation under clauses 8.8(a) or (b) overrides any appropriation made by a Transaction Party.

8.9          Distribution by Mezzanine Agent

(a)           A payment received by the Mezzanine Agent under a Mezzanine Finance Document is received by the Mezzanine Agent on account of the Financiers unless:

(1)           the payment is made to the Mezzanine Agent for its own account; or

(2)           a provision in a Mezzanine Finance Document expressly provides otherwise.

(b)           The Mezzanine Agent must promptly distribute amounts received on account of the Financiers among them in their respective Pro Rata Shares and (subject to clause 8.13) in the same type of funds as received by the Mezzanine Agent.

8.10        Non-receipt of funds by the Mezzanine Agent

(a)           If:

(1)           the Mezzanine Agent elects to make a payment (Agent Payment) to any party (Payee) that is to be made out of a payment (Payer’s Payment) due to the Mezzanine Agent by another party (Payer) before the Mezzanine Agent has received the Payer’s Payment; and

(2)           the Payer does not in fact make the Payer’s Payment to the Mezzanine Agent on the due date,

the Payee must repay the Mezzanine Agent Payment to the Mezzanine Agent on demand.

(b)           The Payer indemnifies the Mezzanine Agent and the Payee against any Loss suffered or incurred by the Mezzanine Agent or the Payee as a result of any failure by the Payer to make the Payer Payment when due.

8.11        Redistribution of payments

(a)           If a Financier receives or recovers an amount from a Transaction Party under the Mezzanine Finance Documents other than in accordance with clause 8.9 (whether by way of voluntary or involuntary payment or by way of set-off, combination or amalgamation of accounts or otherwise, including under clause 6(f) or clause 19.7) or recovers any amount from a Transaction Party (whether under the Mezzanine Finance Documents, or otherwise) as a consequence of exercising any Encumbrance or right of set-off or combination or amalgamation of accounts in respect of an account maintained with that Financier by a Transaction Party:

(1)           the Financier must promptly advise the Mezzanine Agent that it has received or recovered the amount;

(2)           the Financier must within 3 Business Days after demand by the Mezzanine Agent pay to the Mezzanine Agent the amount determined by the Mezzanine Agent to be equal to the amount (excess amount) by which the amount received or recovered exceeds the amount the Financier would have received if the amount had been paid to the Mezzanine Agent and distributed in accordance with clause 8.9, and to that extent, the liability of the Transaction Party to the Financier will not be reduced by the recovery or payment, other than to the extent of any distribution received by the party under clause 8.11(a)(3);

(3)           the Mezzanine Agent must treat the payment of the excess amount as if it were a payment by the Transaction Party to the Mezzanine Agent on account of all the Financiers and promptly distribute the excess amount to the Financiers in accordance with clause 8.9; and

(4)           as between each Transaction Party and the Mezzanine Finance Parties, the excess amount is to be treated as not having been paid to the Financier, but as having been paid to all the Financiers in accordance with their respective entitlements.

(b)           If an amount to which clause 8.11(a) applies is subsequently required to be repaid by the Financier who originally received or recovered it to a Transaction Party, each Mezzanine Finance Party which has received any part of it must repay that part to the Financier who originally received or recovered it, and the adjustments under clause 8.11(a)(4) will be reversed.

(c)           Immediately upon a Financier making or becoming liable to make a payment under clause 8.11(a)(2), each Transaction Party shall indemnify the Financier against the payment to the extent that (despite clause 8.11(a)(2)) its liability has been discharged by the recovery or payment.

8.12        Rounding

The Mezzanine Agent may round amounts to the nearest unit of Relevant Currency in making any allocation or appropriation under the Mezzanine Finance Documents.

8.13        Currency exchanges

If the Mezzanine Agent receives an amount under a Mezzanine Finance Document in a currency which is not in the Relevant Currency, the Mezzanine Agent:

(a)           may convert the amount received into the Relevant Currency in accordance with its normal procedures; and

(b)           is only regarded as having received the amount that it has converted into the Relevant Currency.

8.14        Right to refinance on a tax or other event

If the Borrower is required to make an indemnity payment under clause 8.4(a)(3) or to pays an additional amount to a Financier under clause 8.4(a)(4) or the Borrower receives a demand from a Financier under clause 12.1(a), the Borrower may, but will not be required to, require that Financier (the Affected Financier) to novate all (but not less than all) of its rights and obligations under the Mezzanine Finance Documents to any other person selected by the Borrower (the Substitute Financier) provided that:

(a)           the Borrower must:

(1)           ensure that:

(A)          any necessary prior Authorisation from any Government Agency is obtained; and

(B)          the novation is effected in accordance with clause 18.3; and

(2)           must prepare and finalise all documentation in connection with that substitution required under clause 18.3 and pay the fee contemplated in clause 18.3(a);

(b)           the Substitute Financier must pay to the Affected Party, in consideration of the novation an amount not less than all the Principal Outstanding and accrued interest of the Affected Financier at that time;

(c)           the Borrower must pay to the Affected Party all its reasonable costs and expenses and other amounts incurred in connection with the novation (including amounts determined by the Financier as being incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Financier to fund or maintain its Commitment) and any other Secured Moneys of the Affected Financier; and

(d)           the amount of costs, Taxes, fees or charges payable by the Transaction Parties (including amounts payable under clauses 8.4 and 12.1) will not be increased as a result of circumstances existing at the time of that novation. For the avoidance of doubt, nothing in this clause 8.14(d) will disentitle any Substitute Financier or other Mezzanine Finance Party to payment or reimbursement of any such increased cost, Taxes, fees or charges in accordance with this agreement (this clause 8.14(d) being a restriction on the Borrower).

For the avoidance of doubt, if a Financier is unable to novate its rights and obligations for any reason under this clause 8.14, then the Financier will continue to be a “Financier” under and for the purposes of this agreement.

8.15        Payments

The Mezzanine Agent will ensure that the bank accounts to which it directs Transaction Parties or Mezzanine Finance Parties to make payments under or in relation to the Facility are located in Australia.

9             Representations and warranties

9.1          Representations and warranties

Each Transaction Party represents and warrants to and for the benefit of each Mezzanine Finance Party that:

(a)           registration: it has been incorporated as a company limited by shares in accordance with the laws of its place of incorporation and is validly existing under those laws;

(b)           corporate power: it has the corporate power to own its assets and to carry on its business as it is now being conducted;

(c)           authority: it has power and authority to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party;

(d)           authorisations: it has taken all necessary corporate action to authorise the execution, delivery and performance of the Transaction Documents to which it is expressed to be a party;

(e)           binding obligations: the Transaction Documents to which it is expressed to be a party constitute its legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms subject to laws generally affecting creditors’ rights and to principles of equity;

(f)            transaction permitted: the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party will not breach, or result in a contravention of:

(1)           any law, statute or Authorisation in any material respect;

(2)           its constitution or other constituent documents; or

(3)           any other material Encumbrance or agreement which is binding on it in any material respect,

and will not result in:

(4)           the creation or imposition of any Encumbrance on any of its assets other than as permitted under a Mezzanine Finance Document;

(5)           the acceleration of the date for payment of any obligation under any agreement which is binding on it; or

(6)           a limitation on its powers or the powers of its directors to be exceeded;

(g)           financial information: the most recent Financial Reports which it has provided to the Mezzanine Agent under clause 10.1:

(1)           give a true and fair view of the financial condition and state of affairs of the Consolidated Group, US Group, Core Australian Group or Asian Group (as applicable) as at the date they were prepared and of the results and operations of the Consolidated Group, the US Group, the Core Australian Group or the Asian Group (as applicable) for the period that they cover;

(2)           were prepared in accordance with Accounting Standards (or if required by Singapore law, any individual accounts of the Asian Group were prepared in accordance with accounting principles and practices applying by law, or otherwise generally accepted accounting principles and financial reporting standards, in Singapore) and applicable laws of all applicable jurisdictions; and

(3)           disclose all material Financial Indebtedness and material contingent liabilities of the Consolidated Group, US Group, Core Australian Group or Asian Group (as applicable);

(h)           no change in affairs: there has been no change (in its or any of its Subsidiaries’ state of affairs or otherwise) since the end of the accounting period for the most recent Financial Reports or accounts referred to in clause 9.1(g) which has had, or is reasonably likely to have, a Material Adverse Effect;

(i)            no litigation: no litigation, arbitration, mediation, conciliation, Tax claim, administration, dispute or administrative or other proceeding in respect of it, its Subsidiaries or any of its assets or assets of its Subsidiaries (other than frivolous or vexatious claims) is current or pending or has been commenced or, to its knowledge (after due enquiry), threatened, which, if adversely determined, either alone, or together with any other such litigation, arbitration, mediation, conciliation, Tax claim, administration, dispute or administrative or other proceeding, would have or be reasonably likely to have a Material Adverse Effect.

A reference in this clause 9.1(i) to any litigation does not include any litigation specifically disclosed in a Litigation Report to the extent that the amount of claims made as part of that litigation do not exceed the amount of claims disclosed or estimated in the relevant Litigation Report;

(j)            no benefit to related party and no financial assistance: no Transaction Party (or Related Body Corporate) has contravened or will contravene Chapter 2E or 2J of the Corporations Act (or any equivalent legislation under the law of any jurisdiction other than the Commonwealth of Australia, including section 76 of the Companies Act (Cap.50) of Singapore) by entering into any Transaction Document or participating in any transaction in connection with any Transaction Document;

(k)           no default:

(1)           neither it nor any of its Subsidiaries is in default under a document or agreement (including an Authorisation) or Material Document binding on it or its assets in circumstances which have or are reasonably likely to have a Material Adverse Effect;

(2)           nothing has occurred which constitutes an event of default, cancellation event, prepayment event or similar event (whatever called) under those documents or agreements, whether immediately or after notice or lapse of time or both, where such circumstances have or are reasonably likely to have a Material Adverse Effect;

(3)           no Event of Default subsists;

(l)            Authorisations:

(1)           each Authorisation which is required:

(A)          in relation to the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(B)          in relation to the validity and enforceability of those documents; or

(C)          to enable it to properly carry out its business as now conducted or contemplated (including under Environmental Law) in all material respects,

has been obtained or effected.

(2)           each Authorisation referred to in clause 9.1(l)(1) is in full force and effect. It is not in breach of any material condition under any of them which has not been promptly remedied and relevant fines paid;

(m)          disclosure:

(1)           all reports, financial and any other information (other than assumptions, estimates, forecasts and projections) provided to any Mezzanine Finance Party by the Sponsor or on behalf of the

Sponsor in connection with entry into the Mezzanine Finance Documents (as that information was updated prior to the date of this agreement), is correct in all material respects and not misleading in any material respect (by omission or otherwise) as at the date of this agreement and neither that information (as so updated) nor the conduct of the Sponsor or anyone on behalf of the Sponsor in connection with entry into the Mezzanine Finance Documents was misleading in any material respect, by omission or otherwise;

(2)           all reports, financial or any other information (other than assumptions, estimates, forecasts and projections) (as updated from time to time) provided to any Mezzanine Finance Party by it or on its behalf under or in connection with the Mezzanine Finance Documents (including in relation to it, the Merger, the Merger Agreement, the Shareholders’ Agreements, the Australian Business, the US Business, the Target Companies, the Material Documents, its assets, business or affairs or the Transaction Documents) from time to time was correct in all material respects and not misleading in any material respect (by omission or otherwise) as at the date of this agreement, or if later, at the time it was provided or updated and neither that information as so updated nor its conduct or the conduct of anyone on its behalf was or is misleading in any material respect (by omission or otherwise);

(3)           all assumptions, estimates, forecasts and projections (including in any financial model) provided to the Mezzanine Finance Parties by or on behalf the Sponsor (as updated prior to the date of this agreement) are based on reasonable grounds as at the date of this agreement, using historical information and have been made in good faith and prepared with due care; and

(4)           all assumptions, estimates, forecasts and projections (including each Business Plan and in each case as updated from time to time) provided to the Mezzanine Finance Parties by it or on its behalf are based on reasonable grounds as at the date of this agreement or, if later, at the time provided or updated, using historical information and have been made in good faith and prepared with due care;

(n)           full disclosure: it or the Sponsor has disclosed in writing to the Mezzanine Agent all material facts relating to it and the Consolidated Group, the Merger, the Australian Business, the US Business, the Shareholders’ Agreements, the Material Documents, the Target Companies, the Mezzanine Finance Documents, the Secured Property, the Material Documents, the Merger Agreement, the Merger and all things in connection with them known to them (having made due enquiry) which would, or would be reasonably likely to, adversely affect the decision of a reasonable and prudent financial institution to enter into any Mezzanine Finance Document;

(o)           agreements and documents:

(1)           each document or agreement which has the effect of varying or amending a Mezzanine Finance Document or amending or varying a Material Document in a material respect has been disclosed to the Mezzanine Agent in writing;

(2)           all copies of documents (including its latest audited Financial Reports and all Authorisations) given by it or on its behalf to a Mezzanine Finance Party were, at the time provided (or if updated, at the time updated) true and complete copies and are not misleading in any material respect (including by omission);

(3)           except to the extent terminated as permitted by this agreement, determined by performance or terminated at the end of its term or in circumstances which would not otherwise give rise to a Default, each Material Document entered into (or purported to be entered into) at the time this representation and warranty is given is in full force and effect;

(p)           legal and beneficial owner: it is the sole legal and beneficial owner of its Secured Property free of any Encumbrance other than a Permitted Encumbrance;

(q)           no Encumbrances or other interests: there is no Encumbrance over any of its Secured Property or any property of any of its Subsidiaries other than a Permitted Encumbrance;

(r)            Security:

(1)           each Mezzanine Finance Document to which it is expressed to be a Party which is an Encumbrance is, subject to any necessary stamping and registration, a valid perfected Encumbrance over the property to which it is expressed to apply ranking ahead of all Encumbrances other than Encumbrances which are mandatorily preferred by law (and only to the extent mandatorily preferred by law) or Permitted Encumbrances which, by their terms, rank ahead of the relevant Encumbrance;

(2)           the right, title and assets and undertakings over which a Security purports to create an Encumbrance are capable of being encumbered by and constitute Secured Property under that Security;

(s)           not a trustee: it does not enter into any Transaction Document as trustee of any trust or settlement and does not hold any assets as trustee of a trust;

(t)            commercial benefit: the entering into and performance by it of its obligations under the Transaction Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests;

(u)           Group Structure:

(1)           immediately following completion of the Merger, its only Subsidiaries are listed in the Group Structure Diagram; and

(2)           the Group Structure Diagram is true and correct in all respects and accurately describes the ownership of each Transaction Party and each Subsidiary of a Transaction Party;

(v)           Shares fully paid:

(1)           all Marketable Securities constituting part of the Secured Property are fully paid and (other than Marketable Securities in the Existing Joint Venture Interests or any Joint Venture Subsidiary) not subject to an option to purchase or similar right; and

(2)           the constitutional documents of the entity in which those Marketable Securities are held (other than Marketable Securities in the Existing Joint Venture Interests or any Joint Venture Subsidiary) do not and could not restrict or inhibit in any way any transfer of those Marketable Securities pursuant to an enforcement of a Security;

(w)          Intellectual Property Rights: it and each of its Subsidiaries has good title to, or right to use (under licence or otherwise), all material Intellectual Property Rights necessary for it to carry on its business as presently conducted and the nature of any such right to use will enable it to carry on its business as presently conducted;

(x)            Laws: it and each of its Subsidiaries are complying and have complied in all material respects with all laws (including any Environmental Law) binding on it or that Subsidiary (as applicable) other than laws of a minor nature;

(y)           solvency: it and each of its Subsidiaries is solvent. For the purposes of this clause 9.1(y), “solvent”:

(1)           in relation to Australian Transaction Parties and Subsidiaries of Transaction Parties which are incorporated or registered in Australia, has the meaning given to that term in the Corporations Act; and

(2)           in relation to US Transaction Parties and Subsidiaries of Transaction Parties which are incorporated or organised under the laws of, or any state (including the District of Columbia), of the USA means:

(A)          the fair value of the assets of each such entity is greater than the total amount of its debts and liabilities (whether subordinated, contingent or otherwise);

(B)          the present fair saleable value of the assets of each such entity is greater than the amount that will be required to pay the probable liability on its debts and other liabilities (whether subordinated, contingent or otherwise), as such debts and other liabilities become absolute and matured;

(C)          no such entity intended to incur debts or liabilities (whether subordinated, contingent or otherwise)nor will any such entity incur debts or liabilities (whether subordinated, contingent or otherwise) that would be beyond such entity’s ability to pay such debts and liabilities as the same became absolute and matured; and

(D)          no such entity has unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following Financial Close.

In determining the foregoing, the amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability and due consideration shall be given to all rights of contribution or reimbursement that may exist from other Transaction Parties; and

(3)           in relation to AsiaHoldco, any Subsidiary of AsiaHoldco or Transaction Party which is incorporated or registered in Singapore, means that such Entity is not unable to pay its debts within the meaning of section 254 of the Companies Act (Cap.50) of Singapore;

(z)            immunity: it does not, nor do any of its assets, enjoy immunity from any suit or execution;

(aa)         no Material Adverse Effect: except as disclosed to the Mezzanine Agent in writing, it does not know of any fact and there has been no event or occurrence, which has had, or is reasonably likely to have, a Material Adverse Effect;

(bb)         Anti-Terrorism Law:

(1)           no Transaction Party and, to the knowledge of the Transaction Parties, none of its Related Bodies Corporate is in violation of any Anti-Terrorism Laws, including the Executive Order, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56;

(2)           no Transaction Party and to the knowledge of the Transaction Parties, no Related Bodies Corporate or broker or other agent of any Transaction Party acting or benefiting in any capacity in connection with the Facility is any of the following:

(A)          a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(B)          a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(C)          a person with which any Financier is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(D)          a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(E)           a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; and

(3)           no Transaction Party and, to the knowledge of the Transaction Parties, no broker or other agent of any Transaction Party acting in any capacity in connection with the Facility:

(A)          conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clause 9.1(bb)(2);

(B)          deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or

(C)          engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law;

(cc)         Investment Company Act/Public Utility Holding Company Act: none of the Transaction Parties or any of their Subsidiaries is:

(1)           an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the US Investment Company Act of 1940, as amended; or

(2)           a “holding company,” an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended;

(dd)         Federal Reserve Regulations: none of the Transaction Parties or any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock (as such term is defined in Regulation U issued by the US Federal Reserve Board). No part of the proceeds of the Facility, the AUD Facilities, the USD Facilities or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the US Federal Reserve Board, including Regulation T, U or X issued by the US Federal Reserve Board. The pledge of the Secured Property does not violate any of such regulations;

(ee)         ERISA Events no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would have or be reasonably likely to have a Material Adverse Effect or result in the imposition of any Encumbrance on any property of any ERISA Entity. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each US Pension Plan and the published interpretations thereunder. The present value of all accumulated benefit obligations of all underfunded US Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than A$1,000,000 (or the equivalent amount in any other currency) the fair market value of the assets of all such underfunded US Pension Plans. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each ERISA Entity to all US Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such US Multiemployer Plan, would not have or be reasonably likely to have a Material Adverse Effect;

(ff)           tax consolidation:

(1)           except as expressly permitted under clause 10.30, it has not elected to consolidate with or form a tax group with any other person and has not taken any steps to do so (except as expressly permitted under this agreement);

(2)           no other person has made an election to it to be consolidated with it (whether or not with any other person) (except as expressly permitted under this agreement); and

(3)           it does not form part of a tax consolidated group (except as expressly permitted under this agreement);

(gg)         dormant subsidiaries: each of the companies referred to in the definition of “Dormant Subsidiary” in clause 1.1 which has not, as at the time this representation and warranty is made or taken to be made or repeated, ceased to exist as a result of a solvent liquidation or solvent winding up:

(1)           does not carry on any business or undertake any activity; and

(2)           does not own any assets which, taken together, have an aggregate book or market value (whichever is higher) of more than A$50,000 (or equivalent amount in any other currency); and

(hh)         Establishment of Groups: on and from completion of the Corporate Restructure and except in connection with liabilities and obligations expressly contemplated in the definition of “Exceptions to Establishment of Groups” at that time:

(1)           Core Australian Group:

(A)          the assets and liabilities of the Core Australian Business are held solely by Core Australian Group Members; and

(B)          the Core Australian Group Members have good title to all material Intellectual Property Rights necessary for the Core Australian Group Members to carry on the Core Australian Business and have exclusive ownership or control of all “Sizzler” related trademarks or service marks and other Intellectual Property Rights relating to the Sizzler business in Australia;

(2)           Asian Group:

(A)          the assets and liabilities of the Asian Business are held solely by Asian Group Members;

(B)          the Asian Group Members have good title to all material Intellectual Property Rights necessary for the Asian Group Members to carry on the Asian Business and have exclusive ownership of all “Sizzler” trademarks or service marks and other Intellectual Property Rights relating to the Sizzler business other than to the extent they relate to Australia, North America, South America or the Caribbean;

(3)           US Group:

(A)          the assets and liabilities of the US Business (including liabilities in connection with the WRC Head Office Costs) are held solely by members of the US Group; and

(B)          the US Group Members have good title to all material Intellectual Property Rights necessary for the US Group and have exclusive ownership of all “Sizzler” trademarks or service marks and other Intellectual Property Rights relating to the Sizzler business in North America, South America or the Caribbean; and

(4)           ring fencing: the Ring Fencing Principles have been fully complied with.

9.2          Survival and repetition of representations and warranties

The representations and warranties given under this agreement:

(a)           survive the execution of each Mezzanine Finance Document; and

(b)           are repeated on Financial Close and (except for the representations and warranties in clauses 9.1(m)(1), 9.1(m)(3), 9.1(n) and 9.1(u)(1)) are repeated on each Funding Date and are repeated on each Interest Payment Date, with respect to the facts and circumstances then subsisting.

9.3          Reliance by Mezzanine Finance Parties

Each Transaction Party acknowledges that each Mezzanine Finance Party has entered into each Mezzanine Finance Document to which it is a party in reliance on the representations and warranties given under this agreement.

10           Undertakings

10.1        Provision of information and reports

AusHoldco, AsiaHoldco and USHoldco must provide to the Mezzanine Agent (with sufficient copies for the Financiers) (other than Retired Financiers) the following:

(a)           Annual Financial Reports: as soon as practicable but no later than 90 days after the end of each Financial Year:

(1)           copies of the annual audited Financial Report of the Consolidated Group for that Financial Year (or, in the case of the Financial Year ending 30 April 2006, for the period from Financial Close to 30 April 2006);

(2)           prior to the US Repayment Date, copies of the annual audited Financial Report of the US Group for that Financial Year (or, in the case of the Financial Year ending 30 April 2006, for the period from Financial Close to 30 April 2006) (which is to be provided by USHoldco);

(3)           prior to the Permitted Asian Sale Completion Date, copies of the annual audited Financial Report of the Asian Group for that Financial Year (or, in the case of the Financial Year ending 30 April 2006, for the period from Financial Close to 30 April 2006) (which is to be provided by AsiaHoldco); and

(4)           unless both the Permitted Asian Completion Date and the US Repayment Date has occurred at that time, the audited Financial Report of the Core Australian Group for that Financial Year (or, in the case of the Financial Year ending 30 April 2006, for the period from Financial Close to 30 April 2006) (which is to be provided by AusHoldco), and, if applicable, adjusted Financial Reports prepared for the purpose of clause 1.5;

(b)           Trading Cycle reports: as soon as practicable but no later than 30 days after the end of each Trading Cycle, copies of:

(1)           the Consolidated Group’s consolidated management Financial Reports;

(2)           prior to the US Repayment Date, copies of the consolidated management Financial Reports of the US Group (which are to be provided by USHoldco);

(3)           prior to the Permitted Asian Sale Completion Date, copies of the consolidated management Financial Reports of the Asian Group (which are to be provided by AsiaHoldco); and

(4)           unless both the Permitted Asian Sale Completion Date and the US Repayment Date have occurred at that time, copies of the consolidated management Financial Reports of the Core Australian Group (which are to be provided by AusHoldco), in each case, in respect of that Trading Cycle and Financial Year to date (or, in the case of the Financial Year ending 30 April 2006, for the period from Financial Close to date) and in the form approved by the Mezzanine Agent in writing prior to Financial Close, if any, or such other form as may be agreed by the Mezzanine Agent from time to time;

(c)           Compliance Certificate:

(1)           together with the Financial Reports provided under clause 10.1(a) and together with the Financial Reports provided under clause 10.1(b) in respect of a period ending on a Calculation Date, a certificate signed by two certifiers of the Borrower (and, prior to the Permitted Asian Sale Completion Date, two certifiers of AsiaHoldco and, prior to the US Repayment Date, two certifiers of US Bidco) (each certifier must be a director, the CEO or the CFO of the relevant party) which certifies:

(A)          the accuracy of the relevant Financial Reports;

(B)          whether or not:

(i)            the Financial Undertakings; and

(ii)           the Guarantee Criteria set out in clause 13.18(a);

for the relevant Calculation Period ending on the date up to which the Financial Reports were prepared have been met;

(C)          only in the case of a Compliance Certificate given together with the audited Financial Reports provided under clause 10.1(a) or with the Trading Cycle reports provided under clause 10.1(b) in respect of a period ending at the end of a Financial Year, the amount of Excess Cashflow for the relevant Financial Year (or, in the case of the Financial Year ending 30 April 2006, for the period from Financial Close to 30 April 2006) for each of:

(i)            the Australian Group; and

(ii)           at any time prior to the US Repayment Date, the US Group and the Australian Group; and

(D)          continuous perfection (described in a current Perfection Certificate) of all liens, security interests and Encumbrances of the Security Trustee as required by the US Security Documents,

and which contains reasonably detailed calculations in relation to the Financial Undertakings, Excess Cashflow calculations and the Guarantee Criteria;

(2)           at the time it provides the Financial Reports under clause 10.1(a) in respect of a Financial Year (or, in the case of the Financial Year ending 30 April 2006, for the period from Financial Close to 30 April 2006), a certificate from it auditors (who must be internationally recognised or otherwise acceptable to the Mezzanine Agent) confirming:

(A)          the accuracy of the Compliance Certificate provided under clause 10.1(c)(1) in respect of that Financial Year (or, in the case of the Financial Year ending 30 April 2006, for the period from Financial Close to 30 April 2006); and

(B)          the calculations set out in each other Compliance Certificate provided since the previous Auditor’s Certificate provided under this clause 10.1(c)(2) (or since Financial Close in the case of the first auditors certificate) by reference to management Financial Reports for the relevant Calculation Period.

The auditors certificate will not be required to provide any confirmation as to the accuracy of the certifications required under clause 10.1(c)(1)(D) as to continuous perfection (described in a current Perfection Certificate) of all liens, security interests and Encumbrances of the Security Trustee as required by the US Security Documents;

(d)           Business Plan: not later than 30 days after the beginning of each Financial Year, a copy of the Business Plan for the Consolidated Group (with separate sections for the US Group and Australian Group prior to the US Repayment Date ) (the initial Business Plan to be provided no later than 60 days prior to 31 March 2006);

(e)           directors’ certificate: at the Mezzanine Agent’s reasonable request, a certificate signed by at least 2 directors of the Borrower and, prior to the Permitted Asian Sale Completion Date, AsiaHoldco and, prior to the US Repayment Date, US Bidco stating:

(1)           if a Default has occurred; and

(2)           if so, full details of the relevant Default and the remedial action being taken or proposed;

(f)            Group Structure Diagram: an updated Group Structure Diagram on each occasion that the then current Group Structure Diagram becomes incorrect or misleading (including as a result of completion of any part of the Corporate Restructure);

(g)           documents issued:

(1)           copies of all documents issued by AusHoldco, USHoldco or AsiaHoldco, to holders of its Marketable Securities or to any Entity that has provided a shareholder loan to it or to any stock exchange; and

(2)           copies of all documents issued by Transaction Parties to:

(A)          holders of its Marketable Securities (but only to the extent that those documents are issued to those holders in their capacity as shareholder or stockholder or holder of those Marketable Securities); or

(B)          any Entity that has provided a shareholder loan to it (but only to the extent those documents are provided to that Entity in its capacity as a providers of the relevant loan); or

(C)          any stock exchange,

in each case at the same time as their issue;

(h)           Insurance Report: if requested by the Mezzanine Agent, as soon as practicable (and in any event within 20 Business Days of request) provide a report to the Mezzanine Agent by an independent advisor acceptable to the Mezzanine Agent on the current insurance policies of the Transaction Parties and their respective Subsidiaries and which confirms whether the Transaction Parties are meeting the requirements of clause 10.25. The Mezzanine Agent may not make more than 1 request under this clause 10.1(h) in any Financial Year unless a Default subsists;

(i)            Know your customer: if:

(1)           the introduction of, or any change in, any law or regulation (including its interpretation or application) made after the date of this agreement;

(2)           any change in the status of a Transaction Party or the composition of the shareholders of a Transaction Party after the date of this deed; or

(3)           a proposed assignment, transfer or novation by a Financier of any of its rights or obligations in relation to the Mezzanine Finance Documents to a party that is not already a Financier at the time of the assignment or transfer, requires a Financier (or its assignee) to comply with “know your customer”, “know your client” or “client vetting” procedures and the necessary information is not already available to it, the relevant Transaction Party must promptly upon the request of the Mezzanine Agent, supply, or procure the supply of, the documentation and other evidence reasonably requested by that Mezzanine Agent on behalf of the Financier for it to satisfactorily carry out all necessary “know your customer”, “know your client” or “client vetting” procedures;

(j)            Key Manager: as soon as reasonably practicable, notice of any Key Manager ceasing to be employed in an executive role with a Transaction Party and the identity of any replacement of that Key Manager; and

(k)           Leasehold Interest consent report: as soon as practicable but no later than 30 days after the end of each Trading Cycle a report setting out the details of the consents and confirmations obtained under clauses 10.9(e) and 10.9(g) since Financial Close;

(l)            Deferred Equity Contribution: promptly notify the Mezzanine Agent of receipt of any Deferred Equity Contribution including details of the application of that equity contribution; and

(m)          other information: as soon as reasonably practicable following receipt of request (and in any event within 10 Business Days (or such longer period as the Mezzanine Agent may agree in writing, acting reasonably) from receipt of request), any other information which the Mezzanine Agent reasonably requests in relation to it or any of its assets, the Secured Property or the financial condition, business, property or affairs of itself, any Consolidated Group Member or any Subsidiary of it.

10.2        Proper accounts

Each Transaction Party must (and must ensure that each of its Subsidiaries (other than Dormant Subsidiaries) does):

(a)           keep accounting records which give a true and fair view of its financial condition and state of affairs;

(b)           ensure that the Financial Reports it provides under clause 10.1:

(1)           are denominated in Australian Dollars (other than any individual accounts of the US Group, which will be denominated in US Dollars and any individual accounts of the Asian Group, which will be denominated in Singapore Dollars);

(2)           are prepared in accordance with the Accounting Standards and applicable law (it being acknowledged that, if required by Singapore law, any individual accounts of the Asian Group will be prepared in accordance with accounting principles and practices applying by law, or otherwise generally accepted accounting principles and financial reporting standards applicable in Singapore); and

(3)           include any directors and auditors’ reports and any notes attached to or intended to be read with any of them; and

(c)           comply with Accounting Standards (including to ensure that adequate reserves are made for contingent and other liabilities in accordance with applicable Accounting Standards).

10.3        Notices to the Mezzanine Agent

Each Transaction Party must notify the Mezzanine Agent as soon as it becomes aware of:

(a)           any Default occurring and full details of the event and any step taken or proposed to remedy it;

(b)           any material breach of, or material default under, any Material Document to which it is a party (whether by it or any other party to that Material Document) and full details of the non compliance and any steps taken by the Transaction Party or the other party to remedy it;

(c)           any intention by it to exercise any material right, power or remedy under any Material Document to which it is a party as a consequence of any default under it;

(d)           the termination in any Financial Year of more than 10% by number of:

(1)           any KFC Agreements;

(2)           any Leasehold Interests; or

(3)           prior to the US Repayment Date, any Sizzler Franchise Agreements,

not including for the purpose of calculating that 10% any termination of an agreement on the expiry of the term of the relevant agreement or a termination of an agreement at the election of the Transaction Party which is a party to that agreement where a replacement arrangement is entered into by it at or before the time of termination on substantially similar terms;

(e)           any litigation, arbitration, administration or other proceeding in respect of it or any Subsidiary of it or any of its assets or any assets of a Subsidiary of it being commenced or threatened which is either:

(1)           in respect of an amount excess of A$1,000,000 (or the equivalent amount in any other currency); or

(2)           if adversely determined, would have or be reasonably likely to have a Material Adverse Effect’

other than any litigation specifically disclosed in a Litigation Report to the extent that the amount of claims made as part of that litigation does not exceed the amount of claims disclosed or estimated in the relevant Litigation Report;

(f)            any Encumbrance (other than a Permitted Encumbrance) that exists over any of its assets or the assets of a Subsidiary of it;

(g)           any:

(1)           material notice, order or material correspondence with or from a Government Agency relating to its or a Subsidiary of its business or assets which has or is reasonably likely to have a Material Adverse Effect;

(2)           dispute between it or any of its Subsidiaries and a Government Agency which, if adversely decided, is reasonably likely to have a Material Adverse Effect; or

(3)           proposal by a Government Agency to acquire compulsorily all or any substantial part of its Secured Property or all or any other substantial part of its or its Subsidiaries assets or business;

(h)           all material notices and other material communications that it or its Subsidiaries gives or receives under any KFC Agreement (including any notice from KFC under clause 5.6 of the Franchisee Shareholder Deed;

(i)            the acquisition by it or any of its Subsidiaries of a Subsidiary and each change or proposed change in its shareholding or the shareholding of any Subsidiary of it;

(j)            the acquisition by it or any of its Subsidiaries of any interest in real property with a value in excess of A$10 million (or equivalent amounts in other currencies);

(k)           any change to the identity of its Authorised Officers for the purposes of this agreement or any other Mezzanine Finance Document, giving specimen signatures of any new Authorised Officer appointed, and, where requested by the Mezzanine Agent, evidence satisfactory to the Mezzanine Agent of the authority of any Authorised Officer;

(l)            the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Transaction Parties and their Subsidiaries in an aggregate amount exceeding A$1,000,000 (or the equivalent amount in any other currency), a written notice specifying the nature thereof, what action the Transaction Party, its Subsidiaries or other ERISA Entity have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the US Internal Revenue Service, US Department of Labor, US Pension Benefit Guaranty Corporation or US Multiemployer Plan sponsor with respect thereto;

(m)          any material amendment or variation or firm proposal to make a material amendment or variation to a Material Document; or

(n)           any amendment or variation, or firm proposal to make an amendment or variation, to an Australian WC Facility Document.

10.4        Compliance

Each Transaction Party must:

(a)           comply with all its obligations under each Mezzanine Finance Document to which it is a party; and

(b)           comply (and procure that its Subsidiaries comply) in all material respects with:

(1)           all applicable laws (including Environmental Laws), other than laws of a minor nature; and

(2)           all material requirements, orders, judgments, awards, decisions, findings or other determinations of any Governmental Agency (and promptly remedy any breach of any material condition under them and pay any applicable fines incurred as a result).

10.5        Maintenance of capital

A Transaction Party must not (and must ensure that each of its Subsidiaries (other than any Dormant Subsidiary) does not):

(a)           except as expressly contemplated in clause 2.6, pass a resolution under sections 254N or 260B of the Corporations Act (or equivalent or similar legislation in any other jurisdiction) or make or pass a resolution to make unpaid capital capable of being called up only in certain circumstances;

(b)           reduce or pass a resolution to reduce its capital other than to the extent such reduction of capital:

(1)           is to be funded from amounts which would otherwise be permitted to be paid as distributions under clause 10.22(a)(6)(C); or

(2)           is made with the Mezzanine Agent’s prior written consent;

(c)           buy-back or pass a resolution to buy-back, any of its shares other than to the extent that such buy-back:

(1)           is to be funded from amounts which would otherwise be permitted to be paid as distributions under clause 10.22(a)(6)(C); or

(2)           is made with the Mezzanine Agent’s prior written consent;

(d)           acquire any shares or stock in itself except to the extent such acquisition is permitted by law and:

(1)           is to be funded from amounts which would otherwise be permitted to be paid as distributions under clause 10.22(a)(6)(C); or

(2)           is made with the Mezzanine Agent’s prior written consent; or

(e)           attempt or take any steps to do anything which it is not permitted to do under clauses 10.5(a), (b), (c) or (d).

10.6        Corporate existence

(a)           Subject to clause 10.6(b), each Transaction Party must do everything (and must ensure that each of its Subsidiaries (other than any Dormant Subsidiary) does everything) necessary to preserve its corporate existence in good standing, including:

(1)           not transferring its jurisdiction of registration;

(2)           not consenting to or taking any steps for the purposes of entering into or effecting any scheme of arrangement or merger or consolidation with any other person or persons; and

(3)           not consenting to or taking any steps for the purpose of entering into or effecting any other scheme under which it or any of it ceases to exist or under which all or substantially all of its assets or liabilities are vested in or assumed by any other person.

(b)           Nothing in this clause 10.6 prohibits the solvent liquidation or solvent winding up of a Dormant Subsidiary or, subject to clause 10.10(b), any Asian Group Member other than AsiaHoldco converting to a limited liability company.

10.7        Compliance with Authorisations

Each Transaction Party must (and must ensure that each of its Subsidiaries (other than any Dormant Subsidiary) does):

(a)           obtain and maintain and comply with all material conditions under (and must promptly remedy any material breaches and pay all relevant fines in respect of) all Authorisations required:

(1)           for the execution, delivery and performance by it of the Transaction Documents to which it is a party and the transactions contemplated by those documents;

(2)           the validity and enforceability against it of each Transaction Document to which it is a party, or to enable it to perform its obligations under each Transaction Document to which it is a party; or

(3)           in relation to it or any of its assets (including under Environmental Law) where failure to do so would or would be reasonably likely to affect its ability to properly carry out its business as currently conducted or contemplated in any material respect; and

(b)           not do anything which would prevent the renewal of any Authorisation referred to in clause 10.7(a).

10.8        Payment of Taxes and outgoings

(a)           Each Transaction Party must (and must ensure that each of its Subsidiaries does):

(1)           pay all Taxes when due or within any applicable grace period (other than Contested Taxes where failure to pay the Contested Tax will not have or be reasonably likely to have a Material Adverse Effect or Taxes of a minor or immaterial nature or amount); and

(2)           must withhold all Taxes required to be withheld by it (other than Contested Taxes where failure to do so will not have or be reasonably likely to have Material Adverse Effect or Taxes of a minor or immaterial nature or amount).

(b)           Each Transaction Party must (and must ensure that each of its Subsidiaries does) pay all Contested Taxes when the terms of any final determination or settlement require those Contested Taxes to be paid.

10.9        Material Documents and Other Material Contracts

(a)           A Transaction Party must not (and must ensure that each of its Subsidiaries does not):

(1)           amend or vary in any material respect, or agree to a material amendment or variation of any Material Document to which it is expressed to be a party. For the avoidance of doubt, but subject always to clause 10.9(h)(2), nothing in this clause prohibits the renewal or extension of a KFC Agreement which is a franchise agreement at the end of its term on terms equivalent, or substantially similar, to the terms of the standard form of agreement used by KFC for the grant of franchises in Australia at the time of the renewal;

(2)           terminate, rescind or discharge (except by performance) any Material Document to which it is a party, except that a Core Australian Group Member will be permitted to voluntarily terminate, rescind or discharge a KFC Agreement to which it is a party provided that:

(A)          where the KFC Agreement is a franchise agreement, the EBITDA of the Core Australian Group for the immediately preceding Financial Year referable to:

(i)            the KFC outlet to which that franchise agreement relates; and

(ii)           any other KFC outlets for which franchise agreements have been terminated, rescinded or discharged in accordance with this clause 10.9(a)(2) in the then current Financial Year,

does not exceed 5% of the EBITDA of the Core Australian Group referable to all KFC outlets operated under all KFC Agreements which are franchise agreements for the immediately preceding Financial Year; and

(B)          such termination, rescission or discharge does not give rise to a default or breach of or a right for KFC to terminate any other KFC Agreement (not including a default or breach of any other KFC Agreement which is a franchise agreement and which could otherwise be voluntarily terminated, rescinded or discharged at that time in a manner which would be permitted under clause 10.9(a)(2)(A) at that time);

(3)           grant any waiver, time or indulgence in respect of any material obligation under:

(A)          any Material Document to which it is a party (other than a KFC Agreement); or

(B)          a KFC Agreement, where the grant of that waiver, time or indulgence would have, or would be reasonably likely to have, a Material Adverse Effect or would or would be reasonably like to give rise to an entitlement for KFC to terminate, rescind or avoid all or substantially all the franchise agreements between Core Australian Group Members and KFC (or any of its Affiliates) then in place;

(4)           do or omit to do anything which may adversely affect any material provisions, or the operation, in any material respect, of:

(A)          any Material Document to which it is a party (other than a KFC Agreement); or

(B)          a KFC Agreement, where doing that thing or omitting to do that thing would have, or would be reasonably likely to have, a Material Adverse Effect or would or would be reasonably like to give rise to an entitlement for KFC to terminate, rescind or avoid all or substantially all the franchise agreements between Core Australian Group Members and KFC (or any of its Affiliates) then in place; or

(5)           do or omit to do anything which would give any other person legal or equitable grounds to do anything in clause 10.9(a)(1)-(4) in respect of:

(A)          any Material Document to which it is a party (other than a KFC Agreement); or

(B)          a KFC Agreement, where doing that thing or omitting to do that thing would have, or would be reasonably likely to have, a Material Adverse Effect or would or would be reasonably like to give rise to an entitlement for KFC to terminate, rescind or avoid all or substantially all the franchise agreements between Core Australian Group Members and KFC (or any of its Affiliates) then in place.

(b)           Each Transaction Party must (and must ensure that each of its Subsidiaries does) enforce its rights, powers and remedies under each Material Document to which it is a party prudently and promptly rectify any material breach or non compliance by it under any Material Document.

(c)           Each Transaction Party must ensure that all new Material Documents (including novations or assignments of such Material Documents) other than KFC Agreements and that all new Other Material Contracts entered into by it after the date of this agreement (other than an Existing Other Material Contract) contain an acknowledgment that the relevant Transaction Party’s rights under that contract have been charged or secured in favour of the Security Trustee in its capacity as trustee of the “Frankfort Security Trust” and that the counterparty to that contract may not terminate the Material Contract or Other Material Contract solely as a result of any enforcement of that charge or security and must give the Security Trustee an opportunity to remedy any default giving rise to the right to terminate the relevant Material Document or Other Material Contract.

(d)           Each Transaction Party which is party to an Existing Other Material Contract must use its best endeavours to obtain from the counterparties to that Existing Other Material Contract an acknowledgment, and if required under the terms of the Existing Other Material Contract, consent from that counterparty, that the relevant Transaction Party’s rights under the Existing Other Material Contract have been charged or secured in favour of the Security Trustee in its capacity as trustee of the “Frankfort Security Trust” and that the counterparty may not terminate the Existing Other Material Contract solely as a result of any enforcement of that charge or security and must give the Security Trustee a reasonable opportunity to remedy any default giving rise to a right to terminate the Existing Other Material Contract before being entitled to terminate that Existing Other Material Contract as a result.

(e)           Each Transaction Party which holds a Leasehold Interest must use its best endeavours to obtain from the lessor of the Leasehold Interest:

(1)           in the case of:

(A)          Leasehold Interests of Australian Group Members, an acknowledgment, and if required under the terms of the Leasehold Interest, consent from that lessor, that the relevant Transaction Party’s rights under the Leasehold Interest have been mortgaged, charged or secured in favour of the Security Trustee in its capacity as trustee of the “Frankfort Security Trust” and that the landlord may not terminate the Leasehold Interest solely as a result of any enforcement of that mortgage, charge or security and must give the Security Trustee a reasonable opportunity to remedy any default giving rise to a right to terminate the Leasehold Interest before being entitled to terminate that Leasehold Interest as a result, either in the form of the Standard Existing Westpac Leasehold Consent (with appropriate amendments to the parties and details of the relevant Leasehold Interest) or such other form as the Mezzanine Agent (acting on the instructions of the Majority Financiers) and the Borrower may agree from time to time; and

(B)          Leasehold Interests of US Group Members, consent in the form agreed with the Mezzanine Agent prior to Financial Close in respect of the Leasehold Interests of US Group Members in the following locations in the USA:

(i)            4Th & Vermont

(ii)           San Jose

(iii)          Los Feliz

(iv)          Pico Rivera

(v)           Inglewood

(vi)          Colma

(vii)         Concord

(viii)        Michael’s Plazza, Magnolia Drive, Riverside, California

(ix)          Van Nuys

(x)           Northridge

(xi)          Indio

(xii)         Hayward

(xiii)        Santa Clara

(xiv)        Airport & Manchester

(xv)         Torrance,

and in respect of any new Leasehold Interest entered into by a US Group Member after Financial Close; and

(2)           in the case of all Leasehold Interests, the consent of the relevant landlord to any change of control resulting from the Merger or the Corporate Restructure to the extent that consent is required under the term of the relevant Leasehold Interest, in relation to each such Leasehold Interest as soon as possible after the date of this agreement or the grant of the relevant Leasehold Interest (whichever is later).

(f)            Nothing in clause 10.9(e) will require a Transaction Party to:

(1)           continue to attempt to obtain the acknowledgments and consents referred to in clause 10.9(e) where the Transaction Party has already used its best endeavours to obtain those consents and acknowledgments, if and for so long as, in the Transaction Party’s reasonable opinion, there is no reasonable prospect that the lessor will give the acknowledgments or consents and there has been no change in circumstances which would make it more likely that the lessor may give those consents or acknowledgments; or

(2)           pay any material fee or other amount to the relevant landlord to obtain the consents or acknowledgments referred to in clause 10.9(e) (although the Transaction Party must pay, to the extent requested by the landlord as a condition to its consent or acknowledgment, the landlord’s reasonable costs and expenses (including legal costs) in connection with the consent or acknowledgment).

(g)           The parties acknowledge and agree that if a landlord has given an Existing Westpac Leasehold Consent in relation to a Leasehold Interest in the form of the Standard Existing Westpac Leasehold Consent (for the avoidance of doubt, with appropriate amendments to the parties and details of the relevant Leasehold Interest) and the original of such Existing Westpac Leasehold Consent is held by the Security Trustee at Financial Close, the requirements of clause 10.9(e)(e)(1)(A) will be taken to be satisfied in relation to that Leasehold Interest provided that the landlord confirms in writing to the Security Trustee that:

(1)           the Existing Westpac Leasehold Consent continues in full force and effect despite any change in the lessee of that Leasehold Interest from the time that Existing Westpac Leasehold Consent was originally given (if there has been a change to the identity of the lessee of the Leasehold Interest from the time that Existing Westpac Leasehold Consent and was originally given and unless such confirmation has already been given by the landlord to Westpac Banking Corporation in writing);

(2)           each Security which affects that Leasehold Interest (or any Security which would affect that Leasehold Interest if the consent of the landlord under that Leasehold Interest were obtained in relation to that Security affecting the Leasehold Interest) is a “Security” under and for the purposes of that Existing Westpac Leasehold Consent (and accordingly that the landlord consents to the existence of each such Security to the extent it affects that Leasehold Interest);

(3)           that the consents and covenants contained in that Existing Westpac Leasehold Consent extend to Westpac Banking Corporation in its capacity as trustee of the Security Trust (and so that each reference in the Existing Westpac Leasehold Consent to the “Bank” is a reference to the Security Trustee in that capacity); and

(4)           it acknowledges that such Existing Westpac Leasehold Consent relates to the provision of financial accommodation to various parties under the Senior Finance Documents and the Mezzanine Finance Document.

(h)           A Transaction Party must not:

(1)           enter into any new arrangement, agreement or contract with KFC or any Related Body Corporate of KFC (whether alone or together with any other person) other than:

(A)          a franchise agreement in relation to a KFC outlet (present of future);

(B)          any other agreement which does not relate to any Land or Leasehold Interest and which, in the opinion of the Transaction Party (acting reasonably and in good faith) could not be expected to be adverse (when considered as a whole with other arrangements or contracts of the Transaction Parties) to the position of the Mezzanine Finance Parties; or

(C)          any other agreement entered into with the consent of the Mezzanine Agent, which consent may not be unreasonably withheld or delayed; or

(2)           enter into any arrangement, agreement or contract with KFC or any Related Body Corporate of KFC (whether alone or together with any other person) in relation to or in connection with any present or future Land or Leasehold Interest (including any arrangements under which KFC may have access to or rights in relation to, that Land or Leasehold Interest) without the prior written consent of the Mezzanine Agent (which consent the Mezzanine Agent may, despite clause 10.9(h)(1)(C), withhold or delay in its absolute discretion).

(i)            For the purposes of this clause 10.9 only, a reference in this clause 10.9 to a “Material Document” does not include any “Senior Finance Document”.

10.10     Amendments to constitution

(a)           A Transaction Party must not (and must ensure that any of its Subsidiaries (other than any Dormant Subsidiary) does not) amend its constitution or any other constituent document of it or shareholders agreement relating to it, or the terms of issue of any redeemable preference shares in it, or allow them to be amended:

(1)           in the case of a constitution of an Australian Transaction Party to remove or qualify or affect the operation in any way of:

(A)          a provision of the type referred to in section 187 of the Corporations Act; or

(B)          a provision which provides that the directors may not refuse to register a share transfer effected by a holder of an Encumbrance on enforcement of an Encumbrance over those shares; or

(2)           in any other way which would, or would be reasonably likely to, be prejudicial to the position of any Mezzanine Finance Party.

(b)           Sizzler International Marks, Inc. and Sizzler Asia Holdings, Inc. may be converted into Delaware limited liability companies, and Sizzler New Zealand Limited, Sizzler South East Asia, Inc. and Sizzler Restaurant Services, Inc. may be converted into Nevada limited liability companies if, and only if:

(1)           the Mezzanine Agent is given 5 Business Days notice of the conversion;

(2)           the documentation for the conversion and the organisational and operating documentation for the Entities the subject of the conversion are in a form and substance reasonably satisfactory to the Mezzanine Agent; and

(3)           the Entity the subject of the conversion executes and delivers or causes to be executed and delivered such agreements, instruments, legal opinions, certificates and other documents relating to the conversion and limited liability company as the Mezzanine Agent reasonably requests.

10.11     Negative pledge

(a)           A Transaction Party must not (and must ensure that any of its Subsidiaries does not) create or allow to exist or agree to any Encumbrance over any of its assets (present or future) other than a Permitted Encumbrance.

(b)           A Transaction Party must not (and must ensure that any of its Subsidiaries does not) acquire an asset which is, or upon its acquisition will be, subject to an Encumbrance which is not a Permitted Encumbrance.

(c)           A Transaction Party must not (and must ensure that any of its Subsidiaries does not) allow any other person to have a right or power to receive or claim any rents, profits or receivables (whether capital or income) in respect of any of its assets other than under a Security.

(d)           A Transaction Party must not (and must ensure that any of its Subsidiaries does not):

(1)           deposit or lend money on terms that it will not be repaid until its or another person’s obligations or indebtedness are performed or discharged;

(2)           deposit or lend money to a person to whom it is, or is likely to become actually or contingently indebted (other deposits expressly contemplated under paragraph (f) of the definition of “Permitted Financial Accommodation” in clause 1.1); or

(3)           enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts in circumstances where the arrangement is in connection with:

(A)          the raising of Financial Indebtedness; or

(B)          the acquisition of an asset.

Nothing in this clause 10.11(d) or any other provision of this agreement prohibits WRC maintaining the UBOC Secured Account, or the existence of the UBOC Security Agreement in respect of the UBOC Secured Account, provided that the UBOC Security Agreement solely secures amounts in respect of the UBOC Letter of Credit and that the UBOC Letter of Credit constitutes Permitted Financial Indebtedness under paragraph (i) of the definition of that term in clause 1.1.

(e)           A Transaction Party must not (and must ensure that any of its Subsidiaries does not) enter into any arrangement which, if complied with, would prevent any Transaction Party from complying with its obligations under the Mezzanine Finance Documents.

(f)            The parties acknowledge and agree that each Consolidated Group Member identified in column 1 below may maintain the bank accounts set out beside its name in the table below during the 30 day period commencing on Financial Close provided that the aggregate balance in all such accounts of all Consolidated Group Members does not at any time during that period exceed US$200,000 and provided that within 30 days of Financial Close such accounts are either closed or an Account Bank Deed is entered into in respect of them on terms satisfactory to the Mezzanine Agent (acting on the instructions of the Majority Financiers):

Consolidated Group Member	Bank	Account No
Sizzler USA Restaurants, Inc.	Wells Fargo Bank	4801-913534
Sizzler USA Restaurants, Inc.	Bank of America	9429142117

Sizzler USA Franchise, Inc.	Wells Fargo Bank	4801-913583
Sizzler USA Restaurants, Inc.	Bank One	968447
Sizzler USA Restaurants, Inc.	Wells Fargo Bank	4758-374102

10.12     Disposal of assets

(a)           A Transaction Party must not (and must ensure that its Subsidiaries do not) Dispose of any part of its assets, property or undertaking (either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily) other than a Permitted Disposal. Nothing in this clause prohibits the creation or existence of a Encumbrance which is a Permitted Encumbrance.

(b)           A US Sale will be a “Permitted Disposal” and a “Permitted US Sale” if and only if the following conditions are satisfied in connection with that US Sale:

(1)           US Bidco provides the Mezzanine Agent with at least 10 Business Days notice of the proposed US Sale;

(2)           no Default subsists at any time from notice of the proposed US Sale under clause 10.12(b)(1) until the date of completion of that US Sale and no Default would occur or would be reasonably likely to occur as a result of the proposed US Sale;

(3)           the net proceeds of the US Sale are used (and will be sufficient) to:

(A)          repay the USD Facilities, all Senior Secured Moneys in connection with the USD Facilities and all drawings provided to US Bidco under Facility E and any Senior Secured Moneys incurred in connection with those drawings (including accrued interest on the amounts prepaid, break costs payable in connection with the prepayment and costs and expenses which are required to be reimbursed or paid in accordance with the Senior Finance Documents incurred by the Senior Finance Parties in connection with the proposed US Sale);

(B)          to pay any close out amount and related costs and expenses in connection with the termination of each Hedge Agreement which relates to the USD Facilities (including any Hedge Agreement with US Bidco); and

(C)          to meet any liability of any US Group Member under this agreement accrued but unpaid as at the date of completion of the proposed US Sale;

(4)           the Commitments under the USD Facilities are permanently reduced to zero at the time of completion of that US Sale and all Hedge Agreements in relation to the USD Facilities and Hedge Agreements with US Bidco are terminated, at no cost to the Australian Group;

(5)           each Current LC is discharged in full and all amounts outstanding under or in connection with that Current LC are repaid in full at or at no cost to the Australian Group contemporaneously with the time of completion of that US Sale;

(6)           the Continuing SERP Guarantees are released in full on or prior to completion of the proposed US Sale at no cost to the Australian Group (so that no Australian Group Member will have any continuing liability under or in relation to those Continuing SERP Guarantees) and prior to completion of the proposed US Sale, WRC has reimbursed CFI or CRQ in cash for any amounts paid by them under any Continuing SERP Guarantee from the date of Financial Close until the date of its release from liability under the Continuing SERP Guarantees as contemplated in this clause;

(7)           WRC is owned by another US Group Member (and not by any Australian Group Member) at the time of the proposed US Sale;

(8)           without double counting amounts repaid or prepaid under clause 10.11(f)(b)(3)(A), all amounts owing under or in connection with the Subordinated Intercompany Loan Agreement are repaid in full and the Subordinated Intercompany Loan Agreement is terminated (and provided in the case of repayments required by the Borrower, that such repayments at that time are sourced only from either:

(A)          additional equity contributed to the Australian Group for that purpose not contemplated in the Funds Flow Statement and not being any equity contribution or subscription for shares contemplated in clause 5.6 of the Franchisee Shareholder Deed; or

(B)          Excess Cashflow of the Australian Group for a Financial Year which is not required to be applied in prepayment of the AUD Facilities under clause 8.4 of the Senior Facilities Agreement and that has not otherwise been applied to make payments contemplated in clause 11.22(a)(6) or to meet Capital Expenditure as contemplated in paragraph (c) of the definition of “Net Capital Expenditure” where the prepayments required under clause 8.4 of the Senior Facilities Agreement in respect of the Financial Year to which that Excess Cashflow relates have been made at that time;

(9)           2 directors of each of the Borrower and US Bidco certify in writing to the Mezzanine Agent at the time of completion of the proposed US Sale that (and the Mezzanine Agent is otherwise satisfied that):

(A)          clause 10.12(b)(2) is satisfied;

(B)          the Continuing SERP Guarantees have been released in full at no cost to the Australian Group and WRC has reimbursed CFI or CRQ in cash for any amounts paid by them under any Continuing SERP Guarantee from the date of Financial Close until the date of its release from liability under the Continuing SERP Guarantees;

(C)          clause 10.20(a) has been complied with in all respects between Financial Close and the date of completion of the proposed US Sale in relation to transactions between Australian Group Members and US Group Members (except as previously approved in writing by the Mezzanine Agent); and

(D)          none of the WRC Head Office Costs or other costs relating to the US Group are or will be costs of the Australian Group;

(E)           there has been no transfer of value from the Australian Group to the US Group (excluding for the avoidance of doubt any transfer for arms length cash consideration expressly permitted under this agreement) since Financial Close (excluding any transfer expressly contemplated as part of the Corporate Restructure, any transfer of the shares in WRC from the Borrower to a US Group Member and any transfer of value which will be taken to have occurred as a consequence of the repayment of the Subordinated Intercompany Loan Agreement as contemplated in clause 10.12(b)(2)(8) and any transfer of value which will be taken to have occurred as a result of any payment by CFI or CRQ under any Continuing SERP Guarantee provided that CFI or CRQ has been reimbursed in cash for that payment as contemplated in clause 10.11(f)(b)(9)(B)); and

(F)           after consideration of all information and projections available to the Borrower and US BidCo and including taking into consideration the effect of the proposed US Sale on the earnings and debt levels of the Consolidated Group, that completion of the proposed US Sale would not result in or be reasonably likely to result in (now or in the future) a breach any Financial Undertaking;

(10)         if the proposed US Sale is to be completed prior to the first anniversary of Financial Close, the Borrower and the Mezzanine Agent have agreed revised “caps” for the adjustments to be made to EBITDA in relation to Acquisition Costs and Restructuring Costs for the purposes of paragraph (j) of the definition of EBITDA. The Borrower and the Mezzanine Agent (acting the instructions of the Majority Financiers) agree to negotiate in good faith such amounts having regard to the fact that the US Group will no longer form part of the Consolidated Group and that the Acquisition Costs and Restructuring Costs referred to in the Funds Flow Statement which are referable to the US Group will not be incurred by the Consolidated Group following completion of the US Sale;

(11)         if the proposed US Sale is to be completed:

(A)          on or before 23 July 2006, the Borrower and the Mezzanine Agent have agreed revised amounts for the purposes of the tables set out in clauses 10.35(d) and 10.35(e); or

(B)          after 23 July 2006 but before 30 April 2007, the Borrower and the Mezzanine Agent have agreed revised amounts for the purposes of the table set out in clause 10.35(e).

The Borrower and the Mezzanine Agent (acting the instructions of the Majority Financiers) agree to negotiate in good faith the revisions to those amounts which they determine are necessary having regard to the fact that the US Group will no longer form part of the Consolidated Group after completion of the US Sale;

(12)         the Corporate Restructure has been completed;

(13)         the costs and expenses incurred by the Mezzanine Finance Parties in connection with the proposed US Sale which are required to be paid or reimbursed under clause 15.6 have been paid on or before completion of the US Sale;

(14)         all payments or reimbursements required to be made by US Group Members under clause 10.30(e) at that time have been made and if required by the Mezzanine Agent, acting reasonably, indemnification arrangements have been put in place on terms satisfactory to the Mezzanine Agent in respect of any residual liability that any Australian Group Member may have in connection with the Tax liabilities of a US Group Member as a result of the Existing US Tax Consolidation (with the identity of the provider of the indemnity to be satisfactory to the Mezzanine Agent);

(15)         no Insurance Policy of an Australian Group Member in place at that time is part of an umbrella insurance arrangement with any US Group Member; and

(16)         the Mezzanine Agent has no reason to believe (acting reasonably and in good faith) that any person, including a Transaction Party, liquidator, provisional liquidator, administrator, official manager, trustee in bankruptcy, receiver, receiver and manager, other controller (as defined in the Corporations Act) or similar official, is reasonably likely to exercise a right to recoup or claim repayment of any part of any amount paid, repaid or satisfied under this clause 10.11(f)(b), whether under the laws of preferences, fraudulent dispositions or otherwise.

A “Permitted US Refinancing” will be taken to have occurred if, and only if, each of the conditions set out in this clause 10.11(f)(b)(1) to (16) (inclusive) are satisfied but as if each reference to a “US Sale” were a reference to the proposed Permitted US Refinancing and each reference to the proceeds of the US Sale were a reference to the Financial Indebtedness to be incurred by US Group Members to effect the refinancing of the USD Facilities and drawings provided to US Bidco under Facility E and to pay any close out amounts and related costs and expenses in connection with the termination of each Hedge Agreement which relates to the USD Facilities (including any Hedge Agreement with the US Borrower) and to meet any liability of any US Group Member under this agreement accrued but unpaid as at the date of completion of the proposed US Refinancing.

(c)           An Asian Sale will be a “Permitted Disposal” and a “Permitted Asian Sale” if and only if the following conditions are satisfied in connection with that Asian Sale:

(1)           the Borrower provides the Mezzanine Agent with at least 10 Business Days notice of the proposed Asian Sale;

(2)           no Default subsists at any time from notice of the proposed Asian Sale under clause 10.12(c)(1) until the date of completion of that Asian Sale and no Default would occur or would be reasonably likely to occur as a result of the proposed Asian Sale;

(3)           the net proceeds of the Asian Sale are to be used (and will be sufficient) to:

(A)          make the mandatory prepayment of the AUD Facilities required under clause 8.10(b) of the Senior Facilities Agreement and to meet all other associated interest payments, costs and expenses (including accrued interest on the amount prepaid, break costs payable in connection with the prepayment and costs and expenses incurred by the Senior Finance Parties in connection with the proposed Asian Sale which are required to be reimbursed or paid in accordance with the Senior Finance Documents); and

(B)          without double counting amounts paid or repaid under clause 10.11(f)(c)(3)(A), repay in full all amounts invested or contributed by Core Australian Group Members in or to any Asian Group Member between Financial Close and the date of the proposed Asian Sale (whether by way management or other fee, interest, loan or other financial accommodation, investment or capital or equity contribution or advance or otherwise) including to repay in full all outstanding amounts owed by SIM under the SIM Long Term Loan Agreement (including capitalised interest)  and to ensure that the SIM Long Term Loan Agreement is cancelled. The amount required to be repaid in respect of any investment or contribution will be the amount actually invested or contributed and not the then current value of that investment; and

(C)          to meet any liability of any Asian Group Member under this agreement accrued but unpaid as at the date of completion the proposed Asian Sale,

(4)           all amounts owing by Core Australian Group Members under or in connection with the Asian Group Subordinated Intercompany Loan Agreements are:

(A)          either repaid in full from additional equity contributed to the Core Australian Group for that purpose not contemplated in the Funds Flow Statement and not being any equity contribution or subscription for shares contemplated in clause 5.6 of the Franchisee Shareholder Deed or from such other source as the Mezzanine Agent (acting on the instructions of the Majority Financiers) may agree (such agreement not to be unreasonably withheld); or

(B)          forgiven (at no cost to the Core Australian Group) so that the Core Australian Group Members have no further liability in connection with the Asian Group Subordinated Intercompany Loan Agreement,

and the Asian Group Subordinated Intercompany Loan Agreement is terminated;

(5)           2 directors of each of the Borrower and AsiaHoldco certify in writing to the Mezzanine Agent at the time of completion of the proposed Asian Sale that (and the Mezzanine Agent is otherwise satisfied that):

(A)          clause 10.12(c)(2) is satisfied;

(B)          clause 10.20 has been complied with in all respects between Financial Close and the date of completion of the proposed Asian Sale in relation to transactions between Core Australian Group Members and Asian Group Members (except as previously approved in writing by the Mezzanine Agent);

(C)          there has been no transfer of value (excluding, for the avoidance of doubt, any transfer for arms length cash consideration expressly permitted under this agreement) from any Core Australian Group Member to an Asian Group Member since Financial Close (excluding any transfer expressly contemplated as part of the Corporate Restructure or any transfer in connection with the repayment of the Asian Group Subordinated Intercompany Loan Agreement or the SIM Long Term Loan Agreement required as part of the Asian Sale under this clause 10.11(f)(c)); and

(D)          after consideration of all information and projections available to the Borrower and including taking into consideration the effect of the proposed Asian Sale on the earnings and debt levels of the Consolidated Group, that completion of the proposed Asian Sale would not result in or be reasonably likely to result in (now or in the future) a breach any Financial Undertaking;

(6)           if the proposed Asian Sale is to be completed prior to the first anniversary of Financial Close, the Borrower and the Mezzanine Agent have agreed revised “caps” for the adjustments to be made to EBITDA in relation to Acquisition Costs and Restructuring Costs for the purposes of paragraph (j) of the definition of EBITDA. The Borrower and the Mezzanine Agent (acting the instructions of the Majority Financiers) agree to negotiate in good faith such amounts having regards to the fact that the Asian Group will no longer form part of the Consolidated Group and that the Acquisition Costs and Restructuring Costs referred to in the Funds Flow Statement which are referable to the Asian Group will not be incurred by the Consolidated Group after completion of the proposed Asian Sale;

(7)           if the proposed Asian Sale is to be completed:

(A)          on or before 23 July 2006, the Borrower and the Mezzanine Agent have agreed revised amounts for the purposes of the tables set out in clauses 10.35(d) and 10.35(e); or

(B)          after 23 July 2006 but before 30 April 2007, the Borrower and the Mezzanine Agent have agreed revised amounts for the purposes of the table set out in clause 10.35(e).

The Borrower and the Mezzanine Agent (acting on the instructions of the Majority Financiers) agree to negotiate in good faith the revisions to those amounts which they determine are necessary having regard to the fact that the Asian Group will no longer form part of the Consolidated Group after completion of the Asian Sale;

(8)           the Corporate Restructure has been completed; and

(9)           all payments or reimbursements required to be made by Asian Group Member under clause 10.30(e) at that time have been made and if required by the Mezzanine Agent, acting reasonably, indemnification arrangements have been put in place on terms satisfactory to the Mezzanine Agent in respect of any residual liability that any Core Australian Group Member or, if the US Repayment Date has not occurred, US Group Member may have in connection with the Tax liabilities of an Asian Group Member as a result of the Existing US Tax Consolidation (with the identity of the provider of the indemnity to be satisfactory to the Mezzanine Agent); and

(10)         no Insurance Policy of a Core Australian Group Member or, if the US Repayment Date has not occurred at that time, US Group Member, in place at that time is part of an umbrella liability arrangement with any Asian Group Member; and

(11)         the Mezzanine Agent has no reason to believe (acting reasonably and in good faith) that any person, including a Transaction Party, liquidator, provisional liquidator, administrator, official manager, trustee in bankruptcy, receiver, receiver and manager, other controller (as defined in the Corporations Act) or similar official, is reasonably likely to exercise a right to recoup or claim repayment of any part of the amount paid or satisfied as contemplated in this clause 10.12(c), whether under the laws of preferences, fraudulent dispositions or otherwise;

(12)         the costs and expenses incurred by the Mezzanine Finance Parties in connection with the proposed Asian Sale which are required to be paid or reimbursed under clause 15.6 have been paid on or before completion of the Asian Sale.

(d)           The Security Trustee must (without being required to obtain the instructions from the Mezzanine Agent or any “Beneficiary” under and as defined in the Security Trust Deed) release from any Security any assets, property or undertaking the subject of a Permitted Disposal:

(1)           upon reasonable notice from the disposing entity; and

(2)           provided that such reasonable notice is given, simultaneously with receipt by the Disposing entity of the proceeds of sale of the assets, property or undertaking being Disposed.

(e)           Where a Subsidiary of a Transaction Party issues Marketable Securities and either:

(1)           its holding company; or

(2)           in the case of an issue of Marketable Securities by:

(A)          a Core Australian Group Member (other than AusHoldco, another Core Australian Group Member which is a Security Provider;

(B)          a US Group Member (other than USHoldco), another US Group Member which is a Security Provider; or

(C)          an Asian Group Member (other than AsiaHoldco), another Asian Group Member which is a Security Provider,

does not acquire all the Marketable Securities the holding company will be taken to have Disposed of the Marketable Securities, it or any other person referred to in clause 10.12(e)(2), does not acquire.

10.13     Acquisition of assets and investments

A Transaction Party must not (and must ensure that its Subsidiaries do not) make, or agree to make, any acquisition or investment in assets (including any investment in any joint venture, partnership or subsidiary whether by way of equity investment or provision of financial accommodation or otherwise) which is not in the ordinary course of its ordinary business other than:

(a)           any acquisition or investment as part of any Permitted Capital Expenditure of that Transaction Party;

(b)           any acquisition or investment as part of the Merger or the Corporate Restructure or, in the case of a US Group Member, an acquisition of stock in WRC;

(c)           the acquisition of or investment in cash or Cash Equivalents;

(d)           in the case of:

(1)           a Core Australian Group Member, any acquisition from or investment in another Core Australian Group Member or acquisition of shares or other Marketable Securities in a Core Australian Group Member (other than an acquisition by a Core Australian Group Member which is not a Security Provider from a Core Australian Group Member which is a Security Provider or the acquisition of shares or other Marketable Securities, or investment, by a Core Australian Group Member which is a Security Provider, in a Core Australian Group Member which is not a Security Provider);

(2)           an Asian Group Member, any acquisition from or investment in another Asian Group Member or acquisition of shares or other

Marketable Securities in an Asian Group Member (other than an acquisition by an Asian Group Member which is not a Security Provider from an Asian Group Member which is a Security Provider or the acquisition of shares or other Marketable Securities, or investment, by an Asian Group Member which is a Security Provider, in an Asian Group Member which is not a Security Provider); or

(3)           a US Group Member, any acquisition from or investment in another US Group Member (other than an acquisition by a US Group Member which is not a Security Provider from an US Group Member which is a Security Provider or the acquisition of shares or other Marketable Securities or investment by a US Group Member which is a Security Provider in a US Group Member which is not a Security Provider); or

(e)           any other acquisition or investment in assets (including any investment in any joint venture, partnership or subsidiary) on terms which are no less favourable to it than arm’s length terms and made for valuable commercial consideration which, when aggregated with:

(1)           all of its other acquisitions or investments in assets which are not in the ordinary course of its ordinary business or otherwise permitted under this clause 10.13; and

(2)           all of the other acquisitions or investments in assets of all other Transaction Parties and Subsidiaries of Transaction Parties which are not in the ordinary course of their respective ordinary businesses or otherwise permitted under this clause 10.13, does not exceed A$10,000,000 (or the equivalent amount in any other currency) from the date of this agreement to the date the Secured Moneys are fully and finally repaid in full and all Commitments under the Facility cancelled in full.

10.14     Financial Indebtedness

(a)           A Transaction Party must not (and must ensure that each of its Subsidiaries does not) incur any Financial Indebtedness other than Permitted Financial Indebtedness.

(b)           The Borrower must ensure that between Financial Close and the date the conditions subsequent in clause 2.6 are satisfied that the only amounts or obligations owing by Target Companies to Westpac Banking Corporation (in any capacity and either actually or contingently) relate to the Existing Bank Guarantees and any Existing Finance Lease with Westpac Banking Corporation.

10.15     Senior Debt

The Borrower and US Bidco must not draw under Facility E, if and to the extent that such drawing would result in:

(a)           interest being deferred under clause 5.2; or

(b)           a breach of the Mezzanine Finance Documents.

10.16     No change to business

(a)           A Transaction Party must not (and must ensure that each of its Subsidiaries does not) engage in any business other than, or do anything which would result in substantial changes to, its core businesses and operations as at Financial Close and the date of completion of the Corporate Restructure (being, in the case of US Group Members, the US Business, and in the case of Core Australian Group Members, the Core Australian Business and in the case of Asian Group Members, the Asian Business) (including by the creation, acquisition or investment in any additional business). Nothing in this clause 10.16(a) prohibits a Disposal as part of the Corporate Restructure, a Permitted US Sale, a Permitted Asian Sale or a transfer of shares in WRC from the Borrower to US Bidco or another US Group Member.

(b)           A Transaction Party must not change its financial year without the prior written consent of the Mezzanine Agent.

10.17     Off Balance Sheet Items and Leases

Each Transaction Party must not, and must ensure that its Subsidiaries do not:

(a)           incur any off balance sheet commitments or liabilities without the prior written consent of the Mezzanine Agent other than commitments or liabilities:

(1)           expressly permitted under this agreement (including under operating leases permitted under clause 10.17(b) or in relation to investment in joint ventures permitted under clause 10.13(e) or Guarantees of Permitted Financial Indebtedness or Permitted Financial Accommodation expressly permitted under this agreement); or

(2)           in connection with financing arrangements of Joint Venture Subsidiaries provided that there is no recourse to or liability of any member of the Consolidated Group (other than the Joint Venture Subsidiary)  in connection with any such Financial Indebtedness; or

(b)           lease any assets except for:

(1)           a Lease of real property for the purposes of operating its business;

(2)           other operating Leases entered into in the ordinary course of its ordinary day business;

(3)           finance leases permitted under paragraph (m) of the definition of “Permitted Financial Indebtedness” in clause 1.1; or

(4)           otherwise with the prior written consent of the Mezzanine Agent.

10.18     No sale and leaseback

A Transaction Party must not (and must ensure that each of its Subsidiaries do not) Dispose of any of its assets to a person where, under the terms of that Disposal, or under a related transaction, that asset is or may be Leased to a Transaction Party, a Subsidiary of a Transaction Party or any Associate or Related

Body Corporate of either of them without the prior written consent of the Mezzanine Agent.

10.19      Financial accommodation

A Transaction Party must not (and must ensure that each of its Subsidiaries do not) provide any financial accommodation (including by making deposits to bank accounts), or give any Guarantee or Encumbrance (other than a Permitted Encumbrance) in respect of any financial accommodation, to or for the benefit of any person, other than Permitted Financial Accommodation.

10.20     Restrictions on dealings

(a)           Subject to clause 10.20(b), a Transaction Party must not (and must ensure that each of its Subsidiaries do not):

(1)           enter into an agreement;

(2)           acquire or Dispose of an asset;

(3)           obtain or provide a service;

(4)           obtain a right or incur an obligation; or

(5)           implement any other transaction,

with any person unless it does so on terms which are no less favourable to it than arm’s length terms in the ordinary course of business for valuable commercial consideration.

(b)           Clause 10.20(a) does not apply to transactions:

(1)           between:

(A)          a Core Australian Group Member and another Core Australian Group Member (provided that if one or more such Core Australian Group Member is a Transaction Party and one or more such other Core Australian Group Members is not a Transaction Party, the terms are no less favourable to the Core Australian Group Members which are Transaction Parties than arm’s length terms);

(B)          an Asian Group Member and another Asian Group Member (provided that if one or more such Asian Group Member is a Transaction Party and one or more such other Asian Group Members is not a Transaction Party, the terms are no less favourable to the Asian Group Members which are Transaction Parties than arm’s length terms); or

(C)          between a US Group Member and another US Group Member (provided that if one or more such US Group Member is a Transaction Party and one or more such other US Group Members is not a Transaction Party, the terms are no less favourable to the US Group Members which are Transaction Parties than arm’s length terms); or

(2)           evidenced or contemplated by:

(A)          the Equity Documents (except to the extent varied without the consent of the Mezzanine Agent);

(B)          the Subordinated Intercompany Loan Agreement, the Asian Group Subordinated Intercompany Loan Agreement or the SIM Long Term Loan Agreement;

(C)          the Corporate Restructure;

(D)          the Exceptions to the Establishment of Groups applicable at that time;

(F)           Intellectual Property licenses existing as at the date of Financial Close between SIM and its Subsidiaries and the Core Australian Group (but only for the period from Financial Close to the earlier of the date of completion of the Corporate Restructure Step Number 4and the date that Corporate Restructure Step Number 4 is required to be completed as contemplated in schedule 11; or

(E)           a transfer of stock in WRC from the Borrower to a US Group Member.

(c)           For the avoidance of doubt, clause 10.20(a) applies (without limitation) to transactions between:

(1)           Australian Group Members and US Group Members;

(2)           Core Australian Group Member and Asian Group Members; and

(3)           Consolidated Group Members and Pat & Oscars Group Members; and

all of which all must be on terms which are no less favourable to the parties than arm’s length terms in the ordinary course of business for valuable commercial consideration (but subject always to clause (b)).

(d)           Each Core Australian Group Member must ensure that full cash consideration is charged to and paid by the US Group Members and Asian Group Members for a reasonable and commensurate share of all salaries, bonuses and associated salary costs paid to or in respect of executives or employees of the Core Australian Group to the extent that those executives or employees provide services to the US Group or the Asian Group (as applicable) (whether in common with the Core Australian Group or otherwise).

(e)           After the Corporate Restructure has been completed, a Transaction Party which is an Asian Group Member:

(1)           must not (and must ensure that each of its Subsidiaries which are Asian Group Members do not) have any liability or become liable (whether directly or otherwise) for any obligation or any other liability of any US Group Member or any Pat & Oscars Group Member;

(2)           must ensure that there are no Guarantees or Encumbrances in place granted by any Asian Group Member in connection with, an obligation or liability of a US Group Member or any Pat & Oscars Group Member; and

(3)           must ensure that no Asian Group Member is under any obligation, or may be obliged to, and must not, contribute any money or asset (including by management or other fee, interest, loan or other financial accommodation, investment or capital or equity contribution or advance or make available financial accommodation) to or for the benefit of any US Group Member or any Pat & Oscars Group Member,

except for, and only to the extent of, any Exceptions to the Establishment of Groups applicable at that time.

(f)            After the Corporate Restructure has been completed, a Transaction Party which is a Core Australian Group Member:

(1)           must not (and must ensure that each of its Subsidiaries which are Australian Group Members do not) have any liability or become liable (whether directly or otherwise) for any obligation or any other liability of any US Group Member, any Pat & Oscars Group Member or any Asian Group Member;

(2)           must ensure that there are no Guarantees or Encumbrances in place granted by any Core Australian Group Member in connection with, an obligation or liability of any US Group Member, any Pat & Oscars Group Member or any Asian Group Member; and

(3)           must ensure that no Core Australian Group Member is under any obligation, or may be obliged to, and must not, contribute any money or asset (including by management or other fee, interest, loan or other financial accommodation, investment or capital or equity contribution or advance or make available financial accommodation) to or for the benefit of any US Group Member, any Pat & Oscars Group Member or any Asian Group Member,

except for, and only to the extent of, any Exceptions to the Establishment of Groups applicable at that time. WRC must reimburse CFI or CRQ for any amounts paid or required to be paid by CFI or CRQ (as applicable) under a Continuing SERP Guarantee as soon as reasonably practicable after that payment is made.

(g)           After the Corporate Restructure has been completed, a Transaction Party which is a US Group Member:

(1)           must not (and must ensure that each of its Subsidiaries which are US Group Members do not) have any liability or become liable (whether directly or otherwise) for any obligation or any other liability of any Australian Group Member;

(2)           ensure that there are not Guarantees or Encumbrances in place granted by any US Group Member in connection with, an obligation or liability of an Australian Group Member; and

(3)           ensure that no US Group Member is under any obligation, or may be obliged to, and must not, contribute any money or asset (including by management or other fee, interest, loan or other financial accommodation, investment or capital or equity contribution or advance or make available financial accommodation) to or for the benefit of any Australian Group Member,

except for, and only to the extent of, any Exceptions to the Establishment of Groups applicable at that time.

(h)           The Transaction Parties must ensure that, after the Corporate Restructure has been completed, there is no Financial Indebtedness:

(1)           between Australian Group Members and US Group Members other than, prior to the US Repayment Date, under the Subordinated Intercompany Loan Agreement; and

(2)           between Asian Group Members and Core Australian Group Members other than, prior to the Permitted Asian Sale Completion Date, under:

(A)          the Asian Group Subordinated Intercompany Loan Agreement; and

(B)          the SIM Long Term Loan Agreement.

(i)            If WRC pay any premiums in respect of any insurance policy taken out by WRC on behalf of and at the request of an Australian Group Member or any umbrella insurance coverage taken out by WRC on which an Australian Group Member is named as an insured at the request of the Australian Group Member, AusHoldco must ensure that that the Australian Group Member promptly (and in any case within 10 Business Days) reimburses WRC in cash for the amount of the premium paid (in the case of a stand alone policy) or a reasonable and commensurate share of the premium paid in respect of any umbrella insurance coverage (calculated by reference to the proportionate share of that Australian Group Member is that insurance cover).

(j)            The parties acknowledge and agree that if, for the purposes of properly organising the tax or corporate affairs of any Group, it is necessary for a guarantee fee to be charged in connection with any Guarantee given by a member of any Group in respect of the liabilities of a member of any other Group under a Senior Finance Document or a Mezzanine Finance Document then the Mezzanine Agent (acting on the instructions of the Majority Financiers) will not unreasonably withhold its consent to that fee being paid or charged provided that:

(1)           the guarantee fee is set an a appropriate commercial rate for the provision of the guarantee; and

(2)           any amendments that the Mezzanine Agent may reasonably require to this agreement (including any changes to the provisions of this agreement relating to a Permitted Asian Sale, Permitted US Refinancing or Permitted US Sale) as a result of the proposed movement of cash between the Groups in connection with that fee have been agreed by the Transaction Parties and appropriately documented.

10.21     Change in ownership

A Transaction Party must not (and must ensure that each of its Subsidiaries does not) do anything (other than pursuant to a Permitted Disposal; a voluntary solvent liquidation, dissolution or corporate reorganisation effected with the prior written consent of the Mezzanine Agent; a solvent liquidation or solvent winding up of a Dormant Subsidiary, or any other event, act, matter or thing which takes place as part of the Corporate Restructure as contemplated in schedule 11) which would result in:

(a)           any Core Australian Group Member (other than AusHoldco) ceasing to be a wholly owned, directly or indirectly, Subsidiary of AusHoldco;

(b)           following completion of the Corporate Restructure, any Asian Group Member (other than AsiaHoldco) ceasing to be a wholly owned, directly or indirectly, Subsidiary of AsiaHoldco;

(c)           following completion of the Corporate Restructure, any US Group Member (other than USHoldco or WRC) ceasing to be a wholly owned, directly or indirectly, Subsidiary of USHoldco; or

(d)           WRC ceasing to be a wholly owned, directly or indirectly, Subsidiary of either AusHoldco or USHoldco.

10.22     Restrictions on Distributions and fees

(a)           A Transaction Party must not (and must ensure that its Subsidiaries do not):

(1)           pay or distribute any money or asset or make any Distribution (including by management or other fee, interest, dividend, return of capital, repayment or redemption or an indemnity payment) to a direct or indirect shareholder or stockholder, a Sponsor, an Associate or an Related Body Corporate (or a Related Party, Related Body Corporate or Associate of any of them, including any director), including under any indemnification agreement; or

(2)           make any payment (including by management or other fee, interest, dividend, return of capital, repayment or redemption, reimbursement of costs or expenses, indemnity payment or otherwise) under the Management Agreement, other than:

(3)           payment of reasonable fees and expenses of independent directors of not more than A$300,000 (or equivalent amount in other currencies) in any Financial Year;

(4)           payment of amounts when due under contractual arrangements entered into in the ordinary course of business with Associates of any direct or indirect shareholder or stockholder or the Sponsor (other than PEP Advisory) which comply with clause 10.20(a) and which are not otherwise prohibited under the terms of this agreement;

(5)           payment of reasonable salaries and bonuses to executives and employees, provided that, in the case of Key Managers, salary and bonus payments may not increase by more than 15% per annum from the levels approved under clause 2.1(m) or such other amount as may be approved for that purpose by the Mezzanine Agent (acting on the instructions of the Majority Financiers); and

(6)           payment of the following, but only to the extent funded from the amount of any Excess Cashflow of the US Group or Australian Group for a Financial Year (the Relevant Financial Year) (in each case as set out in the Compliance Certificate provided to the Mezzanine Agent in accordance with clause 10.1(c) in respect of that Financial Year) that is not required to be applied to make prepayments under clause 8.4 of the Senior Facilities Agreement (in the case of Excess Cashflow of the Australian Group) or clause 8.5 of the Senior Facilities Agreement (in the case of Excess Cashflow of the US Group) and which has not been applied at that time to either meet Capital Expenditure as contemplated in paragraph (c) of the definition of “Net Capital Expenditure” or, in the case of Excess Cashflow of the Australian Group, that has not been applied to make repayments under the Subordinated Intercompany Loan as contemplated in clause 10.12(b)(8) (at that time) (that amount being the Remainder Excess Cashflow for that Financial Year) and provided that such payments may only be made after the prepayments required under clauses 8.4 and 8.5 of the Senior Facilities Agreement in respect of the Relevant Financial Year have been made and provided that no Default subsists (or will result from payment being made) and that there is no Deferred Interest at that time nor any unpaid interest on Deferred Interest (nor will any Deferred Interest occur as a result of the payment being made):

(A)          if the Debt Service Cover Ratio as at the most recent Calculation Date was at least 1.20:1, payment of not more than A$1,600,000 may be paid to PEP Advisory under the Management Agreement in respect of the Relevant Financial Year from the amount of such Remainder Excess Cashflow not otherwise applied under this clause 10.22(a)(6) (except in the case of the Financial Year in which Financial Close occurs, in which case the maximum amount permitted to be paid to PEP Advisory from under the Management Agreement in respect of that Financial Year from any Remainder Excess Cashflow for that Financial Year will be A$1,600,000 multiplied by the actual numbers of days in the Financial Year which occurred after Financial Close, divided by 365);

(B)          to the extent amounts contemplated in clause 10.22(a)(6)(A) are not permitted to be paid to PEP Advisory under clause 10.22(a)(6)(A) due to an insufficiency of Remainder Excess Cashflow available for that purpose for the Relevant Financial Year or the Debt Service Cover Ratio being lower than 1.20:1, such amount may be paid from any Remainder Excess Cashflow of any subsequent Financial Year not otherwise applied under this clause 10.22(a)(6) (subject always to the caps and other restrictions in clause 10.22(a)(6)(A));

(C)          if (and only if):

(i)            the Gearing Ratio for the Relevant Financial Year, as set out in the audited Compliance Certificate for that Financial Year provided to the Mezzanine Agent in accordance with clause 10.1(c)(1) in respect of the Relevant Financial Year, is less than 2.5:1; and

(ii)           the Gearing Ratio as at the most recent Calculation Date is less than 2.5:1; and

(iii)          there is no Excluded Interest at that time (nor any unpaid interest on Excluded Interest), nor will any Excluded Interest arise as a result of that payment being made,

the Remainder Excess Cashflow for the Relevant Financial Year not otherwise applied under this clause 10.22(a)(6) may be used to fund Distributions to shareholders of AusHoldco or, prior to the US Repayment Date, USHoldco; and

(7)           in the case of the US Borrower, it may pay by way of reimbursement any Excess Cashflow of the US Group that is not required to be applied to make prepayments under clause 8.5 of the Senior Facilities Agreement to the Borrower to facilitate payments under clauses 10.22(a)(6)(A) or (B) provided that such payments may only be made after the prepayments required under clause 8.5 of the Senior Facilities Agreement in respect of the Relevant Financial Year have been made and provided that no Default subsists or will result from that payment being made. For the avoidance of doubt, nothing in this clause 10.22(a)(7) increases the amount that would otherwise be permitted to be paid under clauses 10.22(a)(6)(A) or 10.22(a)(6)(b) in accordance with their terms but is included to facilitate the making of such payments as so permitted.

For the purposes of this clause 10.22(a) ”Related Party” of an entity has the meaning given in section 228 of the Corporations Act (as if the entity were a public company) or where the entity is not incorporated in Australia, any person that would be a related party if that entity were incorporated in Australia, regardless of the place of incorporation of the person.

(b)           Nothing in this clause 10.22 restricts:

(1)           any payment or distribution of any money or asset or the making of any Distribution (including by management or other fee, interest, dividend, return of capital, repayment or redemption) from:

(A)          a Core Australian Group Member to another Core Australian Group Member which is a Security Provider;

(B)          a US Group Member to another US Group Member which is a Security Provider; or

(C)          a Asian Group Member to another Asian Group Member or to a Core Australian Group Member, in each case which is a Security Provider;

(2)           payments contemplated in the Funds Flow Statement;

(3)           during the period from Financial Close to the earlier of the date of completion of the Corporate Restructure Step Number 4 and the date that Corporate Restructure Step Number 4 is required to be completed as contemplated in schedule 11, payments under the terms of Intellectual Property licenses existing as at the date of Financial Close between SIM and its Subsidiaries and the Core Australian Group;

(4)           payments by a member of any Group (the Payor) to reimburse, on an arm’s length basis, a member of another Group (that other Group being the Payee Group) for a reasonable and commensurate share of all salaries, bonuses and associated salary costs paid to or in respect of executives and employees of the Payee Group to the extent those executives or employees provide services to the Group of which the Payor is a member (whether in common with the Payee Group or any other Group or otherwise);

(5)           payments by a member of the US Group or the Asian Group to reimburse, on an arm’s length basis, the Borrower for a reasonable and commensurate share of the fees payable by Borrower to the Security Trustee and the Mezzanine Agent under the Fee Letters in connection with the Mezzanine Finance Documents; or

(6)           payments by a member of the Asian Group to reimburse, on an arm’s length basis, the Borrower for a reasonable and commensurate share of the fees payable by Borrower to the Mezzanine Agent under any “Fee Letter”; or

(7)           reimbursement by WRC of CFI or CRQ for any amounts paid or required to be paid by CFI or CRQ (as applicable) under a Continuing SERP Guarantee;

(8)           the distribution of the promissory note referred to in paragraph (c) of the definition of Corporate Restructure Loan from SIM to WRC at the time of completion of Corporate Restructure Step Number 4; or

(9)           payment by any Asian Group Member to the Borrower to facilitate payments under clause 10.22(a)(6)(A) or clause 10.22(a)(6)(B). For the avoidance of doubt, nothing in this clause 10.22(a)(9) increases the amount that would otherwise be permitted to be paid under clauses 10.22(a)(6)(A) or 10.22(a)(6)(B) in accordance with their terms but is included to facilitate the making of such payments as so permitted.

10.23     USHoldco, AusHoldco and AsiaHoldco

Each of USHoldco, AusHoldco, and AsiaHoldco must operate solely as holding companies and must not conduct any business or have any other asset or liability other than in connection with:

(a)           any Marketable Securities in it;

(b)           it holding Marketable Securities in Consolidated Group Members and, in the case of:

(1)           USHoldco, subject to clause 10.30, consolidated USA Taxes;

(2)           AusHoldco, subject to clause 10.30, consolidated Australian Taxes; and

(3)           AsiaHoldco, subject to clause 10.30, consolidated Singaporean Taxes or consolidated USA Taxes.

(c)           the Senior Finance Documents, the Mezzanine Finance Documents, the Equity Documents, the Management Agreement or the Franchisee Shareholder Deed; or

(d)           professional fees and administration costs in the ordinary course of business as a holding company, including directors fees permitted to be paid under clause 10.22(a)(3).

10.24     Undertakings regarding Secured Property

Each Transaction Party must:

(a)           maintenance of the Secured Property:

(1)           maintain and protect its Secured Property in a prudent manner;

(2)           keep its Secured Property in a good state of repair and in good working order, allowing for fair wear and tear;

(3)           remedy every material defect in its title to any part of its Secured Property;

(4)           take or defend all legal proceedings which a prudent operator of a business or owner of property such as the Australian Business (in the case of an Australian Group Member) or the US Business (in the case of a US Group Member) would take to protect or recover any of its Secured Property; and

(5)           take all reasonable steps to keep its Secured Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss and not take any action which would or would be reasonably likely to result in any of those things occurring;

(b)           further security:

(1)           do anything which the Mezzanine Agent reasonably requests, in each case at the expense of the Transaction Party, which:

(A)          more satisfactorily charges or secures or protects the priority of its Security, or secures to the Security Trustee its Secured Property in a manner consistent with any provision of any Mezzanine Finance Document; or

(B)          aids in the exercise of any Power of a Mezzanine Finance Party,

including, the execution of any document, the delivery of Title Documents to the Security Trustee or the execution and delivery of blank transfers to the Security Trustee;

(2)           when the Mezzanine Agent requests, execute a legal or statutory mortgage in favour of the Security Trustee over any real property (including any Leasehold Interest) in form and substance required by the Mezzanine Agent to secure, the Secured Moneys (as defined in the Security Trust Deed). The Mezzanine Agent may not make such request in relation to a Leasehold Interest where either:

(A)          the consent of the landlord under that Leasehold Interest is required in relation to the grant of that legal or statutory mortgage to the Security Trustee under the terms of the relevant Leasehold Interest and such consent has not been obtained; or

(B)          that Leasehold Interest is subject to an Existing Westpac Lease Mortgage and the Transaction Party has made such amendments to that Existing Westpac Lease Mortgage as agreed between the Borrower and the Mezzanine Agent (acting on the instructions of the Majority Financiers) prior to Financial Close and that Existing Westpac Lease Mortgage forms part of the “Trust Fund” under the Security Trust Deed; and

(3)           use its best endeavours to register any mortgage executed under clause 10.24(b)(2), where such registration is required to ensure the enforceability, validity or priority of the mortgage or, if registration is being undertaken by or on behalf of the Mezzanine Finance Parties, to do all things requested of it by or on behalf of the Mezzanine Finance Parties necessary to effect, perfect or complete that registration;

(c)           Title Documents: deposit with Security Trustee (or its nominee), all the Title Documents in respect of any of its Secured Property which is subject to the fixed charge (or lien or security interest under a US Security Agreement) created under its Security immediately on:

(1)           its execution of its Security or, if later, the date on which is obtains (or is entitled to obtain) those Title Documents;

(2)           acquisition of any asset which forms part of its Secured Property and is subject to the fixed charge (or lien or security interest) created by its Security or, if later, the date on which it obtains (or is entitled to obtain) those Title Documents; and

(3)           the floating charge which is created by its Security crystallising and fixing (or lien or security interest under any US Security Agreement) (and the Security Trustee will return those Title Documents upon request if the charge has de-crystallised or is no longer fixed (or lien or security interest under any US Security Agreement is released));

(d)           registration and protection of security: ensure that its Security is registered and filed in all registers in all jurisdictions in which it must be registered and filed to ensure the enforceability, validity or, subject to the Intercreditor Deed, priority of the Security against all persons and to be effective as an Encumbrance or, if registration is being undertaken by or on behalf of a Mezzanine Finance Party, to do all things requested of it by or on behalf of a Mezzanine Finance Party necessary to ensure that the filing or registration of the Security is completed or perfected including to ensure that the Deeds of Charge referred to in paragraphs (c) and (g) of the definition of that term are duly stamped in Singapore and registered in Singapore within 30 days of their execution;

(e)           no caveats: use its best endeavours to cause any caveat which is lodged in respect of its Secured Property, other than a caveat lodged by a Senior Finance Party or a Mezzanine Finance Party, to be removed as soon as reasonably practicable but in any event within 10 Business Days after the date that it becomes aware of its existence;

(f)            inspection: (and must ensure that each of their Subsidiaries will), permit any representatives designated by any Mezzanine Finance Party to visit and inspect the financial records and the property of such Transaction Party or Subsidiary, as the case may be, at reasonable times (which must be during normal business hours) and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by such Transaction Party or Subsidiary, as the case may be, to discuss the affairs, finances, accounts and condition of such Transaction Party or Subsidiary, as the case may be, with the officers and employees thereof and advisors therefore (including independent accountants). If no Event of Default subsists, an inspection under clause 10.24(f) must not unreasonably interfere with the business or operations of the Transaction Party (or Subsidiary); and

(g)           US Security Agreement: if it is a party to a US Security Agreement, within five days after becoming the owner of any equity securities in any entity formed under the laws of the United States or any state thereof, deliver to Security Trustee all certificates evidencing such equity securities together with duly executed instruments of transfer or assignments in blank therefor and a duly executed and completed pledge amendment in the form attached to the US Security Agreement together with such other items as may be required pursuant to the terms of section 5.1 of the US Security Agreement and a legal opinion from US counsel acceptable to the Mezzanine Agent in respect of those documents and the security interest in those equity securities and such other matters as the Mezzanine Finance Parties may reasonably require in a form reasonably acceptable to the Mezzanine Agent.

A reference in this clause 10.24 to Secured Property of a Transaction Party is to be read as a reference to property which is at that time required under a Mezzanine Finance Document to be secured under a Security, whether or not that Security has been executed.

10.25     Insurance

(a)           General requirements: Each Transaction Party must (and must ensure that its Subsidiaries, other than Dormant Subsidiaries do) insure and keep insured its Secured Property and other assets:

(1)           for amounts and against risks for which a person holding assets and carrying on a business similar to that of the Transaction Party (or Subsidiary, as applicable) would prudently take out insurance;

(2)           against damage, destruction and any other risk to their full replacement value or on a reinstatement basis;

(3)           against workers’ compensation, public liability and business interruption; and

(4)           for any other risk to the extent and for the amounts recommended in any insurance report provided pursuant to clause 10.1(h),

and must take out and maintain all insurances required to be maintained by it under any applicable law.

(b)           Payment of premiums: Each Transaction Party must (and must ensure that its Subsidiaries do) punctually pay all premiums and other amounts necessary to effect and maintain in force each of its Insurance Policies.

(c)           Contents of insurance policy: Each Transaction Party must (and must ensure that its Subsidiaries do):

(1)           ensure that each of its Insurance Policies relating to property damage (other than under a motor vehicle policy, a crime policy, a cargo policy or a contract works policy) or to business interruption:

(A)          notes the Security Trustee as trustee for each Senior Finance Party and each Mezzanine Finance Party as an insured and insures each of their insurable interests; and

(B)          names the Security Trustee as the loss payee or, except in the case of an Insurance Policy of a US Transaction Party, names the Security Trustee as loss payee on and from the date of notification by the Security Trustee to the insurer that it wishes to be loss payee (the Security Trustee not being entitled to give such notice unless a Default subsists), or, in the case of any such Insurance Policies of a US Target Company which becomes a Transaction Party immediately after Financial Close, that such notations and namings are made within 2 Business Days of Financial Close;

(2)           use its best endeavours to ensure that any Insurance Policy not referred clause 10.25(c)(1):

(A)          notes the Security Trustee as trustee for each Senior Finance Party and each Mezzanine Finance Party as an insured and insures each of their insurable interests; and

(B)          other than in the case of a workers compensation policy, a public liability policy or any other policy where, under the terms of those policies, the proceeds are paid directly to third parties and not to any Transaction Party (a Third Party Policy), names the Security Trustee as the loss payee or except in the case of an Insurance Policy of a US Transaction Party, names the Security Trustee as loss payee on and from the date of notification by the Security Trustee to the insurer that is wishes to be loss payee (the Security Trustee not being entitled to give such notice unless a Default subsists); and

(3)           use its best endeavours to ensure that, by the date which is 6 months after Financial Close, each of its Insurance Policies (other than worker’s compensation and public liability or any Third Party Policy):

(A)          cannot be terminated or varied in any material respect by the insurer for any reason including the non-payment of the premium or any other amount in respect of the insurance policy, unless the Security Trustee is given 15 days prior written notice;

(B)          provides that notice of any occurrence given by one insured party will be regarded as notice given by all insured parties and that failure by one insured party to observe and fulfil the conditions of the policy will not prejudice the rights of any other insured party;

(C)          provides that the insurer will provide the Mezzanine Agent with copies of all notices from the insurer which materially amend the terms of the policy or affect the insurance cover or its terms; and

(D)          includes any other terms and conditions recommended in any insurance report provided pursuant to clause 10.1(h).

(d)           Reputable insurer: Each Transaction Party must (and must ensure that its Subsidiaries do) take out each of its Insurance Policies with a reputable and substantial insurer with a long term credit rating of at least “A–” from Standard & Poor’s or “A3” from Moody’s Investors Service (or such other insurer as may be approved by the Mezzanine Agent in writing (which approval must not be unreasonably withheld or delayed)). The Transaction Parties must promptly notify the Mezzanine Agent of any change in identity of the provider of any Insurance Policy.

(e)           No prejudice: Each Transaction Party must not (and must ensure that each of its Subsidiaries does not) do or omit to do, or allow or permit to be done or not done, anything which may materially prejudice any of its Insurance Policies.

(f)            Deliver documents: Each Transaction Party must promptly deliver to the Mezzanine Agent:

(1)           adequate evidence as to the existence and currency of its Insurance Policies; and

(2)           any other detail in respect of its Insurance Policy which the Mezzanine Agent may reasonably require and notify to the Transaction Party from time to time.

(g)           No change to policy: A Transaction Party must not (and must ensure that each of its Subsidiaries does not) vary, rescind, terminate, cancel or make a material change to any of its Insurance Policies which would result in non compliance with clause 10.25(a), 10.25(c) or 11.25(d)  without the Mezzanine Agent’s written consent (which must not be unreasonably withheld or delayed).

(h)           Full disclosure: Before entering into any of its Insurance Policies, each Transaction Party must (and must ensure that each of its Subsidiaries does) disclose to the insurer all facts which are material to the insurer’s risk.

(i)            Assistance in recovery of money: Each Transaction Party must do all things reasonably required by the Mezzanine Agent or the Security Trustee to enable the Mezzanine Agent or Security Trustee to recover any money due in respect of any of its Insurance Policies where, in accordance with the Mezzanine Finance Documents, one or more Mezzanine Finance Parties are entitled to such money.

(j)            Notification by Security Provider: Each Transaction Party must notify the Mezzanine Agent as soon as reasonably practicable after it becomes aware of:

(1)           an event which gives rise to a claim of A$1,000,000 (or the equivalent amount in any other currency) or more under any of its Insurance Policies; and

(2)           the cancellation or variation for any reason of any insurance policy.

(k)           Dealing with insurance policy proceeds:

(1)           Unless clause 10.25(k)(3) applies or unless insurance proceeds are required to be applied in prepayment of the Senior Secured Moneys under clause 8.6(a)(1), clause 8.7(a)(1) or clause 11.25(k)(2), of the Senior Facilities Agreement, the proceeds of any insurance policy may be used for any purpose nominated by the Transaction Party provided that the proceeds are:

(A)          in the case of insurance proceeds received by a Core Australian Group Member, retained within the Core Australian Group and used for the corporate purposes of the Core Australian Group or otherwise used to repay all or any part of the AUD Facilities;

(B)          in the case of insurance proceeds received by a US Group Member, retained within the US Group and used for the corporate purposes of the US Group or otherwise used to repay all or any part of the USD Facilities; or

(C)          in the case of insurance proceeds received by an Asian Group Member, retained within the Asian Group and used for the corporate purposes of the Asian Group or otherwise used to repay all or any part of the AUD Facilities.

(2)           Unless clause 10.25(k)(3) applies, if an Event of Default is subsisting, the Transaction Party must notify the Mezzanine Agent of the proposed application of any insurance proceeds promptly upon receipt and unless the Mezzanine Agent (acting on the instructions of the Majority Financiers) has within that 10 Business Days of receipt of the notice from the Transaction Party, notified the Transaction Party in writing that it approves that application, those proceeds must be used:

(A)          in the case of insurance proceeds received by a Core Australian Group Member, to repay the AUD Facilities;

(B)          in the case of insurance proceeds received by a US Group Member, used to repay the USD Facilities; or

(C)          in the case of insurance proceeds received by an Asian Group Member, used to repay all or any part of the AUD Facilities or for any other purpose which the Mezzanine Agent approves in writing.

(3)           Clause 10.25(k)(1) and (2) do not apply to proceeds received from any workers’ compensation or public liability policy or reinstatement policy or Third Party Policy to the extent that the proceeds are paid to a person:

(A)          entitled to be compensated under the workers’ compensation, public liability policy or Third Party Policy; or

(B)          under a contract for the reinstatement.

(l)            Application of reinstatement proceeds: If required under the terms of a reinstatement policy, the Transaction Party must (and must ensure that its Subsidiaries do) apply all proceeds payable under the reinstatement policy to the reinstatement of its property.

(m)          Power to take proceedings: If an Event of Default is subsisting and a Receiver has not been appointed, the Mezzanine Agent or Security Trustee may, by notice to the Borrower, take full power to make, enforce, settle, compromise, sue on and discharge all claims and recover and receive all moneys payable in respect of:

(1)           any claim under any insurance policy; and

(2)           any compensation claim in respect of any injury to an employee of the Mezzanine Agent, Receiver or Attorney suffered while exercising or attempting to exercise any Power.

(n)           US Real Property: With respect to each real property of a US Transaction Party that is covered by a Property Mortgage (if any), such US Transaction Party must obtain flood insurance in such total amount as the Mezzanine Agent may from time to time require, if at any time the area in which any improvements located on such real property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the US Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the US Flood Disaster Protection Act of 1973, as amended from time to time.

(o)           Insurance proceeds: the parties acknowledge and agree that, if the Security Trustee receives any proceeds of any Insurance Policy which a Transaction Party is entitled to receive or retain under this agreement, or which a third party, other than a Consolidated Group Member, is entitled to receive or retain, the Security Trustee will take such further actions as may be reasonably requested by the relevant Transaction Party to cause such insurance proceeds to be paid to that Transaction Party or third party (as applicable).

(p)           Umbrella Insurance Arrangements:

(1)           Subject to clause 10.25(p)(2), the Transaction Parties must ensure that no person or Entity other than a Consolidated Group Member or the Security Trustee is named as an insured on any Insurance Policy of a Consolidated Group Member (including that no such person or Entity may be named as an insured on any umbrella liability coverage taken by a Consolidated Group Member) unless otherwise approved in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers).

(2)           The parties acknowledge and agree that the Transaction Parties will be allowed 90 days from Financial Close to ensure that P&O Holding Corp any Pat & Oscars Group Member is removed from any umbrella liability insurance coverage taken out by a Consolidated Group Member or to make other arrangements acceptable to the Mezzanine Agent.

10.26     Hedging

(a)           The Borrower and, prior to the US Repayment Date, US Bidco must enter into and maintain Hedge Agreements with one or more Senior Finance Parties within 15 days of Financial Close to hedge, in a manner and on terms acceptable to the Mezzanine Agent (acting reasonably), at least 75% of its floating rate interest exposure under the Facility and the Senior Secured Moneys for a period of not less than 5 years from Financial Close.

(b)           A Transaction Party must not (and must ensure that each of its Subsidiaries does not):

(1)           enter into a Hedge Agreement or other Financial Market Contract except:

(A)          in accordance with clause 10.26(a);

(B)          any foreign exchange hedging in respect of all or part of its and its Subsidiaries actual foreign exchange exposures arising in the ordinary course of business in connection with its trading activities; or

(C)          otherwise with the Mezzanine Agent’s prior written consent; and

(2)           enter into any Financial Market Contracts for speculative purposes (being purposes other than the purpose of hedging its interest rate, foreign exchange and other exposures relating to its business in accordance with good industry and general business practice).

(c)           The Hedge Agreements must be and remain substantially in the form of those agreed in accordance with clause 10.26(a) or any other form agreed by the Mezzanine Agent (acting on the instructions of the Majority

Financiers) and a Transaction Party which is party to a Hedge Agreement may not seek any amendment to that Hedge Agreements not otherwise permitted under this clause 10.26(c).

(d)           A Transaction Party may terminate a Hedge Agreement in accordance with its terms provided that the applicable hedging requirements in this clause 10.26 continue to be satisfied.

10.27     Australian WC Facility Documents

The Borrower and the Australian WC Facility Provider must not (without the prior written consent of the Mezzanine Agent) amend or vary or consent to any amendment or variation of any term of any Australian WC Facility Document which would have the effect of:

(a)           increasing the amount of any interest or fees payable under any Australian WC Facility Document;

(b)           increasing the frequency of, or bring forward, the date for making, payments of interest or fees under any Australian WC Document;

(c)           altering the basis of calculation of any interest or fees under any Australian WC Facility Document which would result in the amount of those fees or that interest being increased;

(d)           increasing the amount of the commitment under the Australian WC Documents;

(e)           adversely affect a right or interest of any Mezzanine Finance Party in respect of any other Mezzanine Finance Document;

(f)            adding any further condition precedent to drawdown under the facilities provided under the Australian WC Facility Documents or making any condition precedent to drawdown under the facilities provided under the Australian WC Facility Document more onerous on the Borrower;

(g)           making the facilities provided under the Australian WC Facility Documents be on terms less favourable to the Borrower.

10.28     Anti-Terrorism Law

(a)           No Transaction Party will, or will permit any of its Subsidiaries to, directly or indirectly:

(1)           knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clause 9.1(bb);

(2)           knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law; or

(3)           knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Transaction Parties shall deliver to the Mezzanine Finance Parties any certification or other evidence requested from time to time by any Mezzanine Finance Party in its reasonable discretion, confirming the Transaction Parties’ compliance with this clause 10.28).

(b)           No Transaction Party will, or will permit any of its Subsidiaries to, cause or permit any of the funds of such Transaction Party that are used to repay any amount under the Facility to be derived from any unlawful activity with the result that the provision of the Funding Portions would be in violation of any applicable law or regulation.

10.29     Embargoed Person

No Transaction Party will, or will permit any of its Subsidiaries to cause or permit:

(a)           any of the funds or properties of the Transaction Parties that are used to repay any amounts under the Facility to constitute property of, or be beneficially owned directly or indirectly by, any Embargoed Person or Embargoed Persons that is identified on:

(1)           the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the US International Emergency Economic Powers Act, 50 USC. §§ 1701 et seq., The Trading with the Enemy Act, 50 USC. App. 1 et seq., and any Executive Order or rule or regulation promulgated thereunder, with the result that the investment in the Transaction Parties (whether directly or indirectly) is prohibited by any applicable law or regulation, or any advance made by any Financier would be in violation of any applicable law or regulation; or

(2)           the Executive Order, any related enabling legislation or any other similar Executive Orders; or

(b)           any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Transaction Parties, with the result that the investment in the Transaction Parties (whether directly or indirectly) is prohibited by any applicable law or regulation.

10.30     Tax Losses and tax consolidation

(a)           A Transaction Party must not and ensure its Subsidiaries (other than any Dormant Subsidiary) do not transfer any tax losses, except:

(1)           in the case of a transfer by a Core Australian Group Member, to another Security Provider which is a Core Australian Group Member as part of a tax consolidation between members of the Core Australian Group;

(2)           in the case of a transfer by a US Group Member, to another Security Provider which is an US Group Member as part of a tax consolidation between members of the US Group; and

(3)           in the case of a transfer by an Asian Group Member, to another Security Provider which is an Asian Group Member as part of a tax consolidation between members of the Asian Group.

(b)           No Consolidated Group Member may be or become a member of a consolidated group for Australian tax purposes unless the Mezzanine Agent has approved an Australian Group Tax Sharing Agreement in connection with that consolidation within 3 months of that consolidation taking place and that document is a “Material Document” for the purposes of this agreement.

(c)           Notwithstanding any other provision of any Finance Document, each Permitted Existing Tax Consolidation is expressly permitted by the Finance Documents, provided that:

(1)           each Pat & Oscars Group Member must cease to be a member of the Existing US Tax Consolidation on the date on which Corporate Restructure Step Number 2 is completed;

(2)           each Core Australian Group Member which is organised under the laws of any jurisdiction within the USA must cease to be a member of the Existing US Tax Consolidation on the date on which Corporate Restructure Step Number 5 is completed;

(3)           each Asian Group Member which is organised under the laws of any jurisdiction within the USA must cease to be a member of the Existing US Tax Consolidation on the date on which Corporate Restructure Step Number 6 is completed;

(4)           the existence of the Existing Australian Tax Consolidation must end on the date on which Corporate Restructure Step Number 5 is completed.

(d)           The parties acknowledge and agree that:

(1)           US Group Members may be part of a US tax consolidated group with other US Group Members but may not be a part of any other tax consolidated group (whether with an Australian Group Member or otherwise) (except as expressly permitted under clause 10.30(c));

(2)           Asian Group Members may be part of a US or Singapore tax consolidated group with other Asian Group Members but may not be a part of any other tax consolidated group (whether with a Core Australian Group Member or US Group Member or otherwise) (except as expressly permitted under clause 10.30(c));

(3)           subject to clause 10.30(b), Core Australian Group Members may be part of an Australian tax consolidated group with other members of the Core Australian Group but may not be a part of any other tax consolidated group (whether with a Core Australian Group Member or US Group Member or otherwise) (except as expressly permitted under clause 10.30(c)).

(e)           If as a result of the existence of the Existing US Tax Consolidation:

(1)           an Australian Group Member becomes liable to pay any Tax liability of, or referable to, a US Group Member, USHoldco must ensure that the US Group Member promptly reimburses the relevant Australian Group Member in cash for all amounts it pays in connection with that liability or will ensure that a US Group Member satisfies that liability;

(2)           a Core Australian Group Member or a US Group Member becomes liable to pay any Tax liability of, or referable to, an Asian Group Member, AsiaHoldco must ensure that the Asian Group Member promptly reimburses the relevant Core Australian Group Member or US Group Member in cash for all amounts it is or may be required to pay in connection with that liability or will ensure that a US Group Member satisfies that liability.

10.31     Ecoli Litigation

WRC must (and each Transaction Party of which WRC is a Subsidiary from time to time must ensure that WRC does) apply all funds paid to it by any party to the agreement entitled “Settlement Agreement and General Release” dated 30 November 2004 between WRC, Family Tree Produce, Gold Coast Produce, Employers Mutual Casualty Company and Golden Eagle Insurance Corporation (Settlement Agreement) and required to be held by WRC in an escrow account under the Settlement Agreement to satisfy liabilities under damages claims, including known and unknown claims, in respect of the alleged E.coli bacteria exposure referred to in the recitals to the Settlement Agreement. To the extent any the balance of that account exceeds the amount of those damages claims (including any claims which are reasonably likely to occur in the future) such amount shall be subject to the security interests of the Security Trustee under applicable US law and WRC may have access to such excess.

10.32     Employee Trust Funds

The parties acknowledge and agree that WRC and each other US Group Member may maintain bank accounts for the purposes of holding funds on trust for employees in respect of employee insurance arrangements and:

(a)           that no undertaking or obligation of WRC or a US Group Member under any Mezzanine Finance Document will be taken to be breached; and

(b)           no representation or warranty or statement of a WRC or US Group Member under any Mezzanine Finance Document or any notice, certificate, statement or other document contemplated by, or made or delivered pursuant to any Senior Finance Document will be taken to be incorrect or misleading, solely as a consequence of maintenance of those accounts as trustee for those employees.

10.33     Intercompany Loans

(a)           Subject to compliance by the Transaction Parties with the terms of this clause 10.33 and clause 2.7(f) to (i) (in relation to the Corporate Restructure Loans and the Pat & Oscars Loan Agreement), clause 10.12(b)(8) (in relation to the Subordinated Intercompany Loan Agreement) and clause 10.12(c)(4) (in relation to the Asian Group Subordinated Intercompany Loan Agreement and the SIM Long Term Loan Agreement), the parties acknowledge and agree that each of the Consolidated Group Members may be party to the Intercompany Loans and may exercise their rights and comply with their obligations under the Intercompany Loans (including for the avoidance of doubt by providing financial accommodation, incurring Financial Indebtedness and receiving or making payments or repayments under those Intercompany Loans) and that:

(1)           no undertaking or obligation of any Transaction Party under any Mezzanine Finance Document or any other agreement or undertaking of any nature will be taken to be breached; and

(2)           no representation or warranty or statement of any Transaction Party under any Mezzanine Finance Document or any other document contemplated by, or made or delivered pursuant to any Mezzanine Finance Document will be taken to be incorrect or misleading, solely as a consequence of any Consolidated Group Member being a party to any Intercompany Loan, exercising its rights or complying with its obligations under any Intercompany Loan (including for the avoidance of doubt by providing financial accommodation, incurring Financial Indebtedness or receiving or making payments or repayments under any Intercompany Loan).

(b)           A Transaction Party must not:

(1)           amend or vary, or agree to an amendment or variation of;

(2)           terminate, rescind or discharge (except by performance);

(3)           grant any waiver, time or indulgence in respect of any obligation under;

(4)           do or omit to do anything which may adversely affect the provisions or operation of; or

do or omit to do anything which would give any other person legal or equitable grounds to do anything in clause 10.33(b)(1)-(4) in respect of, any Continuing Intercompany Loan Agreement to which it is expressed to be a party or provide any advance under any Continuing Intercompany Loan Agreement except as expressly contemplated, permitted and required by the relevant Continuing Intercompany Loan Agreement.

(c)           Each Transaction Party must do all things necessary to enforce all of its rights, powers and remedies under each Continuing Intercompany Loan Agreement to which it is expressed to be a party. A Transaction Party must:

(1)           exercise its rights under the Asian Group Subordinated Intercompany Loan Agreement or the Subordinated Intercompany Loan Agreement to require loans to be made to it under those documents to the extent those loans are required by it to allow it to pay the Secured Moneys or the “Secured Moneys” under and as defined in the Senior Facility Agreement as and when they fall due;

(2)           exercise its rights to be paid interest under the SIM Long Term Loan Agreement; and

(3)           prepay any loan made to it under the Asian Group Subordinated Intercompany Loan Agreement or the Subordinated Intercompany

Loan Agreement (as applicable) as soon as reasonably practicable after having been made.

(d)           All Financial Indebtedness under or in connection with the SIM Long Term Loan Agreement must be fully and finally repaid by SIM to the Borrower in connection with any Permitted Asian Sale as contemplated in clause 10.12(c)(3)(B) and Financial Indebtedness under the SIM Long Term Loan Agreement must not (without the prior written consent of the Mezzanine Agent) be otherwise paid or repaid and the Borrower may not otherwise receive, and SIM must not otherwise pay or repay, any amounts owing under or in connection with the SIM Long Term Loan Agreement to, or at the direction of, the Borrower or any person acting or purporting to act, on behalf of the Borrower other than any interest (including any accrued interest) payable under the SIM Long Term Loan Agreement (which must be paid under and in accordance with the SIM Long Term Loan Agreement).

(e)           All Financial Indebtedness under or in connection with the Asian Group Subordinated Intercompany Loan Agreement must be fully and finally repaid by Borrower (or foregiven by AsiaHoldco) in connection with any Permitted Asian Sale as contemplated in clause 10.12(c)(4) and Financial Indebtedness under the Asian Group Subordinated Intercompany Loan Agreement must not (without the prior written consent of the Mezzanine Agent (acting on the instructions of the Majority Financiers) be otherwise paid or repaid and AsiaHoldco may not otherwise receive, and the Borrower, must not otherwise pay or repay to, or at the direction of, AsiaHoldco or any person acting or purporting to act, on behalf of the AsiaHoldco, any amounts owing under or in connection with the Asian Group Subordinated Intercompany Loan Agreement without the prior written consent of the Mezzanine Agent (acting on the instructions of the Majority Financiers)(such consent not to be unreasonably withheld).

10.34     [NOT USED]

[Not used]

10.35     Financial undertakings

(a)           The Borrower and, prior to the US Repayment Date, US Bidco undertakes to ensure that:

(1)           (Debt Service Cover Ratio): at each Calculation Date, the Debt Service Cover Ratio is greater than 1.10:1;

(2)           (Gearing Ratio): at each Calculation Date, the Gearing Ratio does not exceed or equal the corresponding ratio set out below for the period in which that Calculation Date occurs:

Period in which Calculation Date occurs	Gearing Ratio
Financial Close to (and including) 31/10/2006	5.50:1
Financial Close to (and including) 31/10/2007	5.25:1
Financial Close to (and including) 31/10/2008	5.00:1
Financial Close to (and including) 31/10/2009	4.75.1
any time after 31/10/2009	4.50:1

(3)           (Lease Adjusted Interest Cover Ratio): at each Calculation Date, the Lease Adjusted Interest Cover Ratio exceeds the corresponding ratio set out below for the period in which that Calculation Date occurs:

Period in which Calculation Date occurs	Lease Adjusted Interest Cover Ratio
Financial Close to (and including) 31/10/2007	1.20:1
Any time after 31/10/2007	1.30:1

(4)           (Capital Expenditure):

(A)          the Consolidated Group does not incur Capital Expenditure (excluding Capital Expenditure referred to in paragraphs (b), (c) and (d) of the definition of Net Capital Expenditure) during each period specified below, in excess of the amount specified in:

(i)            column 1 below for that period if to the US Repayment Date has not occurred at that time; or

(ii)           otherwise, in column 2 for that period.

Where the US Repayment Date occurs during any twelve month period pro rata adjustments between Column 1 and Column 2 will be made accordingly to reflect the proportion of the period prior to the US Repayment Date (for which the cap in column 1 will apply) and on or after the US Repayment Date (for which the cap in column 2 will apply).

	A$ (or equivalent amount in other currencies)
Period	Column 1 Before US Repayment Date	Column 2 After US Repayment Date
From Financial Close up to and including 30 April 2006	$12,000,000	$11,500,000
From 1 May 2006 up to and including 30 April 2007	$18,000,000	$16,000,000
From 1 May 2007 up to and including 30 April 2008	$19,000,000	$17,000,000
From 1 May 2008 up to and including 30 April 2009	$12,000,000	$9,500,000
From 1 May 2009 up to and including 30 April 2010	$12,000,000	$9,500,000
From 1 May 2010 up to and including 30 April 2011	$12,000,000	$9,500,000
From 1 May 2011 up to and including 30 April 2012	$12,000,000	$9,500,000

provided that if the Capital Expenditure made during the relevant period is less than the limit set out above for the relevant period (the Initial Period), the excess may be utilised in the 18 months immediately following that period (the Subsequent Period) only for such purposes and will excluded from the above calculations for the Subsequent Period or Periods for those purposes; and

(B)          the US Group does not incur Capital Expenditure (excluding Capital Expenditure referred to in paragraphs (b), (c) and (d) of the definition of Net Capital Expenditure) during each period specified below, in excess of the amount specified in column 1 below for that period.

Period	Column 1 A$ (or equivalent amount in other currencies)
From Financial Close up to and including 30 April 2006	A$	1,750,000
From 1 May 2006 up to and including 30 April 2007	A$	3,000,000
From 1 May 2007 up to and including 30 April 2008	A$	4,000,000
From 1 May 2008 up to and including 30 April 2009	A$	4,000,000
From 1 May 2009 up to and including 30 April 2010	A$	4,000,000
From 1 May 2010 up to and including 30 April 2011	A$	4,000,000
From 1 May 2011 up to and including 30 April 2012	A$	4,000,000

(b)           In respect of conversion of non Australian Dollar amounts in calculating Financial Covenants and except as otherwise expressly stated above, non Australian Dollar earnings will be converted to Australian Dollars using the same exchange rate applied to convert non Australian Dollar liabilities into Australian Dollars.

(c)           In respect of any calculation of a Financial Undertaking (other than the Financial Undertaking relating to Capital Expenditure in clause 10.35(a)(4)) on a Calculation Date where:

(1)           the US Repayment Date has occurred during the Calculation Period ending on that Calculation Date, the Financial Undertaking will be calculated as if the Consolidated Group did not include the US Group for the whole of that Calculation Period (and EBITDA, Franchise Expense, Interest Expense and Lease Expense will be calculated accordingly without including amounts in respect of the US Group); and

(2)           the Permitted Asian Sale Completion Date occurred during the Calculation Period ending on that Calculation Date, the Financial Undertaking will be calculated as if the Consolidated Group did not include the Asian Group for the whole of that Calculation Period (and EBITDA, Franchise Expense, Interest Expense and Lease Expense will be calculated accordingly without including amounts in respect of the Asian Group).

(d)           Any calculation of a Financial Undertaking set out in clause 10.35(a)(1), (2) or (3) for the Calculation Dates occurring on 8 January 2006, 30 April 2006 and 23 July 2006, will be determined as follows:

(1)           EBITDA, corporate Tax or other Taxes on income and gains paid in cash, Net Capital Expenditure, Franchise Expense and Rental Expense will be determined using:

(A)          actual amounts for the period from 17 October 2005 (the beginning of the 7th Trading Cycle for FY 06) to the Calculation Date; and

(B)          adding to the actual amounts referred to in (A) the amount set out in the table below for that Calculation Date in respect of EBITDA, corporate Tax or other Taxes on income and gains paid in cash, Net Capital Expenditure, Franchise Expense or Rental Expense (as applicable) and adding to EBITDA the amount of the “Head Office Add-Back” referred to in the table for that Calculation Date (in each case, as those amounts may as adjusted in accordance with clause 10.12(b)(10) and clause 10.12(c)(6), as applicable); and

Calculation Date	8 January 2006		30 April 2006		23 July 2006
EBITDA	A$	40,540,000	A$	23,580,000	A$	11,620,000
Corporate Tax or other Taxes on income and gains paid in cash	A$	2,600,000	A$	1,510,000	A$	750,000
Net Capital Expenditure	A$	7,480,000	A$	4,650,000	A$	2,630,000
Rental Expense		$16,450,000		$10,590,000	A$	5,320,000
Franchise Expense	A$	9,090,000	A$	5,440,000	A$	2,730,000
Head Office Add Back	A$	2,450,000	A$	4,900,000	A$	6,120,000

(C)          Interest Expense shall be determined for the period from Financial Close to the Calculation Date and then annualised; and

(D)          the repayments of Facility A are as required under clause 8.2 of the Senior Facilities Agreement.

(e)           Any calculation of EBITDA for the purposes of a Financial Undertaking set out in clause 10.35(a)(1), (2) or (3) for the Calculation Dates occurring on 15 October 2006, 7 January 2007 and 30 April 2007 shall have added to it the amount set out in the table below in respect of that Calculation Date (as adjusted in accordance with clause 10.12(b)(10) and clause 10.12(c)(6), as applicable):

Calculation Date	15 October 2006		7 January 2007		30 April 2007
Head Office Add-Back	A$	6,740,000	A$	4,460,000	A$	2,010,000

(f)            If a Financial Undertaking under clauses 10.35(a)(1), (2) or (3) is not met on any Calculation Date, the Event of Default which will occur under clause 11.1(b)(3) as a result will be taken to have been remedied if, and only if, the relevant Financial Undertaking is met on the next two Calculation Dates (the remedy being effective on the second of such Calculation Dates).

10.36     Term of undertakings

Unless the Mezzanine Agent (acting on instructions of the Majority Financiers) otherwise agrees in writing, until:

(a)           the Total Commitments are cancelled; and

(b)           the Secured Moneys are unconditionally repaid in full; and

(c)           each Security is discharged,

each Transaction Party must, at its own cost, comply with its undertakings in this clause 10.

11           Events of Default

11.1        Events of Default

It is an Event of Default, whether or not it is within the control of a Transaction Party, if:

(a)           failure to pay: a Transaction Party fails to pay or repay:

(1)           any principal, interest or Deferred Interest under the Mezzanine Finance Documents or fee under clause 7.4(c) when due and payable by it, other than where the Transaction Party has demonstrated to the satisfaction of the Mezzanine Agent that such failure resulted solely from technical or administrative difficulties relating to the banking system used for the transfer of such amount to the Mezzanine Agent, and the failure is remedied within 2 Business Days of the due date; or

(2)           any other part of the Secured Moneys within 3 Business Days after its due date;

(b)           financial undertakings and conditions subsequent: a Transaction Party breaches any of the following clauses:

(1)           clause 2.5;

(2)           clause 2.6;

(3)           clause 10.35;

(4)           clause 10.14(b),

or if for any reason any of the steps contemplated in schedule 11 are not completed in accordance with, and within the time frames and in order contemplated by, schedule 11 in order to complete the Corporate Restructure as contemplated in that schedule;

(c)           non-remediable failure: a Transaction Party:

(1)           fails to perform any other undertaking or obligation of it under any Mezzanine Finance Document and that failure is not remediable; or

(2)           fails to satisfy within the time stipulated anything which the Mezzanine Agent or Security Trustee made a condition of waiving compliance with a condition precedent or undertaking;

(d)           remediable failure: the failure described in clause 11.1(c)(1) is remediable, and the Transaction Party does not remedy the failure within 10 Business Days of the earlier of the Mezzanine Agent giving notice to any Transaction Party, or any Transaction Party becoming aware, of that failure;

(e)           misrepresentation: any representation or warranty or statement of a Transaction Party:

(1)           under a Mezzanine Finance Document or in any Funding Notice or Selection Notice is incorrect or misleading (whether by omission or otherwise) in any respect when made or repeated; or

(2)           in any notice, certificate, statement or other document contemplated by, or made or delivered pursuant to any Mezzanine Finance Document or information or Financial Report delivered pursuant to clause 10.1 is incorrect or misleading in any material respect when made or repeated,

(Misrepresentation) and if the fact or circumstance which has or have caused the Misrepresentation is remediable the Transaction Party does not remedy that fact or those circumstance within 10 Business Days of the earlier of the Mezzanine Agent giving notice to any Transaction Party, or any Transaction Party becoming aware, of the Misrepresentation;

(f)            cross default: any Financial Indebtedness of a Transaction Party, or any Subsidiary of a Transaction Party in an amount in excess of A$2,000,000 (or the equivalent amount in any other currency):

(1)           becomes due and payable, or becomes capable of being declared due and payable, before the scheduled date for payment; or

(2)           is not paid when due (after taking into account any applicable grace period);

For the purposes of this paragraph, if a person is required to provide cash cover for Financial Indebtedness as a result of an actual, likely or threatened default or an event of default or termination, cancellation, special prepayment or similar event, whatever called, that Financial Indebtedness will be taken to be due and payable;

(g)           senior default: an event of default (however defined) occurs under or in connection with a Senior Finance Document which event of default has not been waived or remedied in accordance with the relevant Senior Finance Document;

(h)           judgment: a judgment in an amount exceeding A$2,000,000 (or equivalent amount in any other currency) is obtained against a Transaction Party, any Consolidated Group Member or any Subsidiary of a Transaction Party and that judgment is not satisfied or set aside within 14 days;

(i)            Encumbrance: any Encumbrance securing an amount in excess of A$2,000,000 (or equivalent amount in any other currency) is enforced, or becomes capable of being enforced, against an asset of a Transaction Party, any Consolidated Group Member or any Subsidiary of a Transaction Party;

(j)            Guarantee: any Guarantee is enforced, or becomes capable of being enforced, against a Transaction Party, any Consolidated Group Member or any Subsidiary of a Transaction Party in respect of an amount exceeding A$2,000,000 (or equivalent amount in any other currency) and the amount payable under that Guarantee is not paid when due (after taking into account any applicable grace period);

(k)           execution: a distress, attachment, execution or other process of a Government Agency is issued against, levied or entered upon an asset of a Transaction Party, or any Consolidated Group Member or any Subsidiary of a Transaction Party in respect of an amount exceeding A$2,000,000 (or equivalent amount in any other currency);

(l)            Controller: any of the following occur:

(1)           a Controller (including a receiver or receiver and manager), provisional liquidator, trustee for creditors or in bankruptcy or analogous person is appointed, or any steps are taken to appoint a Controller (unless, in the case of an application to a court for an order to appoint a Controller, that application is stayed, withdrawn or dismissed within 15 Business Days); or

(2)           a resolution to appoint a Controller (including a receiver or receiver and manager), provisional liquidator, trustee for creditors or in bankruptcy or analogous person is passed, or any steps are taken to pass a resolution to appoint a Controller, to a Transaction Party, any Consolidated Group Member or any Subsidiary of a Transaction Party or over an asset of a Transaction Party, any Consolidated Group Member or any Subsidiary of a Transaction Party other than in connection with the solvent Liquidation of a Dormant Subsidiary;

(m)          winding up: any of the following occur:

(1)           an application is made (other than an application which is stayed, withdrawn or dismissed within 15 Business Days);

(2)           an order is made;

(3)           a resolution is passed; or

(4)           proceedings are commenced (other than proceedings which are stayed, withdrawn or dismissed within 15 Business Days);

for the winding up of any Transaction Party or any Consolidated Group Member or any Subsidiary of a Transaction Party (other than a solvent winding up of a Dormant Subsidiary) unless this takes place as part of a solvent reconstruction, amalgamation, merger or consolidation that has previously been approved in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers);

(n)           administration: any of the following occur:

(1)           an administrator or judicial manager is appointed, or any steps are taken to appoint an administrator or judicial manager; or

(2)           a resolution to appoint an administrator or judicial manager is passed, or any steps are taken to pass a resolution to appoint an administrator or judicial manager,

to a Transaction Party, any Consolidated Group Member or any Subsidiary of a Transaction Party unless this takes place as part of a solvent reconstruction, amalgamation, merger or consolidation that has previously been approved in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers);

(o)           reduction or release of capital: without the prior written consent of the Mezzanine Agent, a Transaction Party, any Consolidated Group Member or any Subsidiary of a Transaction Party:

(1)           reduces its capital (including a purchase or buy back of its shares or stock);

(2)           passes a resolution to reduce its capital or to authorise it to purchase or buy back its shares or passes a resolution under Chapter 2J of the Corporations Act or an equivalent provision, or calls a meeting to consider any such resolution;

(3)           applies to a court to call any such meeting or to sanction any such resolution or reduction; or

(4)           passes or takes any step to pass a resolution under section 254N of the Corporations Act,

or takes action having a similar effect under equivalent legislation in any jurisdiction other than the Commonwealth of Australia unless this takes place as part of a solvent reconstruction, amalgamation, merger or consolidation that has previously been approved in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers) or except as otherwise expressly permitted under this agreement;

(p)           deregistration: a Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party (other than a Dormant Subsidiary) is deregistered, or any steps are taken to deregister a Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party (other than a Dormant Subsidiary);

(q)           suspends payment: a Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party stops or suspends or threatens to stop or suspend payment of its debts (or a class of its debts);

(r)            insolvency: a Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party is:

(1)           unable to pay its debts when they are due; or

(2)           presumed to be insolvent under the Corporations Act;

(s)           ceasing business: except as expressly permitted under the terms of this agreement (including as part of a Permitted Disposal), a Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party (other than any Dormant Subsidiary) ceases to carry on business or suspends or threatens to cease or suspend the conduct of all or a substantial part of its business or Disposes of or threatens to Dispose of all or substantially all of its assets;

(t)            reorganisation: a Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party implements a merger, demerger or scheme of arrangement with any person unless this takes place as part of a solvent reconstruction, amalgamation, merger or consolidation that has been previously approved in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers);

(u)           arrangements: a Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, any of its creditors;

(v)           investigation: an investigation into all or part of the affairs of a Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party commences under any company or corporations’ legislation in circumstances where if adversely determined that would or would be reasonably likely to have, in the reasonable opinion of the Majority Financiers, a Material Adverse Effect;

(w)          compulsory acquisition:

(1)           all or any substantial part of the Secured Property or other assets of the Consolidated Group (taken as a whole) is compulsorily acquired by or by order of a Government Agency or under law;

(2)           a Government Agency orders the sale, vesting or divesting of all or any substantial part of the Secured Property or other material assets of the Consolidated Group (taken as a whole);

(3)           a Government Agency takes a step for the purpose of any of the above;

(x)            Environmental event: there is a requirement of expenditure or of cessation or alteration of activity, under Environmental Law, which has or is reasonably likely to have, in the reasonable opinion of the Majority Financiers, a Material Adverse Effect;

(y)           unenforceability:

(1)           a material provision of a Transaction Document is (or is claimed to be) illegal, invalid, void, voidable or unenforceable or in the case of a Mezzanine Finance Document, does not (or is claimed not to) have the priority the Mezzanine Finance Parties intended it to have and, in the case of any material provision of a KFC Agreement which is (or is claimed to be) invalid, void, voidable or unenforceable, that invalidity, voidness, voidableness or unenforceability would have, or would be reasonably likely to have, in the reasonable opinion of the Majority Financiers, a Material Adverse Effect or the invalidity, voidness, voidableness or unenforceability relates to all or substantially all the KFC Agreements or all or substantially all the franchise agreements between Transaction Parties and KFC (or any Affiliates of KFC);

(2)           any person becomes entitled to terminate, rescind or avoid any material provision of any Transaction Document and, in the case of an entitlement to terminate, rescind or avoid any material provision of a KFC Agreement, any such termination, rescission or avoidance would have or be reasonably likely to have, in the reasonable opinion of the Majority Financiers, a Material Adverse Effect or it relates to all or substantially all the KFC Agreements or all or substantially all the franchise agreements between Core Australian Group Members and KFC (or any of its Affiliates) then in place;

(3)           the execution, delivery or performance of a Transaction Document by a Transaction Party breaches or results in a contravention of any law in any material respect (other than laws of a minor nature) (or is claimed to be);

(4)           a law or anything done by a Government Agency wholly or partially renders illegal a Transaction Document or any material provision of a Transaction Document;

(5)           a law or anything done by a Government Agency wholly or partially prevents or restrict the performance or effectiveness of a Transaction Document or any material provision of a Transaction Document and that has or is reasonably likely to have, in the reasonable opinion of the Majority Financiers, a Material Adverse Effect; or

(6)           any Security ceases to be in full force and effect, or ceases to give the Security Trustee for the benefit of the Mezzanine Finance Parties, the Encumbrances, rights, powers and privileges purported to be created and granted under that Security in favour of the Security Trustee, or shall be claimed not to be a valid, perfected, Encumbrance with the intended priority provided for in, or required by, the Mezzanine Finance Documents,

(“claimed” in this clause means claimed by a Transaction Party or a Related Body Corporate of a Transaction Party or any party to a Mezzanine Finance Document (other than a Mezzanine Finance Party) or anyone on behalf of them, including a shareholder);

(z)            material adverse effect: any event or series of events (whether related or not) occurs, or any circumstances arise or exist, which, in the reasonable opinion of the Majority Financiers, has or is reasonably likely to have a Material Adverse Effect;

(aa)         pension event: an ERISA Event, or similar event with respect to Non-US Plans, shall have occurred that, when taken together with all other ERISA Events, and similar events with respect to Non-US Plans, that have occurred, which, in the reasonable opinion of the Majority Financiers, has or is reasonably likely to have a Material Adverse Effect;

(bb)         involuntary US Insolvency: an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking:

(1)           relief in respect of any Transaction Party, or any Consolidated Group Member or any Subsidiary of a Transaction Party or a substantial part of the property of any Transaction Party, any other Consolidated Group Member or a Subsidiary of a Transaction Party, under Title 11 of the US Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law;

(2)           the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party or for a substantial part of the property of any Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party; or

(3)           the winding-up or liquidation of any Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party;

and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(cc)         voluntary US Insolvency: any Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party shall:

(1)           voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law;

(2)           consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause 11.1(bb) above;

(3)           apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party or for a substantial part of the property of any Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party;

(4)           file an answer admitting the material allegations of a petition filed against it in any such proceeding;

(5)           make a general assignment for the benefit of creditors;

(6)           become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(7)           take any action for the purpose of effecting any of the foregoing; or

(8)           wind up or liquidate;

(dd)         Asian Group Member: any Transaction Party, any Consolidated Group Member or a Subsidiary of a Transaction Party (including any Asian Group Member) is declared by the Minister of Finance of the Republic of Singapore to be a declared company under the provisions of Part IX of the Companies Act, Chapter 50 of Singapore;

(ee)         Revocation of Authorisation: an Authorisation which is material to the performance of a Transaction Document, to the Business, or to the validity or enforceability of a Transaction Document, is repealed, revoked or terminated or expires, or is withdrawn, modified or amended, and that event in the reasonable opinion of the Majority Financiers has or could be reasonably expected to have a Material Adverse Effect and the Authorisation is not promptly replaced by another Authorisation reasonably acceptable to the Majority Financiers;

(ff)           Inter-creditor default:

(1)           any party (other than a Mezzanine Finance Party) fails to comply with its obligations under any of clauses 2,3,4,5,6 and 8 of the Intercreditor Deed and such failure, if capable of remedy, is not remedied within 14 days of notice from the Mezzanine Agent or Security Trustee to the Borrower; or

(2)           any representation or warranty of any party (other than a Mezzanine Finance Party) under clause 7 of the Intercreditor Deed is incorrect or misleading and the fact or circumstance which caused that misrepresentation is not remedied within 14 days of notice from the Mezzanine Agent or Security Trustee to the Borrower; or

(gg)         analogous process: anything analogous to anything referred to in clauses 11.1(i) to (u) (inclusive) or clauses 11.1(bb) or (cc) or (dd), or which has substantially similar effect, occurs with respect to any Transaction Party, any Consolidated Group Member or any Subsidiary of a Transaction Party under any overseas law or any law which commences or is amended after the date of this agreement; or

(hh)         Deferred Equity Contribution: an amount equal to any Deferred Equity Contribution is not contributed (whether by CFG Management, Entities Controlled by CFG Management, any shareholder of AusHoldco or otherwise) by way of equity contribution on terms acceptable to the Mezzanine Agent in the manner contemplated in the Funds Flow Statement within 6 calendar weeks of Financial Close; or

(ii)           Pat & Oscars Reimbursement: if, as a result of the existence of the Existing US Tax Consolidation or otherwise, a Consolidated Group Member becomes liable to pay or pays any Tax liability of, or referable to, any Pat & Oscars Group Member and the aggregate amount of all such payments and liabilities of Consolidated Group Members not reimbursed in cash (including by way of equity contribution) to the Consolidated Group Members by a person other than another Consolidated Group Member at that time exceeds A$50,000 (or equivalent in other currencies);

(jj)           Existing Pat & Oscars Lease Guarantees: the aggregate of:

(1)           any costs incurred by any Consolidated Group Member after  Financial Close to determine or terminate the liability of WRC under any Existing Pat & Oscars Lease Guarantee; and

(2)           amounts paid or required to be paid by any Consolidated Group Member after Financial Close under or in connection with an Existing Pat & Oscars Lease Guarantee,

which have not been reimbursed in cash (including by way of equity contribution) to that Consolidated Group Member within 10 Business Days of being incurred by a person other than another Consolidated Group Member exceeds A$2.5 million (or equivalent amount in other currencies);

(kk)         Pat & Oscars Sale Agreement: any claim for breach of contract or warranty by, misrepresentation by, indemnity or other similar claim against, is made against WRC or any Consolidated Group Member in relation to the Pat & Oscars Sale Agreement where the amount of such claim is not reimbursed in cash to WRC or Consolidated Group Member by a person other than a Consolidated Group Member within 2 Business Days of receipt;

(ll)           Permitted UBOC Letter of Credit: WRC or a Consolidated Group Member pays, or an account of WRC or any Consolidated Group Member is debited, in respect of a claim under a letter of credit that relates to P&O Holding Corp, a Pat & Oscars Group Member or any employee of any of them and such amount is not reimbursed in cash to WRC or the relevant Consolidated Group Member within 2 Business Days.

11.2        Effect of Event of Default

(a)           If an Event of Default subsists the Mezzanine Agent may, and if so directed by the Majority Financiers must, at any time after its occurrence by notice to the Borrower declare that:

(1)           the Secured Moneys are immediately due and payable; or

(2)           the Commitment of each Financier is cancelled,

or make each of the declarations under clauses 11.2(a)(1) and (2).

(b)           The Borrower must immediately repay the Secured Moneys on receipt of a notice under clause 11.2(a)(1).

11.3        Automatic acceleration

Notwithstanding any other provision of this agreement upon the entry of an order for relief under the Title 11 of the United States Bankruptcy Code with respect to a US Transaction Party, without notice to any Transaction Party or Borrower or any other act by the Mezzanine Agent or Financier, all of the Secured Moneys of that US Transaction Party shall forthwith automatically become immediately due and payable and the obligations of the Mezzanine Finance Parties hereunder to that US Transaction Party shall forthwith automatically be cancelled, all without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Transaction Parties.

11.4        Transaction Parties to continue to perform

(a)           If the Mezzanine Agent makes a declaration under clause 11.2 or an automatic acceleration occurs under clause 11.3:

(1)           the declaration does not affect the obligations of a Transaction Party under the Mezzanine Finance Documents; and

(2)           each Transaction Party must continue to perform its obligations under the Mezzanine Finance Documents as if the declaration had not been made, subject to any directions given by a Mezzanine Finance Party under any Mezzanine Finance Document.

(b)           Clause 11.4(a) does not affect the Borrower’s obligations under clause 11.2 or clause 11.3.

11.5        Enforcement

(a)           The Mezzanine Finance Documents may be enforced in accordance with their terms without notice to a Transaction Party or any other person even if:

(1)           a Mezzanine Finance Party accepts any part of the Secured Moneys after an Event of Default; or

(2)           there has been any other Event of Default.

(b)           No Mezzanine Finance Party is liable to any Transaction Party for any Loss a Transaction Party may suffer, incur or be liable for arising out of or in connection with a Mezzanine Finance Party exercising any Power in accordance with its terms, except to the extent specifically set out in a Mezzanine Finance Document.

11.6        Investigation of Event of Default

If the Mezzanine Agent believes that there is a Default, the Mezzanine Agent may appoint a person to investigate this. Each Transaction Party agrees to co-operate with the person and comply with every reasonable request they make. If there is or was a Default the Transaction Party agrees to pay all costs in connection with the investigation.

11.7        Administrator appointed to a Transaction Party

If the Security Trustee or the Mezzanine Agent is notified by a Transaction Party, a Financier, the Senior Agent, the Mezzanine Agent or the Security Trustee, or under the Corporations Act that an administrator (other than an administrator appointed by the Security Trustee) has been appointed to a Transaction Party:

(a)           the Security Trustee or the Mezzanine Agent (as applicable) agrees to notify each other, and the Financiers, of the appointment. Unless under the terms of the Mezzanine Finance Documents the Security Trustee must act solely on the instructions of one or more Senior Finance Parties in relation to the appointment of a Receiver, the Mezzanine Agent agrees to then obtain the instructions of the Financiers under clause 17 on whether or not it should instruct the Security Trustee to appoint a Receiver to the Transaction Party under a Security within the Decision Period (as defined in the Corporations Act); and

(b)           if the Mezzanine Agent does not receive instructions from the Majority Financiers by a time which the Mezzanine Agent considers is the latest time by which instructions should be received in order for it to be able to arrange the appointment of a Receiver to the Transaction Party within that period, then, despite any other provision of a Mezzanine Finance Document (other than the Intercreditor Deed), but subject to clause 17.6(a)(3) and the Intercreditor Deed, the Mezzanine Agent may (but it not obliged to) instruct the Security Trustee to appoint a Receiver to the Transaction Party under the Security within that period.

12           Increased costs and illegality

12.1        Increased costs

(a)           If a Financier determines that any Change in Law affecting it or any of its holding companies (each a Holding Company) directly or indirectly:

(1)           increases the effective cost to that Financier of performing its obligations under the Mezzanine Finance Documents or funding or maintaining its Commitment or its Pro Rata Share of the Principal Outstanding;

(2)           reduces any amount received or receivable by that Financier under the Mezzanine Finance Documents; or

(3)           in any other way reduces the effective return to the Financier or any Holding Company under the Mezzanine Finance Documents or the overall return on capital of the Financier or any Holding Company,

(each an Increased Cost), the Borrower must pay to the Financier on demand compensation for the Increased Cost to the extent attributed by the Financier or Holding Company (using the methods it considers appropriate) to the Financier’s obligations under the Mezzanine Finance Documents or the funding or maintenance of its Commitment or its Pro Rata Share of the Principal Outstanding.

(b)           A claim under clause 12.1(a):

(1)           must contain reasonable details of the event giving rise to the claim, the amount of the claim and the basis of computation of the claim; and

(2)           in the absence of manifest error, is sufficient evidence of the amount to which the Mezzanine Finance Party is entitled under clause 12.1(a) unless the contrary is proved.

(c)           Clause 12.1(a) does not apply to the extent any Increased Cost is:

(1)           attributable to a deduction or withholding in respect of Tax from a payment to the Financier required to be made by a Transaction Party by applicable law; or

(2)           compensated for by clause 8.4(a) (or would be compensated under clause 8.4(a) but was not compensated solely because the Tax was an Excluded Tax).

12.2        Illegality

(a)           If any Change in Law or other event makes it illegal for a Financier to perform its obligations under the Mezzanine Finance Documents or fund or maintain its Commitment, the Financier may by notice to the Borrower:

(1)           suspend its obligations under the Mezzanine Finance Documents for the duration of the illegality; or

(2)           by notice to the Borrower, cancel its Commitments and require the Borrower to repay the Secured Moneys in respect of that Financier in full on the date which is 40 Business Days after the date on which the Financier gives the notice or any earlier date required by, or to comply with, the applicable law.

(b)           A notice under clause 12.2(a)(2) is irrevocable and the Borrower must, on the repayment date determined under clause 12.2(a)(2), pay to the Mezzanine Agent on account of the Financier the Secured Moneys in respect of the Financier in full.

12.3        Mitigation

(a)           Each Financier shall, in consultation with the Borrower, take all reasonable steps requested by the Borrower to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, this clause 12 or clause 8.4(a) including transferring its rights and obligations under the Mezzanine Finance Documents to a Related Body Corporate or another Facility Office.

(b)           Clause 12.3(a) above does not in any way limit the obligations of any Transaction Party under the Finance Documents.

(c)           The Borrower shall indemnify each Financier for all costs and expenses reasonably incurred by that Financier as a result of steps taken by it under clause 12.3(a) provided that the Financier notifies the Borrower prior to incurring costs and expenses to be indemnified under this clause in excess of A$5,000.

(d)           A Financier is not obliged to take any steps under clause 12.3(a) if, in the opinion of that Financier, to do so might be prejudicial to it, in breach of any law or regulation applying to it or be in breach of any internal policy or procedure of it or any Affiliate.

13           Guarantee and indemnity

13.1        Guarantee and Related US Guarantee

(a)           The Guarantors jointly and severally and unconditionally and irrevocably guarantee to each Mezzanine Finance Party the payment of the Secured Moneys due to each Mezzanine Finance Party.

(b)           In addition to the guarantee contained herein, each of the US Guarantors shall execute the US Guarantee and to the extent that the provisions of this clause 13 shall duplicate or conflict with the provisions thereof, the terms of the US Guarantee shall govern the obligations of such Guarantors provided, further that solely with respect to any US Guarantor which has granted to the Security Trustee a deed of trust in any interest in real property located in the State of California (each a CA DOT Guarantor), if any provision of this agreement or any other Finance Document (other than any US Security Document) shall duplicate or conflict with the provisions of the US Guarantee, the terms of the US Guarantee shall govern the obligations of that CA DOT Guarantor. All future Guarantors that shall be required by clause 13.18 to execute a Guarantee Assumption Agreement shall, if they are organized under the laws of any jurisdiction within the United States of America, also execute joinder agreements to the US Guarantee and be bound under the US Guarantee on the same basis as the US Guarantors which originally execute the US Guarantee.

13.2        Payment

(a)           If the Secured Moneys are not paid when due, each Guarantor must immediately on demand from the Mezzanine Agent pay to the Mezzanine Agent for the account of the Mezzanine Finance Parties the Secured Moneys in the same manner and currency as the Secured Moneys are required to be paid.

(b)           A demand under clause 13.2(a) may be made at any time and from time to time.

13.3        Securities for other money

Each Mezzanine Finance Party may apply any amounts received by it or recovered under any:

(a)           Collateral Security; or

(b)           other document or agreement,

which is a security for any of the Secured Moneys and any other money in the manner it determines in its absolute discretion.

13.4        Amount of Secured Moneys

(a)           This clause 13 applies to any amount which forms part of the Secured Moneys from time to time.

(b)           The obligations of each Guarantor under this clause 13 extend to any increase in the Secured Moneys as a result of:

(1)           any amendment, supplement, renewal or replacement of any Mezzanine Finance Document to which a Transaction Party and any Mezzanine Finance Party is a party; or

(2)           the occurrence of any other thing.

(c)           Clause 13.4(b):

(1)           applies regardless of whether any Guarantor is aware of or consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which a Transaction Party and any Mezzanine Finance Party is a party or the occurrence of any other thing; and

(2)           does not limit the obligations of any Guarantor under this clause 13.

13.5        Proof by Mezzanine Finance Parties

In the event of the Liquidation of a Transaction Party (other than a solvent reconstruction, amalgamation, merger or consolidation that has previously been approved in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers)), each Guarantor authorises each Mezzanine Finance Party to prove for all money which any Guarantor has paid or is or may be obliged to pay under any Mezzanine Finance Document, any other document or agreement or otherwise in respect of the Secured Moneys.

13.6        Avoidance of payments

(a)           If any payment, conveyance, transfer or other transaction relating to or affecting the Secured Moneys is:

(1)           void, voidable or unenforceable in whole or in part; or

(2)           claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

the liability of each Guarantor under this clause 13 and any Power is the same as if:

(3)           that payment, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

(4)           any release, settlement or discharge made in reliance on any thing referred to in clause 13.6(a)(3),

had not been made and each Guarantor must immediately take all action and sign all documents necessary or required by the Mezzanine Agent to restore to each Mezzanine Finance Party the benefit of this clause 13 and any Encumbrance held by the Mezzanine Finance Parties immediately before the payment, conveyance, transfer or transaction.

(b)           Clause 13.6(a) applies whether or not any Mezzanine Finance Party knew, or ought to have known, of anything referred to in clause 13.6(a).

13.7        Indemnity for avoidance of Secured Moneys

(a)           If any of the Secured Moneys (or money which would have been Secured Moneys if it had not been irrecoverable) are irrecoverable by any Mezzanine Finance Party from:

(1)           any Transaction Party; or

(2)           a Guarantor on the footing of a guarantee,

the Guarantors jointly and severally, unconditionally and irrevocably, and as a separate and principal obligation:

(3)           indemnify each Mezzanine Finance Party against any Loss suffered, paid or incurred by that Mezzanine Finance Party in relation to the non payment of that money; and

(4)           must pay the Mezzanine Agent for the account of that Mezzanine Finance Party an amount equal to that money.

(b)           Clause 13.7(a) applies to the Secured Moneys (or money which would have been Secured Moneys if it had not been irrecoverable) which are or may be irrecoverable irrespective of whether:

(1)           they are or may be irrecoverable because of any event described in clause 13.12;

(2)           they are or may be irrecoverable because of any other fact or circumstance;

(3)           the transactions or any of them relating to that money are void or illegal or avoided or otherwise unenforceable; and

(4)           any matters relating to the Secured Moneys are or should have been within the knowledge of any Mezzanine Finance Party.

13.8        No obligation to marshal

A Mezzanine Finance Party is not required to marshal or to enforce or apply under or appropriate, recover or exercise:

(a)           any Encumbrance, Guarantee or Collateral Security or other document or agreement held, at any time, by or on behalf of that or any other Mezzanine Finance Party; or

(b)           any money or asset which that Mezzanine Finance Party, at any time, holds or is entitled to receive.

13.9        Non-exercise of Guarantors’ rights

A Guarantor must not exercise any rights it may have inconsistent with this clause 13.

13.10     Principal and independent obligation

(a)           This clause 13 is:

(1)           a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(2)           independent of and not in substitution for or affected by any other Collateral Security which any Mezzanine Finance Party may hold in respect of the Secured Moneys or any obligations of any Transaction Party or any other person.

(b)           This clause 13 is enforceable against a Guarantor:

(1)           without first having recourse to any Collateral Security;

(2)           whether or not any Mezzanine Finance Party has:

(A)          made demand on any Transaction Party (other than any demand specifically required to be given, or notice required to be issued, to a Guarantor under clause 13.2 or any other provision of a Mezzanine Finance Document);

(B)          given notice to any Transaction Party or any other person in respect of any thing; or

(C)          taken any other steps against any Transaction Party or any other person;

(3)           whether or not any Secured Moneys is then due and payable; and

(4)           despite the occurrence of any event described in clause 13.12.

13.11     Suspense account

(a)           Each Mezzanine Finance Party may apply to the credit of an interest bearing suspense account any:

(1)           amounts received under this clause 13;

(2)           dividends, distributions or other amounts received in respect of the Secured Moneys in any Liquidation; and

(3)           other amounts received from a Guarantor, a Transaction Party or any other person in respect of the Secured Moneys.

(b)           Each Mezzanine Finance Party may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Secured Moneys.

13.12     Unconditional nature of obligations

(a)           This clause 13 and the obligations of each Guarantor under the Mezzanine Finance Documents are absolute, binding and unconditional in all circumstances, and other than pursuant to an express release or discharge, are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including:

(1)           the grant to any Transaction Party or any other person of any time, waiver, covenant not to sue or other indulgence;

(2)           the release (including a release as part of any novation) or discharge of any Transaction Party or any other person;

(3)           the cessation of the obligations, in whole or in part, of any Transaction Party or any other person under any Mezzanine Finance Document or any other document or agreement;

(4)           the Liquidation of any Transaction Party or any other person;

(5)           any arrangement, composition or compromise entered into by any Mezzanine Finance Party, any Transaction Party or any other person;

(6)           any Mezzanine Finance Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

(7)           any extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or compromise, in whole or in part of any Mezzanine Finance Document or any other document or agreement;

(8)           any Collateral Security being given to any Mezzanine Finance Party by any Transaction Party or any other person;

(9)           any alteration, amendment, variation, supplement, renewal or replacement of any Mezzanine Finance Document or any other document or agreement;

(10)         any moratorium or other suspension of any Power;

(11)         any Mezzanine Finance Party, a Receiver or Attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any Power;

(12)         any Mezzanine Finance Party obtaining a judgment against any Transaction Party or any other person for the payment of any of the Secured Moneys;

(13)         any transaction, agreement or arrangement that may take place with any Mezzanine Finance Party, any Transaction Party or any other person;

(14)         any payment to any Mezzanine Finance Party, a Receiver or Attorney, including any payment which at the payment date or at any time after the payment date is in whole or in part illegal, void, voidable, avoided or unenforceable;

(15)         any failure to give effective notice to any Transaction Party or any other person of any default under any Mezzanine Finance Document or any other document or agreement;

(16)         any legal limitation, disability or incapacity of any Transaction Party or of any other person;

(17)         any breach of any Mezzanine Finance Document or any other document or agreement;

(18)         the acceptance of the repudiation of, or termination of, any Mezzanine Finance Document or any other document or agreement;

(19)         any Secured Moneys being irrecoverable for any reason;

(20)         any disclaimer by any Transaction Party or any other person of any Mezzanine Finance Document or any other document or agreement;

(21)         any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Mezzanine Finance Document or any other document or agreement;

(22)         the opening of a new account of any Transaction Party with any Mezzanine Finance Party or any transaction on or relating to the new account;

(23)         any prejudice (including material prejudice) to any person as a result of:

(A)          any thing done or omitted by any Mezzanine Finance Party, any Transaction Party or any other person;

(B)          any Mezzanine Finance Party, a Receiver, Attorney or any other person selling or realising any property the subject of a Collateral Security at less than the best price;

(C)          any failure or neglect by any Mezzanine Finance Party, a Receiver, Attorney or any other person to recover the Secured Moneys from any Transaction Party or by the realisation of any property the subject of a Collateral Security; or

(D)          any other thing;

(24)         the receipt by any Mezzanine Finance Party of any dividend, distribution or other payment in respect of any Liquidation;

(25)         the failure of any other Guarantor or any other person who is intended to become a co-surety or co-indemnifier of that Guarantor to execute this agreement or any other document; or

(26)         any other act, omission, matter or thing whether negligent or not.

(b)           Clause 13.12(a) applies irrespective of:

(1)           the consent or knowledge or lack of consent or knowledge, of any Mezzanine Finance Party, any Transaction Party or any other person of any event described in clause 13.12(a); or

(2)           any rule of law or equity to the contrary.

(c)           Notwithstanding the above contained in this clause 13.12, each US Guarantor hereby confirms that it is the intention of the parties hereto that the guarantees contained herein by each US Guarantor does not constitute a fraudulent transfer or conveyance for purposes of United States bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar United States federal or state law to the extent applicable to any US Guarantor. To effectuate the foregoing intention, each US Guarantor and the other parties to this agreement hereby irrevocably agree that the guarantees contained herein of such US Guarantor and any other obligations of such US Guarantor hereunder will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such US Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of any other obligations of such other Guarantor, if any, result in the transfers and obligations of such US Guarantor under this agreement not constituting a fraudulent transfer or conveyance. In determining the foregoing, the amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability and due consideration shall be given to all rights of contribution or reimbursement that may exist from other Transaction Parties, including, without limitation, the rights under clause 13.13(a) below.

13.13     No competition

(a)           In the event that any US Guarantor shall at any time make a payment under this clause 13 or under the US Guarantee:

(1)           the Borrower agrees to reimburse such US Guarantor for the amount of such payment and to allow such US Guarantor to offset the amount that it is entitled to be so reimbursed against any and all amounts that it may then owe to such Borrower under any intercompany indebtedness; and

(2)           to the extent that such US Guarantor is not reimbursed in full by the Borrower, the other Guarantors each agree that, to the extent that such US Guarantor is otherwise then indebted to such other Guarantor, the US Guarantor shall also be entitled to a right of contribution from such other Guarantor by offsetting such right to contribution against such indebtedness.

(b)           Except for the rights of offset by the US Guarantors set out in clause 13.13(a), until the Secured Moneys have been fully paid and this clause 13 has been finally discharged, a Guarantor is not entitled to:

(1)           be subrogated to any Mezzanine Finance Party;

(2)           claim or receive the benefit of:

(A)          any Encumbrance, Guarantee or other document or agreement of which any Mezzanine Finance Party has the benefit;

(B)          any moneys held by any Mezzanine Finance Party; or

(C)          any Power;

(3)           either directly or indirectly to prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the Liquidation (other than a solvent reconstruction, amalgamation, merger or consolidation that has previously been approved in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers)) of any Transaction Party liable to pay the Secured Moneys, except in accordance with clause 13.13(c);

(4)           make a claim or exercise or enforce any right, power or remedy (including under an Encumbrance or Guarantee or by way of contribution) against any Transaction Party liable to pay the Secured Moneys;

(5)           accept, procure the grant of or allow to exist any Encumbrance in favour of a Guarantor from any Transaction Party liable to pay the Secured Moneys;

(6)           exercise or attempt to exercise any right of set-off against, or realise any Encumbrance taken from, any Transaction Party liable to pay the Secured Moneys; or

(7)           raise any defence or counterclaim in reduction or discharge of its obligations under this clause 13.

(c)           If required by any Mezzanine Finance Party, a Guarantor must prove in any Liquidation (other than a solvent reconstruction, amalgamation, merger or consolidation that has previously been approved in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers)) of any Transaction Party liable to pay the Secured Moneys for all money owed to the Guarantor.

(d)           All money recovered by a Guarantor from any Liquidation (other than a solvent reconstruction, amalgamation, merger or consolidation that has previously been approved in writing by the Mezzanine Agent (acting on the instructions of the Majority Financiers)) or under any Encumbrance or Guarantee from any Transaction Party liable to pay the Secured Moneys must be received and held in trust by the Guarantor for the Mezzanine Finance Parties to the extent of the unsatisfied liability of the Guarantor under this clause 13.

(e)           A Guarantor must not do or seek, attempt or purport to do anything referred to in clause 13.13(a).

13.14     Extent of Guarantor’s obligations

(a)           If more than one person is named as “Guarantor”, each of them is liable for all the obligations under the guarantee and indemnity in this clause 13 both individually and jointly with any one or more other persons named as “Guarantor”.

(b)           This Guarantee and Indemnity takes effect as a cross-guarantee and cross-indemnity when one or more of the Transaction Parties are the same as one or more of the Guarantors. In those circumstances, it is a separate guarantee and indemnity in relation to the obligations of each Transaction Party as if that person were:

(1)           the only person included in the definition of “Transaction Party”; and

(2)           excluded from the definition of “Guarantor”.

13.15     Continuing guarantee

This clause 13 is a continuing obligation of each Guarantor, despite:

(a)           any settlement of account; or

(b)           the occurrence of any other thing,

and remains in full force and effect until:

(c)           all the Secured Moneys have been paid in full; and

(d)           this clause 13 has been finally discharged by all the Mezzanine Finance Parties.

13.16     Variation

This clause 13 extends to cover the Mezzanine Finance Documents as amended, varied or replaced, whether with or without the consent of any one or more of the Guarantors, including any increase in the limit or maximum principal amount available under a Mezzanine Finance Document.

13.17     Judgments

A final judgment obtained against a relevant Transaction Party is conclusive as against each Guarantor.

13.18     Additional Guarantors

(a)           The Borrower and each Guarantor must ensure that at all times

(1)           the Guarantors comprise members of the Consolidated Group which, at all times, together with the Borrower, own at least 95% of total gross assets of the Consolidated Group and earn at least 95% of EBITDA of the Consolidated Group; and

(2)           each Material Subsidiary is a Guarantor,

(the Guarantee Criteria).

(b)           The Guarantee Criteria will be tested within 30 days of each Calculation Date and shall be based on the latest Financial Reports of the Consolidated Group provided under clause 10.1.

(c)           If at any time the Guarantee Criteria are not met, the Borrower and, prior to the US Repayment Date, US Bidco must ensure that sufficient Subsidiaries of the Borrower and US Bidco and Consolidated Group Members become Guarantors for the purposes of this agreement and comply with this clause 13.18 so as to ensure compliance with the Guarantee Criteria within 10 Business Days (or 25 Business Days if it is necessary for the relevant Subsidiary to comply with the procedure set out in section 260B of the Corporations Act).

(d)           An Entity which is required to become a Guarantor must, within the time frames contemplated in clause 13.18(c):

(1)           execute and deliver to the Mezzanine Agent an officer’s certificate in the relevant form of schedule 4 in respect of that Guarantor and, if it is organized under the laws of any jurisdiction within the United States of America, a solvency certificate;

(2)           execute and deliver to the Security Trustee an “Accession Deed (Security Provider)” under and as defined in the Security Trust Deed;

(3)           execute and deliver to the Mezzanine Agent a certificate from two directors of the Guarantor confirming that guaranteeing the Secured Moneys would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded and, unless it is organised under the laws of any jurisdiction within the United States of America (in relation to whom a solvency certificate has been provided under clause 13.18(d)(1)), confirming that the entity is, and after giving the New Securities (as defined below) will be, able to pay its debts as they become due from its own money;

(4)           execute and deliver to the Mezzanine Agent a Guarantee Assumption Agreement and, if it is organized under the laws of any jurisdiction within the United States of America, a joinder agreement to the US Guarantee and to the US Security Agreement;

(5)           execute and deliver to the Security Trustee the following Encumbrances:

(A)          a fixed and floating charge over all its assets and undertaking in substantially the same form as the Deeds of Charge (or appropriate form for the jurisdiction in which it is organised or incorporated), or, if it is organised under the laws of any jurisdiction within the United States of America, a joinder agreement to the US Security Agreement; and

(B)          a real property mortgage over all real property held by it substantially the same form as the Property Mortgages (or appropriate form for the jurisdiction in which that real property is located and for the form of real property interest held) except that it will not be required to grant a real property mortgage over any Leasehold Interest where either:

(i)            the consent of the landlord under that Leasehold Interest is required in relation to the grant of that legal or statutory mortgage to the Security Trustee under the terms of the relevant Leasehold Interest and such consent has not been obtained; or

(ii)           that Leasehold Interest is subject to an Existing Westpac Lease Mortgage and has made such amendments to that Existing Westpac Lease Mortgage as agreed between the Borrower and the Mezzanine Agent prior to Financial Close and that Existing Westpac Lease Mortgage forms part of the “Trust Fund” under the Security Trust Deed, to secure, the Secured Moneys (the New Securities);

(6)           duly stamp each document referred to in this clause 13.18 or, if it does not duly stamp them, it must provide evidence satisfactory to the Mezzanine Agent that those documents will be duly stamped (including cheques or other means of payment satisfactory to the Mezzanine Agent for the appropriate stamp duties payable in amount and in number to allow the Mezzanine Agent (or its counsel) to attend to stamping of those documents);

(7)           give to the Mezzanine Agent all duly completed forms, notices and other documents required to register or file with the appropriate Government Agency any document referred to in this clause 13.18;

(8)           deliver to the Mezzanine Agent a copy of any Authorisation which is required in relation to the execution, delivery and performance by a it of the Guarantee Assumption Agreement and any other Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents and in relation to the validity and enforceability of those documents; and other document, opinion or assurance which the Mezzanine Agent considers to be necessary in connection with the entry into and the performance of the transactions contemplated by the Guarantee Assumption Agreement and any other Mezzanine Finance Document to which it is a party;

(9)           deliver to the Mezzanine Agent a legal opinion from legal advisors reasonably acceptable to the Mezzanine Agent in Australia and in its jurisdiction of incorporation dealing with execution, legal and binding obligations, compliance with Corporations Act (or other relevant legislation and including any structural or whitewash issues where applicable) and such other matters as the Mezzanine Finance Parties may reasonably require;

(10)         deliver to the Security Trustee all documents and evidence of title to the property to be charged or mortgaged by the New Securities and blank transfers of any Marketable Securities forming part of its Secured Property;

(11)         deliver to the Mezzanine Agent evidence of ratification by each shareholder of that Entity of its giving the New Securities and executing the Guarantee Assumption Agreement and the signing and delivery of any other Mezzanine Finance Document to which that Entity is a party and the observance of its obligations under those documents (unless all its shareholders are already Transaction Parties, in which case that ratification will be taken to be satisfied by virtue of clause 1.8);

(12)         delivers to the Mezzanine Agent certified copies of certificates of currency for insurances to evidence that it has complied with clause 10.25; and

(13)         do everything that the Mezzanine Agent may reasonably request to ensure the enforceability of its obligations as a Guarantor and a Security Provider and as a “Security Provider” under both the Security Trust Deed and the Intercreditor Deed.

(e)           All documentation provided to the Mezzanine Agent under clause 13.18(d) must be in a form and substance satisfactory to the Mezzanine Agent (acting reasonably).

(f)            Each Transaction Party must take all steps necessary to ensure that the accession of the relevant Entity as a Guarantor does not violate any law, result in any adverse tax event or cause breach of any obligation under a Mezzanine Finance Document or any other obligation to any other person to which it is bound.

(g)           Delivery of a Guarantee Assumption Agreement to a Mezzanine Finance Party constitutes confirmation by the new Guarantor that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

13.19     Release of Guarantor

If the entire issued share capital of a Guarantor which is a Subsidiary of the Borrower, US Bidco or AsiaHoldco is to be Disposed of as part of a Permitted Disposal, then upon request from the Borrower or US Bidco (as applicable) the

Mezzanine Agent and the Security Trustee without being required to obtain instructions from any other Mezzanine Finance Party or any other “Beneficiary” under and as defined in the Security Trust Deed or any Transaction Party shall (provided that each is given reasonable notice and provided that no Default subsists), at completion of such Disposal, release the Guarantor from all liability under the Mezzanine Finance Documents and discharge the Disposed Subsidiary’s assets from any Security created under the Mezzanine Finance Documents.

14           Indemnities and Break Costs

14.1        General indemnity

(a)           The Borrower indemnifies each Mezzanine Finance Party against any Loss which that Mezzanine Finance Party, a Receiver (whether acting as agent of the Borrower or of a Mezzanine Finance Party) or an Attorney pays, suffers, incurs or is liable for, in respect of any of the following:

(1)           a Funding Portion required by a Funding Notice not being made for any reason including any failure by a Transaction Party to fulfil any condition precedent contained in clause 2, but excluding any default by that Mezzanine Finance Party;

(2)           the occurrence of any Default;

(3)           a Mezzanine Finance Party exercising its Powers consequent upon or arising out of the occurrence of any Default;

(4)           the non-exercise, attempted exercise, exercise or delay in the exercise of any Power;

(5)           any act or omission of a Security Provider or any of its employees or agents;

(6)           the occupation, use or ownership of any Secured Property by a Security Provider or any of its employees or agents;

(7)           any workers’ compensation claim by any employee of a Security Provider;

(8)           any insurance policy in respect of any Secured Property;

(9)           any compulsory acquisition or statutory or judicial divestiture of any Secured Property;

(10)         a Mezzanine Finance Party acting in connection with a Mezzanine Finance Document in good faith on fax instructions purporting to originate from the offices of a Transaction Party (or, in the case of the Mezzanine Agent, a Mezzanine Finance Party) or to be given by a Transaction Party (or in the case of the Mezzanine Agent, a Mezzanine Finance Party);

(11)         an indemnity a Mezzanine Finance Party gives a controller or administrator of a Transaction Party;

(12)         any statement in, conduct relying on or omission or alleged omission from:

(A)          any information memorandum or loan proposal prepared by or with the consent of the Borrower ; or

(B)          any document or information prepared or authorised by it or any other Transaction Party,

or any claim in respect of any of the above;

(13)         any other thing in respect of a Security or any Secured Property; and

(14)         any payment made by a Financier to the Mezzanine Agent under clause 17.12.

(b)           The indemnity in clause 14.1(a), includes the amount determined by a Mezzanine Finance Party as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Mezzanine Finance Party to fund or maintain its Commitment.

14.2        Break Costs

(a)           The Borrower must, within 3 Business Days of demand by the Mezzanine Agent, pay to the Mezzanine Agent for the account of each Mezzanine Finance Party its Break Costs attributable to all or any part of a Funding Portion being prepaid or repaid by the Borrower on a day other than the last day of the Interest Period for that Funding Portion.

(b)           Each Financier must, within 3 Business Days of determining that it has made, pay Break Benefits attributable to all or any part of a Funding Portion being prepaid or repaid by the Borrower on a day other than the last day of the Interest Period for that Funding Portion, pay such Break Benefits to the Borrower.

14.3        Foreign currency indemnity

If, at any time:

(a)           a Mezzanine Finance Party, a Receiver or an Attorney receives or recovers any amount payable by a Transaction Party including:

(1)           under any judgment or order of any Government Agency;

(2)           for any breach of any Mezzanine Finance Document;

(3)           on the Liquidation or bankruptcy of the Transaction Party or any proof or claim in that Liquidation or bankruptcy; or

(4)           any other thing into which the obligations of the Transaction Party may have become merged; and

(b)           the Payment Currency is not the Relevant Currency,

the Borrower indemnifies each Mezzanine Finance Party, Receiver or Attorney against any shortfall between the amount payable in the Relevant Currency and the amount actually or notionally received or recovered by each Mezzanine Finance Party, Receiver or Attorney after the Payment Currency is converted or translated into the Relevant Currency under clause 14.4.

14.4        Conversion of currencies

In making any currency conversion under clause 14.3, a Mezzanine Finance Party, Receiver or Attorney may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at the times it thinks fit.

14.5        Continuing indemnities and evidence of loss

(a)           Each indemnity of a Transaction Party in a Mezzanine Finance Document is a continuing obligation of the Transaction Party, despite:

(1)           any settlement of account; or

(2)           the occurrence of any other thing,

and remains in full force and effect until:

(3)           the Secured Moneys are fully and finally repaid; and

(4)           each Security has been finally discharged.

(b)           Each indemnity of a Transaction Party in a Mezzanine Finance Document is an additional, separate and independent obligation of a Transaction Party and no one indemnity limits the general nature of any other indemnity.

(c)           Each indemnity of a Transaction Party in a Mezzanine Finance Document survives the termination of any Mezzanine Finance Document.

(d)           A certificate given by an Authorised Officer of a Mezzanine Finance Party detailing the amount of any Loss covered by any indemnity in a Mezzanine Finance Document is sufficient evidence unless the contrary is proved.

15           Fees, Tax, costs and expenses

15.1        Agent’s fees

The Borrower must pay to the Mezzanine Agent for its own account the fees and other amounts agreed between the Borrower and the Mezzanine Agent in the relevant Fee Letter.

15.2        Security Trustee’s Fees

The Borrower and US Bidco must pay the Security Trustee for its own account the fees and other amounts agreed between the Borrower, US Bidco and the Security Trustee in the relevant Fee Letter.

15.3        Commitment Fee

The Borrower must pay a commitment fee to the Mezzanine Agent in accordance with the Pricing Letter.

15.4        Underwriting fee

The Borrower agrees to pay the initial Financiers the underwriting fee specified in the relevant Fee Letter on Financial Close.

15.5        Tax

(a)           The Borrower must pay any Tax which is payable in respect of a Mezzanine Finance Document (including in respect of the execution, delivery, registration, performance, release, discharge, amendment or enforcement of a Mezzanine Finance Document) other than an Excluded Tax in respect of any Mezzanine Finance Party or any Tax which is compensated for by clause 8.4(a).

(b)           The Borrower must pay any fine, interest, penalty or other cost in respect of a failure to pay any Tax described in clause 15.5(a) except to the extent that the fine, interest, penalty or other cost is caused by the Mezzanine Agent’s failure to lodge money received from the Borrower within 5 Business Days of receipt.

(c)           The Borrower indemnifies each Mezzanine Finance Party against any Loss which that Mezzanine Finance Party pays, suffers, incurs or is liability for in respect of any amount payable under clause 15.5(a) or (b) (including in respect of Taxes (other than Excluded Taxes) imposed or asserted on or attributable to amounts payable under this clause 15.5 whether or not such amounts were correctly or legally imposed or asserted by the relevant Government Agency).

15.6        Costs and expenses

The Borrower must pay:

(a)           all reasonable costs and expenses of each Mezzanine Finance Party in relation to the negotiation, preparation, execution, delivery, stamping, registration, completion, variation and discharge of any Mezzanine Finance Document and in relation to the initial syndication of the Facility;

(b)           all costs and expenses of each Mezzanine Finance Party in relation to the enforcement, protection or waiver of any rights under any Mezzanine Finance Document;

(c)           all reasonable costs and expenses of each Mezzanine Finance Party in relation to the consent or approval of a Mezzanine Finance Party given under any Mezzanine Finance Document; and

(d)           all costs and expenses of each Mezzanine Finance Party in relation to any enquiry by a Government Agency involving the Borrower or a Transaction Party,

including:

(e)           any administration costs of the Mezzanine Agent and the Security Trustee in relation to the matters described in clause 15.6(c) or (d); and

(f)            any legal costs and expenses and any professional consultant’s fees, on a full indemnity basis.

15.7        GST

(a)           If GST or any Indirect Tax is or will be imposed on a supply made under or in connection with a Mezzanine Finance Document by a Mezzanine Finance Party, the Mezzanine Finance Party may, to the extent that the consideration otherwise provided for that supply is not expressly stated to include an amount in respect of GST or relevant Indirect Tax on the supply:

(1)           increase the consideration otherwise provided for that supply under the Mezzanine Finance Document by the amount of that GST or Indirect Tax; or

(2)           otherwise recover from the recipient of the supply the amount of that GST or Indirect Tax.

(b)           In the case of any GST, each Mezzanine Finance Party must issue a Tax Invoice to the recipient of the supply no later than 5 Business Days after payment to the Mezzanine Finance Party of the GST inclusive consideration for that supply.

16           Interest on overdue amounts

16.1        Payment of interest

(a)           Each Transaction Party must pay interest on:

(1)           any of the Secured Moneys due and payable by it, but unpaid; and

(2)           any interest payable but unpaid under this clause 16.

(b)           Interest payable under clause 16.1(a)(1) is payable in the same currency as the relevant Secured Moneys which are due and payable but unpaid.

(c)           Interest payable under clause 16.1(a)(2) is payable in the same currency as the relevant interest which is due and payable but unpaid.

16.2        Accrual of interest

The interest payable under this clause 16:

(a)           accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the Secured Moneys becomes merged; and

(b)           may be capitalised at monthly intervals.

16.3        Rate of interest

The rate of interest payable under this clause 16 on any part of the Secured Moneys is the higher of:

(a)           the Overdue Rate determined by the Mezzanine Agent:

(1)           on the date that part of the Secured Moneys becomes due and payable but is unpaid; and

(2)           on each date which is 1 month after the immediately preceding date on which the Overdue Rate was determined under this clause 16.3(a); and

(b)           the rate fixed or payable under a judgment or other thing referred to in clause 16.2(a).

17           Relations between Mezzanine Agent and Financier

17.1        Appointment of Mezzanine Agent

Each Financier appoints the Mezzanine Agent to act as its agent under the Mezzanine Finance Documents and authorises the Mezzanine Agent to do the following on its behalf:

(a)           enter into the Mezzanine Finance Documents in its capacity as Mezzanine Agent and amend or waive compliance with any provision of the Mezzanine Finance Documents in accordance with the Mezzanine Finance Documents (including clause 17.6);

(b)           all things which the Mezzanine Finance Documents expressly require the Mezzanine Agent to do, or contemplate are to be done by the Mezzanine Agent, on behalf of the Financiers; and

(c)           all things which are incidental or ancillary to the Powers of the Mezzanine Agent described in clauses 17.1(a) or (b).

17.2        Duties of the Mezzanine Agent

The Mezzanine Agent agrees:

(a)           to promptly forward to each Financier (other than any Retired Financier) the original or copy of any document which is delivered to the Mezzanine Agent for that Financier by any other Party;

(b)           upon receipt from the Borrower of a Funding Notice or Selection Notice, to promptly notify each Financier (other than any Retired Financier) of the amount, currency and interest rate of each Funding Portion and of that Financier’s participation in the Funding Portion; and

(c)           to co-ordinate with each Financier, the distribution and collection of all moneys associated with each transaction referred to in clause 17.2(b).

17.3        Mezzanine Agent’s capacity

The Mezzanine Agent:

(a)           in its capacity as a Financier, has the same obligations and Powers under each Mezzanine Finance Document as any other Financier as though it were not acting as the Mezzanine Agent; and

(b)           may engage in any kind of banking or other business with any Transaction Party without having to notify or account to the Financiers.

17.4        Mezzanine Agent’s obligations

(a)           The Mezzanine Agent has only those duties and obligations which are expressly specified in the Mezzanine Finance Documents.

(b)           The Mezzanine Agent is not required to:

(1)           keep itself informed as to the affairs of any Transaction Party or its compliance with any Mezzanine Finance Document; or

(2)           review or check the accuracy or completeness of any document or information it forwards to any Financier or other person.

17.5        Mezzanine Agent’s powers

(a)           Except as specifically set out in the Mezzanine Finance Documents (including clause 17.6), the Mezzanine Agent may exercise its Powers under the Mezzanine Finance Documents:

(1)           as it thinks fit in the best interests of the Financiers (not including any Retired Financier); and

(2)           without consulting with or seeking the instructions of the Financiers.

(b)           The exercise by the Mezzanine Agent of any Power in accordance with this clause 17 binds all the Financiers.

(c)           The Mezzanine Agent is authorised by the Financiers to sign the so–called FX Counterparty Letter (or Letters) between the parties described therein as Senior Financiers, the Senior Agent and the Mezzanine Agent, on or before Financial Close.

(d)           If the Mezzanine Agent signs a Mezzanine Finance Document before this agreement has been signed by all parties then that Mezzanine Finance Document will be taken to have been ratified, and validly executed, with effect from the date it was executed once all parties have signed this agreement.

17.6        Instructions to Mezzanine Agent

(a)           The Mezzanine Agent:

(1)           must exercise its Powers in accordance with any instructions given to it by the Majority Financiers or, if specifically required to do so under a Mezzanine Finance Document, all Financiers (other than any Retired Financier) and in the absence of those instructions need not act. However, it may act as it thinks to be in the best interests of the Financiers (not including any Retired Financier);

(2)           must not:

(A)          amend or waive any provision of a Mezzanine Finance Document which has the effect of:

(i)            increasing the obligations of any Financier or changing a Commitment; or

(ii)           changing the terms of payment of any amounts payable under the Mezzanine Finance Documents or changing an Availability Period;

(iii)          the manner in which those payments are to be applied (including under clause 8.8 or clause 8.11);

(iv)          changing or which relates to the definition of “Majority Financiers” in clause 1.1;

(v)           waiving any of the conditions precedent under clause 2.1; or

(vi)          amending this clause 17.6(a)(2) or clause 3.2 or any provision under which the agreement or instructions of all Financiers (other than any Retired Financier) are required,

without the consent of all the Financiers (other than any Retired Financier);

(B)          give a direction to the Security Trustee to release (either in whole or in part) any Security (except where such release is required under the Mezzanine Finance Documents, or is required in connection with a Permitted Disposal, including any release required or contemplated under clause 1.9(b), 1.10(b), 10.12(c)(12) or 13.19) without the consent of all Financiers (other than any Retired Financier);

(C)          discharge or release any Guarantee (except where such release is required under the Mezzanine Finance Documents, or is required in connection with a Permitted Disposal including any release required or contemplated under clause 1.9(a)(1), 1.10(a) or 13.19) without the consent of all Financiers (other than a Retired Financier);

(D)          amend or waive any other provision of any Mezzanine Finance Document without the consent of the Majority Financiers (and may do so if that consent is provided) unless the Mezzanine Agent is satisfied that the amendment is made to correct a manifest error or an error of a formal or technical nature only (in which case no consent will be required); or

(E)           otherwise exercise any Power which the Mezzanine Finance Documents specify are to be exercised with the consent or in accordance with the instructions of the Majority Financiers or some other number of Financiers, or amend any such requirement, except with that consent or in accordance with those instructions; and

(3)           may refrain from acting, whether in accordance with the instructions of the Financiers or otherwise, until it has received security for any amount it reasonably believes may become payable to it by the Financiers under clause 17.12.

(b)           The Mezzanine Agent is authorised to give instructions to the Security Trustee on behalf of the Financiers in relation to the exercise of its rights in its capacity as Security Trustee in connection with the Security and the Mezzanine Finance Documents in accordance with this agreement.

17.7        Assumptions as to authority

Each Transaction Party may assume, without inquiry, that any action of the Mezzanine Agent under the Mezzanine Finance Documents is in accordance with any required authorisations, consents or instructions from the Financiers.

17.8        Mezzanine Agent’s liability

Neither the Mezzanine Agent, nor any Related Body Corporate of the Mezzanine Agent, nor any of their respective directors, officers, employees, agents, attorneys, Related Bodies Corporate or successors is responsible to the Financiers or a Transaction Party for:

(a)           any recitals, statements, representations or warranties contained in any Mezzanine Finance Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Mezzanine Finance Document;

(b)           the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Mezzanine Finance Document (other than as against the Mezzanine Agent) or any other certificate or document referred to or provided for in, or received by any of them under, any Mezzanine Finance Document;

(c)           any failure by a Transaction Party or any Financier to perform its obligations under any Mezzanine Finance Document;

(d)           any action taken or omitted to be taken by it or them under any Mezzanine Finance Document or in connection with any Mezzanine Finance Document except in the case of its or their own fraud or wilful misconduct or gross negligence; or

(e)           any conduct in or related to any loan proposal, prospectus, offering circular, information memorandum or other information, any document or agreement (including any Transaction Document) or any transaction.

17.9        Delegation

The Mezzanine Agent may employ agents and attorneys.

17.10     Mezzanine Agent entitled to rely

The Mezzanine Agent may rely on:

(a)           any certificate, communication, notice or other document (including any facsimile transmission, telegram or email) it believes to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons; and

(b)           advice and statements of solicitors, independent accountants and other experts selected by the Mezzanine Agent with reasonable care.

17.11     Provision of information

(a)           The Mezzanine Agent must forward to each Financier (other than any Retired Financier):

(1)           notice of the occurrence of any Default promptly after the Mezzanine Agent becomes actually aware of it; and

(2)           a copy of each report, notice or other document promptly after the Mezzanine Agent receives it from a Transaction Party under any Mezzanine Finance Document.

(b)           The Mezzanine Agent is not to be regarded as being actually aware of the occurrence of a Default unless:

(1)           its officers who have day to day responsibility for the transaction become actually aware that any payment due by a Transaction Party under the Mezzanine Finance Documents has not been made; or

(2)           has received notice from a Financier or a Transaction Party stating that a Default has occurred describing the same and stating that the notice is a “Default Notice”.

(c)           If the Mezzanine Agent receives a Default Notice the Mezzanine Agent may treat any such Default as continuing or subsisting until it has received a further Default Notice from the party giving the original notice stating that the Default is no longer continuing (and the Mezzanine Agent is entitled to rely on such second notice for all purposes under the Mezzanine Finance Documents) or its officers who have day to day responsibility for the transaction become actually aware such Default is no longer continuing or subsisting.

(d)           The Mezzanine Agent is not to be regarded as having received any report, notice or other document or information unless it has been given to it in accordance with clause 20.3.

(e)           Except as specified in clause 17.11(a) and as otherwise expressly required by the Mezzanine Finance Documents, the Mezzanine Agent has no duty or responsibility to provide any Financier with any information concerning the affairs of any Transaction Party or other person which may come into the Mezzanine Agent’s possession.

(f)            Nothing in any Mezzanine Finance Document obliges the Mezzanine Agent to disclose any information relating to any Transaction Party or other person if the Mezzanine Agent believes that disclosure would or may constitute a breach of any law, duty of secrecy or duty of confidentiality.

(g)           Each Transaction Party authorises the Mezzanine Agent to provide any Financier with any information concerning any Transaction Party or any Transaction Document. The Mezzanine Agent is not obliged to do so (except as specified in clause 17.11(a)).

(h)           The Mezzanine Agent is not required to keep itself informed as to the compliance by any party (including each Transaction Party) with any document or agreement (including any Mezzanine Finance Document) or to inspect any asset of any person.

17.12     Indemnity by Financiers

The Financiers severally indemnify the Mezzanine Agent (to the extent not reimbursed by any Transaction Party) in their Pro Rata Shares against any Loss which the Mezzanine Agent pays, suffers, incurs or is liable for in acting as Mezzanine Agent, except to the extent attributable to the Mezzanine Agent’s fraud, wilful misconduct or gross negligence.

17.13     Independent appraisal by Financiers

Each Financier acknowledges that it has made and must continue to make, independently and without reliance on the Mezzanine Agent or any other Financier or Mezzanine Finance Party, and based on the documents and information it considers appropriate, its own investigation into and appraisal of:

(a)           the affairs of each Transaction Party;

(b)           the accuracy and sufficiency of any information on which it has relied in connection with its entry into the Mezzanine Finance Documents; and

(c)           the legality, validity, effectiveness, enforceability and sufficiency of each Mezzanine Finance Document.

17.14     Acknowledgements and role of Mezzanine Agent

(a)           Each Financier acknowledges that:

(1)           the Mezzanine Agent is not liable or responsible for any failure of the Borrower or any Transaction Party to observe and perform any of its obligations under this agreement;

(2)           it has not relied upon any information or advice or any appraisal of or investigation into the financial condition, creditworthiness, affairs, status, or nature of the Borrower or Transaction Parties provided or effected by or on behalf of the Mezzanine Agent and that each Financier has made, and relies solely upon, its own independent investigation in respect of such matters; and

(3)           the Mezzanine Agent is not under any obligation to provide any Financier with any such information or advice or to make such investigation or appraisal.

(b)           Nothing in this agreement constitutes the Mezzanine Agent as trustee or fiduciary of any other person.

(c)           The Mezzanine Agent will not be bound to account to any Financier for any sum or the profit element of any sum received by it for its own account.

(d)           The Mezzanine Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any Transaction Party.

17.15     Resignation and removal of Mezzanine Agent

(a)           The Mezzanine Agent may, by notice to the Borrower and the Financiers, resign at any time and the Majority Financiers may, by notice to the Borrower and the Mezzanine Agent, remove the Mezzanine Agent from office. The resignation or removal of the Mezzanine Agent takes effect on appointment of a successor Mezzanine Agent in accordance with this clause 17.15.

(b)           When a notice of resignation or removal is given, the Majority Financiers may appoint a successor Mezzanine Agent. If no successor Mezzanine Agent is appointed within 20 Business Days, the retiring Mezzanine Agent may appoint a successor Mezzanine Agent.

(c)           When a successor Mezzanine Agent is appointed, and executes an undertaking to be bound as successor Mezzanine Agent under the Mezzanine Finance Documents, the successor Mezzanine Agent succeeds to and becomes vested with all the rights, Powers and duties of the retiring Mezzanine Agent, and the retiring Mezzanine Agent is discharged from its duties and obligations under the Mezzanine Finance Documents.

(d)           After any retiring Mezzanine Agent’s resignation or removal, this agreement continues in effect in respect of any actions which the Mezzanine Agent took or omitted to take while acting as the Mezzanine Agent.

17.16     Institution of actions by Financiers

(a)           A Financier must not institute any legal proceedings against a Transaction Party to recover amounts owing to it under the Mezzanine Finance Documents, without giving the Mezzanine Agent and each other Financier a reasonable opportunity to join in the proceedings or agree to share the costs of the proceedings.

(b)           If a Financier does not join in an action against a Transaction Party or does not agree to share in the costs of the action (having been given a reasonable opportunity to do so by the Mezzanine Finance Party bringing the action), it is not entitled to share in any amount recovered by the action until all the Mezzanine Finance Parties who did join in the action or agree to share the costs of the action have received in full all money payable to them under the Mezzanine Finance Documents.

17.17     Identity of Financiers

(a)           A Financier must notify the Mezzanine Agent of any assignment or novation of that Financiers’ rights or obligations under any Mezzanine Finance Document in accordance with clause 18.

(b)           The Mezzanine Agent may treat each Financier as the absolute legal and beneficial holder of its rights under the Mezzanine Finance Documents for all purposes, despite any notice to the contrary, unless otherwise required by law.

17.18     Instructions

The parties acknowledge and agree that the Mezzanine Agent in giving any notice, consent, approval, waiver, variation, direction, agreement or other communication, or forming an opinion, will be acting on the instructions of the Financiers in accordance with this agreement. References to “acting reasonably”, “in the opinion”, “being satisfied”, “acting in good faith” or similar expressions shall be construed accordingly and where used in connection with the Mezzanine Agent shall be construed as referred to each of the Financiers from whom the Mezzanine Agent is required, or does, obtain instructions in so acting.

17.19     Electronic transmission of notices

Commencing on a date to be determined by the Mezzanine Agent and notified to the other parties to this agreement, notices, requests, demands, consents, approvals, agreements or other communications to or by the Mezzanine Agent under the Mezzanine Finance Documents:

(a)           may be given by means of a secure website established by the Mezzanine Agent, access to which is restricted to the parties to the Mezzanine Finance Documents (and, where applicable, their financial and legal advisers); and

(b)           will be taken to be given or made on:

(1)           a notice being posted on the secure website; and

(2)           receipt by the Mezzanine Agent of a delivery receipt in respect of an e-mail the Mezzanine Agent has sent to the relevant party’s nominated email address (as notified to the Mezzanine Agent at least 5 days before any e-mail is sent by the Mezzanine Agent or notice posted on the secure website) advising that the notice has become available on the secure website.

This clause 17.19 does not apply to Funding Notices, Selection Notices or any other notices relating to prepayments or payments under the Mezzanine Finance Documents (which must always be given in writing in accordance with clause 20.3) and does not apply to any notices under clause 11.

18           Assignment and substitution

18.1        Assignment by Transaction Party

A Transaction Party must not assign or novate any of its rights or obligations under a Mezzanine Finance Document without the Mezzanine Agent’s prior written consent (acting on the instructions of all Financiers (other than any Retired Financier)).

18.2        Assignment by Financiers

(a)           Any Financier may assign any of its rights or novate any of its rights and obligations under a Mezzanine Finance Document to any Permitted Transferee if:

(1)           any necessary prior Authorisation from any Government Agency is obtained;

(2)           where the Financier is novating any of its rights and obligations under a Mezzanine Finance Document the novation is effected in accordance with clause 18.3;

(3)           if the dealing is with part of the Commitments of that Financier (but subject to clause 18.2(c)), the dealing must be in a minimum amount of A$5,000,000 and an integral multiple of A$1,000,000; and

(4)           it notifies the Mezzanine Agent and, unless an Event of Default subsists, it consults with the Borrower prior to that assignment or novation (but nothing in this clause requires a Financier to obtain the consent of the Borrower to that assignment or novation).

(b)           Without otherwise affecting the operation of a Substitution Certificate, any assigning Financier will continue to be entitled to the benefits of clauses 8.3, 8.4, 8.5, 12.1 and 15.5 with respect to facts and circumstances occurring prior to the effective date of the assignment or novation.

(c)           The restrictions in clause 18.2(a)(3) on transferring part of a Commitment are subject to the following:

(1)           if an existing Financier is a Fund, it may transfer to another Fund that is either an existing Financier or a Related Fund of a Fund that is an existing Financier in any amount;

(2)           in the case of concurrent transfers by an existing Financier to two or more Related Funds, all such concurrent transfers shall be aggregated; and

(3)           if on the same date two or more existing Financiers are transferring part of their Commitments to the same transferee the minimum amount so transferred by any existing Financier to such transferee may be less than $5,000,000 provided that the aggregate amount transferred to such transferee on such date is $5,000,000 or more.

(d)           For the purposes of this clause 18.2 and clause 18.3(d):

Funds are Related Funds if they are managed or advised by the same investment manager or adviser or if they have the same trustee or responsible entity or, if managed or advised by different investment managers or advisers or if they have different trustees or responsible entities, such investment advisers or managers, or trustees or responsible entities are Affiliates.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company (as defined in the Corporations Act) of that person or any other Subsidiary of that Holding Company.

Fund means a trust or a managed investment scheme (as defined in the Corporations Act) or any fund (such as a managed or mutual fund).

Permitted Transferee means a bank or a financial institution or a Fund which is engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets. A Permitted Transferee will not include a Fund which invests principally in distressed debt pursuant to its stated investment policy and whose investment manager or adviser specialises principally in distressed debt.

18.3        Substitution certificate

(a)           If a Financier wishes to novate any of its rights and obligations under a Mezzanine Finance Document, it must notify the Mezzanine Agent at least

5 Business Days before the substitution (or such shorter period as the Mezzanine Agent approves) of the following:

(1)           the name of the Substitute Financier;

(2)           the proportion of its Commitments and its Principal Outstanding to be assumed by the Substitute Financier; and

(3)           the proposed date of the substitution.

(b)           The Retiring Financier and the Substitute Financier must execute a substitution certificate in the form of annexure B and deliver it to the Mezzanine Agent at least 2 Business Days before the substitution (or such shorter period as the Mezzanine Agent approves).

(c)           When the Mezzanine Agent receives a substitution certificate under clause 18.3(b) it is authorised to, and must:

(1)           execute it on behalf of all the parties to this agreement other than the Retiring Financier;

(2)           notify each of the parties to this agreement of the substitution; and

(3)           deliver copies of it to the Borrower, the Retiring Financier and the Substitute Financier.

18.4        Assist

Each party must do any thing which the Mezzanine Agent reasonably requests including, executing any documents or amending any Mezzanine Finance Document, to effect any transfer, assignment, novation or substitution under this clause 18.

18.5        Securitisation Permitted

(a)           A Financier may, without having to obtain the consent of or notify a Transaction Party, assign, pledge, transfer, sub-participate or otherwise deal with any of its rights under this agreement to a trustee of a trust, a company or any other entity which in each case is established for the purposes of securitisation (Securitisation Dealing).

(b)           Despite any Securitisation Dealing by a Financier:

(1)           the Financier must continue to perform all its obligations under this agreement; and

(2)           any amount paid by the Transaction Party to the Mezzanine Agent for the account of the Financier will satisfy the Transaction Party’s obligation to make that payment until the Transaction Party is:

(A)          given notice by the Financier of the Securitisation Dealing; and

(B)          directed by the Financier to pay any amount payable by the Transaction Party under this agreement to the Mezzanine Agent for the account of the relevant assignee, transferee or sub-participant.

18.6        Participation permitted

(a)           A Financier may grant a participation interest (being a right to share in the financial benefits of this agreement, without any rights against a Transaction Party) in any of the Financier’s rights and benefits under this agreement to any other person without having to obtain the consent of a Transaction Party.

(b)           The Financier must notify the Borrower of the grant of that participation interest.

18.7        Facility Office

(a)           A Financier may change a Facility Office at any time.

(b)           A Financier must promptly notify the Mezzanine Agent and the Borrower of the change.

18.8        No increase in costs or illegality

(a)           If:

(1)           a Financier assigns or novates any of its rights or obligations under the Mezzanine Finance Documents or changes a Facility Office; and

(2)           as a result of circumstances existing at the date the assignment, novation or change occurs, a Transaction Party would be obliged to make a payment to the assignee or novatee or Financier acting through its new Facility Office under clause 8.4(a) or 12.1(a), then the Substitute Financier or Financier acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Retiring Financier or Financier acting through its previous Facility Office would have been if the assignment, novation or change had not occurred.

(b)           A Financier may not assign or novate any of its rights or obligations under the Mezzanine Finance Documents or change its Facility Office, if the Substitute Financier or the Financier acting through its new Facility Office would be entitled to exercise any rights under clause 12.2 as a result of circumstances existing at the date the assignment, novation or change is proposed to occur.

19           Saving provisions

19.1        No merger of security

(a)           Nothing in this agreement merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(1)           any Encumbrance or indemnity in favour of any Mezzanine Finance Party; or

(2)           any Power.

(b)           No other Encumbrance or Mezzanine Finance Document which a Mezzanine Finance Party has the benefit of in any way prejudicially affects any Power.

19.2        Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which directly or indirectly:

(a)           lessens, varies or affects in favour of a Transaction Party any obligations under a Mezzanine Finance Document; or

(b)           stays, postpones or otherwise prevents or prejudicially affects the exercise by any Mezzanine Finance Party of any Power,

is negatived and excluded from each Mezzanine Finance Document and all relief and protection conferred on a Transaction Party by or under that legislation is also negatived and excluded.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Funding Portion, together with all fees, charges and other amounts which are treated as interest on such Funding Portion under applicable laws and regulations (collectively, the Charges), shall exceed the maximum lawful rate (the Maximum Rate) which may be contracted for, charged, taken, received or reserved by the Financier holding such Funding Portion in accordance with applicable laws and regulations, the rate of interest payable in respect of such Funding Portion hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Funding Portion but were not payable as a result of the operation of this clause 19.2 shall be cumulated and the interest and Charges payable to such Financier in respect of other Funding Portions or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Overdue Rate to the date of repayment, shall have been received by such Financier.

19.3        Conflict

Where any right, power, authority, discretion or remedy conferred on a Mezzanine Finance Party, a Receiver or an Attorney by any Mezzanine Finance Document is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

19.4        Consents

(a)           Whenever the doing of any thing by a Transaction Party is dependent on the consent of a Mezzanine Finance Party, the Mezzanine Finance Party may withhold its consent or give it conditionally or unconditionally in its absolute discretion, unless expressly stated otherwise in a Mezzanine Finance Document.

(b)           Any conditions imposed on a Transaction Party by a Mezzanine Finance Party under clause 19.4(a) must be complied with by the Transaction Party.

19.5        Principal obligations

This agreement and each Collateral Security is:

(a)           a principal obligation and is not ancillary or collateral to any other Encumbrance (other than another Collateral Security) or other obligation; and

(b)           independent of, and unaffected by, any other Encumbrance or other obligation which any Mezzanine Finance Party may hold at any time in respect of the Secured Moneys.

19.6        Non-avoidance

If any payment by a Transaction Party to a Mezzanine Finance Party is avoided for any reason including any legal limitation, disability or incapacity of or affecting the Transaction Party or any other thing, and whether or not:

(a)           any transaction relating to the Secured Moneys was illegal, void, voidable or substantially avoided; or

(b)           any thing was or ought to have been within the knowledge of any Mezzanine Finance Party,

the Transaction Party:

(c)           as an additional, separate and independent obligation, indemnifies each Mezzanine Finance Party against that avoided payment; and

(d)           acknowledges that any liability of the Transaction Party under the Mezzanine Finance Documents and any right or remedy of the Mezzanine Finance Parties under the Mezzanine Finance Documents is the same as if that payment had not been made.

19.7        Set-off authorised

If an Event of Default subsists, a Mezzanine Finance Party may:

(a)           apply any credit balance in any currency in any account of the Transaction Party with the Mezzanine Finance Party in or towards satisfaction of that amount; and

(b)           effect any currency conversion which may be required to make an application under clause 19.7(a).

19.8        Agent’s certificates and approvals

(a)           A certificate signed by any Authorised Officer of the Mezzanine Agent in relation to any amount, calculation or payment under any Mezzanine Finance Document is sufficient evidence of that amount, calculation or payment unless the contrary is proved.

(b)           Where any provision of a Mezzanine Finance Document requires the Mezzanine Agent’s approval, that approval will not be effective unless and until it is provided in writing.

19.9        No reliance or other obligations and risk assumption

Each Transaction Party acknowledges and confirms that:

(a)           it has not entered into any Mezzanine Finance Document in reliance on any representation, warranty, promise or statement made by or on behalf of any Mezzanine Finance Party (other than any express representation, warranty, promise or statement made by a Mezzanine Finance Party in a Mezzanine Finance Document);

(b)           in respect of the transactions evidenced by the Mezzanine Finance Documents, no Mezzanine Finance Party has any obligations other than those expressly set out in the Mezzanine Finance Documents; and

(c)           in respect of interest rates or exchange rates, no Mezzanine Finance Party is liable for:

(1)           any movement in interest rates or exchange rates; or

(2)           any information, advice or opinion provided by any Mezzanine Finance Party or any person on behalf of any Mezzanine Finance Party, even if:

(A)          provided at the request of a Transaction Party (it being acknowledged by each Transaction Party that such matters are inherently speculative);

(B)          relied on by a Transaction Party; or

(C)          provided incorrectly or negligently.

19.10     Power of attorney

(a)           For consideration received, each Transaction Party irrevocably appoints the Mezzanine Agent and each Authorised Officer of the Mezzanine Agent as the attorney of the Transaction Party to:

(1)           execute and deliver all documents; and

(2)           do all things,

which are necessary to give effect to each Mezzanine Finance Document.

(b)           An attorney appointed under clause 19.10(a) may appoint a substitute attorney to perform any of its powers.

(c)           An attorney appointed under clause 19.10(a) may not exercise any of its powers until an Event of Default occurs and may exercise any of its powers at any time while an Event of Default subsists.

20           General

20.1        Confidential information

A Mezzanine Finance Party must not disclose to any person:

(a)           any Mezzanine Finance Document; or

(b)           any information about any Transaction Party,

except:

(c)           on a confidential basis, where the person to whom the information is to be disclosed has signed a confidentiality undertaking in favour of the disclosing party, on terms consistent with this clause 20.1, in connection with a permitted assignment, novation, participation or securitisation under clause 18 (including in connection with preparatory steps such as negotiating with any potential assignee or potential subparticipant or any other person who is considering contracting with a Mezzanine Finance Party in connection with a Mezzanine Finance Document);

(d)           on a confidential basis, where the person to whom the information is to be disclosed has signed a confidentiality undertaking in favour of the disclosing party, on terms consistent with this clause 20.1, to a person considering entering into (or who enters into) a credit default swap with a Mezzanine Finance Party involving credit events relating to a Transaction Party or any of its Related Bodies Corporate;

(e)           on a confidential basis to any of its Affiliates or Related Bodies Corporate;

(f)            to any stock exchange as required by the listing or other rules of that stock exchange;

(g)           to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Mezzanine Finance Documents;

(h)           to the Reserve Bank of Australia, the Australian Tax Office or any Government Agency requiring disclosure of the information;

(i)            in connection with the enforcement of its rights under the Mezzanine Finance Documents;

(j)            where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of confidentiality;

(k)           if (but only to the extent) required by its usual practices of keeping its investors and others informed of the Mezzanine Finance Party’s investments;

(l)            if required by law; or

(m)          otherwise with the prior written consent of the relevant Transaction Party (such consent not to be unreasonably withheld or delayed).

20.2        Transaction Party to bear cost

Any thing which must be done by a Transaction Party under any Mezzanine Finance Document, whether or not at the request of any Mezzanine Finance Party, must be done, except to the extent prohibited by law, at the cost of the Transaction Party.

20.3        Notices

(a)           Any notice or other communication including, any request, demand, consent or approval, to or by a party to any Mezzanine Finance Document:

(1)           must be in legible writing and in English addressed to the party in accordance with its details set out in schedule 3 or as specified to the sender by the party by notice;

(2)           must be signed by an Authorised Officer of the sender;

(3)           is regarded as being given by the sender and received by the addressee:

(A)          if by delivery in person, when delivered to the addressee;

(B)          if by post, when received or three Business Days after posting (or seven Business Days after posting if sent from Australia to a place outside Australia or sent from a place outside Australia); or

(C)          if by facsimile, when received by the addressee in legible form or at the time shown in the transmission report as the time the whole fax was sent,

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day; and

(4)           can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b)           A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 20.3(a)(3) and informs the sender that it is not legible.

(c)           Any notice, certificate, consent, approval, waiver or other communication in connection with a Mezzanine Finance Document received or deemed to be received by the Borrower under this clause 20.3(a)(3) is deemed to have been received by each Transaction Party.

20.4        Governing law and jurisdiction

(a)           This agreement is governed by the laws of New South Wales.

(b)           Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales and, each Transaction Party, to the extent relevant to the enforcement of a US Security Document or a US Guarantee, submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York and any appellate court from any thereof.

(c)           Each Transaction Party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d)           Each Transaction Party irrevocably waives any immunity in respect of its obligations under this agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

(e)           Each Transaction Party (other than an Australian Transaction Party):

(1)           irrevocably appoints the Borrower in relation to proceedings in New South Wales or any other jurisdiction in Australia as its agent to receive service of any legal process on its behalf (including under, in relation to or in connection with a Mezzanine Finance Document) without excluding any other means of service permitted by the law of New South Wales or that other jurisdiction; and

(2)           agrees that failure by a process agent to notify the relevant Transaction Party of the process will not invalidate the proceedings concerned.

(f)            Each Transaction Party irrevocably appoints US Bidco in relation to any proceedings in the State of New York or any other jurisdiction in the United States of America as its agent to receive service of any legal process on its behalf (including under, in relation to or in connection with a Mezzanine Finance Document) without excluding any other means of service permitted by the law of New York or that other jurisdiction and agrees that failure by a process agent to notify the relevant Transaction Party of the process will not invalidate the proceeding concerned.

(g)           The Borrower and US Bidco accept their appointments as agent for service of process under clause 20.4(e) and clause 20.4(f).

(h)           Each party expressly agrees and consents to the provisions of this clause 20.4.

20.5        Prohibition and enforceability

(a)           Any provision of, the application of any provision of, any Mezzanine Finance Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)           Any provision of, or the application of any provision of, any Mezzanine Finance Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

20.6        Waivers

(a)           Waiver of any right arising from a breach of this agreement or of any Power arising on default under this agreement or on the occurrence of a Default must be in writing and signed by the party granting the waiver.

(b)           A failure or delay in exercise, or partial exercise, of:

(1)           a right arising from a breach of this agreement or the occurrence of a Default; or

(2)           a Power created or arising on default under this agreement or on the occurrence of a Default,

does not result in a waiver of that right or Power.

(c)           A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement or on the occurrence of a Default as constituting a waiver of that right or Power.

(d)           A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e)           This clause may not itself be waived except in writing.

20.7        Variation

(a)           A variation of any term of this agreement must be in writing and signed by the parties.

(b)           The Mezzanine Agent may sign a variation of any term of this agreement under clause 20.7(a) on behalf of the Financiers where it is permitted to do so in accordance with clause 17.6 or any other provision of a Mezzanine Finance Document.

20.8        Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of any Mezzanine Finance Party, Receiver or Attorney.

20.9        Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

20.10     Counterparts

(a)           This agreement may be executed in any number of counterparts.

(b)           All counterparts, taken together, constitute one instrument.

(c)           A party may execute this agreement by signing any counterpart.

20.11     Code of Banking Practice 2003

The Borrower and each Financier which has adopted the Australian Code of Banking Practice 2003 (released on 1 August 2003 by the Australian Bankers’ Association) (Code of Banking Practice) agrees that the provisions of the Code of Banking Practice do not apply and are excluded from application to the Facility and the Mezzanine Finance Documents.

20.12     Patriot Act

Each Mezzanine Finance Party that is subject to the Patriot Act (as hereinafter defined) hereby notifies US Bidco and US Transaction Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies US Bidco and US Transaction Parties, which information includes the name, address and US tax identification number of US Bidco and US Transaction Parties and other information regarding US Bidco and US Transaction Parties that will allow such Mezzanine Finance Party to identify the Borrower and the Transaction Parties in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Mezzanine Finance Parties.

20.13     Waiver of Jury Trial

EACH TRANSACTION PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS AND REGULATIONS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER MEZZANINE FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO:

(A)          CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND

(b)           ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 20.13.

Schedule 1 – Initial Guarantors

Clause 1.1 (Definitions)

Name	ABN/ACN/ ARBN	Place of incorporation/ registration
Collins Foods Holding Pty Limited	113 801 648	Victoria, Australia
US Holdco, Inc.	N/A	Delaware, USA
Aus Bidco Pty Limited	113 833 391	Victoria, Australia
US Bidco, Inc.	N/A	Delaware, USA
SingCo Trading Pte. Ltd.	Company registration number 200511993H	Singapore
US Mergeco, Inc.	N/A	Delaware, USA

Schedule 2 – Financiers

Clause 1.1 (Definitions)

Name	ABN/ACN/ARBN	Facility Office and Notice Details	Commitment (AUD)
AMP Capital Investors Limited as responsible entity for the AMP Capital Structured High Yield Fund	ABN 59 001 777 591 ARSN 104 312 290	Level 14 50 Bridge Street Sydney NSW 2000 Attention: Portfolio Manager, Structured and High Yield Debt Fax: (02) 9257 1398 Phone: (02) 9257 1352	A$	50,000,000

National Australia Bank Limited	ABN 12 004 044 937	Credit Contact Name: Lance McKegg Title: Associate Director, Mezzanine Finance Address: Level 25, 255 George Street, Sydney NSW 2000 Telephone: (02) 9237 1530 Facsimile: (02) 9237 1374 Email Address: Lance_R_McKegg@national.com.au Operations / Administration Contact Name: Andrew Booth Title: Assistant Senior Loans Administrator Address: Level 24, 255 George Street, Sydney NSW 2000 Telephone: (02) 9237 1637 Facsimile: (02) 9237 1272 Email Address: Andrew_Booth@national.com.au	A$	20,000,000

Schedule 3 – Notice details

Clause 20.3

(a)           Borrower:

(1)           prior to Financial Close:

Address:               Level 36, The Chifley Tower, 2 Chifley Square, Sydney NSW 2000

Attention:             Rob Koczkar

Facsimile:            + 61 2 9231 2804

(2)           on or after Financial Close:

Address:               16 Edmondstone Street, Newmarket, Queensland 4051

Attention:             Simon Perkins

Facsimile:            + 61 7 3352 0894;

(b)           Guarantors:

(1)           prior to Financial Close:

Address:               Level 36, The Chifley Tower, 2 Chifley Square, Sydney NSW 2000

Attention:             Rob Koczkar

Facsimile:            + 61 2 9231 2804

(2)           on or after Financial Close:

Address:               16 Edmondstone Street, Newmarket, Queensland 4051

Attention:             Simon Perkins

Facsimile:            + 61 7 3352 0894;

(c)           Financiers:

See schedule 2

(d)           Mezzanine Agent:

Address:	Level 25, 255 George Street, Sydney NSW 2000
Attention:	Paul Morris, Head of Agency Australia, Institutional Markets & Services
Facsimile:	+ 61 2 9237 1634
Phone:	+ 61 2 9237 1196

(e)           Security Trustee:

Address:	Level 1, 255 Elizabeth Street, Sydney, NSW 2000
Attention:	Associate Director
Facsimile:	+61 29283 1846

Schedule 4 – Officer’s certificate

Clause 2.1(a)

Part A – Australian Transaction Parties

To:          [                 ] (Mezzanine Agent)

I [insert name] am a [insert capacity - director/secretary] of each of [insert names of Transaction Parties] (each a Relevant Transaction Party) and am authorised to give this certificate on behalf of each Transaction Party.

I refer to the mezzanine facility agreement dated [insert date] between [                 ] (as Borrower), each party listed in schedule 1 of that agreement (as Guarantors), each party listed in schedule 2 of that agreement (as Financiers), National Australia Bank Limited (as Mezzanine Agent) and Westpac Banking Corporation (as Security Trustee) (Facility Agreement).

A term defined in the Facility Agreement has the same meaning when used in this Certificate.

I have been authorised by each Transaction Party referred to above to give this certificate.

I certify as follows on behalf of each Relevant Transaction Party:

1             Transaction Documents

Attached to this certificate are true, complete and up-to-date copies of each of the following:

(a)           constitution: the constitution of each Relevant Transaction Party or other constituent documents;

(b)           power of attorney: a duly executed power of attorney granted by each Relevant Transaction Party authorising execution of the Mezzanine Finance Documents to which it is a party (if those documents are executed pursuant to power of attorney); and

(c)           board minutes: extracts of minutes of a meeting of the directors of each Relevant Transaction Party approving the execution and performance of its obligations under the Mezzanine Finance Documents to which it is expressed to be a party and the granting of the power of attorney referred to in paragraph (b) above and which acknowledge that the Mezzanine Finance Documents will benefit that Transaction Party and which sets out the reasoning behind that conclusion.

2             No revocation

Each document, power of attorney and resolution referred to in paragraph 1 is in full force and effect and has not been amended, modified or revoked.

3             Authorised Officers

The following signatures are the true signatures of each of the Authorised Officers of each Transaction Party as at the date of this certificate:

Name	Position	Signature
[insert name]	[insert details of position]
[insert name]	[insert details of position]
[insert name]	[insert details of position]

4             Certification

(a)           each Relevant Transaction Party, before entering into any Mezzanine Finance Document to which it is a party, has, in connection with the execution, delivery and performance of each such Mezzanine Finance Document, complied with chapter 2E and Part 2J.3 of the Corporations Act; and

(b)           as at the date of execution of each Mezzanine Finance Document, each Relevant Transaction Party is solvent and will not become insolvent by entering into and performing its obligations under each Mezzanine Finance Document to which is a party.

Signed for each Relevant Transaction Party:
[insert name and capacity – director/secretary]

Date:

Part B – US Transaction Parties

CERTIFICATE OF SECRETARY

(                 )

The undersigned, being the Secretary of                     , a             corporation (the “Company”), hereby delivers this Certificate pursuant to the terms of that certain mezzanine facility agreement, dated as of [        ], 2005 (the “Mezzanine Facility Agreement”) among US Bidco, Inc., a Delaware corporation, Aus Bidco Pty Limited ACN 113 833 391, an entity organized under the laws of Victoria, Australia, the transaction parties party thereto from time to time as guarantors, National Australia Bank Limited, in its capacity as Mezzanine Agent (“Mezzanine Agent”), Westpac Banking Corporation, in its capacity as Security Trustee and the lending institutions (“Lenders”) listed therein. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Mezzanine Facility Agreement.

The undersigned hereby certifies to the Mezzanine Agent and the Lenders, solely in my capacity as an officer of the company and not in my individual capacity, that:

1.     Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Company, together with all amendments thereto.  Such Articles of Incorporation have not been amended, modified, revoked or rescinded in any respect and continue to be in full force and effect on the date hereof.

2.     Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company, together with all amendments thereto, which are in full force and effect as of the date hereof.

3.     Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance by the Company of the Mezzanine Facility Agreement, the US Security Documents, the Senior Finance Documents, the Power of Attorney (as defined below) and the other Mezzanine Finance Documents to which Company is a party (collectively, the “Documents”), and the consummation of the transactions contemplated thereby, which are in full force and effect and have been duly ratified and affirmed by the board of directors of the Company in the form set forth therein.

4.     [Attached hereto as Exhibit D is a duly executed power of attorney (“Power of Attorney”) granted by the Company authorizing the execution of the Documents to which it is a party (if any such documents are executed pursuant to power of attorney)]

5.     The following named persons are the officers of the Company, duly elected, qualified and acting as such and the signatures set opposite their names are their genuine signatures and may be accepted as such by the Mezzanine Agent and the Lenders pursuant to the above-referenced resolutions:

Name	Title	Signature
[insert name]	[insert details of position]
[insert name]	[insert details of position]
[insert name]	[insert details of position]
[insert name]	[insert details of position]
[insert name]	[insert details of position]

WITNESS the hand and seal of the undersigned on this       day of            , 2005.

Name:
Title: Secretary

I, the undersigned,                        of the Company, do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company that he/she is the duly elected and qualified Secretary of the Company and the signature above is the Secretary’s genuine signature.

Name:
Title:

Part C – AsiaHoldco

To:          [                 ] (Mezzanine Agent)

I [insert name] am a [insert capacity - director/secretary] of [insert name of Transaction Party]  (Company Registration number [#])(the Transaction Party) and am authorised to give this certificate on behalf of the Transaction Party.

I refer to the mezzanine facility agreement dated [insert date] between [                 ] (as Borrowers), each party listed in part 2 of schedule 1 of that agreement (as Guarantors), each party listed in schedule 2 of that agreement (as Financiers), National Australia Bank Limited (as Mezzanine Agent) and Westpac Banking Corporation (as Security Trustee) (Facility Agreement).

A term defined in the Facility Agreement has the same meaning when used in this Certificate.

I have been authorised by the Transaction Party referred to above to give this certificate.

I certify as follows on behalf of the Transaction Party:

5             Transaction Documents

Attached to this certificate are true, complete and up-to-date copies of each of the following:

(a)           constitution: the certificate of incorporation and the memorandum and articles of association of AsiaHoldco;

(b)           power of attorney: a duly executed power of attorney or other constituent documents authorising execution of the Mezzanine Finance Documents to which it is a party (if those documents are executed pursuant to power of attorney); and

(c)           board minutes: extracts of minutes of a meeting of the directors of the Transaction Party approving the execution and performance of its obligations under the Mezzanine Finance Documents to which it is expressed to be a party and the granting of the power of attorney referred to in paragraph (b) above and which acknowledge that the Mezzanine Finance Documents will benefit that Transaction Party and which sets out the reasoning behind that conclusion.

6             No revocation

Each document, power of attorney and resolution referred to in paragraph 1 is in full force and effect and has not been amended, modified or revoked.

7             Authorised Officers

The following signatures are the true signatures of each of the Authorised Officers of the Transaction Party as at the date of this certificate:

Name	Position	Signature
[insert name]	[insert details of position]
[insert name]	[insert details of position]
[insert name]	[insert details of position]

8             Certification

(a)           the Transaction Party, before entering into any Mezzanine Finance Document to which it is a party, has, in connection with the execution, delivery and performance of each such Mezzanine Finance Document confirmed that it is not in contravention of section 76 of the Companies Act (Cap. 50) of Singapore; and

(b)           as at the date of execution of each Mezzanine Finance Document, the Transaction Party is not unable to pay its debts (within the meaning of section 254 of the Companies Act (Cap. 50) of Singapore) by entering into and performing its obligations under each Mezzanine Finance Document to which it is a party.

Signed for [insert details]:
[insert name and capacity – director/secretary]

Date:

Schedule 5 – Funding Notice

Clause 4.2 (Requirements for a Funding Notice)

To:          [               ] (Mezzanine Agent)

Attention: [insert relevant name]

[Date]

We refer to the mezzanine facility agreement dated [                 ] between [                 ] (as Borrower), each party listed in schedule 1 of that agreement (as Guarantors), each party listed in schedule 2 of that agreement (as Financiers), National Australia Bank Limited (as Mezzanine Agent) and Westpac Banking Corporation (as Security Trustee) (Facility Agreement).

Under clause 4 of the Facility Agreement:

we give you notice that we wish to draw under the Facility on [                 ] (Funding Date);

(a)           the amount to be drawn is A$[                 ];

(b)           the first Interest Period for this Funding Portion is [       ];

(c)           The proceeds of the Funding Portion are to be used in accordance with clause 3.3 of the Facility Agreement.

(d)           [We request that the proceeds be remitted to account number [                 ] at [                 ];]

(e)           We represent and warrant that no Default is subsisting or will result from the provision of the Funding Portion.

(f)            We confirm that each condition specified in clause 2.2 is satisfied on the date of this Funding Notice and will be satisfied on the Funding Date.

(g)           This Funding Notice is irrevocable.

Expressions defined in the Facility Agreement have the same meaning when used in this Funding Notice.

Date:

Signed for and on behalf of

[insert name of Borrower]
by

Authorised Officer

Name (please print)

Schedule 6 – Selection Notice

Clause 4.7 (Requirements for a Selection Notice)

To:          [                              ] (Mezzanine Agent)

Attention: [insert relevant name]

We refer to the mezzanine facility agreement dated [                 ] between [                 ] (as Borrower), each party listed in schedule 1 of that agreement (as Guarantors), each party listed in schedule 2 of that agreement (as Financiers), National Australia Bank Limited (as Mezzanine Agent) and Westpac Banking Corporation (as Security Trustee) (Facility Agreement).

Under clause 4 of the Facility Agreement we give you notice that we wish to select the following Interest Period for the following Funding Portion with effect on the date that the current Interest Period applicable to the relevant Funding Portion ends: [insert details of Funding Portion including the Principal Amount, existing Interest Period, new Interest Period and Selection Date];

This Selection Notice is irrevocable.

Expressions defined in the Facility Agreement have the same meaning when used in this Selection Notice.

Date: [insert date]

Signed for and on behalf of

[insert name of Borrower] by:

Authorised Officer

Name (please print)

Schedule 7 – Group Structure Diagram

Clause 10.1(f) (Group Structure Diagram)

Schedule 8 – Compliance Certificate

Clause 10.1(c)

To:          [                              ] (Mezzanine Agent)

Compliance Certificate as at [Date]

We refer to the mezzanine facility agreement (Facility Agreement) dated [                 ] between [                 ] (as Borrower), each party listed in schedule 1 of that agreement (as Guarantors), each party listed in schedule 2 of that agreement (as Financiers), National Australia Bank Limited (as Mezzanine Agent), and Westpac Banking Corporation (as Security Trustee).

A term defined in the Facility Agreement has the same meaning when used in this Compliance Certificate.

(c)           We certify as follows in relation to the period of 13 Trading Cycles (the Calculation Period) ending [                 ] (the Calculation Date):

(1)           the Debt Service Cover Ratio as at [insert date] for the Calculation Period from [                               ] to [                       ] was [                               ]:1.

(2)           the Gearing Ratio in respect of the Calculation Period ending on [                          ] was [                    ]:1.

(3)           the Leased Adjusted Interest Cover Ratio in respect of the Calculation Period ending on [                              ] was [                   ]:1.

(4)           Capital Expenditure of the Consolidated Group for the 12 month period to [insert date] was A$ [                   ].

(5)           the Guarantors comprise members of the Consolidated Group which, together with the Borrower, own [                      ]% of total gross assets of the Consolidated Group and those Entities earned [                             ]% of EBITDA of the Consolidated Group during the Calculation Period;

(6)           each Subsidiary of the Borrower or US Bidco or other member of the Consolidated Group which has total gross assets in excess of 5% of total gross assets of the Consolidated Group or which earned more than 5% of EBITDA of the Consolidated Group for the Calculation Period is a Guarantor;

(7)           [Excess Cashflow of the Australian Group for the Financial Year (or, in the case of the first Financial Year, from Financial Close to the end of that Financial Year) ending [                       ] was US$ [                           ].]

[Delete except for compliance certificate for full Financial Year or, in the case of the first Financial Year, from Financial Close to the end of that Financial Year.]

(8)           [Excess Cashflow of the US Group for the Financial Year (or, in the case of the first Financial Year, from Financial Close to the end of that Financial Year) ending 30 April [                         ] was A$ [                             ].]

[Delete except for compliance certificate for full Financial Year (or, in the case of the first Financial Year, from Financial Close to the end of that Financial Year).]

(c)           We represent and warrant that no Default is subsisting except as follows: [         ], and we have taken/propose the following remedial action [insert action]].

(d)           We certify continuous perfection (described in a current Perfection Certificate) of all liens, security interests and Encumbrances of the Security Trustee as required by the US Security Documents,

Date:

Director	Director

Name	Name

Schedule 9 – Existing Finance Leases and Existing Bank Guarantees

Part 1 – Existing Finance Leases

Australian

Contract No.	Asset No.	Asset Description	Purchase Date	Disposal Date	No.of Rentals	Asset Cost	Residual Value	Net Rental		Stamp Duty	GST	Total Payable	Pmt No	Monthly Payments Outstanding Inc GST	Residual Outstanding Inc GST	Total Outstanding Inc GST (A$)
025-9008800-000	671850	Point of Sale Termin	5/06/02	30/06/07	60	$42,465.99	$4,246.60	$766.72		$3.38	$79.01	$869.11	38 of 60	19,120	4,671	23,792
025-9008800-001	671851	Point of Sale Termin	28/06/02	30/06/07	60	$121,690.62	$12,169.06	$2,237.92		$9.62	$224.75	$2,472.29	38 of 60	54,390	13,386	67,776
025-9008800-002	671852	IBM Computer Equipment	6/08/02	31/08/05	36	$20,542.96	$1.00	$640.50		$2.75	$64.33	$707.58	36 of 36	0	1	1
025-9008800-003	671853	Point of Sale Termin	6/08/02	31/08/07	60	$31,110.73	$3,111.07	$572.26		$2.46	$57.47	$632.19	36 of 60	15,173	3,422	18,595
025-9008800-004	671854	Point of Sale Termin	2/10/02	31/10/07	60	$114,447.70	$11,444.77	$2,097.63		$9.02	$210.66	$2,317.31	34 of 60	60,250	12,589	72,839
025-9008800-005	671855	IBM Computer Equipment	2/10/02	31/10/05	36	$12,007.82	$1.00	$373.49		$1.61	$37.51	$412.61	34 of 36	825	1	826
025-9008800-006	671856	Point of Sale Termin	17/12/02	31/12/07	60	$267,857.89	$26,785.79	$4,901.23		$21.08	$492.23	$5,414.54	32 of 60	151,607	29,464	181,071
025-9008800-007	671857	Point of Sale Termin	20/12/02	31/12/07	60	$196,264.29	$19,626.43	$3,591.22		$15.44	$360.67	$3,967.33	32 of 60	111,085	21,589	132,674
025-9008800-008	671858	IBM Computer Equipment	20/12/02	31/12/05	36	$10,614.65	$1.00	$330.16		$1.42	$33.16	$364.74	32 of 36	1,459	1	1,460
025-9008800-009	671859	Point of Sale Termin	27/02/03	29/02/08	60	$41,155.01	$4,115.50	$748.05		$3.22	$75.13	$826.40	30 of 60	24,792	4,527	29,319
025-9008800-010	671660	Point of Sale of Termin	30/05/03	31/05/08	60	$38,545.30	$3,854.53	$701.98	$	$3.02	$70.50	$775.50	27 of 60	25,592	4,240	29,831
025-9008800-011	671861	Computer Equipment	30/05/03	31/05/06	36	$23,670.20	$1.00	$728.14		$3.13	$73.13	$804.40	27 of 36	7,240	1	7,241
025-9008800-012	671862	IBM Computer Equipment	5/08/03	30/09/06	37	$77,578.25	$1.00	$2,387.92		$10.27	$239.82	$2,638.01	23 of 36	34,294	1	34,295

025-9008800-013	671863	Point of Sale Termin	5/08/03	30/09/08	61	$100,509.40	$10,050.94	$1,811.70	$7.79	$181.95	$2,001.44	23 of 60	74,053	11,056	85,109
025-9008800-014	752213	POINT OF SALE TERMINALS	25/09/03	30/09/08	60	$191,628.74	$19,162.87	$3,535.58	$15.20	$355.08	$3,905.86	23 of 60	144,517	21,079	165,596
025-9008800-015	752214	IBM COMPUTER EQUIPMENT	25/09/03	30/09/06	36	$7,199.26	$1.00	$223.39	$0.95	$22.44	$246.79	23 of 36	3,208	1	3,209
025-9008800-016	757195	POINT OF SALE TERMINALS	21/11/03	30/11/06	60	$339,532.62	$33,953.26	$6,391.02	$27.48	$641.85	$7,060.35	21 of 60	275,354	37,349	312,702
025-9008800-017	757196	COMPUTER EQUIPMENT	21/11/03	30/11/06	36	$212,262.71	$0.02	$6,636.86	$28.54	$666.54	$7,331.94	21 of 36	109,979	0	109,979
025-9008800-018	771826	COMPUTER EQUIPMENT	8/01/04	31/01/07	36	$207,579.89	$0.21	$6,485.64	$27.89	$651.35	$7,164.88	19 of 36	121,803	0	121,803
025-9008800-019	771827	POINT OF SALE TERMINALS	8/01/04	31/01/09	60	$482,636.66	$48,263.67	$9,072.29	$39.01	$911.13	$10,022.43	19 of 60	410,920	53,090	464,010
025-9008800-020	786839	POINT OF SALE TERMINALS	30/03/04	31/03/09	60	$47,005.73	$4,700.57	$883.59	$3.80	$88.74	$976.13	17 of 60	41,974	5,171	47,144
025-9008800-021	786841	COMPUTER EQUIPMENT	30/03/04	31/03/07	36	$44,123.58	$1.00	$1,378.60	$5.93	$138.45	$1,522.98	17 of 36	28,937	1	28,938
025-9008800-022	822215	COMPUTER EQUIPMENT	29/06/04	30/06/09	60	$37,483.00	$2.00	$759.28	$3.26	$76.25	$838.79	14 of 60	38,584	2	38,587
025-9008800-023	822779	POINT OF SALE TERMINALS	9/07/04	31/07/09	60	$41,387.70	$4,138.77	$777.96	$3.35	$78.13	$859.44	13 of 60	40,394	4,553	44,946
025-9008800-024	822780	COMPUTER EQUIPMENT	9/07/04	31/07/07	36	$60,711.23	$1.00	$1,894.05	$8.14	$190.22	$2,092.41	13 of 36	48,125	1	48,127
025-9008800-025	839399	COMPUTER EQUIPMENT	7/10/04	31/10/09	60	$125,600.20	$12,550.00	$2,348.08	$10.10	$235.82	$2,594.00	10 of 60	129,700	13,816	143,516
025-9008800-026	841747	COMPUTER EQUIPMENT	22/10/04	31/10/09	60	$88,750.00	$1.00	$1,781.32	$7.66	$178.90	$1,967.88	10 of 60	98,394	1	98,395
025-9008800-027	854847	POINT OF SALE TERMINALS	24/12/04	31/12/09	60	$336,122.93	$33,612.29	$6,148.63	$26.44	$617.51	$6,792.58	8 of 60	353,214	36,974	390,188
025-9008800-028	854848	COMPUTER EQUIPMENT	24/12/04	31/12/07	36	$51,284.13	$1.00	$1,592.43	$6.85	$159.93	$1,759.21	8 of 36	49,258	1	49,259
025-9008800-029	885647	COMPUTER EQUIPMENT	29/06/05	30/06/08	36	$90,056.34	$1.00	$2,790.96	$12.00	$280.30	$3,083.26	1 of 36	107,914	1	107,915

025-9008800-030	885648	POINT OF SALE EQUIPMENT	29/06/05	30/06/10	60	$74,409.85	$7,440.99	$1,380.07	$5.93	$138.60	$1,524.60	1 of 60	89,951	8,185	98,136
025-9008800-031	887573	POINT OF SALE EQUIPMENT	8/07/05	31/07/10	60	$175,372.91	$17,537.29	$3,252.62	$13.99	$326.66	$3,593.27		215,596	19,291	234,887
													2,887,702	304,466	3,192,169

US

NOTE PAYABLE TO	DATE OF NOTE	MATURITY	INTEREST RATE	INSTALLMENTS ARE PAID	BALANCE 7/24/05
Morris Lacman Trust	12-15-89	12-15-08	11.71%	MONTHLY	125,202
Arthur Gilbert	04-89	09-30-08	12.37%	MONTHLY	144,667
Applied Financial	1/10/2004	1/03/2008	7.48%	MONTHLY	292,072
Building Construction-Restatement	1/04/2004	1/03/2034	9.00%	MONTHLY	983,749

Part 2 – Existing Bank Guarantees

Collins Finance and Management Pty Ltd

Date	Beneficiary	$ Amount
20/11/04	FNQEB	2,500
22/12/04	Redland Shire Council	25,000
22/11/04	State Energy Commission WA	15,000
29/3/05	Sydney Electricity Board	25,000
20/11/04	Redland Shire Council	20,000

Collins Restaurants Management Pty Ltd

Date	Beneficiary	$ Amount
6/12/04	Twin Towns Services Ltd	6,833.33

Collins Restaurants Queensland Pty Ltd

Date	Beneficiary	$ Amount
20/3/02	Perpetual Trustees Vic Ltd	12,500
18/9/02	Gandel Asset Management Pty Ltd	35,000
4/12/02	Retail Investor Pty Ltd	22,881.43

Total		$164,714.76

Schedule 10 – Target Companies

Part 1 – Australian Target Companies

Name	ABN/ACN/ARBN
Club Sizzler Pty Ltd	110 279 215
Collins Finance and Management Pty Ltd	009 996 721
Collins Foods Australia Pty Ltd	009 914 103
Collins Foods Group Pty Ltd	009 937 900
Collins Property Development Pty Ltd	010 539 616
Collins Restaurants Management Pty. Ltd.	093 912 979
Collins Restaurants NSW Pty Ltd	094 786 142
Collins Restaurants Queensland Pty Ltd	009 988 381
Sizzler Restaurants Group Pty Ltd	010 102 388

Part 2 – US Target Companies

Name	Jurisdiction
Sizzler Asia Holdings, Inc.	Delaware
Sizzler International Marks, Inc.	Delaware
Sizzler USA, Inc.	Delaware
Sizzler USA Franchise, Inc.	Delaware
Sizzler USA Real Property, Inc.	Delaware
Sizzler USA Restaurants, Inc.	Delaware
Sizzler New Zealand Limited	Nevada
Sizzler Southeast Asia, Inc.	Nevada
Sizzler Restaurant Services, Inc.	Nevada
Affiliated Restaurant Corp.	California
Sizzler South Pacific Pty Ltd	Nevada

Schedule 11 – Corporate Restructure

No.	Step	To be completed by
1.	Borrower acquires all of the shares in CFG (other than those held by WRC) pursuant to and in accordance with the CFG Share Sale Agreement.	5 Business days after Financial Close

2.

P&O Holding Corp acquires all of the issued stock of FFPE, LLC in accordance with the Pat & Oscars Sale Agreement (the consideration for such acquisition being satisfied by the assignment or novation by P&O Holding Corp of all its rights and obligations under the Pat & Oscars Loan Agreement to WRC)

90 days after Financial Close

3.

US Borrower acquires all of the issued stock of Restaurant Concepts of Australia Pty Ltd, Furnace Concepts Australia Corp, Collins Properties, Inc., Furnace Concepts International, Inc., Josephina’s, Inc., CFI Insurers Ltd and Affiliates Restaurant Corp for market value.

25 Business Days after Financial Close.

4.

The trademarks and other intellectual property relating to the Core Australian Business owned by SIM and its Subsidiaries are sold to CFG in consideration of the issue by CFG of the promissory note referred to in paragraph (b) of the definition of Corporate Restructure Loan.

25 Business Days after Financial Close.

5.

Borrower acquires all of the shares in CFG held by WRC in consideration for market value, payment of the consideration for which will be deferred as contemplated in paragraph (c) of the definition of Corporate Restructure Loan.

25 Business Days after Financial Close.

6.

AsiaHoldco acquires the entire issued stock of SIM from WRC in consideration of the making of the loan contemplated in the SIM Long Term Loan Agreement (with the rights of WRC under the SIM Long Term Loan Agreement being assigned to the Borrower in consideration for a receivable from the Borrower for an equivalent amount as contemplated in the definition of SIM Long Term Loan Agreement).

25 Business Days after Financial Close

7.

US Borrower acquires the US Business (either by the transfer of all assets and liabilities of the US Business or the transfer of stock or shares) including all liabilities associated with carrying on the US Business (other than under the Continuing SERP Guarantees and unless all of the stock in

25 Business Days after Financial Close.

WRC is transferred:

(i)            the obligations and liabilities of WRC in connection with any Permitted UBOC Letter of Credit and related arrangements;

(ii)           obligations and liabilities of WRC under or in connection with the Existing Pat & Oscars Lease Guarantees;

(iii)          obligations and liabilities of WRC in respect of WRC Head Office Costs or otherwise relating to the US Business immediately prior to Financial Close;

(iv)          obligations and liabilities of WRC in respect of SERP).

The intercompany loans and receivables which have arisen between US Group Members and Australian Group Members from any step of the Corporate Restructure will be repaid by netting off.

Schedule 12 – Trading Cycles

FY ‘06	Trading Cycle 1	Trading Cycle 2	Trading Cycle 3	Trading Cycle 4	Trading Cycle 5	Trading Cycle 6	Trading Cycle 7	Trading Cycle 8	Trading Cycle 9	Trading Cycle 10	Trading Cycle 11	Trading Cycle 12	Trading Cycle 13
Start	3 May 05	30 May 05	27 Jun 05	25 Jul 05	22 Aug 05	19 Sep 05	17 Oct 05	14 Nov 05	12 Dec 05	9 Jan 06	6 Feb 06	6 Mar 06	3 Apr 06
End	29 May 05	26 Jun 05	24 JAul 05	21 Aug 05	18 Sep 05	16 Oct 05	13 Nov 05	11 Dec 05	8 Jan 05*	5 Feb 06	5 Mar 06	2 Apr 06	30 Apr 06*

FY ‘07	Trading Cycle 1	Trading Cycle 2	Trading Cycle 3	Trading Cycle 4	Trading Cycle 5	Trading Cycle 6	Trading Cycle 7	Trading Cycle 8	Trading Cycle 9	Trading Cycle 10	Trading Cycle 11	Trading Cycle 12	Trading Cycle 13
Start	1 May 06	29 May 06	26 Jun 06	24 Jul 06	21 Aug 06	18 Sep 06	16 Oct 06	13 Nov 06	11 Dec 06	8 Jan 07	5 Feb 07	5 Mar 07	2 Apr 07
End	28 May 06	25 Jun 06	23 Jul 06*	20 Aug 06	17 Sep 06	15 Oct 06*	12 Nov 06	10 Dec 06	7 Jan 07*	4 Feb 07	4 Mar 07	1 Apr 07	30 Apr 07*

FY ‘08	Trading Cycle 1	Trading Cycle 2	Trading Cycle 3	Trading Cycle 4	Trading Cycle 5	Trading Cycle 6	Trading Cycle 7	Trading Cycle 8	Trading Cycle 9	Trading Cycle 10	Trading Cycle 11	Trading Cycle 12	Trading Cycle 13
Start	30 Apr 07	28 May 07	25 Jun 07	23 Jul 07	20 Aug 07	17 Sep 07	15 Oct 07	12 Nov 07	10 Dec 07	7 Jan 08	4 Feb 08	3 Mar 08	31 Mar 08
End	27 May 07	24 Jun 07	22 Jul 07*	19 Aug 07	16 Sep 07	14 Oct 07*	11 Nov 07	9 Dec 07	6 Jan 08*	3 Feb 08	2 Mar 08	30 Mar 08	30 Apr 08*

FY ‘09	Trading Cycle 1	Trading Cycle 2	Trading Cycle 3	Trading Cycle 4	Trading Cycle 5	Trading Cycle 6	Trading Cycle 7	Trading Cycle 8	Trading Cycle 9	Trading Cycle 10	Trading Cycle 11	Trading Cycle 12	Trading Cycle 13
Start	28 Apr 08	26 May 08	23 Jun 08	21 Jul 08	18 Aug 08	15 Sep 08	13 Oct 08	10 Nov 08	8 Dec 08	5 Jan 09	2 Feb 09	2 Mar 09	30 Mar 09
End	25 May 08	22 Jun 08	20 Jul 08*	17 Aug 08	14 Sep 08	12 Oct 08*	9 Nov 08	7 Dec 08	4 Jan 09*	1 Feb 09	1 Mar 09	29 Mar 09	30 Apr 09*

FY ‘10	Trading Cycle 1	Trading Cycle 2	Trading Cycle 3	Trading Cycle 4	Trading Cycle 5	Trading Cycle 6	Trading Cycle 7	Trading Cycle 8	Trading Cycle 9	Trading Cycle 10	Trading Cycle 11	Trading Cycle 12	Trading Cycle 13
Start	4 May 09	1 Jun 09	29 Jun 09	27 Jul 09	24 Aug 09	21 Sep 09	19 Oct 09	16 Nov 09	14 Dec 09	11 Jan 10	8 Feb 10	8 Mar 10	5 Apr 10
End	31 May 09	28 Jun 09	26 Jul 09*	23 Aug 09	20 Sep 09	18 Oct 09*	15 Nov 09	13 Dec 09	10 Jan 10*	7 Feb 10	7 Mar 10	4 Apr 10	30 Apr 10*

FY ‘11	Trading Cycle 1	Trading Cycle 2	Trading Cycle 3	Trading Cycle 4	Trading Cycle 5	Trading Cycle 6	Trading Cycle 7	Trading Cycle 8	Trading Cycle 9	Trading Cycle 10	Trading Cycle 11	Trading Cycle 12	Trading Cycle 13
Start	3 May 10	31 May 10	28 Jun 10	26 Jul 10	23 Aug 10	20 Sep 10	18 Oct 10	15 Nov 10	13 Dec 10	10 Jan 11	7 Feb 11	7 Mar 11	4 Apr 11
End	30 May 10	27 Jun 10	25 Jul 10*	21 Aug 10	19 Sep 10	17 Oct 10*	14 Nov 10	12 Dec 10	9 Jan 11	6 Feb 11	6 Mar 11	3 Apr 11	30 Apr 11

FY ‘12	Trading Cycle 1	Trading Cycle 2	Trading Cycle 3	Trading Cycle 4	Trading Cycle 5	Trading Cycle 6	Trading Cycle 7	Trading Cycle 8	Trading Cycle 9	Trading Cycle 10	Trading Cycle 11	Trading Cycle 12	Trading Cycle 13
Start	2 May 11	30 May 11	27 June 11	25 Jul 11	22 Aug 11	19 Sep 11	17 Oct 11	14 Nov 11	12 Dec 11	9 Jan 12	6 Feb 12	5 Mar 12	2 Apr 12
End	29 May 11	26 Jun 11	24 Jul 11*	21 Aug 11	18 Sep 11	18 Oct 11*	13 Nov 11	11 Dec 11	8 Jan 12	5 Feb 12	4 Mar 12	1 Apr 12	30 Apr 12

* identifies a Calculation Date

Executed as an agreement:

Borrower:

Signed for

Aus Bidco Pty Limited

by its attorney in

the presence of:

Witness	Attorney

Name (please print)	Name (please print)

Guarantors:

Signed for

Aus Bidco Pty Limited

by its attorney in

the presence of:

Witness	Attorney

Name (please print)	Name (please print)

Signed for

US Bidco, Inc.

By:

Name:

Title:

Signed for

Collins Foods Holding Pty Limited

by its attorney in

the presence of:

Witness	Attorney

Name (please print)	Name (please print)

Signed for

US Holdco, Inc.

By:

Name:

Title:

The common seal of

SingCo Trading Pte.Ltd.

was affixed to this agreement

in the presence of:

Director	Director/Secretary

Name (please print)	Name (please print)

Signed for

US Mergeco, Inc.

By:

Name:

Title:

Financiers:

Signed for

AMP Capital Investors Limited
as responsible entity for the AMP Capital Structured High Yield Fund by its attorney in

the presence of:

Witness	Attorney

Name (please print)	Name (please print)

Signed for

National Australia Bank Limited

by its attorney in

the presence of:

Witness	Attorney

Name (please print)	Name (please print)

Mezzanine Agent:

Signed for

National Australia Bank Limited

by its attorney in

the presence of:

Witness	Attorney

Name (please print)	Name (please print)

Security Trustee:

Signed for

Westpac Banking Corporation

by its attorney in

the presence of:

Witness	Attorney

Name (please print)	Name (please print)

Annexure A – Guarantee Assumption Agreement

Clauses 1.1 (Definitions) and 13.18 (Additional Guarantors)

This deed poll

is made on [          ] by:

[                              ]
ABN [                    ]
of [                         ]
(New Guarantor)

Recitals

A.           Under the mezzanine facility agreement dated [                     ] between [                     ] (as Borrower), each party listed in schedule 1 of that agreement (as Guarantors), each party listed in schedule 2 of that agreement, (as Financiers), National Australia Bank Limited (as Mezzanine Agent), and Westpac Banking Corporation (as Security Trustee) (Facility Agreement) a person may become a Guarantor by execution of this deed.

B.            The New Guarantor wishes to become a Guarantor on the terms and conditions set out in this deed poll.

This deed witnesses as follows

9             Interpretation

(a)           Words and phrases defined in the Facility Agreement have the same meaning when used in this deed poll.

(b)           In this deed poll, Existing Guarantor means each person which is a Guarantor under the Facility Agreement at the time of execution of this deed poll.

10           Guarantee

In consideration of, among other things:

(a)           forbearance by the Mezzanine Finance Parties to require repayment of the Secured Moneys in full; and

(b)           the payment to the New Guarantor of A$10 (receipt of which is acknowledged),

the New Guarantor jointly and severally with each Existing Guarantor irrevocably and unconditionally guarantees to the Mezzanine Finance Parties the payment of the Secured Moneys on the terms contained in the Facility Agreement (including clause 13 of the Facility Agreement).

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11           Representations and warranties

The New Guarantor represents and warrants to, and for the benefit of each Mezzanine Finance Party, as set out in clause 9.1 of the Facility Agreement, on the basis that:

(a)           each reference to a Transaction Party in clause 9.1 of the Facility Agreement includes a reference to the New Guarantor;

(b)           each reference to a Mezzanine Finance Document includes this deed and each other Mezzanine Finance Document to which the New Guarantor is a party; and

(c)           clauses 9.2 and 9.3 of the Facility Agreement apply to this clause 3 as if set out in full.

12           Status of New Guarantor

The New Guarantor agrees that it irrevocably becomes a “Guarantor” and a “Transaction Party” as defined in, and for all purposes under, the Facility Agreement as if named in and as a party to the Facility Agreement, and accordingly is bound by the Facility Agreement as a Guarantor and as a Transaction Party.

13           Governing law

This deed poll is governed by the laws of New South Wales.

14           Benefit of deed poll

This deed poll is given in favour of and for the benefit of each:

(a)           Mezzanine Finance Party; and

(b)           Transaction Party,

under the Facility Agreement and their respective successors and permitted assigns.

15           Address for notices

The details for the New Guarantor for service of notices are:

Address:               [*].

Attention:             [*].

Facsimile:            [*].

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16           Attorneys

Each of the attorneys executing this deed poll states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Executed as a deed poll:

New Guarantor

Signed sealed and delivered for

[                     ]

by its attorney in the

presence of:

Witness	Attorney

Name (please print)	Name (please print)

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Annexure B – Substitution certificate

Clause 18.2(b) (Substitution certificate)

This agreement

is made on [                     ] between the following parties:

1.            [                     ]
ABN [                     ]
 of [                     ]
(Retiring Financier)

2.            [                     ]
ABN [                     ]
of [                     ]
(Substitute Financier)

3.            [                     ]
ABN [                     ]
of [                     ]
(Mezzanine Agent)

1             Interpretation

1.1          Definitions

In this agreement:

Facility Agreement means the mezzanine facility agreement dated [                     ] between [                     ] (as Borrower), each party listed in schedule 1 of that agreement (as Guarantors), each party listed in schedule 2 of that agreement (as Financiers), National Australia Bank Limited (as Mezzanine Agent) and Westpac Banking Corporation (as Security Trustee);

Substituted Commitment means the rights and obligations under the Facility Agreement of the Retiring Financier in respect of the Commitments and the Principal Outstanding and the Deferred Interest of the Retiring Financier and all other related rights and obligations set out below:

Commitment	A$	[	]
Principal Outstanding	A$	[	]
Deferred Interest	A$	[	]

Substitution Date means [                            ].

1.2          Incorporated definitions

A word or phrase defined in the Facility Agreement has the same meaning when used in this agreement.

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1.3          Interpretation

(a)           Clause 1 of the Facility Agreement applies to this agreement as if set out in full in this agreement (with necessary changes).

(b)           A reference in this agreement to “identical” rights or obligations is a reference to rights or obligations substantially identical in character to those rights or obligations rather than identical as to the person entitled to them or obliged to perform them.

1.4          Capacity of Mezzanine Agent

The Mezzanine Agent enters into this agreement for itself and as agent for each of the parties to the Facility Agreement (other than the Substitute Financier) and as attorney for each of the parties to the Security Trust Deed and the Intercreditor Deed (other than the Substitute Financier and the Retiring Financier).

2             Transfer and Substitution

2.1          Effect of substitution

From the Substitution Date:

(a)           no party to the Mezzanine Finance Documents has any further obligation to the Retiring Financier in relation to the Substituted Commitment;

(b)           the Retiring Financier is released from and has no further rights or obligations to a party to the Mezzanine Finance Documents in relation to the Substituted Commitment and any Mezzanine Finance Document to that extent;

(c)           the Mezzanine Agent grants to the Substitute Financier rights which are identical to the rights which the Retiring Financier had in respect of the Substituted Commitment and any Mezzanine Finance Document to that extent;

(d)           the Substitute Financier assumes obligations towards each of the parties to the Mezzanine Finance Documents (including towards the Mezzanine Agent) which are identical to the obligations which the Retiring Financier was required to perform in respect of the Substituted Commitment before the acknowledgment set out in clause 2.1(b).

A reference in this clause 2.1 to a “Mezzanine Finance Document” does not include a reference to the Security Trust Deed or the Intercreditor Deed, which are dealt with in clause 2.2.

2.2          Substitute Financier a Financier

With effect on and from the Substitution Date:

(a)           the Substitute Financier is taken to be a party to the Facility Agreement as a Financier with Commitments equal to the Substituted Commitment and Schedule 2 of the Facility Agreement is amended accordingly;

(b)           a reference in the Facility Agreement to “Financier” is taken to include a reference to the Substitute Financier;

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(c)           the Substitute Financier is taken to be a party to the Security Trust Deed and the Intercreditor Deed;

(d)           the Substitute Financier becomes bound by the Security Trust Deed and the Intercreditor Deed and has the same rights and assumes the same obligations as if it were a party to the Security Trust Deed as a “Beneficiary” and a “Mezzanine Creditor” and a party to the Intercreditor Deed as a “Mezzanine Creditor”;

(e)           each reference in the Security Trust Deed to a “Beneficiary” or a “Mezzanine Creditor” is taken to include a reference to the Substitute Financier; and

(g)           each reference in the Intercreditor Deed to a “Mezzanine Creditor” is taken to include a reference to the Substitute Financier.

2.3          Preservation of accrued rights

(a)           The Retiring Financier and all other parties to the Mezzanine Finance Documents remain entitled to and bound by their respective rights and obligations in respect of the Substituted Commitment and any of their other rights and obligations under the Mezzanine Finance Documents which have accrued up to the Substitution Date (including, under clauses 8.3, 8.4, 8.5, 12.1 and 15.5 with respect to facts and circumstances occurring prior to the Substitution Date).

(b)           Without limiting the general application of clause 2.3(a), the Retiring Financier remains entitled to repayment from the Security Trustee of the Secured Moneys due to the Retiring Financier under the Security Trust Deed actually payable before the Substitution Date.

3             Acknowledgments

3.1          Copies of Mezzanine Finance Documents

The Substitute Financier acknowledges that it has received a copy of the Mezzanine Finance Documents and all other information which it has requested in connection with the Mezzanine Finance Documents.

3.2          Acknowledgment

The Substitute Financier acknowledges and agrees as specified:

(a)           in clause 17.13 of the Facility Agreement, which applies as if references to the Mezzanine Agent included the Retiring Financier and references to any Mezzanine Finance Document included this agreement; and

(b)           clause 6 of the Security Trust Deed.

3.3          Appointment of Attorney

Without limiting general application of clause 2, the Substitute Financier, for consideration received, irrevocably appoints as its attorney each person who under the terms of the Security Trust Deed is appointed an attorney of a “Beneficiary”

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on the same terms and for the same purpose as contained in the Security Trust Deed.

4             Payments

4.1          Payments by Agent

With effect on and from the Substitution Date the Mezzanine Agent must make all payments due under the Facility Agreement in connection with the Substituted Commitment to the Substitute Financier, without having any further responsibility to the Retiring Financier in respect of the same.

4.2          As between Financiers

The Retiring Financier and the Substitute Financier must make directly between themselves the payments and adjustments which they agree with respect to accrued interest, fees, costs and other rights or other amounts attributable to the Substituted Commitment which accrue before the Substitution Date.

5             Warranty

Each of the Retiring Financier and the Substitute Financier represent and warrant to the other parties that the requirements of clause 18 of the Facility Agreement have been complied with in relation to the Substituted Commitment.

6             Notices

The details of the Substitute Financier for the purpose of schedule 2 of the Facility Agreement are as follows:

Name	ABN/ACN/ARBN	Facility Office and Notice Details

[ ]	[ ]	Address: [ ] Attention: [ ] Facsimile: [ ]

7             General

Clause 20 of the Facility Agreement applies to this agreement as if it were fully set out in this agreement.

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8             Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of revocation of that attorney’s power of attorney.

Executed as a deed:

Retiring Financier:

Signed sealed and delivered for

[                     ]

by its attorney in the

presence of:

Witness	Attorney

Name (please print)	Name (please print)

Substitute Financier:

Signed sealed and delivered for

[                     ]

by its attorney in the

presence of:

Witness	Attorney

Name (please print)	Name (please print)

5

Mezzanine Agent:

Signed sealed and delivered for

[                     ]

by its attorney in the

presence of:

Witness	Attorney

Name (please print)	Name (please print)

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